As filed with the Securities and Exchange Commission on July 7, 2005
                                                     Registration No. 333-124709

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                 AMENDMENT NO. 1
                                       TO

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                       ON
                                    FORM S-4

                                   ----------

                             ORIGIN AGRITECH LIMITED
           (Exact Name of Each Registrant as Specified in its Charter)

          British Virgin Islands                               6770                               Not Applicable
      (State or other jurisdiction of              (Primary standard industrial                  (I.R.S.Employer
      Incorporation or organization)                classification code number)                 Identification Number)

                                   ----------

                            625 Broadway, Suite 1111
                           San Diego, California 92101
                                 (619) 795-4627

(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

                                   ----------

                                Mr. Kerry Propper
                                    President
                             Origin Agritech Limited
                            625 Broadway, Suite 1111
                           San Diego, California 92101
                                 (619) 795-4627

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             David Alan Miller, Esq.
                                 Graubard Miller
                              405 Lexington Avenue
                            New York, New York 10174
                            Telephone: (212) 818-8800
                               Fax: (212) 818-8881

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger contemplated by the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus have been satisfied or waived.

         If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                         CALCULATION OF REGISTRATION FEE

==================================== ====================== ==================== ===================== ===================
                                                                 Proposed              Proposed
                                                                  Maximum              Maximum             Amount of
      Title of each Class of             Amount being       Offering Price Per    Aggregate Offering      Registration
     Security being registered            Registered            Security(1)            Price(1)               Fee
------------------------------------ ---------------------- -------------------- --------------------- -------------------
Units, each consisting of one          4,025,000 Units            $13.45            $54,136,250.00          $6,371.84
share of Common Stock, $.0001 par
value, and two Warrants (2)
------------------------------------ ---------------------- -------------------- --------------------- -------------------

Shares of Common Stock                4,025,000 Shares            -------              -------             -------(2)
------------------------------------ ---------------------- -------------------- --------------------- -------------------

Warrants included as part of the     8,050,000 Warrants           -------              -------             -------(2)
Units
------------------------------------ ---------------------- -------------------- --------------------- -------------------

Shares of Common Stock underlying     8,050,000 Shares             $5.00            $40,250,000.00           $4,737.43
the Warrants included in the
Units(3)
------------------------------------ ---------------------- -------------------- --------------------- -------------------

Shares of Common Stock                  875,000 Shares             $7.70            $6,737,500.00            $793.00(4)
------------------------------------ ---------------------- -------------------- --------------------- -------------------

Representative's Unit Purchase                       1             $100                       $100.00      -------(2)
Option
------------------------------------ ---------------------- -------------------- --------------------- -------------------

Units underlying the                     350,000 Units             $9.90                $3,465,000.00          $407.83
Representative's Unit Purchase
Option ("Underwriter's Units")(3)
------------------------------------ ---------------------- -------------------- --------------------- -------------------

Shares of Common Stock included as      350,000 Shares            -------              -------             -------(2)
part of the Underwriter's Units(3)
------------------------------------ ---------------------- -------------------- --------------------- -------------------

Warrants included as part of the      700,000 Warrants            -------              -------             -------(2)
Underwriter's Units(3)
------------------------------------ ---------------------- -------------------- --------------------- -------------------

Shares of Common Stock underlying       700,000 Shares             $6.40                $4,480,000.00         $527.30
the Warrants included in the
Underwriter's Units(3)
------------------------------------------------------------------------------------------------------ -------------------

Total Fee Due..................................................................................             $12,837.40

Amount of fee previously paid..................................................................             $10,169.53
                                                                                                            ----------

Amount of fee due with filing of Amendment No. 1...............................................              $2,667.87
====================================================================================================== ===================

------------------------------------

(1) Based on the market price of the Units or exercise price for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(g)(1).

(2)  No fee pursuant to Rule 457(g).

(3) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.


(4)  Based on the market price of a share of common stock on June 25, 2005.


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                         Chardan China Acquisition Corp.
                            625 Broadway, Suite 1111
                               San Diego, CA 92101

To the Stockholders of Chardan China Acquisition Corp:

         You  are  cordially   invited  to  attend  a  special  meeting  of  the
stockholders of Chardan China Acquisition Corp. ("Chardan"), relating to its proposed purchase of the stock of State Harvest Holdings Limited ("Origin"), a British Virgin Islands company, and related matters. The meeting will be held at 10:00 a.m., eastern time, on _________, 2005, at Chardan's offices at 625 Broadway, Suite 1111, San Diego, California, 92101.

         At this meeting, you will be asked to consider and vote upon the following proposals:


         1. to approve a Stock Purchase Agreement, dated as of December 20, 2004 ("Purchase Agreement") among Chardan, Origin and the stockholders of Origin (the "Origin Stockholders") and the transactions contemplated thereby. Origin and the Origin Stockholders (collectively, the "Origin Parties") have already approved the Purchase Agreement;

        2. to approve the merger of Chardan with and into a wholly owned subsidiary formed under the laws of the British Virgin Islands, with the name Origin Agritech Limited ("Agritech") for the purposes of redomestication of our company to the British Virgin Islands (the "Redomestication Merger") and acquiring Origin; and 3. to approve the Chardan 2005 Performance Equity Plan ("Stock Option Plan");


         If these proposals are approved:

      o     we will acquire an operating business in China;

      o we will change our corporate domicile from the State of Delaware to the British Virgin Islands, which means we will be governed by the laws of the British Virgin Islands;

      o we will change our corporate name to "Origin Agritech Limited" as a result of the Redomestication Merger;

      o the majority of our board of directors and officers will be the Origin Stockholders and their designees; o the Agritech Memorandum of Association and the Articles of Association will become the equivalent of our certificate of incorporation and by-laws, respectively;

      o each share of common stock of Chardan will automatically convert into one share of common stock of Agritech; and

      o each outstanding warrant of Chardan will be assumed by Agritech with the same terms, but exercisable for common stock of Agritech.


         Agritech will continue as a reporting company under the Securities Exchange Act of 1934, as amended, with its units, common stock and warrants trading on the Nasdaq National Market for which it has received provisional approval of listing concurrent with the consummation of the Redomestication Merger.

         We will not consummate the transactions described under proposal 1 unless the Redomestication Merger in proposal 2 is also approved. Similarly, the Redomestication Merger will not take place if the Purchase Agreement is not approved. The approval of the Stock Option Plan in proposal 3 is not a condition to consummation for the Purchase Agreement and the Redomestication Merger.

         At the closing of the Purchase Agreement, the Origin Stockholders and their designee, A Plus Resources Limited, will be paid an aggregate of $10,000,000 in cash and issued an aggregate of 10,000,000 shares of Agritech common stock for all the outstanding common stock of Origin. Of the cash portion of the purchase price, $250,000 will be retained for one year by Agritech to secure certain indemnification obligations of the Origin Stockholders. The above cash payment will be made with some of the funds from the trust account; the balance of the trust account will be used by Agritech for operating capital.

         Additional purchase price payments will be made to the Origin Stockholders and their designee, up to an aggregate of $15,000,000, if either of the following occurs during any fiscal year of Agritech after the closing date until December 31, 2008 (or June 30, 2009 if the fiscal year is changed to a July 1 - June 30 fiscal year) from funds generated in the additional financing or from operational earnings as described below:

                  A. If Agritech receives at least $40,000,000 in gross proceeds in additional financing as a result of (i) the call of the outstanding public warrants assumed by Agritech at the closing; (ii) Agritech's successful completion of a follow-on offering; or (iii) a private investment into Agritech by a strategic investor ("Financing Adjustment"), then Agritech will pay an additional $15,000,000 to the Origin Stockholders and their designee; or

                  B. If Agritech generates net positive cash flow of $2,000,000 or more on a consolidated basis ("Earnings Adjustment"), then the Origin Stockholders and their designee will be entitled to receive 75% of the net positive cash flow up to a maximum of $7,500,000 per fiscal year and $15,000,000 in the aggregate.

                  If both an Earnings Adjustment and a Financing Adjustment occur, the maximum aggregate amount to be paid to the Origin Stockholders and their designee, from one or both adjustments, is $15,000,000.

         As further additional purchase price, certain Origin Stockholders and their designee will be issued an aggregate of 1,500,000 shares of common stock of Agritech for each of the next four years if, on a consolidated basis, Agritech generates after-tax profits (excluding after-tax operating profits from any subsequent acquisitions of securities that have a dilutive effect and before the expenses of this transaction and director and employee option expense) of at least the following amounts:

             Year ending June 30,                           After-Tax Profit
             --------------------                           ----------------
                     2006                                      $11,000,000
                     2007                                      $16,000,000
                     2008                                      $21,000,000
                     2009                                      $29,000,000


         The affirmative vote of the holders of a majority of the outstanding shares of Chardan common stock is required to approve each of the Purchase Agreement and the Redomestication Merger. The affirmative vote of holders of a majority of the shares represented and entitled to vote at the meeting is required for approval of the Stock Option Plan.

         Each Chardan stockholder that holds shares of common stock issued in Chardan's initial public offering has the right to vote against the stock purchase proposal and at the same time demand that Chardan convert such stockholder's shares into cash equal to a pro rata portion of the funds held in the trust account into which a substantial portion of the net proceeds of Chardan's initial public offering was deposited. These shares will be converted into cash only if the Purchase Agreement is consummated. However, if the holders of 805,000 or more shares of common stock issued in Chardan's initial public offering vote against the stock purchase proposal and demand conversion of their shares, then Chardan will not consummate the Purchase Agreement. Chardan's initial stockholders who purchased their shares of common stock prior to its initial public offering and presently own an aggregate of approximately 17.9% of the outstanding shares of Chardan common stock, have agreed to vote all of their shares on the Purchase Agreement and Redomestication Merger proposals as the majority of the other shares are voted.


         Immediately after consummation of the Purchase Agreement, if no holder of shares of Chardan common stock demands that Chardan convert these shares into a pro rata portion of the trust account, Chardan stockholders will own approximately 32.5% of Agritech's issued and outstanding shares of common stock. If one or more of Chardan's stockholders vote against the stock purchase proposal and demand that Chardan convert their shares into a pro rata portion of the trust account, then Chardan's stockholders will own less than approximately 32.5% of Agritech's issued and outstanding shares of common stock.


         Chardan's shares of common stock, warrants and units currently are listed on the Over-the-Counter Bulletin Board under the symbols CAQC, CAQCW and CAQCU, respectively. Chardan, however, has applied for listing on the Nasdaq National Market and been provisionally approved contingent on the consummation of the Redomestication Merger under the proposed symbols SEED, SEEDW and SEEDU. If the securities are not listed on Nasdaq for some reason, they will remain traded on the OTCBB.

         After careful consideration of the terms and conditions of the proposed Purchase Agreement, the Redomestication Merger and the Stock Option Plan, the board of directors of Chardan has determined that the Purchase Agreement and the transactions contemplated thereby, the Redomestication Merger and the Stock Option Plan are fair to and in the best interests of Chardan and its stockholders. The board of directors of Chardan did not obtain a fairness opinion on which to base this assessment. The board of directors of Chardan unanimously recommends that you vote or give instruction to vote "FOR" the approval of the Purchase Agreement, the Redomestication Merger and the Stock Option Plan.


         Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Purchase Agreement and the transactions contemplated thereby, the Redomestication Merger and the Stock Option Plan. Whether or not you plan to attend the special meeting, we urge you to read this material carefully.

         Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

         I look forward to seeing you at the meeting.

                                                     Sincerely,

                                                     Richard D. Propper, MD
                                                     Chairman of the Board

                         Chardan China Acquisition Corp.
                            625 Broadway, Suite 1111
                               San Diego, CA 92101

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON __________ , 2005

TO ALL THE STOCKHOLDERS OF CHARDAN CHINA ACQUISITION CORP:

         NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of Chardan China Acquisition Corp. ("Chardan"), a Delaware corporation, will be held 10:00 a.m. eastern time, on ________, 2005, at Chardan's offices at 625 Broadway, Suite 1111, San Diego, California, 92101 for the following purposes:

      o To consider and vote upon a proposal to adopt the Stock Purchase Agreement, dated as of December 20, 2004, among Chardan, State Harvest Holdings Limited, ("Origin"), a British Virgin Islands company, and the stockholders of Origin (the "Origin Stockholders," together with Origin, the "Origin Parties"), and the transactions contemplated thereby;

      o To consider and vote upon the merger of Chardan into its wholly owned subsidiary Origin Agritech Limited ("Agritech"), formed under the laws of the British Virgin Islands, for the purposes of reincorporation and redomestication of the company to the British Virgin Islands (the "redomestication merger"); and

      o To consider and vote upon a proposal to adopt the Chardan 2005 Performance Equity Plan.

         The board of directors has fixed the close of business on ___________, 2005 as the date for which Chardan stockholders are entitled to receive notice of, and to vote at, the Chardan special meeting and any adjournments thereof. Only the holders of record of Chardan common stock on that date are entitled to have their votes counted at the Chardan special meeting and any adjournments or postponements of it.

         Chardan will not transact any other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of it by Chardan's board of directors.

         Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record of Chardan common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the stock purchase agreement and the redomestication merger.

         The board of directors of Chardan unanimously recommends that you vote "FOR" the approval of the stock purchase agreement, the redomestication merger and the stock option plan.

                                            By Order of the Board of Directors,


                                            Richard D. Propper, MD
                                            Chairman of the Board
____________________, 2005

             PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
                         CHARDAN CHINA ACQUISITION CORP.

    PROSPECTUS FOR UP TO 4,375,000 UNITS, 12,950,000 SHARES OF COMMON STOCK,
                                       AND
                  8,750,000 WARRANTS OF ORIGIN AGRITECH LIMITED

                    ----------------------------------------

         The board of directors of Chardan China Acquisition Corp. ("Chardan") and its wholly-owned subsidiary, Origin Agritech Limited ("Agritech") have unanimously approved the acquisition of State Harvest Holdings Limited ("Origin") pursuant to a stock purchase agreement whereby Agritech will purchase all of the outstanding securities held by the stockholders of Origin. Furthermore, the board of directors of Chardan has unanimously approved the reincorporation of Chardan from the State of Delaware to the British Virgin Islands, through a redomestication merger with Agritech such that the merged corporation will be incorporated under, and subject to, the laws of the British Virgin Islands. We also believe that, for a variety of financial and tax reasons, the British Virgin Islands is an attractive country of incorporation for a company wholly operating in China. As a British Virgin Islands corporation, Agritech will be able to benefit from these advantages, and we believe the redomestication merger will permit us to take advantage of such benefits.

         In connection with the redomestication merger, you will receive from Agritech units, common stock or warrants equal to the number of units, common stock or warrants you own in Chardan, which will be in the name of Agritech, following the redomestication merger. Agritech will assume the outstanding obligations under the Chardan warrants, the terms and conditions of which will not change, except that, upon exercise, warrant holders will receive shares of common stock of Agritech, the newly reincorporated company. Upon consummation of the redomestication merger, the operations and assets of Origin will become those of Agritech and under the Agritech name.

         Chardan was organized to serve as a vehicle for the acquisition of a company operating in the Peoples Republic of China. Origin, through its four operating subsidiaries in China, develops, produces, distributes and markets hybrid food crop seeds to the Chinese agricultural industry.

         Chardan's common stock, warrants and units are currently listed on the Over-the-Counter Bulletin Board under the symbols CAQC, CAQCW and CAQCU, respectively. The securities of Agritech, at the time of the redomestication merger, will be listed on the Nasdaq National Market. The proposed symbols are SEED, SEEDW and SEEDU.

         This proxy statement/prospectus provides you with detailed information about the acquisition of Origin and redomestication merger and the special meeting of stockholders. We encourage you to carefully read this entire document and the documents incorporated by reference. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 23.

         The acquisition of Origin cannot be completed unless at least a majority of the shares of Chardan's common stock, are present in person or by proxy and entitled to vote at the special meeting as of [ ], 2005, approve the acquisition. The redomestication merger cannot be completed unless at least a majority of outstanding shares of Chardan's common stock, present in person or by proxy and entitled to vote at the special meeting as of [ ], 2005, approve the redomestication merger.

         The board of directors unanimously approved and declared advisable the acquisition and the redomestication merger and unanimously recommends that you vote or instruct your vote to be cast "FOR" the approval of the acquisition proposal and "FOR" the approval of the redomestication merger proposal. The board of directors did not obtain a fairness opinion for any aspect of the transaction.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS PROXY STATEMENT/PROSPECTUS IS DATED [ ], 2005, AND IS FIRST BEING MAILED TO CHARDAN STOCKHOLDERS ON OR ABOUT [ ], 2005.

                                TABLE OF CONTENTS
                                                                         Page
  SUMMARY
  SELECTED HISTORICAL FINANCIAL INFORMATION...............................18
  THE ORIGIN PARTIES HISTORICAL FINANCIAL INFORMATION.....................18
  CHARDAN HISTORICAL FINANCIAL INFORMATION................................19
  SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.............20
  COMPARATIVE PER SHARE INFORMATION.......................................21
  MARKET PRICE INFORMATION................................................22
  RISK FACTORS............................................................23
  FORWARD-LOOKING STATEMENTS..............................................23
  THE CHARDAN SPECIAL MEETING.............................................23
  CONSIDERATION OF THE STOCK PURCHASE TRANSACTION.........................23
  THE STOCK PURCHASE AGREEMENT............................................23
  CHARDAN REDOMESTICATION MERGER..........................................23
  CHARDAN 2005 PERFORMANCE EQUITY PLAN....................................23
  INFORMATION ABOUT THE ORIGIN PARTIES....................................23
  MANAGEMENT'S DISCUSSION AND ANALYSIS OF.................................23
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........................23
  INFORMATION ABOUT CHARDAN...............................................23
  PRO FORMA...............................................................23
  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.........23
  DIRECTORS AND MANAGEMENT................................................23
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................23
  BENEFICIAL OWNERSHIP OF SECURITIES......................................23
  PRICE RANGE OF SECURITIES AND DIVIDENDS.................................23
  DESCRIPTION OF THE COMBINED COMPANY'S...................................23
  SECURITIES FOLLOWING THE STOCK PURCHASE.................................23
  STOCKHOLDER PROPOSALS...................................................23
  LEGAL MATTERS...........................................................23
  EXPERTS ................................................................23
  DELIVERY OF DOCUMENTS TO STOCKHOLDERS...................................23
  WHERE YOU CAN FIND MORE INFORMATION.....................................23


ANNEXES

A--Stock Purchase Agreement, as amended


B--Form of Agritech Memorandum of Association, including all amendments


C--Form of Agritech Articles of Association
D--The Chardan 2005 Performance Equity Plan
E--Agritech Audit Committee Charter
F--Agritech Nominating Committee Charter
G--Agritech Code of Ethics
H--Employee Complaint Procedures for Auditing Matters
I--Section 262 of the Delaware General Business Law
J--Proxy Card

         This proxy statement/prospectus incorporates important business and financial information about Chardan Origin and the Origin Operating Companies that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. The request should be sent to

                               Dr. Richard Propper
                           c/o Origin Agritech Limited
                            625 Broadway, Suite 1111
                           San Diego, California 92101
                                 (619) 795-4627

         To obtain timely delivery of requested materials, security holders must request the information no later than five days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is ______________, 2005.

         The financial statements of Origin are prepared using Renminbi, the currency of the Peoples Republic of China ("PRC"). For convenience, the Renminbi amounts have been converted throughout the text of the proxy statement/prospectus into United States dollars. The Renminbi is a controlled currency, and the exchange rate maintained by the PRC is approximately 8.27 Renminbi to one United States dollar. This is the exchange rate used for the translated dollar amounts in the text of this proxy statement/prospectus.

         Under the law of the British Virgin Islands, Agritech is authorized to issue "ordinary shares" and holders of ordinary shares are "members." References to ordinary shares and members have been translated to common stock stockholders, which are terms more familiar to United States persons who Chardan believes are the majority of its stockholders.

                     QUESTIONS AND ANSWERS ABOUT THE MEETING

Q.      Why is Chardan proposing   A.    Chardan was organized to effect a business combination with an operating
        the stock purchase?              business that is based in China and that has significant growth potential.
                                         The operating companies of Origin, after the consummation of the stock purchase will be Beijing Origin Seed Limited, Henan Origin Cotton
                                         Technology Development Limited, Changchun Origin Seed Technology
                                         Development Limited and Beijing Origin State Harvest Biotechnology Limited
                                         (these four companies are referred to as the "Origin Operating
                                         Companies").  Together they develop, produce, distribute and market hybrid food crop seeds to the Chinese agriculture industry.  The Origin Operating
                                         Companies have, collectively, demonstrated significant growth since commencing operations in 1997. Chardan believes that the Origin Operating
                                         Companies have the infrastructure in place to expand their business through the development of additional hybrids and the expansion of its customer base.  As a result, Chardan believes that a business combination with
                                         Origin will provide Chardan stockholders with an opportunity to participate in a combined company with significant growth potential.

Q.      Why is Chardan proposing   A.    Chardan is proposing the reincorporation of itself into a company formed
        the redomestication              under the laws of the British Virgin Islands to align its income tax
        merger?                          liabilities with the location of its activities to reduce the overall impact of corporate income tax on the surviving company and its stockholders.  Because the future operations will be almost exclusively foreign to the United States, the redomestication merger is intended to reduce or entirely eliminate the income tax liability of the company in the
                                         United States and permit greater flexibility in structuring acquisitions or creating subsidiaries in China and other countries as the business of
                                         Origin expands.  By becoming a non-United States company, it is believed that the successor company will only be taxed on its operations by the jurisdiction in which they are located and undertaken, and will not be subject to additional income taxes merely by virtue of the location of its place of incorporation.

Q.      Why is Chardan proposing   A.    Chardan is proposing the stock option plan to enable the company to
        the stock option plan?           attract, retain and reward its directors, officers, employees and consultants using equity-based incentives.


Q.      What is being voted on?    A.    There are three proposals that you are being asked to vote on. The first proposal is to adopt the stock purchase agreement, dated December 20, 2004 and the transactions contemplated thereby. We refer to this proposal as the stock purchase proposal.

                                         The second proposal is to approve the merger of Chardan with and into
                                         Agritech for purposes of redomestication to the British Virgin Island. We refer to this proposal as the redomestication merger proposal.

                                         The third proposal is to adopt Chardan's 2005 Performance Equity Plan. We refer to this proposal as the stock option plan proposal.

Q.      What vote is required in   A.    The approval of the stock purchase will require the affirmative vote of a
        order to adopt the stock         majority of the outstanding shares of Chardan's common stock.  If the
        purchase proposal?               holders of 805,000 or more shares of common stock issued in Chardan's initial public offering vote against the stock purchase and demand that
                                         Chardan convert their shares into a pro rata portion of the trust account as of the record date, then the stock purchase will not be consummated.[No vote of the holders of Chardan's warrants is necessary to adopt the stock purchase proposal or other proposals, and Chardan is not asking the warrant holders to vote on the stock purchase proposal or the other proposals.]
                                         Chardan will not consummate the transaction described in the stock purchase proposal unless the redomestication merger is also approved.  Similarly, the redomestication merger will not be consummated if the stock purchase proposal is not approved.  The approval of the stock option plan proposal is not a condition to the consummation of the stock purchase or redomestication merger proposals.

Q.      What vote is required in         The affirmative vote of the holders of a majority of the outstanding shares
        order to adopt the               of Chardan common stock is required to approve the redomestication merger
        redomestication merger?          proposal.

Q.      What vote is required in   A.    The approval of the stock option plan will require the affirmative vote of
        order to adopt the stock         a majority of the shares represented and entitled to vote at the meeting.
        option plan?                     The approval of the stock option plan is not a condition to the approval of the stock purchase or the redomestication merger proposals.

Q.      How do the Chardan         A.    All of the insiders who purchased their shares prior to the initial public
        insiders intend to vote          offering (including the officers and directors) have agreed to vote the
        their shares?                    shares held by them on the stock purchase and redomestication merger proposals in accordance with the vote of the majority of the shares of common stock issued in the initial public offering.  They have indicated
                                         that they also will vote in favor of the stock option plan proposal.

Q.      What will I receive in     A.    Chardan security holders will receive an equal number of shares of common
        the redomestication              stock of Agritech in exchange for their Chardan common stock, and Agritech
        merger?                          will assume the outstanding Chardan warrants, the terms and conditions of which will not change, except that on exercise, they will receive Agritech common stock.

Q.      How will the               A.    Chardan will merge into Agritech, incorporated as a British Virgin Islands
        redomestication merger           company on March 11, 2005, and its wholly owned subsidiary.  As a result of
        be accomplished?                 the redomestication merger, each currently issued outstanding share of common stock of Chardan will automatically convert into a share of common stock of Agritech.  This procedure will result in you becoming a stockholder in Agritech.

Q.      Will the Chardan           A.    Generally for United States federal income tax purposes, stockholders who
        stockholders be taxed as         are United States holders will not recognize any gain or loss, provided no
        a result of the                  holder owns 5% or more of the common stock of Agritech following the
        redomestication merger?          redomestication merger.  We urge you to consult your own tax advisors with regard to your particular tax consequences of the redomestication merger.

Q.      Will Chardan be taxed on   A.    We believe that Chardan will not incur any material amount of federal
        the redomestication              income or withholding tax as a result of the redomestication merger.  The
        merger?                          IRS may not agree with this conclusion.  In such an event, there may be a significant tax obligation for Agritech, the surviving company, to pay.

Q.      How much of the            A.    The Origin Stockholders initially will receive 10,000,000 shares of common
        surviving company will           stock of Agritech.  After the stock purchase, if no Chardan stockholders
        existing Chardan                 demand that Chardan convert their shares into a pro rata portion of the
        stockholders own?                trust account and no Chardan stockholder exercises its appraisal rights, then Chardan's stockholders who own shares immediately prior to the stock purchase will own approximately 32.5% of the outstanding common stock of
                                         Agritech.  Existing Chardan stockholders could own less than approximately
                                         32.5% if one or more Chardan stockholders vote against the stock purchase proposal and demand conversion of their shares into a pro rata portion of the trust account or appraisal rights are exercised.

Q.      What will the name of      A.    The name of the surviving company following completion of the stock
        the surviving company be         purchase and redomestication merger will be "Origin Agritech Limited."
        after the stock purchase?

Q.      Do I have conversion       A.    If you hold shares of common stock issued in Chardan's initial public
        rights?                          offering, then you have the right to vote against the stock purchase proposal and demand that Chardan convert these shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Chardan's initial public offering are held. We sometimes refer to these rights to vote against the stock purchase and demand conversion of the shares into a pro rata portion of the trust account as conversion rights.

Q.      If I have conversion       A.    If you wish to exercise your conversion rights, you must vote against the
        rights, how do I                 stock purchase proposal and at the same time demand that Chardan convert
        exercise them?                   your shares into cash.  If, notwithstanding your vote, the stock purchase is completed, then you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon through the record date.  You will be entitled to convert each share of common stock that you hold into approximately $________.  If you exercise your conversion rights, then you will be exchanging your shares of Chardan common stock for cash and will no longer own these shares.  You will be entitled to receive cash for these shares only if you continue to hold these shares through the closing of the stock purchase and then tender your stock certificate.  If the stock purchase is not completed, then your shares cannot be converted to cash.

Q.      What happens to the        A.    Upon consummation of the stock purchase:
        funds deposited in the
        trust account after              the stockholders electing to exercise their conversion rights will receive
        consummation of the              their pro rata portion of the funds in the trust account;o  $10,000,000 of
        stock purchase?                  the funds in the trust account will be paid to the Origin Stockholders as part of the stock purchase consideration, less $250,000 which will be retained by Agritech to satisfy any damages of the existing Chardan stockholders under the indemnification provisions of the stock purchase agreement; and the balance of the funds in the trust account will be retained by Agritech for operating capital subsequent to the closing of the business combination.

Q.      Who will manage the        A.    The combined company will be managed by the current management of Origin.
        combined company?                Dr. Gengchen Han, who is currently the chief executive officer of Origin, will become the chairman and chief executive officer and a director of
                                         Agritech. Yasheng Yang, who is currently the president of Origin, will be the president and chief operating officer and a director of Agritech.
                                         Liang Yuan, who is currently executive director of Origin, will be the executive vice president and a director of Agritech.  Dr. Richard D.
                                         Propper, who is currently the chairman of the Chardan board, will become vice president for Corporate Development, but he will not be a director.
                                         Kerry Propper, who is currently the executive vice president and a director of Chardan will become a director of Agritech.  Michael D. Chermak, who is currently a director of Chardan, will become a director of Agritech.  In addition, there will be four additional directors.  These persons are:
                                         Bailiang Zhang, Dafang Huang, Steven Urbach and Remo Richli.

Q.      Do I have dissenter or     A.    In connection with the redomestication merger, the Chardan stockholders
        appraisal rights?                have appraisal rights under Delaware corporate law.

Q.      What happens if the        A.    If the stock purchase is not consummated, Chardan will continue to search
        stock purchase is not            for an operating company to acquire. However, Chardan will be liquidated if
        consummated?                     it does not consummate a business combination by September 22, 2005, unless a letter of intent, agreement in principle or definitive agreement has been executed by September 22, 2005, in which case, Chardan will be liquidated if it does not consummate such business combination by March 22, 2006. In any liquidation, the funds held in the trust account, plus any interest earned thereon, together with any remaining out-of-trust net assets, will be distributed pro rata to Chardan's common stockholders, excluding the
                                         Chardan initial stockholders, each of whom has waived any right to any liquidation distribution.

Q.      When do you expect the     A.    It is currently anticipated that the stock purchase will be completed
        stock purchase to be             promptly following the Chardan special meeting on _________, 2005.
        completed?

Q.      If I am not going to       A.    Yes. After carefully reading and considering the information contained in
        attend the Chardan               this proxy statement/prospectus, please fill out and sign your proxy card.
        special meeting in               Then return the enclosed proxy card in the return envelope as soon as
        person, should I return          possible, so that your shares may be represented at the Chardan special
        my proxy card instead?           meeting.

Q.      What will happen if I      A.    An abstention or failure to vote will have the same effect as a vote
        abstain from voting or           against the stock purchase proposal, but will not have the effect of
        fail to vote?                    converting your shares into a pro rata portion of the trust account.  An abstention or failure to vote will also have the effect of voting against the redomestication merger, but will have no effect on the approval of the stock option plan.

Q.      What do I do if I want     A.    Send a later-dated, signed proxy card to Chardan's secretary prior to the
        to change my vote?               date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to
                                         Chardan's secretary at the address of Chardan's corporate headquarters.

Q.      If my shares are held in   A.    No. Your broker can vote your shares only if you provide instructions on
        "street name" by my              how to vote. You should instruct your broker to vote your shares, following
        broker, will my broker           the directions provided by your broker.
        vote my shares for me?

Q.      Do I need to turn in my    A.    No.  If you hold your securities in Chardan in certificate form, as opposed
        old certificates?                to holding them through your broker, you do not need to exchange them for certificates issued by Agritech.  Your current certificates will represent your rights in Agritech. You may exchange them by contacting the transfer agent, Continental Stock Transfer & Trust Company, Reorganization
                                         Department, and following their requirements for reissuance.  If you elect conversion or appraisal, you will need to deliver your old certificate to
                                         Agritech.

Q.      Who can help answer my     A.    If you have questions about the stock purchase, you may write or call
        questions?                       Chardan China Acquisition Corp., 625 Broadway, Suite 1111, San Diego, CA
                                         92101.  The phone number is (619) 795-4627.

                                     SUMMARY


Summary

         This section summarizes material items related to the proposals to be voted on. These items are described in greater detail elsewhere in this proxy statement/prospectus. You should carefully read this proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers you. See "Where You Can Find More Information."

The Companies

         Chardan


         Chardan is a blank check company organized as a corporation under the laws of the State of Delaware on December 5, 2003. It was formed to effect a business combination with an unidentified operating business having operations based in China and significant growth potential. On March 22, 2004, Chardan successfully consummated an initial public offering of its equity securities from which it derived net proceeds of approximately $21,242,000. The prices of Chardan's common stock, warrants to purchase common stock and units (each unit consisting of one share of common stock and two warrants to purchase common stock) are quoted on the Over-the-Counter Bulletin Board under the symbols CAQC for the common stock, CAQCW for the warrants and CAQCU for the units. Approximately $20,527,500 of the net proceeds of the initial public offering was placed in a trust account and will be released to Chardan upon consummation of the stock purchase, subject to the exercise of conversion rights by holders of less than 20% of the Chardan stock issued in the initial public offering. The balance of the net proceeds of approximately $714,500 has been and will be used by Chardan to pay the expenses incurred in its pursuit of a business combination. These expenses include legal and accounting fees, payment to consultants to Chardan who have assisted with due diligence reviews of business combination targets, travel expenses, monthly office expenses of $7,500 payable to Chardan Ventures LLC, and premiums for general and officer and director insurance. Other than its initial public offering and the pursuit of a business combination, Chardan has not engaged in any business to date. If Chardan does not consummate a business combination by the later of September 22, 2005 and March 22, 2006, if a letter of intent, an agreement in principle or a definitive agreement to complete a business combination has been executed but not consummated by September 22, 2005, then, pursuant to article fifth of its certificate of incorporation, Chardan's officers must take all actions necessary to dissolve and liquidate Chardan within 60 days.

         The mailing address of Chardan's principal executive office is Chardan China Acquisition Corp., 625 Broadway, Suite 1111, San Diego, California 92101, and its telephone number is (619) 795-4627.


         The Origin Parties


         Origin was organized by the Origin stockholders as a corporation under the laws of the British Virgin Islands on November 24, 2004, and on December 25, 2004 Origin entered into consignment agreements and technology agreements to control the stock of the four Origin Operating Companies. Origin itself does not engage in any operations.

         The four Origin Operating Companies are Beijing Origin Seed Limited, Changchun Origin Seed Technology Development Limited, Henan Origin Cotton Technology Development Limited and the newly created and currently inactive Beijing Origin State Harvest Biotechnology Limited, the technology-intellectual property holding and licensing company ("Origin Biotechnology"). Beijing Origin

Seed Limited is 97.96% controlled by Origin, with Henan Agriculture University holding the remaining 2.04%; Henan Origin Cotton Technology Development Limited is 97.96% controlled by Origin, with the remaining 2.04% owned by Mr. Gu Dengbin, an individual; and Changchun Origin Seed Technical Development Limited and Origin Biotechnology is 100% controlled by Origin. Three of the Chinese Operating Companies have also executed Technology Service Agreements with Origin Biotechnology for the assignment, holding and management of the technology and intellectual property of the seeds and their production. The four Origin Operating Companies are organized and exist under the laws of the PRC. The Origin Operating Companies conduct the various business operations which include development, production, marketing, distributions and sale of food crop hybrid seeds. The businesses of the Origin Operating Companies began in 1997.

         Under Chinese law, it is permissible for record owners of a Chinese corporation to consign to another all the indicia of ownership and control of their stock while retaining only title. This includes the consignment of the record owner's voting, dispositive, dividend, meeting calling, proposal submission and other rights so that the consignee is for all intents and purposes the functional owner, except for record ownership. The reason for this is that PRC law relating to corporations prevents the full title transfer of shares of a joint stock company for three years after the corporate creation. In the case of the Beijing Origin, Changchun Origin and Henan Origin, these corporations were reorganized in 2003, and the stock of these companies is under this title transfer restriction. Origin Biotechnology was created as a wholly foreign-owned company of Origin, hence a consignment agreement for its control is unnecessary. The consignment agreements provide for the full transfer of share ownership, including title, when the corporate law restrictions terminate. However, because the Origin Operating Companies are engaged in the "fundamental" business of food production, only a 49% title transfer of ownership is permitted under PRC law and is expected to occur, and the consignment agreements will continue to be binding on the stockholders and their heirs until a greater title ownership may be held by Origin. As greater title ownership is permitted, the shares automatically transfer to Origin for no additional consideration.

         Both counsel for Chardan and the Origin Parties have assured all the parties to the stock purchase agreement and consignment agreements that the consignment agreements are enforceable under the laws of the PRC so as to give Origin the functional ownership of the Origin Operating Companies.

         For the years ended December 31, 2003 and 2004, Origin generated approximately $23,000,000 and approximately $36,000,000 in revenue, respectively, principally from the sale of hybrid corn seeds.


         The Origin Operating Companies have in development a number of additional hybrid corn seeds which they plan to seek approval for and begin marketing over the next years. There is also under development cotton and rice seeds which the Origin Operating Companies plan to commence marketing in 2005.


         The current management of the Origin Operating Companies is led by Dr. Gengchen Han and Messrs. Yasheng Yang and Liang Yuan, each of whom will become executive officers of Agritech and will continue to operate the Origin Operating Companies. These persons will also become three of the nine-person board of directors of Agritech. Kerry Propper, a current director and an officer of Chardan, also will be a director of Agritech. Dr. Han and Messrs Yang and Yuan will enter into a voting agreement with Agritech and Mr. Propper for their commitment to take such action as is necessary to nominate and elect Mr. Propper and a designee of his (currently Mr. Steven Urbach) as directors of Agritech for three years after the closing. Of the remaining four director positions, two will be filled upon the recommendation the Origin Parties and two will be jointly determined by the Origin Parties and Chardan, but consideration will be made in meeting the requirements of having directors who are both independent and financially literate.


         The mailing address of Origin's principal executive offices is 12 Shangdi Xinxi Lu, Haidian District, Beijing 100085 China, and its telephone number is (86) 10-62988498.

The Business Combination


         The stock purchase agreement provides for Chardan to form a wholly owned subsidiary under the laws of the British Virgin Islands, under the name "Origin Agritech Limited." At the time of closing of the stock purchase agreement, Chardan will merge with and into Agritech for the purpose of redomestication out of the United States to secure future tax benefits and greater corporate flexibility to structure the business of Origin within China and effect acquisitions and reorganizations under Chinese law. Simultaneously with the redomestication merger, Agritech will acquire all of the issued and outstanding stock of Origin, gaining control of the four Origin Operating Companies pursuant to existing stock consignment agreements, dated December 24, 2004, between Origin and the stockholders of the Origin Operating Companies other than Origin Biotechnology which latter company is wholly owned by Origin. Following consummation of the stock purchase agreement and the redomestication merger, Agritech will continue as the surviving company and owner of Origin and, effectively, the Origin Operating Companies. Pursuant to the redomestication merger, all of the Chardan common stock held by Chardan's stockholders will be converted into common stock in Agritech and the other outstanding warrants of Chardan will be assumed by Agritech.

         At the closing, the Origin Stockholders and their designee, A Plus Resources Limited, will be paid an aggregate of $10,000,000 in cash, using the funds held in the trust account, and will issue an aggregate of 10,000,000 shares of Agritech common stock for all the outstanding common stock of Origin. Of the cash portion of the purchase price, $250,000 will be held back for one year by Agritech to secure certain indemnification obligations of the Origin Stockholders.

         Additional purchase price payments will be made to the Origin Stockholders and their designee, up to an aggregate of $15,000,000, if either of the following occurs during any fiscal year of Agritech after the closing date until December 31, 2008 (or June 30, 2009 if the fiscal year is changed to a July 1 - June 30 fiscal year) from funds generated in the additional financing or from operational earnings as described below:

                  A     If Agritech receives at least $40,000,000 in gross
proceeds in additional financing as a result (i) of the call of the issued and outstanding public warrants assumed by Agritech at the closing; (ii) Agritech's successful completion of a follow-on offering; or (iii) a private investment into Agritech by a strategic investor ("Financing Adjustment"), then Agritech will pay an additional $15,000,000 to the Origin Stockholders and their designee; or

                  B     If Agritech generates net positive cash flow of
$2,000,000 or more on a consolidated basis ("Earnings Adjustment"), then the Origin Stockholders and their designee will be entitled to receive 75% of the net positive cash flow up to a maximum of $7,500,000 per fiscal year and $15,000,000 in the aggregate.


                  If both an Earnings Adjustment and a Financing Adjustment occur, the maximum aggregate amount to be paid to the Origin Stockholders from one or both adjustments is $15,000,000.


         As further additional purchase price, certain Origin Stockholders and their designee will be issued an aggregate of 1,500,000 shares of common stock of Agritech for each of the next four years if, on a consolidated basis, Agritech generates after-tax profits (excluding after-tax operating profits from any subsequent acquisitions of securities that have a dilutive effect and before the expenses of this transaction and director and employee option expense) of at least the following amounts:

               Year ending June 30,                       After-Tax Profit


                       2006                                  $11,000,000
                       2007                                  $16,000,000
                       2008                                  $21,000,000
                       2009                                  $29,000,000

         Chardan and the Origin Parties plan to complete the stock purchase promptly after the Chardan special meeting, provided that:

      o Chardan's stockholders have approved the stock purchase agreement and the redomestication merger proposals;

      o holders of less than 20% of the shares of common stock issued in Chardan's initial public offering vote against the stock purchase proposal and demand conversion of their shares into cash; and

      o the other conditions specified in the stock purchase agreement have been satisfied or waived.


         The designee, A Plus Resources Limited, a company formed under the laws of the British Virgin Islands, is owned by Ms. Song Baoquing, and provided financial advisory services to the Origin Parties.


The Stock Purchase Agreement

         The stock purchase agreement is included as an annex to this proxy statement/prospectus. We encourage you to read the stock purchase agreement. It is the legal document that governs the stock purchase and the other transactions contemplated by the stock purchase agreement. It is also described in detail elsewhere in this proxy statement/prospectus.

The Chardan Stock Option Plan

         The stock option plan reserves 1,500,000 shares of Chardan common stock for issuance in accordance with the plan's terms. The purpose of the stock option plan is to enable Chardan to offer its employees, officers, directors and consultants whose past, present and/or potential contributions to Chardan have been, are or will be important to the success of Chardan, an opportunity to acquire a proprietary interest in Chardan. The various types of awards that may be provided under the stock option plan will enable Chardan to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. Upon the redomestication merger, the plan will become that of Agritech, and will be administered by the board of directors of Agritech using the common stock of Agritech instead of Chardan common stock.

         The stock option plan is included as an annex to this proxy statement/prospectus. We encourage you to read the stock option plan in its entirety.

Management

         After the consummation of the stock purchase and of the redomestication merger, the board of directors of the surviving corporation will be Dr. Gengchen Han, Liang Yuan, Yasheng Yang, Bailiang Zhang, Da Fang Huang, Kerry Propper, Steven Urbach, Michael D. Chermak and Remo Richli.

         Each of Dr. Gengchen Han and Messrs. Liang Yuan and Yasheng Yang will enter into a three-year employment agreement with Origin. Dr. Han will be employed as Origin's chairman and chief executive officer, Mr. Yuan will be the executive vice chairman and Mr. Yang will be president and chief operating officer. The form of executive employment agreement which they will sign is annexed as an annex to this proxy statement/prospectus.

Special Meeting of Chardan's Stockholders

         Date, time and place. The special meeting of the stockholders of Chardan will be held at 10:00 a.m., eastern time, on ___________, 2005, at Chardan's offices at 625 Broadway, Suite 1111, San Diego, California, 92101 to approve the stock purchase, the redomestication merger, and the stock option plan proposals.

Approval of the Origin Stockholders

         All of the Origin Stockholders have approved the stock purchase proposal and the transactions contemplated thereby by virtue of the execution of the stock purchase agreement.

Voting Power; Record Date

         You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Chardan common stock at the close of business on ___________, 2005, which is the record date for the special meeting. You will have one vote for each share of Chardan common stock you owned at the close of business on the record date. Chardan warrants do not have voting rights. On the record date, there were 4,900,000 outstanding shares of Chardan common stock.

Vote Required to Approve the Proposals


         The approval of the stock purchase agreement proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Chardan common stock on the record date.


         The approval of the redomestication merger proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Chardan common stock on the record date.

         The approval of the stock option plan proposal will require the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting.

Relation of Proposals

         The stock purchase will not be consummated unless the redomestication merger proposal is approved, and the redomestication merger will not be consummated unless the stock purchase proposal is approved. The approval of the stock option plan is not a condition to consummation of either the stock purchase or the redomestication merger proposals.

Conversion Rights

         Pursuant to Chardan's certificate of incorporation, a holder of shares of Chardan's common stock issued in its initial public offering may, if the stockholder votes against the stock purchase, demand that Chardan convert such shares into cash. This demand must be made in writing at the same time that the stockholder votes against the stock purchase proposal. If so demanded, Chardan will convert each share of common stock into a pro rata portion of the trust account as of the record date. If you exercise your conversion rights, then you will be exchanging your shares of Chardan common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the effective time of the stock purchase and then tender your stock certificate to the combined company. If the stock purchase is not completed, then these shares will not be converted into cash at that time.

         The stock purchase will not be consummated if the holders of 20% or more of common stock issued in Chardan's initial public offering (805,000 shares or more) exercise their conversion rights.

Appraisal Rights


         Appraisal rights are available under the Delaware General Corporation Law for the stockholders of Chardan in connection with the redomestication merger proposal. The procedure to exercise appraisal rights is described in detail elsewhere in this proxy statement. For a more complete discussion of appraisal rights, see pages 63 to 65 and Annex I.


Proxies

         Proxies may be solicited by mail, telephone or in person.

         If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting.

Stock Ownership


         On the record date, directors and executive officers of Chardan and their affiliates (the "Management Shareholders") beneficially owned and were entitled to vote 689,501 shares of Chardan's common stock. In addition, there are four additional insider persons who beneficially own 185,499 shares of common stock acquired prior to the initial public offering. Together the Management Shareholders and these stockholders are the "Initial Shareholders." The total of these two groups of shares represent 875,000 shares or approximately 17.9% of Chardan's issued and outstanding common stock. In connection with its initial public offering, Chardan and EarlyBirdCapital, Inc. entered into agreements with each of the Initial Shareholders, pursuant to which each Initial Stockholder agreed to vote his or its shares of Chardan common stock on the business combination in accordance with the majority of the votes cast by the holders of shares issued in connection with the initial public offering.


Chardan's Board of Directors' Recommendation


         After careful consideration, Chardan's board of directors has determined unanimously that the stock purchase plan proposal, the redomestication merger proposal, and the stock option proposal are fair to, and in the best interests of, Chardan and its stockholders. Chardan's board has unanimously approved and declared advisable the stock purchase proposal, the redomestication merger proposal and the stock option plan proposal, and unanimously recommends that you vote or instruct your vote to be cast "FOR" the adoption of the stock purchase proposal, the redomestication merger proposal, and the stock option plan proposal. The board of directors did not obtain a fairness opinion.


Interests of Chardan Directors and Officers in the Stock Purchase

         When you consider the recommendation of Chardan's board of directors that you vote in favor of adoption of the stock purchase proposal, you should keep in mind that a number of Chardan's executives and members of Chardan's board have interests in the stock purchase agreement that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

      o     if  the  stock  purchase  is  not  approved  and  Chardan  fails  to consummate an alternative transaction within the time allotted pursuant to its amended and restated certificate of incorporation, Chardan will be required to liquidate. In such event, the shares of common stock held by Chardan's officers and directors will be worthless because Chardan's officers, directors and initial stockholders are not entitled to receive any liquidation proceeds. Additionally, the warrants held by such persons will expire worthless in the event of liquidation;


      o after the completion of the stock purchase, Kerry Propper and Steven Urbach, a designee of Mr. Propper's, will serve as members of the board of directors of Agritech;


      o after the completion of the stock purchase, Dr. Richard Propper will continue to serve in the capacity of Vice President, Corporate Development (without individual compensation), and Chardan Capital, LLC, an affiliate of Dr. Propper, Mr. Beharry, Mr. Zhang, and Mr. Huang, will provide a variety of ongoing services to Origin over the next two years at a cost to Origin of $30,000 per month which services will be on a non-exclusive basis and include advice and help in meeting US public reporting requirements and accounting standards, Sarbanes-Oxley compliance, corporate structuring and development, stockholder relations, corporate finance and operational capitalization and such other similar services as requested and agreed to by Chardan Capital, LLC; and

      o if the business combination transaction is not consummated under certain circumstances, Chardan's officers and directors and certain initial stockholders may be personally liable for a termination fee payable to the Origin Stockholders.


Conditions to the Completion of the Stock Purchase

         Each of Chardan's and the Origin Parties' obligation to effect the stock purchase is subject to the satisfaction or waiver of specified conditions, including the following:

         Conditions to Chardan's and the Origin Parties' obligations

      o Approval by Chardan's stockholders of the stock purchase and redomestication merger proposals;

      o the absence of any order or injunction preventing consummation of the stock purchase;


      o the absence of any suit or proceeding by any governmental entity or any other person challenging the stock purchase or seeking to obtain from the Origin Parties or Chardan any damages;

      o at Chardan's stockholders' meeting, holders of no more than 805,000 shares of common stock issued in Chardan's initial public offering, vote against the stock purchase proposal and demand that Chardan convert their shares into a pro rata portion of the trust account; and

      o Certain key members of the management team of Origin and the Origin Operating Companies will have entered into employment agreements in form and substance acceptable to Chardan, providing, among other things, for a term of three (3) years at compensation levels in effect prior to the closing of the stock purchase and including intellectual property assignment and non-competition provisions to be in effect for a period of two (2) years following termination of employment.

         Conditions to Chardan's obligations

      o     the  Origin  Parties'   representations   and  warranties  that  are
            qualified as to materiality must be true and correct in all respects, and those not qualified as to materiality must be true and correct in all material respects, as of the date of completion of the stock purchase, except representations and warranties that address matters as of another date, which must be true and correct as of that other date, and Chardan must have received an officer's certificate from the Origin Parties to that effect;

      o the Origin Parties must have performed in all material respects all obligations required to be performed by them;

      o Origin will have acquired ownership and control of the four Origin Operating Companies and the technology service agreements among the Origin Operating Companies will be executed;

      o the Origin Parties must have received all required and unconditional approvals or consents of governmental authorities, and Chardan must have received written confirmation that such approvals and consents have been received;

      o at closing, Origin and the Origin Stockholders will have certified to Chardan that on a consolidated basis, immediately prior to closing, Origin and the Origin Operating Companies, together, will have not less than $10,000,000 in cash assets and its short and long term debt arose only in the ordinary course;

      o Chardan's board of directors must have determined that the combined fair market value of Origin and the Origin Operating Companies, together, is at least 80% of the net assets of Chardan;

      o there must not have occurred since the date of the stock purchase agreement any Origin Material Adverse Effect, as defined in the stock purchase agreement;

      o the Origin Proxy Statement/Prospectus Information, as defined in the stock purchase agreement, accurately describes Origin, the Origin Operating Companies and the business in which they are engaged, and the Origin Stockholders, and the Origin Proxy Statement/Prospectus Information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Origin Proxy Statement/Prospectus Information not misleading; and

         Conditions to the Origin Parties' obligation

      o Chardan's representation and warranty regarding the compliance of the stock purchase agreement and the agreements contemplated by the stock purchase agreement with the applicable provisions in Chardan's certificate of incorporation and the underwriting agreement it executed in its initial public offering must be true and correct in all respects, as of the date of completion of the stock purchase;

      o Chardan must have performed in all material respects all obligations required to be performed by them under the stock purchase agreement;

      o the Origin Parties must have received a written opinion, dated as of the closing date, from Guantao Law Firm, counsel to the Origin Parties relating to, among other things, the validity and enforceability of the stock consignment agreements;


      o there must not have occurred since the date of the stock purchase agreement any Chardan Material Adverse Effect, as defined in the stock purchase agreement; and

      o the Origin Parties must have received an officer's certificate of Chardan to the effect that the Chardan board of directors has independently determined that the combined fair market value of Origin and the Origin Operating Companies is at least 80% of the net assets of Chardan as of the date of consummation of the stock purchase.

No Solicitation

         The stock purchase agreement contains detailed provisions prohibiting each of Chardan and the Origin Parties from seeking an alternative transaction. These covenants generally prohibit Chardan and the Origin Parties, as well as their officers, directors, subsidiaries, employees, agents and representatives, from taking any action to solicit an alternative acquisition proposal. The stock purchase agreement does not, however, prohibit Chardan from considering an unsolicited bona fide written superior proposal from a third party. The approval of the stock purchase agreement by the Origin Parties has already been given, and no proposal from a third party will be effective to revoke or withdraw that approval.

Termination, Amendment and Waiver

         The stock purchase agreement may be terminated at any time prior to the consummation of the stock purchase, whether before or after receipt of the Chardan stockholder approval, as follows:

      o     by mutual written consent of Chardan and Origin;

      o by either party if the other party amends a schedule and such amendment or supplement reflects a material adverse change in the condition, operations or prospects of its business;


      o by either party if the closing has not occurred by August 1, 2005 (unless such terminating party is in breach of any of its material covenants, representations or warranties);


      o by either party if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within ten business days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

      o by Origin, if the board of directors of Chardan (or any committee thereof) shall have failed to recommend or withdraw or modify in a manner adverse to Origin its approval or recommendation of the stock purchase agreement and any of the transactions contemplated thereby;


      o by Chardan if its board of directors shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate the stock purchase agreement is reasonably likely to result in the board of directors breaching its fiduciary duties to stockholders by reason of a pending, unsolicited, bona fide written proposal for a superior transaction; or

      o by either party if, at the Chardan stockholder meeting, the stock purchase agreement and the redomestication merger shall fail to be approved and adopted by the affirmative vote of the holders of Chardan's common stock, or 20% or more of the shares sold in Chardan's initial public offering request conversion of their shares into the pro rata portion of the trust account in accordance with the Chardan certificate of incorporation.

         If the stock purchase agreement is terminated by Chardan for material breach of a covenant, representation or warranty or material amendment to a schedule of Origin (which includes information about the Origin Operating Companies) or Origin Stockholders, then the Origin Stockholders will pay Chardan $1,000,000 upon termination of the stock purchase agreement in lieu of any other right or remedy that the Chardan may have against the other parties to the stock purchase agreement for such breach. If the stock purchase agreement is terminated by Origin for a material breach of a covenant, representation or warranty or material amendment to a schedule of Chardan, or because the board of directors of Chardan fails to recommend or withdraws or modifies its approval or recommendation of approval of the stock purchase agreement, then Richard Propper, Kerry Propper, Jiangnan Huang, Li Zhang, Dan Beharry and Steven Urbach (pro rata in relation to their initial ownership in Chardan) will pay Origin $1,000,000 upon termination of the stock purchase agreement in lieu of any other right or remedy that Origin may have against the other parties to the stock purchase agreement for such breach. The $1,000,000 amount payable to the Origin Stockholders by the foregoing person will be prorated based on their initial ownership of Chardan common stock. The Origin Parties have no right to damages from Chardan or Agritech and they have no right to any amount held in the trust account. The Origin Parties have agreed not to make any claim against Chardan and Agritech that would adversely affect the business, operations or prospects of Chardan and Agritech or the amount of the funds held in the trust account.


Quotation or Listing


         Chardan's outstanding common stock, warrants and units are quoted on the Over-the-Counter Bulletin Board. The common stock, warrants and units of Agritech, at the consummation of the stock purchase, will be quoted on the Nasdaq National Market. The proposed symbols for Nasdaq are SEED, SEEDW and SEEDU. Seeking the Nasdaq listing is an obligation of Chardan under the stock purchase agreement. Agritech's securities have been provisionally approved for listing on the Nasdaq National Market, subject to consummation of the redomestication merger and stock purchase of Origin. If Nasdaq listing is not achieved, it is anticipated that the common stock, warrants and units will continue to trade on the OTCBB.


Governance and Voting Arrangements after the Purchase


         As provided in the stock purchase agreement, the board of the combined company will initially consist of nine members, five of whom are designated by Origin, two of whom are designated by Chardan and the others to be mutually determined. At the closing, Dr. Han and Messrs. Yang and Yuan will enter into a voting agreement with Agritech and Mr. Kerry Propper pursuant to which they will agree to take such action as is necessary to nominate and elect Mr. Kerry Propper and a designee of his (currently Mr. Steven Urbach) as directors for three years after the closing.

Indemnification by Origin Stockholders

         The Origin Stockholders have agreed to indemnify Agritech for breaches of the representations, warranties and covenants of the Origin Parties. In order to secure the indemnity obligation, $250,000 of the purchase price will be retained by Agritech. The funds do not represent the exclusive remedy for losses incurred in connection with a breach by the Origin Parties. The holdback will only be available to satisfy claims against the Origin Parties that are made within one year after the completion of the stock purchase. On the one-year anniversary of completion of the stock purchase, any remaining holdback that has not been used to satisfy damages will be released to the Origin Stockholders, however, certain rights to indemnification survive for longer periods.

Comparison of Stockholders Rights

         In connection with the consummation of the stock purchase agreement, Chardan has formed a wholly owned subsidiary under the laws of the British Virgin Islands, under the name of Agritech. Chardan will, if the stock purchase proposal and redomestication merger proposal are approved, merge with Agritech, effectively changing its jurisdiction of incorporation from Delaware to the British Virgin Islands. Chardan's common stock will be converted into common stock of Agritech. The rights of Chardan stockholders will change accordingly. A comparison of the rights of stockholders under Delaware and British Virgin Islands law is included elsewhere in this proxy statement/prospectus.

Material United States Federal Income Tax Consequences of the Stock Purchase

         Chardan expects that the redomestication merger will qualify as a reorganization for United States income tax purposes. No gain or loss will be recognized on the exchange of the Chardan common stock for the stock of Agritech, provided no holder of Chardan common stock owns 5% or more of the stock of Agritech following the redomestication merger. Stockholders of Chardan are encouraged to consult their own tax advisors, because the tax consequences may be different among the stockholders depending on their personal circumstances.

         Chardan will not recognize any gain or loss as a result of the stock purchase or redomestication merger with Agritech.

Accounting Treatment

         The stock purchase will be accounted for as a recapitalization of Origin rather than as an acquisition. The financial statements of Agritech will combine the historical statements of Origin and Chardan for the prior years giving effect to the merger and stock purchase transactions as if it occurred on January 1, 2004. After the acquisition, the financial statements of Origin Companies will become the financial statements of Agritech.

Regulatory Matters

         The stock purchase and the transactions contemplated by the stock purchase agreement are not subject to any federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, except for filings necessary to effectuate the transactions contemplated by the stock purchase and redomestication merger proposals with the State of Delaware and the British Virgin Islands.

Board Solicitation

         Your proxy is being solicited by the board of directors of Chardan on each of the three proposals being presented to the stockholders at the special meeting.

                    SELECTED HISTORICAL FINANCIAL INFORMATION


         We are providing the following financial information to assist you in your analysis of the financial aspects of the stock purchase. We derived Origin historical information from the audited consolidated financial statements of Origin as of and for each of the years ended December 31, 2004, 2003 and 2002. We derived the Chardan historical information from the audited financial statements of Chardan as of December 31, 2004 and for the periods then ended and from the unaudited financial statements at March 31, 2005 and for the three-month periods then ended. The information is only a summary and should be read in conjunction with each company's historical consolidated financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of Origin, Chardan or the combined company resulting from the business combination.


               THE ORIGIN PARTIES HISTORICAL FINANCIAL INFORMATION


                                                   Year Ended December 31,
                           --------------------------------------------------------------------
                               2004          2003          2002          2001          2000
                           -----------   -----------   -----------   -----------   -----------
Revenue                    $36,430,799   $23,155,094   $11,936,798   $ 9,075,764   $ 5,650,225
Net income                   7,909,076     3,497,959     3,211,752       981,259       481,848
Income (loss) per share           0.08          0.13            --            --            --
Book value per share              0.17          0.34            --            --            --
Dividends paid per share        0.0025        0.0074            --            --            --


                                           As at Year Ended December 31,
                       --------------------------------------------------------------------
                           2004          2003          2002          2001          2000
                       -----------   -----------   -----------   -----------   -----------
Total assets           $50,309,138   $37,153,175   $31,123,038   $11,781,627   $ 9,312,712
Total current           32,985,232    27,541,487    24,807,546     9,336,486     7,317,013
liabilities
Long-term liability        346,982       347,255       347,255            --            --
Stockholders' equity    16,549,920     8,879,466     5,572,684     2,383,516     1,407,861

                    CHARDAN HISTORICAL FINANCIAL INFORMATION


                                                                       For the Period From
                                                                        December 5, 2003
                                   March 31, 2005        Year Ended    (Inception) to March
                                    (unaudited)      December 31, 2004   31, 2005(unaudited)
                                   ---------------    ---------------    ---------------
Revenue                            $            --    $            --    $            --
Interest income on trust account            87,121            166,483            253,604
Net loss                                  (156,523)          (667,699)          (824,757)
Net loss per share                           (0.03)             (0.17)                --
Cash dividends per share                        --                 --                 --




                                                  March 31,                December 31,
                                                   2005         ---------------------------------
                                                (unaudited)          2004               2003
                                              ---------------   ---------------   ---------------
Total assets (including cash deposited in     $    20,863,957   $    20,884,091   $        84,988
    trust account in 2004)
Common stock subject to possible redemption         4,103,450         4,103,450                --
Stockholders' equity                               16,339,216        16,495,739            24,465

           SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         The stock purchase will be accounted for as a recapitalization of Origin rather than an acquisition. Accordingly, although the merger and stock purchase is structured such that the Origin Operating Companies will be directly and indirectly controlled subsidiaries of Agritech at closing, Origin and the Origin Operating Companies will be treated as the continuing reporting entity for accounting purposes. The assets and liabilities of Chardan will be recorded, as of completion of the merger and stock purchase, at their respective historical cost, which is considered to be the equivalent of fair value and added to those of Origin and the Origin subsidiaries. For a more detailed description of purchase accounting, see "The Merger--Anticipated Accounting Treatment" on page 38.

         We have presented below selected unaudited pro forma combined financial information that reflects the purchase method of accounting and is intended to provide you with a better picture of what our businesses might have looked like had they actually been combined. The combined financial information may have been different had the companies actually been combined. The selected unaudited pro forma combined financial information does not reflect the effect of asset dispositions, if any, or cost savings that may result from the stock purchase. You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the stock purchase. The following selected unaudited pro forma combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this proxy statement/prospectus.

                                                    Year Ended
                                                 December 31, 2004
                     --------------------------------------------------------------------------
                       Assuming Maximum Approval                Assuming Minimum Approval
                     ------------------------------        ------------------------------------
                                     (in thousands, except per share data)
Revenue                      $        36,431             $        36,431
Net income                             7,282                       7,241
Net income per share                    0.51                        0.53

Total assets                          61,443             $        57,298
Long-term debt                           347                         347
Stockholders' equity                  27,190                      23,046

                        COMPARATIVE PER SHARE INFORMATION


         The following table sets forth selected historical per share information of Origin and Chardan and unaudited pro forma combined per share ownership information of Origin and Chardan after giving effect to the stock purchase proposal of Origin, which includes control of the Origin Operating Companies and the merger between the Chardan and Agritech, assuming a maximum level and a minimum level of approval of the stock purchase by Chardan stockholders who exercise their conversion and/or appraisal right. The stock purchase will be accounted for as a recapitalization of Origin. You should read this information in conjunction with the selected historical financial information, included elsewhere in this proxy statement/prospectus, and the historical financial statements of Origin and Chardan and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited Origin and Chardan pro forma combined per share information is derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Financial Statements and related notes included elsewhere in this proxy statement/prospectus. The historical per share information is derived from financial statements as of and for the years ended December 31, 2003 and 2004.


         The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of Origin and Chardan would have been had the companies been combined or to project the Origin and Chardan results of operations that may be achieved after the stock purchase.


Number of shares of common                                                                                      Combined
stock assumed to be issued in stock purchase:                          Origin            Chardan(1)(2)          Company(2)
---------------------------------------------                          ------            -------------          ----------
         Assuming maximum approval                                  10,000,000             4,900,000            15,100,000
                                                                         67.55%                32.45%                  100%
         Assuming minimum approval                                  10,000,000             4,095,402            14,295,402
                                                                         71.35%                28.65%                  100%
Net (loss) per share--historical:
         Year ended December 31, 2003:                         $          0.13       $         (0.00)
         Year ended December 31, 2004:                         $          0.08       $         (0.17)
Net income per share--pro forma:
         Year ended December 31, 2004:
                  Maximum                                      $          0.51
                  Minimum                                      $          0.53
Book value per share--December 31, 2004                        $          0.17       $          4.03(3)   $         1.61(3)
Cash dividends declared per share--Year ended December
    31, 2004                                                   $        0.0025                    --      $         0.02(3)(4)


         Notes:

      (1) Operations of Chardan are for the period from December 5, 2003 (inception) to December 31, 2004.


      (2) Historical per share amounts for Chardan were determined based upon the actual weighted average shares outstanding at December 31, 2003 and 2004, respectively, and consolidated pro forma per share amounts for Chardan and Origin (a) were determined based upon the assumed number of shares to be issued under the two different levels of approval and (b) include 200,000 shares to be issued to Best of the Best upon consummation of the Stock Purchase Agreement.

      (3) Calculated based on the minimum approval, to record refund of funds ($4,103,450 plus related interest) to dissenting stockholders.

      (4) Assumes no change in the total dividends paid in 2004 (RMB2,000,000).


                            MARKET PRICE INFORMATION


         Chardan's common stock, warrants and units are each quoted on the Over-the-Counter Bulletin Board under the symbols CAQC, CAQCW and CAQCU, respectively. Chardan's units commenced public trading on March 16, 2004 and its common stock and warrants commenced public trading on March 29, 2004. The closing price for each share of common stock, warrant and unit of Chardan on Thursday, December 23, 2004, the last trading day before announcement of the execution of the stock purchase agreement, as amended, was $5.05, $.90 and $6.90, respectively.

         In connection with the stock purchase, application has been made for the quotation of the combined company's common stock, warrants and units on the Nasdaq National Market and has been provisionally approved. The proposed symbols are SEED, SEEDW and SEEDU. Management anticipates that the Nasdaq listing will be concurrent with the consummation of the redomestication merger. If the listing on Nasdaq is not finally approved, it is expected that the common stock, warrants and units will continue to trade on the OTCBB.


         The table below sets forth, for the calendar quarters indicated, the high and low bid prices of the Chardan common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The over-the-counter market quotations reported below reflect inter-dealer prices, without markup, markdown or commissions and may not represent actual transactions.

                                              Over-the-Counter Bulletin Board
                         ---------------------------------------------------------------------------

                              Common Stock                Warrants                    Units
                         -----------------------    ----------------------    ----------------------
                                    -
                           High          Low          High         Low          High         Low
                         ----------   ----------    ---------    ---------    ---------    ---------
2004 First Quarter          N/A          N/A          N/A          N/A          $6.25        $5.99
2004 Second Quarter        $4.85        $4.65         $1.05        $0.64        $6.95        $6.03
2004 Third Quarter         $4.94        $4.75         $0.85        $0.61        $6.80        $5.70
2004 Fourth Quarter        $6.65        $4.85         $2.03        $0.62       $10.60        $6.00
2005 First Quarter         $8.12        $6.20         $3.12        $1.60       $14.35        $9.30

Holders


         As of June __, 2005, there was one holder of record of the units, eleven holders of record of the common stock and two holders of record of the warrants. Chardan believes the beneficial holders of the units, common stock and warrants to be in excess of 400 persons each.


Dividends


          Chardan has not paid any dividends on its common stock to date and does not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of the then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

                                  RISK FACTORS

         You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to adopt the stock purchase proposal.

If Origin and the Origin Operating Companies do not manage their growth successfully, their growth and chances for continued profitability may slow or stop.

         Origin and the Origin Operating Companies have expanded their operations rapidly during the last several years, and they plan to continue to expand with new seed products and distribution outlets. This expansion has created significant demands on their administrative, operational and financial personnel and other resources, particularly its need for working capital. Additional expansion in existing or new markets and new lines of business could strain these resources and increase its need for capital, which may result in cash flow shortages. Origin's and the Origin Operating Companies' personnel, systems, procedures, controls and existing space may not be adequate to support further expansion.


Origin and the Origin Operating Companies have a short operating history and are subject to the risks of a new enterprise any one of which could limit growth and product and market development.

         Origin's and the Origin Operating Companies' short operating history makes it difficult to predict how their businesses will develop. Accordingly, Origin and the Origin Operating Companies face all of the risks and uncertainties encountered by early-stage companies, such as:


      o uncertain growth in the market for, and uncertain market acceptance of, its products and services;


      o the evolving nature of the crop seed business in PRC, where significant consolidation is likely to occur, leading to the formation of companies better able to compete with Origin than is currently the case; and


      o the risks of competition, technological change or evolving customer preferences could harm sales of their products or services.


         If Origin and the Origin Operating Companies are not able to meet the challenges of building their businesses and managing their growth, the likely result will be slowed growth, lower margins, additional operational costs and lower income.

The profitability of Origin's and the Origin Operating Companies' businesses will decrease if they do not continue to find and market products considered valuable by Chinese farmers.


         The profitability of Origin's seed business depends on recurring and sustained reorders. Reorder rates are inherently uncertain due to several factors, many of which are outside Origin's control. These include changing customer preferences, competitive price pressures, failure to develop acceptable new products and general economic conditions.

Three of the Origin Operating Companies will be controlled subsidiaries through stock consignment agreements rather than by direct ownership of shares, the terms of which may have to be enforced causing extra costs, uncertainty of ownership of the operating businesses and the possible loss of rights.

         PRC law does not permit the transfer of shares in a Chinese joint stock company within three years of its formation. In addition, under PRC law, foreign entities are not currently permitted to own more than 49% of a seed production company. These legal restrictions prevent Agritech, through Origin, from having full ownership of the stock of three of the Origin Operating Companies because they underwent restructuring in 2003. In order to address those restrictions, Origin, a non-Chinese entity, will not directly own the shares of three of the Chinese Operating Companies. Rather, it will hold the right to control the shares in all respects, including voting, dividends, nomination of directors, and corporate management, through stock consignment agreements executed by the owners of the stock of these companies. When the shares can be transferred, they will be transferred over to Origin for no additional consideration. These agreements are commonly used in the PRC, and Chardan has consulted its Chinese counsel and been assured of their efficacy and enforceability.

         There is the risk, however, that a consigning stockholder will not fulfill its obligations under the stock consignment agreement. In that event, Origin may need to resort to PRC courts to have its rights under the agreements enforced. Such enforcement will cause Origin to incur legal expenses, while the case is pending it will cause uncertainty in the rights of Origin, and may result in a PRC court deciding not to enforce the agreements in part or at all. To the extent these agreements are neither observed nor enforced as intended, the Origin Operating Companies will not be controlled by Origin as intended which will affect their value to Origin and restrict the ability to obtain the income and other rights of ownership. It may also prevent the consolidation of their financial statements which would reduce the reported earnings of the consolidated companies. The uncertainty of ownership may also affect the market value of the company.

Origin and the Origin Operating Companies, due to their size and short operating history, depends substantially on a few key personnel which if not retained would cause declines in productivity and profitability and loss of vision, all of which would diminish the prospects of the company and investor interest.

         Due to their size and short operating history, Origin's and the Origin Operating Companies' success depends to a large extent upon the continued service of a few executive officers and key employees, including:


      o     Dr. Gengchen Han;

      o     Dr. Yasheng Yang; and

      o     Liang Yuan.


         The loss of the services of one or more of these key employees could have an adverse effect on Origin and the Origin Operating Companies, as each of these individuals played a significant role in developing and executing the overall Origin business plan and maintaining customer relationships and proprietary technology systems. While none of these key personnel is irreplaceable, the loss of the services of any of these individuals would be disruptive in business through a disruption to the senior management and loss of the current corporate vision. Origin believes that its overall future success will depend in large part upon its ability to attract and retain highly skilled managerial and marketing personnel. There can be no assurance that Origin and the Origin Operating Companies will be successful in attracting and retaining such personnel on terms acceptable to them. Inadequate personnel will limit growth of the company, and will be seen as a detriment to the prospects of the company and result in loss of investor interest in the company.

If Origin and the Origin Operating Companies do not comply with applicable government regulations, they may be prohibited from continuing some or all of their operations resulting in a reduction of growth and ultimately market share due to loss of competitive position.

         The revenue of Origin depends on receiving approval from the PRC government to market new seed hybrids that the Origin Operating Companies will develop. In addition, there may be circumstances under which the approvals granted are subject to change without substantial advance notice, and it is possible that the Origin Operating Companies could fail to obtain the approvals that they require to expand their business as they intend to do. The failure to obtain or to maintain such approvals would limit the number and quality of products that the Origin Operating Companies would be able to offer. This reduction in product offerings would cause a reduction in the growth previously experienced and over time would result in loss of market share from the competitive pressures of seeds developed by others that would likely be better than the Origin products.

The single business line of crop seed development and production does not permit Origin to spread its business risks among different business segments, such that a disruption in its seed production or the industry would hurt the company more immediately and directly.

         After the stock purchase there will be one industry in which Origin will be operating. Without business line diversity, Origin will not be able to spread the risk of its operations. Therefore, its business opportunities, revenues and income could be more immediately and directly affected by disruptions in production of seed from such things as drought and disease or widespread problems affecting the industry such as the absence of farmer credit and payment disruptions and rejection of modified crop seeds. If there is a disruption as described above, the revenues and income of the Origin will be reduced and the business operations may have to be scaled back.

Natural disaster could damage seed production, in which event Origin will suffer a loss of production and will suffer the consequential losses of revenues, market disruption and reputation, and there is no agriculture insurance in the PRC to cover loss of seed crops.

         The Origin Operating Companies produce their seeds using a network of approximately 60,000 farmers, which plant the crops and harvest the seeds for use as crop seeds for the next growing season. As a result, the source of supply for Origin's seeds is subject to all of the risks associated with any agricultural enterprise, including widespread drought, pestilence or other natural disasters. While the use of such a large number of farmers provides some protection against a widespread failure of any particular crop, the majority of the seed production farmers are located in a just two provinces, making them subject to risks that are somewhat local in nature. Origin has attempted to manage this risk by obligating itself to pay the farmers who produce its seeds only for the quantity of seeds that they produce. However, a significant portion of Origin's expenses are in the nature of fixed overhead, and in the event of a widespread failure of the seed crop, Origin would likely sustain substantial operating losses. Although insurance to protect against such a risk is available in many jurisdictions, such insurance is not available in the PRC.

The Origin Operating Companies rely on its network of 60,000 farmers for production of its seeds, and although its relationship with those farmers has been stable in the past, there are no assurances that those relationships will remain stable in the future, the result of which could limit the amount of seed products available to the Origin Operating Companies for sale to customers and customer loyalty.

         The Origin Operating Companies believe they maintain a favorable relationship with the farmers in the seed production network by paying them a higher price for their crop seeds than they would receive by producing crops for sale in the market. In addition, the large number of farmers on which the Origin Operating Companies rely to produce crop seeds means that no one or even several of them can, acting independently, adversely and materially affect the business of Origin. However, events such as a shift in pricing caused by an increase in the value of food crops rather than seed crops, increase in land prices or competition could disrupt the chain of supply. Any of these disruptions could limit the supply of seeds that the Origin Operating Companies obtain, adversely affecting supply and thereby lowering revenues from the lack of product to sell. Such disruption could also damage distributor relationships and farmer loyalty to the brand if the Origin Operating Companies cannot supply the quantity of seed expected from them.

The corn seed prices and sales volumes may decrease in any given year with a corresponding reduction in sales, margins and profitability.

         During most of the brief existence of the Origin Operating Companies, the corn seed market has been stable in the PRC, but in the past, it was marked by periods of instability. In the future there may be periods of instability during which commodities prices and sales volume might fluctuate greatly. Commodities can be affected by general economic conditions, weather, disease and aspects of demand such as financing, competition and trade restrictions. Although Origin has followed a branded product strategy to differentiate its products from those of other crop seed producers, the crop seed market continues to behave as a commodity market. As a result, the price that Origin is able to demand for its seeds is somewhat dependent on the size of the supply of its seeds and the seeds of other producers. Therefore, the potential exists for fluctuation in supply, and consequently in price, in Origin's own markets, even in the absence of significant external events that might cause volatility. As a result, the level of revenues that Origin receives in any given year is subject to change. Because decisions are made regarding the level of production prior to the time that the volume of orders and the market price for those orders is known, it is possible that Origin will have too much or not enough product available, each with the attendant impact on revenues, margins and profitability.

Origin's revenues depend on the ability of a large number of small farmers buying the seed for cash because financing for purchases of this size and type is not available; therefore, if a substantial number of Origin's customers become unable to pay for seed, Origin's sales, revenues and profitability will decline.

         Origin has a large and diversified customer base, with no single customer representing even 1% of its revenues. The large customer base provides some protection against the loss of revenues due to the inability of a significant number of Origin's customers paying for the seed that has been previously ordered. The unavailability of credit for farmers in China further reduces the ability of those farmers to withstand the effects of difficult economic times. The lack of credit could prevent them from fulfilling their purchasing commitments with the result that Origin's revenues and profitability would be reduced.

Competition, both domestic and foreign, may slow or reverse Origin's recent rapid growth, which could result in a decrease in margins and cause an operating loss.

         Competition may develop from consolidation within the Chinese seed industry and privatization of seed producers that are extensions of the county governments. A number of companies are developing using more efficient business models. Competition may develop from foreign seed producers who have high-quality products. As competition develops, Origin will expect its recent rapid growth to slow and will probably experience a reduction in margins. As marketing expenses increases, it may experience operating losses.

Technological change in creating seed hybrids could adversely affect Origin's business, causing a loss in business opportunities, market share and revenues.

         Origin currently relies upon traditional methods of creating crop seed hybrids to develop its new products. While these methods are highly effective, there has been an increase in the development of genetically modified agricultural products to increase the quality and quantity of crop yields. This new genetic technology is controversial, and it has not been widely accepted in many regions of the world, including China. However, as the ability to use genetic modification to produce seeds that are superior to or less costly than those that Origin produces by traditional methods increases, the threat of competition from this source becomes more realistic. A number of factors that are difficult to predict, such as a shift among farmer and consumer attitudes making these kinds of products fore or less acceptable, affect the extent to which this potential threat could affect Origin's business prospects.

         Origin is taking steps to respond to the competition risk presented by genetically modified agricultural products. It has commenced its own research and development efforts for genetically modified seeds, and it has entered into agreements with other research institutions in China working on genetic modifications that give Origin the right to market the seeds they develop. However, there can be no assurance that these efforts will be successful in producing improved seed varieties that are able to compete with those produced by other genetically-modified seed producers or that ultimately genetically modified seeds will be accepted by the Chinese farmer or Chinese consuming public.

If the PRC does not leave in place or continue to expand its economic reforms, the result may be to interfere with the growth of private businesses in the PRC such as Origin and the source of much needed capital from elsewhere will become limited.

         Since the late 1970's, the PRC has been reforming its economic system and changing from a planned economy based on governmental dictates and priorities. It has implemented measures to emphasize the use of market forces and reduce state ownership and control of business and business planning. It is impossible to predict whether or not the government will continue to encourage economic liberalization and further release its control over the economy and encourage private enterprise. We also cannot predict the timing or extent of future economic reforms that may be proposed. Any return to the PRC's policies in effect previously could reduce the freedom of private businesses to operate in a profitable manner, reduce the incentives of those businesses to be profitable or both

The economy of China has been experiencing unprecedented growth and resulted in some inflation which if the government tries to control by traditional means of monetary policy or returns to planned economic techniques, Origin's business will suffer a reduction in sales growth and expansion opportunities.

         The rapid growth of the Chinese economy has resulted in higher levels of inflation. If the government tries to control inflation, it may have an adverse effect on the business climate and growth of private enterprise in the PRC. An economic slow down will have an adverse effect on Origin's sales and may increase costs. If inflation is allowed to proceed unchecked, Origin's costs would likely increase, and there can be no assurance that it would be able to increase its prices to an extent that would offset the increase in its expenses.

A return to profit repatriation controls may limit the ability to pay dividends, expand business and reduce the attractiveness of investing in Chinese business opportunities.

         PRC law allows enterprises owned by foreign investors to remit their profits, dividends and bonuses earned in the PRC to other countries, and the remittance does not require prior approval by the State Administration of Foreign Exchange (SAFE). SAFE regulations required extensive documentation and reporting, some of which was burdensome and slowed payments. If there is a return to payment restrictions and reporting, the ability of a Chinese company to attract investors will be reduced. Also, current investors may not be able to obtain the profits of the business in which they own for other reasons. Relevant PRC law and regulation permit payment of dividends only from retained earnings, if any, determined in accordance with PRC accounting standards and regulations. It is possible that the PRC tax authorities may require changes in income of the company that would limit the ability of it to pay dividends and other distributions. PRC law requires companies to set aside a portion of net income to fund certain reserves which amounts are to distributable as dividends. These rules and possible changes could restrict a company in the PRC from repatriating funds to State Harvest and ultimately Agritech and the shareholders as dividends.

Any devaluation of the currency of the PRC could negatively impact Origin's results of operations as reported in United States dollars.

         Upon consummation of the acquisition of Origin, the operations of the company will be located exclusively in the PRC. If the exchange rate of the Renminbi is effected by lowering its value as against the US dollar, Origin's reported profitability when stated in US dollars will decrease. Origin does not engage in any currency hedging transactions because its business in conducted in the PRC and it has few obligations denominated in foreign currencies.

There government regulations that limit or prohibit foreign investment in the PRC, which may restrict the growth of Origin.

         Although there is a general restriction on foreign investment in the seed industry in the PRC, the corporate structure of Origin enables it to receive foreign investment. The continued ability to receive foreign investment may be important to its ability to continue to rapidly expand its business and to manage that expansion effectively. There is no way to be certain that a change in the regulations allowing Origin to receive foreign investment will not occur which could disrupt its plan to expand its business.

If certain exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct Chinese corporate withholding taxes from any dividends that are paid by the Chinese companies to its parent company which will reduce the return on investment.

         Under current PRC tax laws, regulations and rulings, companies are exempt from paying withholding taxes with respect to dividends paid to stockholders outside the PRC. If the foregoing exemption is eliminated, Origin may be required to withhold such taxes which will reduce the revenues of the parent company and the amount of retained earnings that may be distributed to the stockholders.

Because some of the Agritech directors and officers will reside outside of the United States and substantially all of the assets will be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals and the company.

         Some of our directors and officers after the consummation of the stock purchase will reside outside of the United States and substantially all of our assets will be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under the United States securities laws, the laws of the British Virgin Islands and the Agritech Memorandum and Articles of Association. Moreover, Chardan has been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and it is uncertain whether or not there would be effective enforcement in the PRC of criminal penalties imposed under United States securities laws.

There will be a substantial number of shares of common stock available for sale in the future which may be increased volumes of common stock available and a decline in the market price of the common stock.

         The initial purchase price for the acquisition of Origin and its subsidiaries includes 10,000,000 shares of common stock. These shares are not being registered and a substantial portion of them will be held by insiders; therefore they will be restricted. Commencing one year after the consummation of the acquisition, these shares will become eligible for resale in the public market under Rule 144 with limitations, and after two years some of these shares may become eligible for resale in the public market under Rule 144(k). As a result, the number of shares available for sale will likely increase which tends to adversely impact the market price of a stock.

As a result of the reincorporation in the British Virgin Islands, the governing documents of the company will provide its stockholders with rights that differ from those afforded by Delaware law which may be more protective in some instances and less protective in others.

         Chardan will merge with its wholly owned subsidiary in the British Virgin Islands, and the constituent documents of the BVI company will be in compliance with the laws of that jurisdiction. The rights of stockholders and requirements of directors of a BVI company differ in a number of respects from those of a Delaware company. These differences may result in differing outcomes in the event of takeovers, stockholder suits and governance procedures from those that the stockholders are familiar with when investing in United States companies. In addition, there is not a substantive body of law interpreting the corporate law of the BVI, so there is no basis for analyzing likely outcomes of such matters in advance. Finally, if there are controversies, these will have to be determined in accordance with BVI law and may have to be determined and enforced in jurisdictions other than the United States resulting in less predictability and additional costs.


As a result of the redomestication merger, the Chardan stockholders have appraisal rights, the exercise of which would reduce the amount of cash assets available to the surviving corporation.

         The Chardan stockholders have appraisal rights under Delaware law in connection with the redomestication merger. If exercised, these persons are entitled to a cash payment for the fair value of their shares at the time of the redomestication merger, without increase or decrease for the anticipated value of the merger or subsequent acquisition. Any payment will reduce the cash assets of the surviving company which may limit its ability to implement its business plan.

The combined company's working capital could be reduced, and Chardan stockholders could own as little as 28.65% of the combined company's common stock, if Chardan stockholders exercise their right to convert their shares into cash.

         Pursuant to Chardan's certificate of incorporation, holders of shares issued in Chardan's initial public offering may vote against the stock purchase and demand that Chardan convert their shares into a pro rata share of the trust account, as of the record date, where a substantial portion of the net proceeds of the initial public offering are held, including all interest earned thereon. Chardan and the Origin Parties will not consummate the stock purchase if holders of 805,000 or more shares of common stock issued in Chardan's initial public offering, exercise these conversion rights. To the extent the stock purchase is consummated and holders have demanded to so convert their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the stock purchase. As of _____________, 2005, the record date, assuming the stock purchase proposal is adopted, the maximum amount of funds that could be disbursed to Chardan's stockholders upon the exercise of their conversion rights is approximately $____________, or approximately 20% of the funds then held in the trust account.

The outstanding warrants may be exercised and as a result the underlying shares would become eligible for future resale in the public market which would result in dilution and might have an adverse effect on the market price of the common stock.

         Outstanding warrants and unit purchase options to purchase an aggregate of 9,100,000 shares of common stock issued in connection with the Chardan initial public offering will become exercisable after the consummation of the stock purchase. If they are exercised, then a substantial number of additional shares of Chardan common stock will be eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares.

If certain financial or financing objectives are achieved, the Origin Stockholders will be entitled to receive additional stock of Agritech as contingent consideration for the acquisition of their Origin stock which would result in dilution and might have an adverse effect on the market price of the common stock.

         Under the stock purchase agreement, the Origin Stockholders are entitled to receive additional common stock if certain financial or financing targets are achieved. There is no obligation to register the stock after issuance. However, after being held for the appropriate periods, the common stock will be eligible for resale under Rule 144. If the additional stock is earned, it will significantly increase the number of shares of common stock outstanding. The issuance of this additional stock will have a dilutive effect on the stock already outstanding and may cause a reduction in the trading price of the common stock in the public market.

If Origin meets targeted financing and earnings objectives, the Origin Stockholders will be entitled to additional cash payments which will reduce the amount of working capital available for use in the business which may hinder expansion or cause the company to borrow to cover expenses.

         In the future, if Origin raises additional capital and/or has net profits, the Origin Stockholders will be entitled to an additional $15,000,000 of cash consideration as contingent purchase price for their share in Origin. To the extent that Origin must pay these amounts from its future additional capital and future profits, then it will have less funds available for use in the business. The reduced working capital may limit or hinder expansion or to cover expenses cause the company to borrow more funds at a time when borrowings may not be advantageous and at costs that are in excess of what might otherwise be acceptable.

If Chardan is unable to receive a listing of its securities on the Nasdaq National Market, then it may be more difficult for its stockholders to sell their securities.

         The units, common stock and warrants are currently traded in the over-the-counter market and quoted on the Over-the-Counter Bulletin Board. Agritech has applied for listing on the Nasdaq National Market, and received indication that the listing will be confirmed upon consummation of the business combination. If Agritech is unable to obtain a listing or approval of trading of its securities on Nasdaq National Market, then it may be more difficult for its stockholders to sell their securities.

Chardan directors and executive officers have interests in the stock purchase that are different from yours because if the stock purchase is not approved then the securities held by them may become worthless.

         In considering the recommendation of the board of directors of Chardan to vote for the proposal to adopt the stock purchase agreement and other proposals you should be aware that certain members of the Chardan board are parties to agreements or arrangements that provide them with interests that differ from, or are in addition to, those of Chardan stockholders generally. Chardan's executives and directors are not entitled to receive any of the net proceeds of Chardan's initial public offering that may be distributed upon liquidation of Chardan. Therefore, if the stock purchase is not approved and Chardan fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation, the securities held by Chardan's officers and directors may be worthless.


Voting control by executive officers, directors and other affiliates of the combined company may limit your ability to influence the outcome of director elections and other matters requiring stockholder approval.

         Upon consummation of the stock purchase, executive officers, directors and affiliates of the combined company will own a majority of the combined company's voting stock. These stockholders can control substantially all matters requiring approval by our stockholders, including the election of directors and the approval of other business transactions. This concentration of ownership could have the effect of delaying or preventing a change in our control or discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of the common stock or prevent our stockholders from realizing a premium over the market price for their shares of common stock.

                           FORWARD-LOOKING STATEMENTS


         We believe that some of the information in this proxy statement/prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement/prospectus. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "contemplate," "believe," "estimate," "intends," and "continue" or similar words. You should read statements that contain these words carefully because they:


      o     discuss future expectations;

      o contain projections of future results of operations or financial condition; or

      o     state other "forward-looking" information.

         We believe it is important to communicate our expectations to the Chardan stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this proxy statement/prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Chardan or the Origin Parties in its forward-looking statements, including among other things:

      o the number and percentage of Chardan stockholders voting against the stock purchase proposal;

      o     changing    interpretations   of   generally   accepted   accounting
            principles;

      o     outcomes  of  government  reviews,  inquiries,   investigations  and
            related litigation;

      o     continued compliance with government regulations;

      o legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Origin and the Origin Operating Companies are engaged;

      o     fluctuations in customer demand;

      o     management of rapid growth;

      o intensity of competition from other providers of crop seeds; o timing of approval and market acceptance of new products;

      o     general  economic   conditions;   and  o  geopolitical   events  and
            regulatory changes.

         You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus.


         All forward-looking statements included herein attributable to any of Chardan, the Origin Parties or any person acting on either party's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Chardan and the Origin Parties undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.


         Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the stock purchase agreement you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this proxy statement/prospectus could have a material adverse effect on Chardan, Origin the Origin Operating Companies or the combined company.

                           THE CHARDAN SPECIAL MEETING

Chardan Special Meeting

         We are furnishing this proxy statement/prospectus to you as part of the solicitation of proxies by the Chardan board of directors for use at the special meeting in connection with the proposed stock purchase, redomestication merger and stock option plan. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

         We will hold the special meeting at 10:00 a.m., PST, on ___________ at 625 Broadway, Suite 1111, San Diego, California 92101, to vote on the proposals to approve the stock purchase agreement, the redomestication merger and stock option plan.

Purpose of the Special Meeting

         At the special meeting, we are asking holders of Chardan common stock to: o approve the stock purchase proposal; o approve the redomestication merger proposal; and o approve the stock option proposal.

         The Chardan board of directors:

      o has unanimously determined that the stock purchase proposal, the redomestication merger proposal and the stock option proposal are fair to and in the best interests of Chardan and its stockholders;

      o     has   unanimously   approved  the  stock  purchase   proposal,   the
            redomestication merger proposal and the stock option proposal;

      o unanimously recommends that Chardan common stockholders vote "FOR" the proposal to adopt the stock purchase agreement,

      o unanimously recommends that Chardan common stockholders vote "FOR" the proposal to redomesticate in the British Virgin Islands; and

      o unanimously recommends that Chardan common stockholders vote "FOR" the proposal to adopt the stock option plan.

Record Date; Who is Entitled to Vote

         The "record date" for the special meeting is __________, 2005. Record holders of Chardan common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 4,900,000 outstanding shares of Chardan common stock.

         Each share of Chardan common stock is entitled to one vote per share at the special meeting.

         Pursuant to agreements with Chardan, any shares of Chardan common stock held by stockholders who purchased their shares of common stock prior to the initial public offering will be voted in accordance with the majority of the votes cast at the special meeting on the stock purchase and redomestication merger proposals.


         Chardan's issued and outstanding warrants do not have any voting rights, and record holders of Chardan warrants will not be entitled to vote at the special meeting.


Voting Your Shares

         Each share of Chardan common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Chardan common stock that you own.

         There are three ways to vote your shares of Chardan common stock at the special meeting:


      o You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your "proxy," whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Chardan board "FOR" the adoption of the stock purchase proposal, the redomestication merger proposal, and the stock option plan proposal.


      o You can vote by telephone or on the internet by following the telephone or Internet voting instructions that are included with your proxy card. If you vote by telephone or by the Internet, you should not return the proxy card.

      o You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

         IF YOU DO NOT VOTE YOUR SHARES OF CHARDAN COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE STOCK PURCHASE PROPOSAL AND THE REDOMESTICATION MERGER PROPOSAL, BUT WILL NOT HAVE THE EFFECT OF A DEMAND OF CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF CHARDAN'S INITIAL PUBLIC OFFERING ARE HELD OR A DEMAND FOR APPRAISAL RIGHTS UNDER DELAWARE LAW.

Who Can Answer Your Questions About Voting Your Shares


         If you have any questions about how to vote or direct a vote in respect of your Chardan common stock, you may call Dr. Richard D. Propper, Chardan's chairman, (619) 795-4627.


No Additional Matters May Be Presented at the Special Meeting

         This special meeting has been called only to consider the adoption of the stock purchase proposal, the redomestication merger proposal and the stock option proposal. Under Chardan's by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting, if they are not included in the notice of the meeting.

Revoking Your Proxy

         If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

      o     You may send another proxy card with a later date;


      o You may notify Dr. Propper, Chardan's chairman, in writing before the special meeting that you have revoked your proxy; and


      o You may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Vote Required


         The presence, in person or by proxy, of a majority of all the outstanding shares of common stock constitutes a quorum at the special meeting. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to Chardan but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes"). If you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the proposals to approve the stock purchase, the redomestication merger or the stock option plan.

         The approval of the stock purchase and redomestication merger proposals will require the affirmative vote of the holders of a majority of the Chardan common stock outstanding on the record date. Because each of these proposals require the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against the proposal.


         For consummation of the stock purchase agreement, the redomestication merger proposal must be approved by the stockholders. For the redomestication merger to be implemented, the stock purchase proposal must be approved by the stockholders.


         The approval of the stock option plan will require the affirmative vote of a majority of the Chardan common stock present and entitled to vote at the meeting. Abstentions are deemed entitled to vote on the proposal, therefore, they have the same effect as a vote against the proposal, and broker non-votes are not deemed entitled to vote on the proposal, therefore, they will have no effect on the vote on the proposal.


Conversion Rights

         Any stockholder of Chardan holding shares of common stock issued in Chardan's initial public offering who votes against the stock purchase proposal may, at the same time, demand that Chardan convert his shares into a pro rata portion of the trust account as of the record date. If demand is made and the stock purchase is consummated, Chardan will convert these shares into a pro rata portion of funds held in a trust account plus interest, as of the record date.

         The closing price of Chardan's common stock on ____________, 2005 (the record date) was $______ and the per-share, pro-rata cash held in the trust account on that date was approximately $___________. Prior to exercising conversion rights, Chardan stockholders should verify the market price of Chardan's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price.

         If the holders of 805,000 or more shares of common stock issued in Chardan's initial public offering (an amount equal to 20% or more of these shares), vote against the stock purchase and demand conversion of their shares, Chardan will not be able to consummate the stock purchase.

         If you exercise your conversion rights, then you will be exchanging your shares of Chardan common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the effective time of the stock purchase and then tender your stock certificate to the combined company.

Appraisal Rights


         Under Delaware corporate law, the redomestication merger of Chardan with Agritech causes the stockholders of Chardan to have appraisal rights in connection with the transactions for which approval is sought. This right is separate from the conversion rights of the holders of shares of Chardan common stock issued in the initial public offering. However, because the exercise of the appraisal right and the conversion rights both require a tender of the holder's shares to Chardan, only one right may be elected in respect of the shares. See pages 63 to 65 and Annex I for more information about appraisal rights.


Solicitation Costs

         Chardan is soliciting proxies on behalf of the Chardan board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Chardan and its respective directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. In addition, the preferred member representatives and officers of the Origin Parties are soliciting proxies and may solicit proxies in person, by telephone or by other electronic means. These persons will not be paid for doing this.

         Chardan has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance necessary. Chardan will pay all fees and expenses related to the retention of any proxy solicitation firm.

         Chardan will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Chardan will reimburse them for their reasonable expenses.

Stock Ownership


         At the close of business on the record date, Dr. Richard D. Propper, Kerry S. Propper, Jiangnan Huang, Li Zhang, Daniel P. Beharry, Steven Urbach, Anthony Errico and the Estate of Michael Urbach beneficially owned and were entitled to vote approximately 875,000 shares of Chardan common stock, or approximately 17.9% of the then outstanding shares of Chardan common stock, which includes all of the shares held by the directors and executive officers of Chardan and their affiliates. Those persons, who were stockholders of Chardan prior to its initial public offering of securities, have agreed to vote their shares on the stock purchase and redomestication merger proposals in accordance with the majority of the votes cast by the holders of shares issued in Chardan's initial public offering.


         Dr. Richard D. Propper is currently chairman of the board of directors of Chardan, Mr. Huang is chief executive officer, Mr. Kerry S. Propper is executive vice president, and Mr. Zhang is chief financial officer. On the record date, directors and executive officers of Chardan and their affiliates beneficially owned and were entitled to vote 689,501 shares of Chardan's common stock. These shares represent approximately 14.1% of Chardan's outstanding common stock.

Fairness Opinion

         Chardan did not obtain a fairness opinion in respect of the acquisition of Origin or the redomestication merger.

                 CONSIDERATION OF THE STOCK PURCHASE TRANSACTION

         The following discussion of the principal terms of the stock purchase agreement dated as of December 20, 2004 among Chardan, Dr. Richard D. Propper, Kerry S. Propper, MD, Jiangnan Huang, Zhang Li, Daniel P. Beharry, Steven Urbach and the Origin Parties is subject to, and is qualified in its entirety by reference to, the stock purchase agreement. A copy of the stock purchase agreement is attached as an annex to this proxy statement/prospectus and is incorporated in this proxy statement/prospectus by reference.


General Description of the Stock Purchase


         Pursuant to the stock purchase agreement, on March 11, 2005, Chardan established a wholly owned subsidiary, Origin Agritech Limited, under the laws of the British Virgin Islands, and Chardan will merge with and into Agritech. Agritech will be the surviving entity, and the separate corporate existence of Chardan will cease at the effective time of the merger. Simultaneously with the merger, Agritech will purchase the issued and outstanding stock of Origin, which in turn will own, or will have acquired the rights to control, the outstanding stock of the Origin Operating Companies. We refer to Agritech, after giving effect to completion of the stock purchase, as Agritech or the combined company. As a result of the stock purchase, the former owners of Origin and the Origin Operating Companies will own approximately 66.2% of the outstanding shares of the combined company's common stock, assuming no redemptions or exercise of appraisal rights.


Background of the Stock Purchase

         The terms of the stock purchase agreement are the result of arm's-length negotiations between representatives of Chardan and the Origin Parties. The following is a brief discussion of the background of these negotiations, the stock purchase and related transactions.


         Chardan was formed on December 5, 2003 to serve as a vehicle to accomplish a business combination with an unidentified operating business in the PRC with significant growth potential. Chardan completed an initial public offering in March 2004, in which it raised net proceeds of approximately $21,242,000. Of these net proceeds, $20,527,500 were placed in a trust account immediately following the initial public offering and, in accordance with Chardan's certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of Chardan. Chardan must liquidate unless it has consummated a business combination by September 22, 2005. If a letter of intent, agreement in principle or a definitive agreement to complete a business combination was executed but the transaction was not consummated prior to September 22, 2005, then it is not required to liquidate unless the business combination contemplated by such letter of intent, agreement in principle or definitive agreement is not consummated by March 22, 2006.

         At the end of March 2004, Chardan commenced its efforts to locate a company with which to effect a business combination. To assist Chardan in locating and evaluating companies in the PRC, on March 29, 2004, Chardan engaged Best of the Best, a business acquisition consulting firm, to identify potential acquisition candidates, prepare background investigations, industry analysis and due diligence reports. Best of the Best was contacted immediately after the consummation of the initial public offering by Huang Jiangnan, an officer and director of Chardan who has known the principals of Best of the Best for many years. This initial contact was made after the effective date of the initial public offering, and discussions about their engagement commenced shortly thereafter. Under the terms of the agreement, Best of the Best will be paid a total of $250,000, payable in four installments: $87,500 at the commencement of their engagement, $37,500 on the announcement of Chardan's intention to pursue a particular business combination, $87,500 when Chardan's stockholders approve a business combination, and $37,500 when a business combination is approved. In addition, upon consummation of the business combination, Chardan will issue 200,000 shares of restricted common stock to Best of the Best. The services that Best of the Best provided included the following: assisting Chardan in identifying acquisition opportunities, assisting in preparing and executing required confidentiality, market stand-off and similar agreements; compiling preliminary information about merger candidates; performing financial due diligence and analysis; recommending acquisition structures; assessing the information about the potential target that is available; and working with accountants and legal staff to prepare for a business combination, including agreement negotiation.

         Best of the Best commenced identifying and screening acquisition candidates in April 2004. Best of the Best used its knowledge of Chinese companies and its network of contacts, screening potential companies based on Chardan's criteria. Chardan also sought to identify acquisition candidates, principally through the efforts of Huang Jiangnan and Li Zhang, officers and directors of Chardan. Both of these persons have extensive contacts through the Chinese business and legal community in the PRC.

         Best of the Best and Chardan selected ten companies as potential candidates for a business combination, Chardan requested preliminary reports from Best of the Best for its evaluation of the potential targets. On the basis of that review and information, in May 2004, Chardan selected one candidate with which to pursue an agreement. Chardan was not able to agree to acceptable terms with this first target company. Based on an analysis of the valuation of comparable public companies, this first target's existing financial condition, management expertise, volatile earnings quarter over quarter, and the fact that the target's management dramatically reduced their forecast for 2004 after tax income, Chardan determined that a business combination with that first target was not in the best interests of Chardan's stockholders.

         During the negotiations with the first target, Best of the Best continued their due diligence on the other previously identified companies, which included the Origin Operating Companies. After deciding not to pursue that first potential transaction in late June 2004, Chardan entered into discussions with Dr. Han, the principal of the Origin Operating Companies, regarding a potential business combination.

         The Origin Operating Companies had been among the companies with which Chardan had held preliminary meetings in April, but had not pursued any substantive business combination discussions. The first formal meeting to discuss this transaction was held on June 24, 2004, in Beijing, China. Chardan and an advisory firm for the Origin Parties, Chum Investment Corporation, exchanged information about Chardan and the Origin Operating Companies and suggested a general structure and terms of an acquisition by Chardan. Then on June 26, 2004, representatives of Chardan, the Origin Stockholders and Chum met at the offices of the Origin Operating Companies in Beijing to discuss preliminary issues of due diligence, exchange of information, pricing and other terms of an acquisition. During its discussions with the Origin Operating Companies, Chardan continued to evaluate other potential candidates for a business combination.

         On August 23, 2004, Dr. Propper, Mr. Huang and Mr. Zhang from Chardan and the Origin Stockholders, including representatives of Chum, met in Beijing for further discussions about the respective businesses and terms of the transaction. The parties were in general agreement about the acquisition terms, but at this meeting they began to discus various specifics and raised related topics to the acquisition and disclosure process.

         After several days of negotiations and due diligence review in Beijing from September 19 to September 21, 2004 by and among Dr. Propper, Mr. Kerry Propper, Mr. Zhang Li and Mr. Jiangnan Huang of Chardan and Dr. Gengchen Han, Mr. Yasheng Yang and Ms. Yu Ping Zhao of the Origin Operating Companies, Chardan, for itself, and Dr. Han, in respect of the Origin Parties, signed a memorandum of understanding on September 22, 2004. This memorandum set forth the following:

      o the reorganization of the Origin Operating Companies which was to take into account the best tax arrangements for all parties;

      o the consideration to be paid for the Origin Operating Companies, which is reflected in the stock purchase agreement;

      o the terms of the additional purchase price to be paid over time based on performance criteria;

      o     the desire for a stock option plan; and

      o the inclusion of certain Origin Stockholders on the board of directors of the surviving corporation.

         Promptly after the execution of the memorandum of understanding, Chardan's United States counsel prepared a draft of the stock purchase agreement and sent it to counsel for the Origin Parties. In addition, the Chinese counsel of Chardan consulted with Chinese counsel for the Origin Parties and commenced negotiation of the stock consignment agreements, the technology assignment agreements and reorganization of the Chinese Operating Companies. Origin, under the name State Harvest Holding Limited, was established in the British Virgin Islands on November 24, 2004 by Chinese counsel for the Origin Parties.

         During the period between October 20, 2004 and December 6, 2004, counsel exchanged emails about various points in the agreements and continued to modify them and exchanged drafts of documents. Counsel and the accountants for all the parties conducted legal and financial due diligence and negotiated points in the agreements. During this period, representatives of Chardan and the Origin Parties also conducted further due diligence from a business point of view and began preparation of this proxy statement/prospectus.


         On October 30, 2004, representatives of Best of the Best met with the board of directors of Chardan to give a report of their due diligence of the Origin Operating Companies and analysis of the business in which the Origin Operating Companies operate. At the meeting were all the board members of Chardan and Mr. Wu Cheong, representing Best of the Best, who made the report. The board of directors unanimously resolved to proceed with the acquisition process and continue to work towards execution of a definitive stock purchase agreement.


         On November 22, 2004, Dr. Propper and Dr. Han and Messrs. Yang and Yuan exchanged emails about the terms and forms of employment agreements. These agreements were further negotiated and the terms subsequently finalized on December 1, 2004.

         On December 7, 2004, there was a meeting at the offices of Chardan's United States counsel, Graubard Miller, in New York City, to negotiate the final terms of stock purchase agreement. All the officers and directors of Chardan and Chardan's United States counsel attended the meeting in person. Dr. Han and Mr. Song Xuesong, executive director of Chum Investment Corporation, advisor to the Origin Parties, and Mr. Cui Liguo, partner of Guantao Law Firm, counsel to the Origin Parties, attended the meeting in person. Other members of Guantao Law Firm attended the meeting by telephone conference.

         On December 7, 2004, after the meeting with the Origin representatives, the board of directors of Chardan met to review the transaction documents and evaluate and approve the acquisition of Origin. The board of directors reviewed the latest forms of stock purchase agreement, the stock consignment agreements, the technology license agreements, the employment agreements and voting agreement. The board of directors also reviewed the disclosure schedules to the stock purchase agreement of the Origin Parties. After review of the due diligence materials and the report of Best of the Best and discussion, the foregoing were unanimously approved, subject to final negotiation and modification, and the board determined to recommend the approval of the stock purchase agreement, redomestication merger and related transactions and the stock option plan to the stockholders.

         From December 8, 2004 to December 10, 2004, Dr. Propper, Mr. Propper and Dr. Han met with their respective counsel in meetings in New York City to finalize the transaction documents, and the Origin Parties delivered the preliminary financial statements required before the signing of the stock purchase agreement.

         The stock purchase agreement was signed on December 20, 2004. Chardan filed a press release and Current Report on Form 8-K on December 27, 2004 announcing the execution of the agreement and discussing the terms of the stock purchase. The Current Report was amended on January 21, 2005 to file the audited financial statements of Origin for the years ended December 31, 2001, 2002 and 2003 and for the nine months ended September 30, 2004 and pro forma statements of operations of Chardan showing the acquisition as if it occurred on January 1, 2003 and pro forma balance sheets as if it occurred September 30, 2004.


Board Consideration and Approval of Transaction


         While no one factor determined the final agreed upon consideration in the stock purchase, Chardan's board of directors reviewed various industry and financial data, including certain valuation analyses and metrics compiled by members of the board and by Best of Best in order to determine that the consideration to be paid to the Origin Parties was reasonable and that the stock purchase was in the best interests of Chardan's stockholders.


         Best of the Best conducted a due diligence review of Origin and the Origin Operating Companies that included an industry analysis, a description of Origin's existing business model, a valuation analysis and financial projections in order to enable the board of directors to ascertain the reasonableness of this range of consideration. Throughout the negotiation process, Best of the Best continued to assemble and review relevant due diligence materials and, on October 22, 2004, delivered a presentation to the board of directors and a due diligence package that included the information regarding Origin and the Origin Operating Companies that Best of the Best had gathered and prepared. During its negotiations with the Origin Parties, Chardan did not receive services from any financial advisor other than Best of the Best.


         Interest of Chardan Directors and Officers in the Stock Purchase

         In considering the recommendation of the board of directors of Chardan to vote for the proposals to approve the stock purchase agreement, the redomestication merger and the stock option plan, you should be aware that certain members of the Chardan board have agreements or arrangements that provide them with interests in the stock purchase that differ from, or are in addition to, those of Chardan stockholders generally. In particular:

      o if the stock purchase is not approved and Chardan fails to consummate an alternative transaction within the time allotted pursuant to its amended and restated certificate of incorporation, Chardan would be required to liquidate. In such event, the shares of common stock held by Chardan's directors and officers would be worthless because Chardan's directors and officers are not entitled to receive any of the liquidation proceeds and any warranty they hold will expire worthless.


      o Chardan's executives and directors own a total 689,501 shares of Chardan common stock that have a market value of $________ based on Chardan's share price of $________ as of _______ 2005, the record date. However, as Chardan's directors and executives are contractually prohibited from selling their shares prior to March 16, 2007 (during which time the value of the shares may increase or decrease), it is impossible to determine what the financial impact of the stock purchase will be on Chardan's directors and executives;


      o the transactions contemplated by the stock purchase agreement provide that Mr. Kerry Propper will be a director of Agritech and he will have the right to appoint one additional director of the nine members of the board of directors of the combined company for three years (which person is currently Steven Urbach);

      o after completion of the stock purchase, Dr. Propper will continue to serve in the capacity of Vice President, Corporate Development (without personal compensation), and Chardan Capital LLC, an affiliate of Dr. Propper, Mr. Beharry, Mr. Zhang and Mr. Huang, will provide a variety of ongoing services to Origin over the next two years at a cost to Origin of $30,000 per month, which services will be on a non-exclusive basis and include advice and help in meeting US public reporting requirements and accounting standards, Sarbanes-Oxley compliance, corporate structuring and development, stockholder relations, corporate finance and operational capitalization and such other similar services as suggested and agreed to by Chardan Capital, LLC; and

      o Chardan's directors and officers and certain initial stockholders may be personally liable for a pro rata share of a termination fee of $1 million that is payable to the Origin Stockholders if the stock purchase agreement is terminated under certain limited conditions.


         Chardan's Reasons for the Stock Purchase and Recommendation of the Chardan Board


         The Chardan board of directors concluded that the stock purchase agreement with the Origin Parties is in the best interests of Chardan's stockholders. The Chardan board of directors did not obtain a fairness opinion.

         Each member of Chardan's board of directors has extensive experience in performing due diligence of acquisition targets and in valuing companies. Three of the directors , Dr. Propper and Messrs. Li and Huang, are currently principals in Chardan Capital LLC, a strategic financial and management consulting company that focuses on identifying attractive Chinese companies and in structuring transactions involving those companies. One director, Mr. Kerry Propper, is the Chief Executive Officer of Chardan Capital Markets, a registered NASD broker dealer.

         The Chardan board of directors considered a wide variety of factors in connection with its evaluation of the stock purchase. In light of the complexity of those factors, the Chardan board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Chardan board may have given different weight to different factors.

         In considering the stock purchase, the Chardan board of directors gave considerable weight to the following factors:

         Origin's and the Origin Operating Companies' record of growth and expansion and high potential for future growth

         Important criteria to Chardan's board of directors in identifying an acquisition target was that the company has established business operations, that it was generating current revenues, and that it had what Chardan believes to be a potential to experience rapid additional growth in the future. Chardan's board of directors believes that Origin and the Origin Operating Companies have in place the infrastructure for strong business operations, a large and growing customer base, significant technological capabilities and brand name recognition. Origin commenced business operations in late 1997, and it has experienced an average annual revenue growth of greater than 30% from 2002 through 2004. The 2003 revenues were approximately $27 million, with then estimated revenues for 2004 of approximately $36 million, and then projected revenues for 2005 of greater than $55 million.

         Although revenue projections are inherently uncertain, Chardan's board of directors believed, and continues to believe, the projections for Origin's business are much more reliable than most, based on its expected revenues. Approximately 80% of Origin's orders for seeds to be delivered in the next growing season are received in the prior year. These orders are accompanied by deposits of 10% to 20% of the purchase price so there is a strong indication of the actual purchase that will take place in the following year and, therefore, projected revenues are able to be anticipated with relative certainty.

         This record of significant and predictable growth helped to convince Chardan's board of directors that a business combination with Origin would be in the best interests of Chardan's stockholders.

         Chardan's board of directors believes that Origin and the Origin Operating Companies have the ability to continue growth because:


      o     the existing customers represent a recurring revenue stream;


      o Origin budgets approximately 5% of current revenue to research and development activities during the following year. However, because of the revenue growth experienced by Origin, the amount actually spent has been approximately 3% of Origin's total revenue. Through this research and development, Origin has developed and Chardan's board of directors believes it will continue to develop additional hybrid seed offerings;

      o Origin places an emphasis on its sales and marketing functions, with over 1,000,000 customers in a database, the production and circulation of a newspaper three times a year through their distributor network that reaches between 1,000,000 and 2,000,000 readers per issue, television advertising, product demonstrations, and the maintenance of a call center for receiving customer service inquiries;

      o the Chinese crop seed market remains fragmented and consists of large numbers of companies that operate at the county and provincial level; and

      o few of the competing companies to Chardan's knowledge have a research and development program that appears to be as effective as Origin's, resulting in what the Chardan board believes will be a continuation of superior seed and support offerings by Origin to customers, thereby increasing its customer base and sales in the future.

         Based on its review of the Origin Operating Companies historical financial statements and their business model and relationships, Chardan's board of directors believes that Origin Operating Companies' products are sold at attractive gross margins, and that they have controllable variable costs and low, scalable fixed costs.


         Origin represents an opportunity to invest in a growing, dynamic industry


         Another criterion important to Chardan's board of directors in identifying an acquisition target was that the company be in an emerging or expanding industry with potential for growth. China's enormous population represents one of the largest market for crops in the world. Although the growth rate of China's population has slowed, China's population will continue to increase in absolute terms. While the demand for corn and other crops for consumption by the Chinese population is large and growing, the use of corn, in particular, as an animal feed, source of starch products and even for use as a fuel will likely support continued growth in this industry.

         Although there are currently a large number of seed companies that meet the demand of farmers in the PRC, Chardan's board of directors believes that few of them are developing and producing advanced hybrid seeds that offer the advantages of Origin's hybrid seeds. Chardan's board of directors expects that Origin's product offerings, continued efforts to develop and produce hybrids for additional crops, its market presence and effective marketing strategies will result in an increase of Origin's share of its existing markets and enable Origin to enter additional markets.


         The experience of Origin's management.


         Another criterion important to Chardan's board of directors in identifying an acquisition target was that the company have a seasoned management team with specialized knowledge of the markets within which it operates and the ability to lead a company in a rapidly changing environment. Chardan's board of directors believes that Origin's management has demonstrated that ability, addressing what has until now been a market consisting of local businesses with little meaningful research and development into a biotech industry that focuses on product development, efficient production and effective marketing and customer service programs. By utilizing its growing revenues to expand its market share and develop additional products, Origin's management seems to have demonstrated a commitment to a strategy that has given it a significant presence in the seed industry in the PRC.


         Origin's ability to execute its business plan, even with the risk that Chardan's public stockholders would vote against the stock purchase and exercise their conversion rights.


         Chardan's board of directors considered the risk that the current public stockholders of Chardan would vote against the stock purchase and demand to redeem their shares for cash upon consummation of the stock purchase, thereby depleting the amount of cash available to the combined company following the stock purchase or cause a condition of the stock purchase agreement not to be met. Chardan's board of directors deemed this risk to be no worse with regard to Origin than it would be for other target companies and believes that Origin will still be able to implement its business plan, even if the full amount of the funds deposited in the trust account are not available at closing.


         Due Diligence Information Materials


         In performing the analysis described above, Chardan's board of directors also reviewed an information statement prepared by Chardan's consultants, Best of the Best, in connection with its search for a suitable target company.

         The Best of the Best information included a general description of the business of the Origin Operating Companies as it existed prior to the report, a diagram of the Origin Parties' business model, including its research and development capabilities, its licensing strategy, its seed production processes and distribution network. A separate diagram showed the capital structure of the Origin Parties as of the date of the package, valuation calculations and analysis, projected uses of the cash in Chardan's trust account subsequent to the stock purchase and an organizational chart for Origin and the Origin Operating Companies.


         The Best of the Best information then gave a market overview that described the Chinese seed crop market generally and how the Origin Operating Companies fit into and compete within that market. The description showed Origin to be engaged principally in corn seed production, but it also showed Origin moving into cotton and other crop seeds, both as a diversification and an expansion strategy. Depending on the market prices for crops, farmers will often convert their land from production of one crop to another. The materials described how Origin's plan to enter the cotton seed markets will enable it to hedge against shifts in farmers' crop selection. It also provided information regarding the geographical markets in which the Origin Operating Companies compete within the PRC. A separate section detailed the nature of the seed distribution process in the PRC and another examined the competitive and other threats that the Origin Operating Companies face in conducting their business, including market fluctuations and unfavorable weather.

         The materials also contained an overview of the products of the Origin Operating Companies, both current and those in development, and the permit process that companies must go through to sell seeds in the PRC, including a separate process for new hybrid seeds. The package made a specific point of describing the Origin Operating Companies past and current approach and past success in moving products through that permit process.


         The materials contained a section describing the Origin Operating Companies' business model. Among the elements in that business model are the development of strong internal research and development, continued use of licensed seed products, establishment of strong brand identity, reliance on an effective system of master and sub distributors to extend the reach of Origin into the marketplace, a strong, value added customer service and technical support component and the emphasis on print and other advertising to establish, maintain and extend Origin's customer base.


         A section on personnel examined the role of its principal executives, including Dr. Han, who is the Executive Chairman, Mr. Yang, who has overall operational responsibility and direct control over marketing, and Mr. Yuan, whose responsibilities include infrastructure and public relations. The information described in this section supports Chardan's board of directors' determination that the Origin Operating Companies have an experienced and talented management team, capable of continuing the success achieved in the past.

         A section on risk factors in the materials described the risks inherent the business plan of the Origin Operating Companies. These risks are discussed, among others, in the risk factors section of this proxy statement/prospectus.

         A section in the Best of the Best information materials discussed the history of Origin that showed a record of growth and a leverageable business model, including rapidly increasing revenues, solid gross profit margins and, controllable variable costs. This section also discussed the substantial reinvestment in the business made by Origin through a strong research and development effort, something that Origin considers to be important to its future success.

         Chardan's board of directors also reviewed a report prepared for Chardan by Xing An Securities Co. Ltd., based in China, to prepare an overview of the seed business in China, highlighting their thoughts on Origin's place therein. This document corroborated Chardan's board of director's initial view of the potential of the Origin Operating Companies.

         Mr. Kerry Propper, a director and officer of Chardan, prepared for the board of directors an analysis of the post-transaction value of the Origin Operating Companies. He analyzed comparable companies in the seed/agricultural markets, taking into account their relative market presences and cycle maturity. He prepared a list of comparative price/earnings ratios of these companies and compared them to the price/earnings of the Origin Operating Companies and their anticipated price/earnings. The valuation for the future of the Origin Operating Companies was based on many assumptions, including projected top-line sales, assumed margins, and projected net income. Since there is little depreciation and amortization in the company's history, taxes were eliminated. Capital resources were taken into account, based on the capital of the company after the acquisition and for income and reinvestment, and for the potential of exercise of outstanding warrants of Chardan. Based on this analysis, Mr. Propper concluded that comparatively speaking, the enterprise value of the Origin Operating Companies, immediately after the acquisition, was favorable. On the basis of the analysis, he concluded that the board of directors, from an economic point of view, should consider the acquisition of the Origin Operating Companies.

         Chardan's board of directors also considered the methods by which a foreign company may own and control the PRC companies that are newly organized or are in restricted industries. In structuring the transaction and in preparing the documentation, Chardan retained its own PRC counsel to advise it on the acquisition of stock that is subject to transfer restrictions. The methodology of stock consignment agreements and technology service agreements is widely used in these instances. The agreements were drafted by its PRC counsel and reviewed by United States counsel. Although the agreements are initially control arrangements, they provide for transfer of title in the future if and when the restrictions lift, without any further consideration. Moreover, the consignment agreements prevent the title holder from transferring the shares to another or taking any action limiting the rights of Origin. The consignment agreement freezes the ownership in the hands of the record/title owner, but gives the consignee, Origin, all the incidents of beneficial ownership, including voting, dividend, director nomination, management selection and every other right of ownership other than record ownership. Record ownership is subject to the directions of Origin so long as it is a permitted transfer and transferee under PRC law. The stock purchase agreement provides for opinions of PRC counsel on the validity and enforceability of all the agreements by the Origin Parties. On the basis of its discussions with counsel and the similarity of the Origin agreements to those used by other foreign owners, the Chardan board of directors believed that the restrictions and use of stock consignment agreements was an acceptable business strategy to obtain an acquisition opportunity in the PRC.

         Satisfaction of 80% Test

         It is a requirement that any business acquired by Chardan have a fair market value equal to at least 80% of its net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on the financial analysis of Origin generally used to approve the transaction, the Chardan board of directors determined that this requirement was met. More specifically, the board used a comparable price/earnings ratio analysis, discounted cash flow analysis and asset valuation analysis and believes that, on the basis of these methodologies, the fair market value of Origin substantially exceeds 80% of the Chardan assets. Furthermore, just the value of the shares forming a portion of the consideration being paid, which amount was negotiated at arms-length, is well in excess of 80% of the Chardan assets. The Chardan board of directors believes because of the financial skills and background of several of its members, it was qualified to make these different analysis itself and conclude that the acquisition of the Origin Operating Companies met this requirement without recourse to an independent source.

         Conclusion of the Board of Directors

         After careful consideration, Chardan's board of directors determined unanimously that each of the stock purchase proposal, the redomestication merger proposal and the stock option proposal is fair to and in the best interests of Chardan and its stockholders. Chardan's board of directors has approved and declared advisable the stock purchase proposal, the redomestication merger proposal and the stock option proposal and unanimously recommends that you vote or give instructions to vote "FOR" each of the proposals to adopt the stock purchase proposal, the redomestication merger proposal, the stock option proposal and the election of directors.


         The foregoing discussion of the information and factors considered by the Chardan board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Chardan board of directors.

Material U.S. Federal Income Tax Considerations of the Redomestication Merger


         The following discusses the material U.S. federal income tax consequences of the redomestication merger to the Chardan stockholders who are U.S. Holders. A United States Holder is: (i) a beneficial owner of Chardan common stock that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is described in Section 7701(a)(3) of the Code and (ii) holds the Chardan common stock as a capital asset. This discussion is based on the United States Internal Revenue Code of 1986, as amended, which we refer to as the Code, and Treasury regulations promulgated thereunder.

         Chardan expects that the redomestication merger will qualify as a reorganization under the Code. No gain or loss will be recognized on the exchange of the Chardan common stock held by Chardan's stockholders for stock of Agritech, provided no holder of Chardan common stock owns 5% or more of the stock of Agritech following the redomestication merger. The federal tax basis of the shares of Agritech received by the holder of Chardan common stock in the merger will be the same as the adjusted tax basis of such Chardan common stock surrendered in exchange therefore. The holding period of the shares of Agritech received in the redomestication merger by the holder of Chardan common stock will include the period during which such Chardan common stock was held as a capital asset on the date of the redomestication merger.

         The foregoing U.S. federal income tax consequences is not affected by the changes made to the Code by the American Jobs Creation Act of 2004 in the treatment of domestic business entities which expatriate from the United States to a foreign jurisdiction. These new provisions generally apply to the direct or indirect acquisition of substantially all of the properties of a domestic enterprise by a foreign corporation if there is at least 60% or 80% of continuing share ownership in the successor foreign entity by the former U.S. corporation's stockholders and substantial business activities are not conducted in the jurisdiction in which such successor is created or organized. Under the Chardan redomestication merger and the stock purchase agreement, following the redomestication merger into Agritech, the holders of Chardan common stock will own 32.5% of the shares of Agritech.

         For United States federal income tax purposes, the gross amount of all dividends paid with respect to Agritech shares out of current or accumulated earnings and profit ("E&P") to a United States Holder generally will be treated as foreign source ordinary income to such holder. United States corporations that hold Agritech common stock will not be entitled to the dividends received deduction available for dividends received from United States corporations. To the extent a distribution exceeds E&P, it will be treated first as a return of capital to the extent of the United States Holder's basis, and then as gain from the sale of a capital asset.

         The conclusions expressed above are based on current law. Future legislative, administrative or judicial changes or interpretations, which can apply retroactively, could affect the accuracy of those conclusions. No rulings have been or will be sought from the Internal Revenue Service concerning the tax consequences of the transactions contemplated by the stock purchase agreement or redomestication merger.


         The discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Code. Such taxpayers include non-U.S. persons, insurance companies, tax-exempt entities, dealers in securities, banks and persons who acquired their stock interests pursuant to the exercise of employee options or otherwise as compensation.

         BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR STOCKHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED ABOVE, EACH STOCKHOLDER IS URGED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE REDOMESTICATION MERGER AND THE STOCK PURCHASE TO HIM, HER OR IT, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS

Anticipated Accounting Treatment

         The stock purchase will be accounted for as a capital transaction for accounting and financial reporting purposes. Accordingly, for accounting purposes, the stock purchase will be treated as the equivalent of Origin's issuing stock for the net monetary assets of Chardan, accompanied by a recapitalization. The net monetary assets of Chardan will be stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded. Under this method of accounting, Origin will be the continuing entity for financial reporting purposes. The retained earnings (deficit) of Origin will be carried forward after the stock purchase. Operations prior to the stock purchase will be those of Origin and the Origin Operating Companies.

Regulatory Matters


         The stock purchase and the transactions contemplated by the stock purchase agreement are not subject to the HSR or any federal or state regulatory requirement or approval, except for filings necessary to effectuate the transactions contemplated by the stock purchase proposal with the State of Delaware and the British Virgin Islands.

                          THE STOCK PURCHASE AGREEMENT

         The following summary of the material provisions of the stock purchase agreement is qualified by reference to the complete text of the stock purchase agreement, a copy of which is attached as an annex to this proxy statement/prospectus, and is incorporated by reference. All stockholders are encouraged to read the stock purchase agreement in its entirety for a more complete description of the terms and conditions of the stock purchase.

Structure of the Stock Purchase and Redomestication Merger


         At the effective time of the stock purchase agreement, Chardan will be merged with and into Agritech. Agritech will continue as the surviving company. All of the stock of Chardan will be converted into the right to receive stock in Agritech on a one-for-one basis. Thereafter, Agritech will purchase all the common stock of Origin, a British Virgin Island corporation, for $10,000,000 and 10,000,000 shares of common stock, and the additional purchase price described below. At the time that Origin is acquired by Agritech, Origin will acquire direct ownership and rights to control the stock of the Origin Operating Companies, thus obtaining the seed development, distribution and licensing operations in the PRC from the current owners.


Closing and Effective Time of the Stock Purchase


         The closing of the stock purchase will take place promptly following the satisfaction of the conditions described below under "The stock purchase agreement--Conditions to the Stock Purchase," unless Chardan and the Origin Parties agree in writing to another time.


Name; Headquarters; Stock Symbol

         After completion of the stock purchase:

      o     the name of the combined company will be Origin Agritech Limited;


      o the corporate headquarters and principal executive officers will be located at 12 Shangdi Xinxi Lu, Haidian District, Zhongguancun Development Building, Beijing, PRC, which is currently the Origin Parties' corporate headquarters; and


      o the combined company will cause the common stock, warrants and units outstanding prior to the stock purchase, which are traded on the OTC Bulletin Board, to continue trading on either the OTC Bulletin Board or the Nasdaq Stock Market. At the time of the closing, the symbol will change to one determined by the management or board of directors and the trading medium that is reasonably representative of the corporate name or business of the combined company.

Purchase Price


         At the closing, the Origin Stockholders and their designee, A Plus Resources Limited, will be paid an aggregate of $10,000,000 in cash, using funds held in the trust account, and will issue an aggregate of 10,000,000 shares of Agritech common stock for all the outstanding common stock of Origin. Of the cash portion of the purchase price, $250,000 will be held back for one year by Agritech to secure certain indemnification obligations of the Origin Stockholders. The balance of the funds in the trust account will be used for operational expenses.

         Additional purchase price payments will be made to the Origin Stockholders and their designee of up to an aggregate of $15,000,000, if either of the following occurs during any fiscal year of Agritech after the closing date until December 31, 2008 (or June 30, 2009 if the fiscal year is changed to a July 1-June 30 fiscal year) from funds generated from financing activities or earnings as described below:

                  A. If Agritech receives at least $40,000,000 in gross proceeds in additional financing as a result (i) of the call of the outstanding public warrants assumed by Agritech at the closing; (ii) Agritech's successful completion of a follow-on offering; or (iii) a private investment into Agritech by a strategic investor ("Financing Adjustment"), then Agritech will pay an additional $15,000,000 to the Origin Stockholders and their designee; or

                  B. If Agritech generates net positive cash flow of $2,000,000 or more on a consolidated basis ("Earnings Adjustment"), then the Origin Stockholders and their designee will be entitled to receive 75% of the net positive cash flow up to a maximum of $7,500,000 per fiscal year and $15,000,000 in the aggregate.

         In the event that both an Earnings Adjustment and a Financing Adjustment occurs, the maximum aggregate amount to be paid to the Origin Stockholders and their designee from one or both adjustments is $15,000,000.

         As further additional purchase price, certain Origin Stockholders and their designee will be issued an aggregate of 1,500,000 shares of common stock of Agritech for each of the next four years, if on a consolidated basis, Agritech generates after-tax profits (excluding after-tax operating profits from any subsequent acquisition for securities that have a dilutive effect and before the expenses of this transaction and director and employee option expense) of at least the following amounts:


             Year ending June 30,                       After Tax Profit
             --------------------                       ----------------

                     2006                                  $11,000,000
                     2007                                  $16,000,000
                     2008                                  $21,000,000
                     2009                                  $29,000,000


         The designee, A Plus Resources Limited, a company formed under the laws of the British Virgin Islands, is owned by Ms. Song Baoqing, and provided financial advice and investment banking services to the Origin Parties.


Representations and Warranties


         The stock purchase agreement contains a number of generally reciprocal representations and warranties that Origin, the Origin Stockholders and Chardan made to each other. These representations and warranties relate, as applicable, to:


      o     organization, standing, power;

      o     capital structure;

      o authorization, execution, delivery, enforceability of the stock purchase agreement;

      o absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees, as a result of the contemplated transaction, receipt of all required consents and approvals;

      o     absence of certain changes or events since September 30, 2004;

      o     litigation;

      o     compliance with applicable laws;

      o     absence of brokers;

      o     absence of certain changes;

      o     liabilities;

      o     related party transactions;

      o     licenses and permits; and

      o completeness and truthfulness of the information and provisions in the stock purchase agreement.

         Origin or the Origin Stockholders or both also make representations to Chardan regarding:

      o accuracy of the information contained in the financial statements; and absence of undisclosed liabilities;

      o     labor relations and employee plans;

      o     environmental liability;

      o     taxes, tax returns and audits;

      o     real and personal property and the title to and condition of assets;

      o     the absence of illegal or improper transactions;

      o     the collectibility of accounts receivable;

      o     the nature and condition of inventory;

      o     the contract to which they are parties;

      o     intellectual property rights;

      o     non-real estate leases;

      o     insurance;

      o     the accuracy and completeness of books and records; and

      o     litigation and certain settled litigation.

         The Origin Stockholders also make representations to Chardan regarding:


      o their acquisition of Agritech common stock being solely for their own account;


      o     their status as accredited investors;

      o     the adequacy of the information they received regarding Chardan;

      o the restricted nature of the securities that they will receive under the stock purchase agreement; and

      o the placement of legends on the certificates representing the securities issued to them under the stock purchase agreement.

         Chardan also makes representations to the Origin Parties regarding:

      o filings with the SEC and the accuracy and completeness of the information contained in those filings, including the financial statements and the lack of undisclosed liabilities; and

      o     the amount of funds contained in the trust account.

Materiality and Material Adverse Effect

         Many of the representations and warranties made by the Origin and the Origin Stockholders are qualified by materiality or the use of the term "material adverse effect." For the purposes of the stock purchase agreement, a "material adverse effect" means a material adverse effect on the business, financial condition or results of operations or prospects of Origin or the Origin Operating Companies.

         Several of the representations and warranties made by Chardan are qualified by materiality. However, only Chardan's representation and warranty related to the absence of litigation is qualified by the use of the term "material adverse effect."

Interim Operations of Chardan and the Origin Parties

         Interim Covenants relating to the Origin Parties. Under the stock purchase agreement, each of Origin and the Origin Stockholders has agreed, as applicable, to conduct business in the usual, regular and ordinary course, in substantially the same manner as previously conducted. In addition to this agreement regarding the conduct of business generally, subject to specified exceptions, each of the Origin Parties has agreed that, except as otherwise expressly permitted or required by the stock purchase agreement, it:

      o will not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of their capital stock;

      o will not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to any others in the Origin stock or the Origin Operating Companies stock;

      o will not pledge, sell, transfer, lease dispose of or otherwise encumber any property of assets of any Origin Operating Company, other than in accordance with past practice or in the normal course of business;

      o will not issue, deliver, sell or grant any shares of its capital stock, any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any shares of capital;

      o will not make or agree to a general wage or salary increase or enter into any employment contract, increase the compensation payable or to become payable to any officer or employee of any Origin Operating Company or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable laws;

      o will not merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire, and other business operations;

      o     will not make any payments outside the ordinary course of business;

      o will not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice;

      o will provide Chardan with access to information regarding the business of Origin and the Origin Operating Companies;

      o will maintain in effect insurance of the types and in the amounts customarily acquired to protect the assets and business of the Origin Operating Companies;

      o each Origin Stockholder will protect the confidential information of Origin and the Origin Operating Companies that he has received in the course of the negotiations;

      o each Origin Stockholder will refrain from competing with Origin or the Origin Operating Companies;

      o will refrain from any discussions or negotiations with any other party regarding the issuance of any capital stock or the sale or transfer of any portion of the business of any Origin Operating Company;

      o each Origin Stockholder will refrain from engaging in any transaction involving the securities of Chardan;

      o will disclose certain material information that arises or comes to be known between the date of the stock purchase agreement and the date of the closing;

      o will use their best efforts to obtain all authorizations, consents, orders and approvals that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, the stock purchase agreement;

      o each Origin Stockholder agrees that it has not acquired any rights to and will not use any of the intellectual property of Origin or the Origin Operating Companies;


      o each Origin Stockholder will pay any taxes that become due as a result of the issuance to them of Agritech common stock;

      o will do all things necessary to effectuate Origin's acquisition or control of the Origin Operating Companies stock that Origin does not already own;

      o     will reorganize Origin as required by the stock purchase agreement;


      o will provide to Chardan such information as is necessary regarding Origin and the Origin Operating Companies as is required under the rules of the SEC for combination proxy statements; and

      o will provide to Chardan interim internal financial and management reports regarding the conduct of the business of the Origin Operating Companies.

         Interim Covenants relating to Chardan. The stock purchase agreement, among other things, requires Chardan to:

      o conduct its business in the ordinary course, not sell or issue any capital securities of Chardan, encumber any of the assets of Chardan or incur any debt out of the ordinary course, not declare or pay any dividend, or make any general wage increase;

      o     not change its by-laws or articles;

      o     call the stockholders meeting to which this proxy relates;

      o     incorporate Agritech; and

      o cause the board of Agritech, at the time of closing, to consist of nine persons, of which five persons will be nominated at the suggestion of the Origin Parties (including Dr. Han and Messrs. Yang and Yuan) and two persons will be Mr. Kerry Propper and one designee of his (currently, Mr. Steven Urbach), and the remaining persons will be selected on the basis of their complying with listing and other legal requirements.

No Solicitation by Chardan

         Except as described below, generally Chardan will not:

      o solicit, initiate or encourage the submission of any acquisition proposal;

      o     enter into any agreement with respect to any acquisition proposal;
            or

      o participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal.


         However, as provided under Delaware corporate law, if Chardan receives a bona fide written acquisition proposal which was not solicited by Chardan, it may, before the stock purchase agreement is adopted by its stockholders, furnish information regarding itself to the person making the acquisition proposal and participate in discussions, but not negotiations, with the person regarding the acquisition proposal, if:


      o the board of directors determines, in good faith that the acquisition proposal constitutes or is reasonably likely to lead to a superior proposal; and

      o the board of directors determines in good faith that failure to submit such superior proposal to its stockholders would cause the board of directors to violate its fiduciary duties to the stockholders under applicable law.

         If Chardan has received a superior proposal, Chardan has the right to terminate the stock purchase agreement, based upon a determination in good faith, based upon the advice of outside legal counsel, that the failure to terminate is reasonably likely to result in the board of directors breaching its fiduciary duty.

         Chardan has agreed not to withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Origin Parties, the approval by its board of directors of the stock purchase agreement or the stock purchase or the recommendation by the board of directors of the transactions contemplated by the stock purchase agreement.

No Solicitation by the Origin Parties

         The Origin Parties have agreed not to:

      o solicit, initiate or encourage discussions regarding or the submission of any acquisition proposal;

      o     enter into any agreement with respect to any acquisition proposal;
            or

      o participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal.


         The Origin Parties will cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to an acquisition proposal. The Origin Stockholders have acknowledged that they have already approved the stock purchase agreement and that no modification will be effective to withdraw or revoke their approval of the stock purchase agreement.


Chardan Stockholders' Meeting

         Chardan has agreed to call and hold a meeting of its stockholders, as soon as practicable after the date of the stock purchase agreement for the purpose of seeking the approval of the stock purchase by its stockholders. Chardan has also agreed that it will file all required proxy materials with the SEC and, through its board of directors, recommend to its stockholders that they approve and adopt the stock purchase proposal.

Access to Information; Confidentiality

         Chardan and the Origin Parties will afford to the other party and its representatives prior to completion of the stock purchase reasonable access during normal business hours to all of their respective properties and records and will promptly provide to the other party a copy of each document filed pursuant to the requirements of the securities laws the United States, and all other information concerning its business, properties and personnel as the other party reasonably requests. The information will be held in confidence to the extent required by the provisions of the confidentiality agreement between the two parties.

Reasonable Efforts; Notification

         Chardan and the Origin Parties have agreed that they will use all reasonable efforts to take all actions, and to do all things necessary, proper or advisable to consummate the stock purchase and the transactions contemplated by the stock purchase agreement in the most expeditious manner practicable. This includes:


      o obtaining all necessary actions or non-actions, waivers, consents and approvals from governmental entities and making all necessary registrations and filings, including filings with governmental entities, if any and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;


      o obtaining all necessary consents, approvals or waivers from third parties;

      o defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the stock purchase agreement or any other agreement contemplated by the stock purchase agreement or the consummation of the stock purchase or other transactions contemplated by the stock purchase agreement including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

      o executing and delivering any additional instruments necessary to consummate the stock purchase or other transactions contemplated by the stock purchase agreement and to fully carry out the purposes of the stock purchase agreement and the transaction agreements contemplated by the stock purchase agreement.

         The Origin Parties will give prompt notice to Chardan, and Chardan will give prompt notice to the Origin Parties, of:

      o any representation or warranty made by it or contained in the stock purchase agreement that is not qualified as to materiality becoming untrue or inaccurate in any respect or any representation or warranty that is qualified by materiality becoming untrue or inaccurate in any material respect; or

      o the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the stock purchase agreement.

         However, no notification will affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the stock purchase agreement or the agreements contemplated thereby as originally made. Accordingly, such notification may permit a termination of the stock purchase agreement.

Indemnification


         The Origin Stockholders shall indemnify and hold harmless Agritech for any damages, whether as a result of any third party claim or otherwise, and which arise from or in connection with the breach of representations and warranties and agreements and covenants of the Origin Parties. Agritech shall indemnify and hold harmless each Origin Stockholder for any damages, whether as a result of any third party claim or otherwise, and which arise from or in connection with the breach of representations and warranties and agreements and covenants of Chardan, which will be assumed by Agritech upon the redomestication merger. Claims may be asserted once the damages exceed $50,000. Any indemnification payments shall be deemed to be an adjustment to the purchase price. There will be withheld $250,000 from the initial payment of $10,000,000 to be paid to the Origin Stockholders at the closing, for a period of 12 months, to be available to satisfy, in whole or part, any claim under the indemnification obligations of the Origin Stockholders.

         The determination to assert a claim for indemnification against the Origin Stockholders for the benefit of Agritech will be determined by an independent committee of the board of directors of Agritech. The independent committee of the board of directors will consist of two persons, as selected by the board of directors, none of whom is an officer or employee of Agritech and its subsidiaries or is the direct or beneficial owner of 5% or more of the voting capital stock of Agritech.

Expenses


         Except as provided in the stock purchase agreement, all fees and expenses incurred in connection with the stock purchase and the other transactions contemplated by the stock purchase agreement will be paid by the party incurring such expenses, whether or not the stock purchase is consummated. The Origin Parties have agreed they have no right to claim or be paid any amount from the Chardan trust account, except on consummation of the stock purchase agreement.


Public Announcements

         Chardan, on the one hand, and the Origin Parties, on the other hand, have agreed:

      o to consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the stock purchase and the other transactions contemplated by the stock purchase agreement; and

      o not to issue any press release or make any public statement prior to this consultation, except as may be required by applicable laws or court process.

Conditions to the Completion of the Acquisition

         Consummation of the stock purchase is conditioned on the stockholders of Chardan, at a meeting called for these purposes, (i) approving the stock purchase agreement and related transactions, and (ii) approving the merger of Chardan into Agritech for the purpose of corporate reincorporation and redomestication in the British Virgin Islands, which will include retention of the Agritech name and an increase in the authorized capital of the current company. The stockholders will also be asked to adopt a stock option and award plan, but the stock purchase and redomestication transactions are not dependent on the approval of this plan.

         In addition, the stock purchase agreement is conditioned upon (i) no order, stay, judgment or decree issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of the transactions contemplated in the stock purchase agreement, (ii) execution and delivery to each party of each of the various transaction documents, (iii) delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the stock purchase agreement have been materially complied with by each party, and (iv) receipt of necessary consents and approvals by third parties and completing necessary proceedings.

       The obligations of Origin and each Origin Stockholder to consummate the transactions contemplated by the stock purchase agreement also are conditioned upon each of the following, among other things:

      o Agritech will be an existing company under the laws of the British Virgin Islands;

      o Origin shall have entered into, effective as of the closing, the employment agreements with the key executives, Dr. Han and Messrs. Yang and Yuan, the forms of which are exhibits to the stock purchase agreement; and

      o disbursement of funds held in the trust account maintained for Chardan.


         The obligation of Chardan to consummate the transactions contemplated by the stock purchase agreement also are conditioned upon each of the following, among other things:


      o     the Origin Stockholders will have delivered the Origin stock;

      o the stock consignment agreements and technology services agreements will have been executed and delivered;

      o at the closing, there will have been no material adverse change in the assets, liabilities, financial condition or prospects of Origin, the Origin subsidiaries or its business from that shown or reflected in the financial statements of Origin at September 30, 2004 and as to be described in the Chardan proxy statement, and between the date of the stock purchase agreement and the closing date, there shall not have occurred an event which, in the reasonable opinion of Chardan would have a material adverse effect on Origin or the subsidiaries of Origin;


      o at the closing, Origin and its subsidiaries, on a consolidated basis immediately prior to closing, will have not less than US $10,000,000 in cash assets and will have short and long term debt only to the extent arising in the ordinary course of business;

      o the information about Origin and its subsidiaries and its management provided for inclusion in the Chardan proxy statement at the time of its distribution and at the closing, will accurately reflect the business, Origin, the Origin subsidiaries and the Origin Stockholders, and not contain any untrue statement of a material fact or omission; and

      o each of Dr. Han and Messrs. Yang and Yuan will have entered into the form of voting agreement which is an exhibit to the stock purchase agreement that provides for them to vote all of the shares of Agritech over which they have direct or beneficial ownership and voting authority in favor of Kerry Propper and one of Mr. Propper's designees (currently Mr. Steven Urbach) as directors of Agritech for a period of three years after the closing.



         The obligation of the Origin Parties to consummate the transactions contemplated by the stock purchase agreement are also conditioned upon each of the following, among other things:

      o Chardan must have performed all its obligations and all of Chardan's representations and warranties must be true and correct; and

      o the Origin Parties must have received an opinion, dated as of the closing, from Guantao Law Firm, counsel to the Origin Parties.

Termination


         The stock purchase agreement may be terminated at any time, but not later than the closing as follows:

      o     by mutual written consent of Chardan and Origin;

      o by either party if the other party amends a schedule and such amendment or supplement reflects a material adverse change in the condition, operations or prospects of its business;


      o by either party if the closing has not occurred by August 1, 2005 (unless such terminating party is in breach of any of its material covenants, representations or warranties);


      o by either party if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within 10 business days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

      o by Origin, if the board of directors of Chardan (or any committee thereof) shall have failed to recommend or withdraw or modify in a manner adverse to Origin its approval or recommendation of the stock purchase agreement and any of the transactions contemplated thereby;


      o by Chardan if its board of directors shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate the stock purchase agreement is reasonably likely to result in the board of directors breaching its fiduciary duties to stockholders by reason of a pending, unsolicited, bona fide written proposal for a superior transaction; or

      o by either party if, at the Chardan stockholder meeting, the stock purchase agreement and redomestication merger and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Chardan's common stock, or 20% or more of the shares sold in the initial public offering are presented for conversion into the pro rata portion of the trust account in accordance with the Chardan certificate of incorporation.

         If the stock purchase agreement is terminated by Chardan for material breach of a covenant, representation or warranty or material amendment to a schedule of Origin, the Origin subsidiaries or Origin Stockholders, then the Origin Stockholders will pay Chardan $1,000,000 upon termination of the stock purchase agreement in lieu of any other right or remedy that the Chardan may have against the other parties to the stock purchase agreement for such breach. If the stock purchase agreement is terminated by Origin for a material breach of a covenant, representation or warranty or material amendment to a schedule of Chardan, or because the board of directors of Chardan fails to recommend or withdraws or modifies its approval or recommendation of approval of the stock purchase agreement, then Richard Propper, Kerry Propper, Jiangnan Huang, Li Zhang, Dan Beharry and Steven Urbach (pro rata in relation to their initial ownership in Chardan) will pay Origin $1,000,000 upon termination of the stock purchase agreement in lieu of any other right or remedy that Origin may have against the other parties to the stock purchase agreement for such breach. The $1,000,000 amount payable to the Origin Stockholders by the foregoing person will be pro-rated based on their initial ownership of Chardan common stock. The Origin entities have no right to damages from Chardan or Agritech and they have no right to any amount held in the trust account, and they have agreed not to make any claim against Chardan and Agritech that would adversely affect the business, operations or prospects of Chardan and Agritech or the amount of the funds held in the trust account.

Effect of Termination


         In the event of proper termination by either Chardan or the Origin Parties, the stock purchase agreement will become void and have no effect, without any liability or obligation on the part of Chardan or the Origin Parties, except in connection with:

      o the confidentiality obligations set forth in the stock purchase agreement; and

      o the provisions described above relating to certain payments to be paid upon termination.


Amendment


         The stock purchase agreement may be amended at any time before or after receipt of the approval from Chardan's stockholders. However, after receipt of the approval from Chardan's stockholders, the parties may not, without further stockholders' approval, amend the stock purchase agreement, in a manner that by law requires further approval by the stockholders of Chardan. In addition, no amendment will be binding on any of the parties unless such amendment made in writing by all of them.


Extension; Waiver


         At any time prior to the consummation of the stock purchase, Chardan and the Origin Parties may extend the time for the performance of any of the obligations or other acts, waive any inaccuracies in the representations and warranties or waive compliance with any of the conditions. Any agreement on the part of either Chardan or the Origin Parties to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of it. The failure of Chardan or the Origin Parties to assert any of its rights will not constitute a waiver.


Employment Agreements



         Each of Dr. Han and Messrs. Yuan and Yang will enter into a three-year employment agreement with Origin. Dr. Han will be employed as the chairman and chief executive officer, Mr. Yuan will be the executive vice chairman and Mr. Yang will be president and chief operating officer. Each of the agreements provide for an annual salary of $250,000 and a discretionary cash bonus based on growth in Chardan's per-share value, achievement of growth and business targets, satisfaction of company capital requirements and other criteria, as the compensation committee determines. The executives will be entitled to insurance benefits, five weeks vacation, a car and reimbursement of business expenses and, if necessary, relocation expenses. The agreements will be terminable by Origin for death, disability and cause. The executive may terminate for good reason, which includes Chardan's breach, the executive not being a member of the board of directors, and change of control. In the event of termination for good reason, the executive will receive two years compensation and benefits. The agreements contain provisions for the protection of confidential information and a three-year-after employment non-competition period within China. In the stock purchase agreement, there is an additional non-competition agreement applicable to these persons for the greater of five years after consummation or two years after employment that includes Hong Kong and Taiwan, in addition to China.



Stock Consignment Agreement



         The stock consignment agreements provide for the control of the shares of the Origin Operating Companies, other than the Origin Biotechnology. The reason for the agreement is that the shares of the initial stockholder of a joint stock company formed under PRC law may not be transferred for three years starting from the date of establishment of the incorporated company, and there is an additional restriction on foreign investment in certain industries, including seed production.

         The agreements give Origin the control of the shares subject thereto in the three Origin Operating Companies. The agreements give Origin the right to manage in all respects the shares held in title by the stockholder, including all stockholder rights to call meetings of stockholders, to submit stockholder proposals, to elect directors, to vote the shares on all matters and to exercise all other rights of a stockholder in respect of the shares consigned. More specifically, the consignment agreements include giving the right to select, replace and increase the number of the directors, supervisors and recommend new director and supervisor persons, and to exercise management rights, controlling rights and decision-making power over the shares or the subject company. The title holder of the shares has agreed not to interfere with Origin's exercise of its rights and to cooperate fully and promptly to permit Origin to exercise its authority over the consigned shares. This includes all limitations on the ability of the consignee to transfer or dispose of the shares to someone other than Origin, give guarantees using the shares, consign the shares to another, alter the ownership proportion in any way, dispose of any rights in the ownership of the shares, and agree to any debt or restructuring of the shares. Origin has the right to take all action in respect of the consigned shares to avoid any damage or infringement of its rights, including in the event of the consigning stockholder's bankruptcy. Origin, under the agreements, has all the property rights in the consigned shares, including the profits, interests, dividends, bonuses and residue assets. If, in the future, any stock subject to the consignment agreements can be legally transferred to Origin, without further action or payment by Origin, it shall be transferred to Origin in whole or in part for no additional consideration to the consigning stockholder. All the stockholder's stock is subject to the agreement. The agreement is subject to force majeure limitations. The term of the agreement is initially three years, but is automatically renewed indefinitely until both Origin and the consignee agree to terminate. There is no unilateral right of termination, except in the event of a breach in which event the non-breaching party may cancel the consignment agreement after notice and a reasonable cure period. The consigning stockholder has warranted its authority to enter into the agreement and that Origin has the sole rights under the consignment agreement to the shares. The agreement is binding on the heirs of the respective consigning stockholder.


         The import of the stock consignment agreements is that Origin, and subsequently Agritech, may consolidate the Origin Operating Companies whose shares are subject to stock consignment agreements in the manner of wholly and majority owned subsidiaries and enjoy the economic benefits of such subsidiaries. The stock consignment agreement is subject to enforceability and limitations of the laws and rules of PRC. The consignee may not transfer the consignment agreement, except as permitted by PRC law, such that the consignee cannot do indirectly what the title owner cannot do directly. However, Agritech may transfer its interest in Origin without limitation from the PRC law relating to restrictions on the consigned shares. If there is non-performance by the stockholder or unenforceability of some or all of the agreement, Origin and Agritech may loose the benefits of the agreements and suffer severe economic loss and right. No assurance can be given that a foreign company will be able to enforce their rights vis-a-vis a PRC citizen, and Chardan is not aware of any cases where these types of stock consignment agreements have been interpreted by PRC courts. Notwithstanding the foregoing, PRC counsel to the Origin Parties and PRC counsel to Chardan have indicated in writing that these agreements are enforceable under current PRC law, noting, however, that none of these kinds of agreements have yet been subject to judicial review or interpretation. The consignment agreement provides that if there is any interpretation of the terms by a PRC court, the agreement should be construed in such a way as to give Origin as much of the full and actual ownership and full beneficial rights and benefits of the consigned stock as is possible, so as to approximate full ownership under all applicable law. In the event that the consignment agreement is not enforced or is terminated because of a breach by Origin that is not cured, the right to the stock would be lost and the economic rights would be terminated. Such a termination would not terminate the technology assignment agreements, so notwithstanding the termination of a consignment agreement, the technology and intellectual property would continue to be owned by Origin. Also, the termination of one stockholder's consignment agreement does not cause the termination of any of the other consignment agreements, so it would only result as a reduction in consigned shares under Origin's control.

         The following is a table of the parties to the consignment agreements:

                                                                                         % of Shares
        Consigned Stock                       Consigning Owner                            Consigned
        ---------------                       ----------------                            ---------
         Beijing Origin                       Han Gengchen                                  34.4%
                                              Yang Yasheng                                  28.675%
                                              Yuan Liang                                    25.8%
                                              Zhao Yuping                                    3.995%
                                              Zhang Weidong                                  3.13%
                                              Chen Weicheng                                  1.96%
                                                                                      -------------------
                                                                                            97.96%
         Changchun Origin                     Beijing Origin                                99.0%
                                              Han Gengchen                                   1.0%
                                                                                      -------------------
                                                                                           100.0%
         Henan Origin                         Beijing Origin                                90.0%
                                              Zhang Yingli                                   4.1%
                                              Yang Yasheng                                   3.86%
                                                                                      -------------------
                                                                                            97.96%

Technology Service Agreements


         As part of the reorganization of the Origin Operating Companies, all of the intellectual property rights of Beijing Origin, Changchun Origin and Henan Origin are being transferred to Origin Biotechnology pursuant to technology service agreements, dated December 25, 2004. The purpose of this was to permit the better management and licensing of the intellectual property. Under the technology agreements, Origin Biotechnology will provide technical research and production and distribution services for the seeds produced by the group. These services will include support in the research and development of agricultural seeds, analysis of breeding technologies, environment and feasibility suggestions, technical tutorials and breeding field supervision, market analysis and seed promotion, insect prevention and technical education to distributors and farmers. The term is for an initial three years, but it is automatically renewed unless both parties agree to a termination. The fees payable among the Origin Operating Companies is variable depending on differing formulae for different categories of seeds. Generally, the fees will be as follows: 1.20 Yuan RMB per kilogram of corn sold by the party receiving the technical services; 6 Yuan RMB per kilogram of rice sold by the party receiving the technical service and 12 Yuan RMB per kilogram of cotton sold by the party receiving the technical services. The fees will be confirmed and paid at the end of each growing season.



Officers of the Combined Company


         After the consummation of the stock purchase, the board of directors will appoint the following executive officers:

      o     Gengchen Han as the Chairman and Chief Executive Officer,

      o     Yasheng Yang as President and Chief Operating Officer,

      o     Liang Yuan as Executive Vice Chairman, and


      o     Dr. Richard Propper, Vice President, Corporate Development.



Voting Agreement


         Dr. Han and Messrs. Yang and Yuen have agreed that for three years after the closing of the stock purchase, they will vote or cause to be voted all of their shares of common stock in Agritech for Mr. Kerry Propper and one nominee designated (currently Mr. Steven Urbach) by Mr. Propper as directors of Agritech.


                         CHARDAN REDOMESTICATION MERGER


General



         Chardan is reincorporating in the British Virgin Islands and in that process changing its name and corporate documents and affecting a new board of directors. The redomestication merger is an obligation under the stock purchase agreement with the Origin Parties.


         We believe that the reincorporation in the British Virgin Islands (BVI) will give the continuing company more flexibility and simplicity in various corporate transactions. We also believe that being reincorporated in the BVI will facilitate and reduce the costs of any further reorganization of the Origin Operating Companies and permit the creation and acquisition of additional companies in China as the business of Origin expands. We believe that the reincorporation will reduce taxes and other costs of doing business by Agritech in the future because its operations will be in China after the acquisition. The BVI has adopted an International Business Companies Act that allows for flexible and creative corporate structures for international businesses. Further, BVI international business companies are wholly exempt from BVI tax on their income. As part of the reincorporation, Chardan's corporate name will be that of the surviving company, "Origin Agritech Limited."



         The full texts of the Plan of Merger and the Memorandum and Articles of Association of Agritech are set forth in annexes to this proxy statement/prospectus. The discussion of these documents and the comparison of rights set forth below are qualified in their entirety by reference to those annexes.


Adoption of the Redomestication Merger


         The board of directors has approved the reincorporation plan and redomestication merger and recommends that the stockholders of Chardan approve it.


         The affirmative vote of the holders of a majority of the shares outstanding of Chardan is required for approval of the reincorporation plan and redomestication merger. Abstentions and broker non-votes will have the effect of a vote against the proposal.


         The reincorporation plan will not be implemented if the stock purchase agreement is not approved or the stock purchase is not consummated. The stock purchase will not be consummated if Chardan does not reincorporate in the BVI.


         The board of directors unanimously recommends a vote "FOR" the approval of the reincorporation plan and redomestication merger.

Plan of Reincorporation and Redomestication Merger


         The reincorporation will be achieved by the merger of Chardan, a Delaware company, with and into Agritech, a BVI corporation, which is wholly owned by Chardan at this time, with Agritech being the surviving entity. The Memorandum of Association and the Articles of Association, the equivalent of a certificate of incorporation and bylaws of a United States company, of the surviving company will be those of Agritech, written in compliance with BVI law. The effectiveness of the reincorporation and the merger is conditioned upon the filing by both Chardan and Agritech of a certificate of merger with the State of Delaware and articles of merger with the BVI. Upon the filing of these documents, Chardan will cease its corporate existence in the State of Delaware.



         At the time of the redomestication merger, one new share of Agritech will be issued for each outstanding share of common stock of Chardan held by our stockholders on the effective date for the reincorporation. Each share of Agritech that is owned by Chardan will be canceled and resume the status of authorized and unissued Agritech common stock. The Chardan shares no longer will be eligible to trade on the over-the-counter bulletin board market. The shares of Agritech will be eligible to trade in their place beginning on or about the effective date of the reincorporation under a new CUSIP number and trading symbol. The symbol will be assigned if the market will be the OTCBB or will be as determined with the approval of Nasdaq if that is were the shares will trade upon consummation of the stock purchase.



         Your percentage ownership of Chardan will not be affected by the reincorporation. As part of the stock purchase transaction, however, there will be the issuance of additional shares of common stock as partial consideration for the Origin Companies. As part of the reincorporation, Agritech will assume the outstanding warrants of Chardan on the same terms as currently issued. In addition, Agritech will assume all outstanding obligations of Chardan and succeed to those benefits enjoyed by Chardan. The business of Chardan, upon the reincorporation and the acquisition of the Origin Companies will become that of Origin.


         Replacement of the current stock certificate of Chardan after the redomestication merger will not be necessary. DO NOT DESTROY YOUR CURRENT STOCK CERTIFICATES IN THE CHARDAN NAME. The issued and outstanding stock certificates of Chardan will represent the rights that our stockholders will have in Agritech. Stockholders, however, may submit their stock certificates to our transfer agent, Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004 (212-509-4000) for new certificates, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes.


         If you have lost your certificate, you can contact our transfer agent to have a new certificate issue. You may be requested to post a bond or other security to reimburse us for any damages or costs if the lost certificate is later delivered for sale or transfer.


Management of Agritech


         The directors of Agritech will be nine persons. These will be Dr. Gengchen Han and Messrs. Yasheng Yang, Liang Yuan, Bailiang Zhang, Da Fang Huang, Kerry Propper, Steven Urbach, Michael D. Chermak and Remo Richli. The officers of Agritech will be Dr. Han and Messrs. Yang, and Yuan. See "Directors and Management of the Combined Company following the Stock Purchase."


         Dr. Han and Messrs. Yang and Yuan will be employed pursuant to written employment agreements described above.

Appraisal Rights


         If the redomestication merger occurs, the Chardan stockholders who do not vote in favor of the redomestication merger have the right to demand in cash the fair value of their Chardan shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) instead of taking the surviving corporation common stock. Holders of options or warrants to purchase Chardan common stock do not have any appraisal rights.


         Chardan common stock will not be converted into surviving corporation common stock if the holder of the shares validly exercises and perfects statutory appraisal rights with respect to the shares. When and if the holder of those shares withdraws the demand for appraisal or otherwise becomes ineligible to exercise appraisal rights, the shares will automatically convert into shares of the surviving corporation common stock on the same basis as the other shares that convert in the redomestication merger.


         To perfect the appraisal right, stockholders must not vote in favor of the redomestication merger and then mail or deliver a written demand for appraisal, before the taking of the vote on the merger at the special meeting of Chardan stockholders. This written demand must be separate from any written consent or vote against approval of the redomestication merger. Voting against approval of the redomestication merger or failing to vote on the proposal will not constitute a demand for appraisal within the meaning of Section 262 of the Delaware General Corporations Law. The written demand should be delivered to:


         Chardan China Acquisition Inc./Origin Agritech Limited
         625 Broadway, Suite 1111
         San Diego, CA 92101
         Attention:  Dr. Richard Propper


         A written demand for appraisal of the Chardan shares is only effective if it reasonably informs Chardan of the identity of the stockholder and that the stockholder demands appraisal of his, her or its shares. Accordingly, the written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of Chardan stock owned and that the stockholder is thereby demanding appraisal.



         A dissenting stockholder who is the record owner, such as a broker, of Chardan stock as a nominee for others, may exercise a right of appraisal with respect to the common stock held for one or more beneficial owners, while not exercising such right for other beneficial owners. In that case, the record stockholder should specify in the written demand the number of shares as to which the stockholder wishes to demand appraisal. If the written demand does not expressly specify the number of shares, Chardan will assume that the written demand covers all the shares of Chardan common stock that are in the nominee's name.



         It is important that Chardan receive all written demands promptly as provided above. Failure to comply with any of these conditions will result in the stockholder only being entitled to receiving the shares of Agritech in the redomestication merger.



         Dissenting stockholders must not approve the redomestication merger. If a dissenting stockholder votes in favor of the merger, the stockholder's right to appraisal will terminate, even if the stockholder previously filed a written demand for appraisal. A vote against approval of the redomestication merger is not required in order to exercise appraisal rights.



         Dissenters must continuously hold their shares of Chardan common stock from the date they make the demand for appraisal through the closing of the redomestication merger. Record holders of Chardan common stock who make the appraisal demand, but subsequently sell their shares of common stock prior to the merger will lose any right to appraisal in respect of the sold shares.

         Within 120 days after the effective date of the merger, either the surviving corporation or any stockholder who has complied with the conditions of
Section 262 may file a petition in the Delaware Court of Chancery demanding that the Chancery Court determine the fair value of the shares of stock held by all the stockholders who are entitled to appraisal rights. Neither Chardan nor the surviving corporation has any intention at this time of filing this petition. Because the surviving corporation has no obligation to file this petition, if no dissenting stockholder files this petition within 120 days after the closing, the dissenting stockholder may lose its rights of appraisal.



         A dissenting stockholder who no longer wishes to exercise appraisal rights must withdraw the holder's demand for appraisal rights within 60 days after the effective date of the redomestication merger. A stockholder also may withdraw a demand for appraisal after 60 days after the effective date of the merger, but only with the written consent of the surviving corporation. If a stockholder effectively withdraws a demand for appraisal rights, the stockholder will receive the merger consideration provided in the redomestication merger.


         If the stockholder is in compliance with the demand requirements, its is entitled to receive from the surviving corporation a statement setting for the aggregate number of shares for which appraisal has been demanded and the aggregate number of stockholders making the demand. To obtain this statement, the stockholder must make a written demand to the surviving corporation within 120 days after the effective date of the redomestication merger. The surviving corporation must make the statement before the later of (i) the 10th day after receiving such request or (ii) the 10th day after the period win which demand for appraisal rights must be made has expired.


         If a Chancery Court proceeding is commenced by a dissenting stockholder, the surviving corporation has 20 days to provide the court with the names of dissenting stockholders with which it has not settled a claim for appraisal. The court may then send notice of a hearing to all the stockholders demanding appraisal rights, and then conduct a hearing to determine whether the stockholders have fully complied with Section 262 and their entitlement to the appraisal rights under that section. The court may require deposit of the stock certificates of dissenting stockholders with the court. A dissenting stockholder who does not follow this requirement may be dismissed from the proceeding.


         The Chancery Court will determine the value of the shares. To determine the fair value, the court will consider all relevant factors, and will exclude any appreciation or depreciation due to the anticipation or accomplishment of the redomestication merger. Whether or not an investment banking firm has determined that the merger is fair is not an opinion that the merger consideration is fair value under Section 262. Upon determination of the value, the surviving corporation will be ordered to pay that value, together with simple or compound interest as the court directs. To receive payment, the dissenting stockholders must surrender their stock certificates to the surviving corporation.


         The costs of the appraisal proceeding may be assessed against the surviving corporation and the stockholders as the court determines.


Differences of Stockholder Rights



         Upon the completion of the reincorporation, the memorandum (as amended) and articles of association of Agritech will become the governing documents of the surviving corporation. Although the corporate statutes of Delaware and the British Virgin Islands are similar, certain differences exist. The most significant differences, in the judgment of the management of Chardan are summarized below. Stockholders should refer to the annexes of the memorandum (as amended) and articles of association and to the Delaware corporate law and corporate law of the British Virgin Islands, including the International Business Company's Act ("IBCA") to understand how these laws apply to Chardan and Agritech and may affect you. Under the British Virgin Islands law, holders of a company's stock are referred to as members, as opposed to stockholders, which reference is carried through in the table.


               Provision                                  Chardan                               Agritech
-----------------------------------------    -----------------------------------    ----------------------------------
Authorized Capital                           21 million shares of which 20          61 million shares of which 60
                                             million are shares of common           million are ordinary shares;
and
                                             stock, $.0001 par value per share      1 million are preference
shares,
                                             and 1 million are shares of            each with a par value of $.001
                                             preferred stock, par value $.0001      per share
                                             per share
Par Value                                    Stated in United States dollars        No par value
                                             Changes in capital generally           Changes in capital may be made
                                             require stockholder approval           upon resolution of members or
                                                                                    directors
Preferred (Preference) Shares                Directors may fix the                  Same as Chardan, but subject
to
                                             designations, powers,                  the memorandum
                                             preferences, rights,
                                             qualifications, limitations and
                                             restrictions by resolution
Registered Shares                            Shares of capital stock of             Same as Chardan
                                             Chardan to be registered shares
Purpose of Corporation                       To engage in any lawful act not        Same as Chardan subject to the
                                             prohibited by law                      prohibition of conducting
                                                                                    certain business activities in
                                                                                    the BVI (i.e., banking,
                                                                                    insurance and local BVI
                                                                                    businesses)
Amendment of Certificate of                  Requires stockholder vote and,         Requires vote of the members,
Incorporation                                except in limited circumstances,       being a person that holds
                                             by the board of directors              shares, or as permitted by the
                                                                                    IBCA 1984 by the board of
                                                                                    directors and articles
Registered Office                            9 East Loockerman Street               P.O. Box 173
                                             Kent County                            Kingston Chambers
                                             Dover, Delaware                        Road Town,
                                                                                    Tortola, British Virgin
Islands
Transfer Agent                               Continental Stock Transfer &           Same as Chardan
                                             Trust Company

               Provision                                  Chardan                               Agritech
-----------------------------------------    -----------------------------------    ----------------------------------
Voting Rights                                Common stock:  one share, one          Same as Chardan
                                             vote on all matters before the         Directors elected by plurality
                                             holders of the common stock            as provided in memorandum and
                                             Other classes of equity may have       articles; all other matters
by a
                                             voting rights as assigned to them      majority of those shares
present
                                             by the board of directors or as        and entitled to vote
                                             approved by stockholders
                                             Directors elected by plurality,
                                             all other matters either by
                                             majority of issued and
                                             outstanding or majority of those
                                             present and entitled to vote as
                                             specified by law
Redemption of Equity                         Shares may be repurchased or           Same as Chardan
                                             otherwise acquired, provided the
                                             capital of the company will not
                                             be impaired by the acquisition
                                             Company may hold or sell treasury
                                             shares
Stockholder/Member consent                   Permitted as required for a vote       Same as Chardan
                                             at a meeting
Notice Requirements for                      In general, to bring a matter          To bring a matter before an
Stockholder/Member Nominations and           before an annual meeting or to         annual meeting or to nominate
a
Other                                        nominate a candidate for               candidate for director, a
member
Proposals                                    director, a stockholder must give      must give notice to the
company
                                             notice of the proposed matter or       of not less than 30 days nor
                                             nomination not less than 60 days       more than 60 days.
                                             and not more than 90 days prior        If the member is making a
                                             to public disclosure of the date       proposal on a matter or
                                             of annual meeting                      nominating a candidate for
                                             In the event that less than 70         director and there is less
than
                                             days notice or prior public            40 days notice or prior public
                                             disclosure of the date of the          disclosure of the date is
given
                                             meeting is given or made to            or made to members, to be
                                             stockholder, to be timely, the         timely, must be received no
                                             notice must be received by the         later than the close of
business
                                             company no later than the close        on the 10th day following the
                                             of business on the 10th day            day on which such notice of
the
                                             following the day on which such        date of the meeting was mailed
                                             notice of the date of the meeting      or such public disclosure was
                                             was mailed or public disclosure        made.
                                             was made, whichever first occurs

               Provision                                  Chardan                               Agritech
-----------------------------------------    -----------------------------------    ----------------------------------
Meetings of Stockholders/Members -           In person or by proxy or other         In person or by proxy or by
any
Presence                                     appropriate electronic means           teleconference means where
                                                                                    persons can hear one another
Meeting of Stockholder/Member - Notice       Not less than 10 days or more          Not less than seven days; no
                                             than 60 days                           maximum limit
Meeting of Stockholders/Members - Call       Regular and annual meetings shall      Meetings may be called by the
of Meeting                                   be called by the directors.            directors or by members
holding
                                             Special meetings may be called         50 percent of the outstanding
                                             only by majority of board of           votes.  The articles require
an
                                             directors, chief executive             annual meeting of the members
                                             officer or by a majority of the        for the election of directors
to
                                             issued and outstanding capital         be called by the directors
                                             stock entitled to vote                 Meetings on short notice may
be
                                                                                    called upon waiver or presence
                                                                                    of all the members holding
                                                                                    shares entitled to vote or 90%
                                                                                    of the total number of shares
                                                                                    entitled to vote agree to
short
                                                                                    notice
Meeting of Stockholders /Members- Place      Within or without Delaware             Within or outside the BVI as
the
                                                                                    directors consider necessary
or
                                                                                    desirable
Meeting of Stockholders/Members - Quorum     Majority of the capital stock          One-half of the votes of the
                                             issued and outstanding and             shares of each class or series
                                             entitled to vote at meeting.           entitled to vote.  Adjournment
                                             Meeting may be adjourned for up        for such time as directors
                                             to 30 days without additional          determine.
                                             notice to stockholders.
Meeting of Stockholders/Members -            As fixed by the directors, no          As fixed by the directors
Record Date                                  more than 60 days and no less
                                             than 10 days before the meeting.
                                             If not fixed, the day before
                                             notice of meeting is given
Directors - Election                         By the stockholders as entitled        By the members as entitled by
                                             by their terms, including the          their terms, including the
                                             holders of common stock                holders of common stock
Directors - Term                             Staggered board of three classes;      Annual term
                                             for terms of three years

               Provision                                  Chardan                               Agritech
-----------------------------------------    -----------------------------------    ----------------------------------
Directors - Removal                          By the stockholders for cause          By resolution of the members
for
                                                                                    cause or without cause on a
vote
                                                                                    of the members representing
                                                                                    66-2/3 of the shares entitled
to
                                                                                    vote or the directors for any
                                                                                    reason on a resolution signed
by
                                                                                    all the other directors absent
                                                                                    from meetings for six months
                                                                                    without leave of the board,
                                                                                    death or incapacity
Directors - Vacancy                          May be filled by majority of           May be filled by members or
the
                                             remaining directors (unless they       board of directors
                                             are the result of the action of
                                             stockholders) and newly created
                                             vacancies may be filled by
                                             majority of remaining directors
Directors - Number                           Unless established by certificate      Same as Chardan
                                             of incorporation, as determined
                                             by board of directors, but not
                                             less than one
Directors - Quorum and Vote Requirements     A majority of the entire board.        One-half of the total number
of
                                             The affirmative vote of a              directors, present in person
or
                                             majority of directors present at       by alternate, except if there
                                             a meeting at which there is a          are only two or less directors
                                             quorum constitutes action by the       then a quorum will be all the
                                             board of directors                     directors
Directors - Managing Director                Not applicable                         Provision for the board to
                                                                                    select one or more directors
to
                                                                                    be managing directors, provide
                                                                                    for special remuneration and
                                                                                    assign such powers as the
board
                                                                                    determines so long as it is
not
                                                                                    a power that requires board
                                                                                    approval
Directors - Powers                           All powers to govern the               Same as Chardan
                                             corporation not reserved to the
                                             stockholders
Directors - Committees                       Directors may establish one or         Same as Chardan
                                             more committees with the
                                             authority that the board
                                             determines

               Provision                                  Chardan                               Agritech
-----------------------------------------    -----------------------------------    ----------------------------------
Directors - Consent Action                   Directors may take action by           By written consent in same
                                             written consent of all directors,      manner as if at a meeting in
                                             in addition to action by meeting       persons, by directors or by
                                                                                    alternate
Director - Alternates                        Not permitted                          Directors may, by written
                                                                                    instrument, appoint an
alternate
                                                                                    who need not be a director,
who
                                                                                    may attend meetings in the
                                                                                    absence of the director and
vote
                                                                                    and consent in the place of
the
                                                                                    directors
Directors - Appoint Officers                 Directors appoint the officers of      Same as Chardan, subject to
the
                                             the corporation, subject to the        memorandum
                                             by-laws, with such powers as they
                                             determine
Director - Limitation of Liability           Directors liability is limited,        Duty to act honestly and in
good
                                             except for (i) breach of loyalty,      faith with a view to the best
                                             (ii) act not in good faith or          interests of the company and
                                             which involves international           exercise care, diligence and
                                             misconduct or a knowing violation      skill of a reasonably prudent
                                             of law, (iii) willful violation        person acting in comparable
                                             of law in respect of payment of        circumstances.  No provisions
in
                                             dividend or redeeming shares, or       the memorandum, articles or
                                             (iv) actions in which director         agreement may relieve a
                                             receives improper benefit              director, officer, or agent
from
                                                                                    the duty to act in accordance
                                                                                    with the memorandum or
articles
                                                                                    or from personal liability
                                                                                    arising from the management of
                                                                                    the business or affairs of the
                                                                                    company.
Director - Indemnification Insurance         Company may purchase insurance in      Same as Chardan, extends to a
                                             relation to any person who is or       liquidator of the company
                                             was a director or officer of the
                                             company

               Provision                                  Chardan                               Agritech
-----------------------------------------    -----------------------------------    ----------------------------------
Amendments to Organizational Documents       Amendments must be approved by         Amendments to the memorandum
and
                                             the board of directors and by a        articles may be made by
                                             majority of the outstanding stock      resolution of the members or
by
                                             entitled to vote on the                the directors
                                             amendment, and if applicable, by
                                             a majority of the outstanding
                                             stock of each class or series
                                             entitled to vote on the amendment
                                             as a class or series.  By-laws
                                             may be amended by the
                                             stockholders entitled to vote at
                                             any meeting or, if so provided by
                                             the certificate of incorporation,
                                             by the board of directors
Sale of Assets                               The sale of all or substantially       The sale of more than 50% of
the
                                             all the assets of the company          assets of the company requires
                                             requires stockholder approval          member approval
Dissenters Rights                            Provision is made under Delaware       Provision is made under the
IBCA
                                             corporate law to dissent and           to dissent and obtain fair
value
                                             obtain fair value of shares in         of shares in connection with
                                             connection with certain corporate      certain corporate actions that
                                             actions that require stockholder       require member approval or
                                             approval or consent                    consent

Indemnification Of Officers And Directors


         As indicated in the comparison of charter provisions, a director, officer or agent of a company formed under the laws of the British Virgin Islands is obligated to act honestly and in good faith and exercise care, diligence and skill of a reasonably prudent person acting in comparable circumstances. The Memorandum and Articles of Agritech do not relieve directors, officers or agents from personal liability arising from the management of the business of the company. Notwithstanding the foregoing, Section 57 of the International Companies Ordinance of 1984 of the British Virgin Islands may indemnify directors, officers and agents against all expenses, including legal fees and judgments, fines and settlements, in respect of actions related to their employment. The stock purchase agreement provides indemnification in respect of the representations, warranties and covenants of the parties, some of which may relate to the securities laws of the United States. There are no agreements that relieve directors, officer or agents from personal liability. Agritech is permitted and intends to obtain director and officer insurance.


         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Agritech and Chardan have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act of 1933,as amended, and is, therefore, unenforceable.

Defenses Against Hostile Takeovers



         While the following discussion summarizes the reasons for, and the operation and effects of, the principal provisions of Agritech's Memorandum (as amended) and Articles of Association that management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to the full texts of Agritech's Memorandum and Articles of Association.



         In general, the anti-takeover provisions of Agritech's Memorandum and Articles of Association are designed to minimize susceptibility to sudden acquisitions of control that have not been negotiated with and approved by Agritech's board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of Agritech or a tender offer for all of Agritech's capital stock. The provisions are designed to discourage any tender offer or other attempt to gain control of Agritech in a transaction that is not approved by the board of directors, by making it more difficult for a person or group to obtain control of Agritech in a short time and then impose its will on the remaining stockholders. However, to the extent there provisions successfully discourage the acquisition of control of Agritech or tender offers for all or part of Agritech's capital stock without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.


         Tender offers or other non-open market acquisitions of stock will generally be made at prices above the prevailing market price of Agritech's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of Agritech's stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but also any attempts to acquire control that are not approved by the board of directors, whether or not stockholders deem such transactions to be in their best interest.


         Stockholder Meetings. British Virgin Island law provides that stockholder meetings shall be convened by the board of directors upon the written request of stockholders holding more than 50% of the votes of the outstanding voting shares of the company. Agritech's Articles of Association provide that annual stockholder meetings for the election of directors may be called only by the directors.


         Number of Directors and Filling Vacancies on the Board of Directors. British Virgin Island law requires that the board of directors of a corporation consist of one or more members and that the number of directors shall be set by the corporation's Articles of Association. Agritech's Articles of Association provide that the number of directors shall be not less than one, subject to any subsequent amendment to change the number of directors. The power to determine the number of directors is vested in the board of directors. The power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested primarily in the board of directors. Directors may be removed by the members only for cause or without cause on a vote of the members representing 66-2/3 of the shares entitled to vote.


         Election of Directors. Under British Virgin Island law, there is no cumulative voting by stockholders for the election of the directors. The absence of cumulative voting rights effectively means that the holders of a majority of the stock voted at a stockholders meeting may, if they so choose, elect all directors of Agritech, thus precluding a small group of stockholders from controlling the election of one or more representatives to the board of directors.

         Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent. The Agritech Articles of Association will provide for advance notice requirements for stockholder proposals and nominations for director. Generally, to be timely, notice must be delivered to the secretary of Agritech at its principal executive offices not fewer than 30 days nor more than 60 days prior to the first anniversary date of the annual meeting for the preceding year. Special meetings may be called by Agritech's board of directors or by stockholders comprising 50% of the combined voting power of the holders of the then outstanding shares entitled to vote. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.


Federal Income Tax Consequences of the Reincorporation


         Chardan believes that, for federal income tax purposes, no gain or loss will be recognized by Chardan, Agritech or the stockholders of Chardan who receive Agritech common stock for their Chardan common stock in connection with the reincorporation and redomestication merger. The adjusted tax basis of each whole share of Agritech common stock receives by a Chardan stockholder as a result of the reincorporation and redomestication merger will be the same as the stockholder's aggregate adjusted tax basis in the shares of Chardan common stock. A stockholder who holds Chardan common stock will include in his holding period for the Agritech common stock that he receives his holding period for the Chardan common stock.


         State, local or foreign income tax consequences to stockholders may vary from the federal income tax consequences described above, and STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE CONSEQUENCES TO THEM OF THE REINCORPORATION UNDER ALL APPLACIBLE TAX LAWS.


Transfer of Agritech Securities Upon Death of Holder


         Because Agritech is a BVI company, the transfer of the securities of Agritech, including the common stock and warrants, for estate administration purposes will be governed by BVI law. This may require that the estate of a decedent security holder of Agritech seek to probate or transfer under letters of administration for the estate issued by a court in the BVI. Agritech has attempted to modify this requirement by inserting in its Articles of Association a provision that permits the board of directors to decide whether or not to permit decedent transfers based on estate documentation from jurisdictions other than the BVI, more in accordance with United States practice, without any action having to be taken in the BVI. The board of directors intends to follow this procedure. There is no assurance that this will result in an enforceable transfer. The board of directors will be fully indemnified for its actions in this regard pursuant to the Articles of Association.

                      CHARDAN 2005 PERFORMANCE EQUITY PLAN


Background



         Effective as of December 7, 2004, the Chardan board of directors approved by unanimous written consent the "2005 Performance Equity Plan," subject to stockholder approval. The plan reserves 1,500,000 shares of Chardan common stock for issuance in accordance with the plan's terms. The purpose of the stock option plan is to enable Chardan to offer its employees, officers, directors and consultants whose past, present and/or potential contributions to Chardan have been, are or will be important to the success of Chardan, an opportunity to acquire a proprietary interest in Chardan. The various types of incentive awards that may be provided under the stock option plan will enable Chardan to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.


         There are approximately 400 persons who will be eligible to be granted awards, including directors, officers and employees of the Origin Operating Companies and Origin and Agritech. No allocations of shares that may be subject to awards have been made in respect of the executive officers or any other group. All awards will be subject to the recommendations of management and the compensation committee and approval by the board of directors or the stock option committee.



         A summary of the principal features of the stock option plan is provided below, but is qualified in its entirety by reference to the full text of the stock option plan which is attached to this proxy statement/prospectus as an annex.


Shares Available


         The stock option plan reserves 1,500,000 shares of common stock for awards. If Chardan's stockholders approve this proposal, the total number of shares of common stock available for issuance under the stock option plan will be subject to the adjustments described below.


Administration


         The plan is administered by our compensation committee. Under the plan, the compensation committee has full authority, subject to the provisions of the plan, to award any of the following, either alone or in tandem with each other:

      o     stock options;

      o     stock appreciation rights;

      o     restricted stock;

      o     deferred stock;

      o     stock reload options; and

      o     other stock-based awards.


         Subject to the provisions of the plan, the compensation committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of award to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards. The interpretation and construction by the compensation committee of any provisions of, and the determination by the compensation committee of any questions arising under, the plan or any rule or regulation established by the compensation committee pursuant to the plan is final and binding on all persons interested in the plan.

Stock subject to the plan



         The plan authorizes a total of 1,500,000 shares of common stock to be granted as awards under the plan. In order to prevent the dilution or enlargement of the rights of holders under the plan, our compensation committee may determine whether or not to adjust the terms of the awards or the number of shares reserved for issuance under the plan in the event of any stock split, reverse stock split, stock dividend payable on our shares of common stock, combination or exchange of shares, or other extraordinary event occurring after the grant of an award. Shares of our common stock that are awarded under the plan may be either treasury shares or authorized but unissued shares. Treasury shares are those purchased or acquired by us from a stockholder or in the public market. If any award granted under the plan is forfeited or terminated, the shares of common stock reserved for issuance pursuant to the award will be made available for future award grants under the plan. The committee may not grant to any one holder options to purchase more than 300,000 shares of common stock in any one calendar year in the aggregate under the plan.



Eligibility


         Subject to the provisions of the plan, awards may be granted to key employees, officers, directors and consultants who are deemed to have rendered or are able to render significant services to us or our subsidiaries and who are deemed to have contributed or to have the potential to contribute to our success. Incentive stock options may only be awarded to individuals who are our employees at the time of grant. Notwithstanding the foregoing, an award may be granted to an individual in connection with his or her hiring or retention, or at any time on or after the date he or she reaches an agreement with us, either oral or in writing, with respect to his or her hiring, even though it may be prior to the date he or she first performs services for us or our subsidiaries. However, no portion of any award of this nature can vest prior to the date that the individual first performs the services he or she was hired or retained to perform.


Types of awards


         Options. Under the plan, our compensation committee may award to participants stock options that:

      o are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code; or

      o     are not intended to be so qualified.


         Incentive stock options may only be awarded to our employees and those of our subsidiaries. To the extent that any stock option intended to qualify as an incentive stock option does not so qualify it will constitute a non-incentive stock option.


         Our compensation committee will fix the term of each stock option. However, an incentive stock option may be granted only within the ten-year period commencing from the effective date of the plan and may only be exercised within ten years from the date of grant, or five years from the date of grant in the case of a participant who at the time the stock option is granted owns more than 10% of the total combined voting power of all of our classes of voting securities.

         The exercise price of stock options granted under the plan will be determined by our compensation committee at the time of the grant, but in no event will the price be less than the fair market value of the underlying common stock on the last trading day prior to the date the stock option is granted. However, the exercise price of an incentive stock option granted to a 10% stockholder will not be less than 110% of the fair market value of the shares on the last trading day prior to the date the stock option is granted. The number of shares covered by incentive stock options which may be exercised by participants in any year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.



         The compensation committee will determine the terms and conditions of stock options and when they will become exercisable. Any requirement that options be exercised in installments may be waived in whole or in part by the compensation committee.



         Payment of the exercise price may be made in cash, in shares of our common stock owned by the participant, in a combination of the two, or otherwise, as reflected in the applicable award agreement. Additionally, the compensation committee may permit a participant to elect to pay the exercise price by irrevocably authorizing a third party to sell shares of common stock, or a sufficient portion of the shares, acquired upon exercise of the stock option and pay to us a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from the exercise. A participant has no rights as a stockholder with respect to the shares of our common stock underlying a stock option granted under the plan until shares are actually issued upon exercise of the stock option.



         If the employment of a participant who is an employee of ours or a subsidiary of ours is terminated by reason of the participant's death or disability, any stock option held by the participant will automatically terminate except that any vested portion of the option may be exercised by the disabled participant, or by his legal representative or legatee, as the case may be, for a period of one year or a greater or lesser period as may be specified by the compensation committee in the grant, from the date of the death or disability, or until the expiration of the exercise period for the stock option, which ever is shorter.


         Unless otherwise provided in the grant of a stock option, if a participant's employment with us or any of our subsidiaries is terminated for any reason other than due to death or disability, the participant's stock option will automatically terminate. However, if the participant's employment is terminated without cause or due to retirement on or after the age of 65, then the portion of his or her stock option which has vested as the date of termination may be exercised:

      o for three months after termination or for the balance of the stock option's exercise period, which ever is shorter; or

      o for a greater or lesser period as may be specified by the compensation committee in the grant.


         Stock appreciation rights. Under the plan, our compensation committee may grant stock appreciation rights to participants who have received stock options. A stock appreciation right entitles the holder to surrender to us all or a portion of a stock option in exchange for a number of shares of our common stock determined by multiplying the excess of the fair market value per share of our common stock on the exercise date over the exercise price per share by the number of shares subject to the stock option and then dividing it by the fair market value of the common stock on the date the stock appreciation right is exercised. In the case of an incentive stock option, a stock appreciation right may only be granted simultaneously with the grant of the underlying incentive stock option. In the case of non-incentive stock option, a stock appreciation right may be granted at or after the time of the grant of the underlying non-incentive stock option. A stock appreciation right will terminate upon termination or exercise of the related stock option. Upon exercise of a stock appreciation right, the underlying stock option will be deemed to have been exercised, and the related shares of our common stock will no longer be available for issuance under the plan.

         Restricted stock. Our compensation committee may award shares of our common stock which are subject to restrictions as the compensation committee may determine in addition to, or in lieu of, other awards granted to participants under the plan. The compensation committee will determine at the time of the award, the period during which the award may be subject to forfeiture and the vesting schedule of the shares under the award. A participant will have the right to vote the restricted stock granted to him and to receive dividend payments distributed on the shares in the form of cash or cash equivalents. However, during the time that restricted stock is subject to forfeiture and until the restricted stock is fully vested, we will retain custody of the stock certificate representing the restricted shares and will retain custody of all distributions, other than payment of dividends in cash or in cash equivalents, made or declared with respect to the restricted stock. If the participant breaches the terms or conditions set forth in the plan or in the award agreement pertaining to the restricted stock award, or if the restricted stock otherwise does not vest, then the participant will forfeit the award of restricted stock and any distributions which were retained by us relating to the restricted stock.



         Deferred stock. Our compensation committee may award shares of our common stock to be received at the end of a specified deferral period and upon satisfaction of any other applicable restrictions, terms and conditions provided for in the grant of the award. Any deferred stock that does not vest will be forfeited. Deferred stock awards granted under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to us the applicable deferral period. A participant will not have any rights as a stockholder by virtue of the award of deferred stock until the expiration of the applicable deferral period and the issuance by of a stock certificate evidencing the award of the deferred stock. A participant may request that the compensation committee defer issuance of an award of deferred shares for an additional specified period, subject to certain conditions.


         Stock reload options. Our compensation committee may grant to a participant, concurrently with the grant of an incentive stock option, and at or after the time of grant in the case of a non-incentive stock option, an option covering a number of shares up to the amount of shares of our common stock held by the participant for at least six months and used to pay all or part of the exercise price of an option, and any shares withheld by us as payment for withholding taxes. Any stock reload option will have an exercise price equal to the fair market value of our common stock as of the date of grant of the stock reload option. Unless otherwise provided in the stock reload option grant, a stock reload option may be exercised commencing one year after it is granted and will expire on the date of expiration of the stock option to which the reload option is related.


         Other stock-based awards. Our compensation committee may award other stock-based awards, subject to limitations under applicable law, in addition to, or in lieu of, other awards granted to participants under the plan. These other stock-based awards are payable in, valued in, or otherwise based on, or related to, our shares of common stock. These other stock-based awards may be in the form of the right to purchase shares of our common stock which are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of our common stock, as well as awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. Subject to the terms of the plan, the compensation committee has complete discretion to determine the terms and conditions of other stock-based awards. Other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the plan or any other plan in effect.

Accelerated Vesting and Exercisability



         Unless otherwise provided in the grant of an award, if any "person," as is defined in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended ("Exchange Act"), is or becomes the "beneficial owner," as referred in Rule 13d-3 under the Exchange Act, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding voting securities in one or more transactions, and our board of directors does not authorize or approve the acquisition, then the vesting periods with respect to options and awards granted and outstanding under the plan will be accelerated and will immediately vest, and each participant of an option and award will have the immediate right to purchase and receive all shares of our common stock subject to the option and award in accordance with the terms set forth in the plan and in the corresponding award agreements.



         Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by our board of directors, accelerate the vesting of any and all stock options and other awards granted and outstanding under the plan.


Repurchases


         Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by our board of directors, require a holder of any award granted under the plan to relinquish the award to us upon payment by us to the holder of cash in an amount equal to the fair market value of the award or $0.01 per share for awards that are out-of-the money.


Forfeitures


         Unless otherwise provided in the grant of an award, if a participant's employment with us or a subsidiary of ours is terminated for any reason and within 12 months of the termination, the person either:

      o accepts employment with any competitor of, or otherwise engages in competition with, our business;

      o solicits any of our or our subsidiaries' customers or employees to do business with or render services to the person or any business with which the person becomes affiliated or to which the person renders services; or

      o discloses to anyone outside our company or uses any of our or our subsidiaries' confidential information or material in violation of our policies or any agreement between the person and us or any of our subsidiaries, the compensation committee may require the participant to return to us the economic value of any award which was obtained by the participant during the period beginning six months prior to the date the participant's employment with us was terminated. Unless otherwise provided in the grant of an award, if a participant is terminated for cause, the compensation committee may require that the participant return to us the economic value of any award which was obtained by the participant during the six month period.

Withholding taxes


         We may withhold, or require participants to remit to us, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the plan. If permitted by our compensation committee, tax withholding may be settled with shares of our common stock, including shares that are part of the award that gives rise to the withholding requirement.



         Awards of stock appreciation rights, deferred shares, performance shares and performance units under the plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Code Section 409A. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Code Section 409A on the taxation of these types of awards. Generally, to the extent that deferrals of these awards fail to meet certain requirements under Code Section 409A, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of Code Section 409A are satisfied. It is the intent of the Company that awards under the 2005 Plan will be structured and administered in a manner that complies with the requirements of Code Section 409A.



Agreements; Transferability


         Stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options and other stock-based awards granted under the plan will be evidenced by agreements consistent with the plan in a form as prescribed by the compensation committee. Neither the plan nor agreements evidencing awards under the plan confer any right to continued employment upon any holder of a stock option, stock appreciation right, restricted stock, deferred stock, stock reload option or other stock-based award. Further, except as:

      o     expressly provided in the plan,

      o     expressly provided in the grant of an award, or

      o discussed above with respect to the transferability of stock options in certain limited exceptions,


all agreements will provide that the right to exercise stock options, receive restricted stock after the expiration of the restriction period or deferred stock after the expiration of the deferral period, receive payment under other stock-based awards, or exercise a stock appreciation right cannot be transferred except by will or the laws of descent and distribution.


         Stock options may not be assigned or transferred by a participant except by will or by the laws of descent and distribution, and during the lifetime of a participant, the stock options may only be exercisable by the person to whom it was granted, or, to the extent of legal incapacity or incompetency, the participant's guardian or legal representative. Notwithstanding the foregoing, with the approval of the compensation committee, a participant may transfer a stock option:

      o by gift, for no consideration, or pursuant to a domestic relations order, in either case, to or for the benefit of the participant's immediate family; or

      o to an entity in which the participant or members of the participant's immediate family own more than fifty percent of the voting interest, in exchange for an interest in that entity.

Additionally, the transfer will be subject to any additional limits that the compensation committee may establish and the execution of any documents that the compensation committee may require. If a transfer of this nature is made, the transferee shall remain subject to all the terms and conditions applicable to the stock option prior to the transfer.


Term and amendments


         The plan will terminate when there are no awards outstanding and when no further awards may be granted, provided that incentive options may only be granted until December 7, 2014. Our board of directors has the right to amend, suspend or discontinue any provision of the plan, provided that the action may not adversely affect awards previously granted between a participant and us without the participant's consent.


Federal income tax consequences


         The following discussion of the federal income tax consequences of participation in the plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.


         Incentive stock options


         Participants will recognize no taxable income upon the grant or exercise of an incentive stock option. The participant will realize no taxable income when the incentive stock option is exercised if the participant has been an employee of our company or our subsidiaries at all times from the date of the grant until three months before the date of exercise, one year if the participant is disabled. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. We will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.


         If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above:

      o the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for the shares; and

      o we will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.


In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on the disposition over the exercise price, which is the same amount included in regular taxable income.

         Non-Incentive stock options


         With respect to non-incentive stock options:

      o upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of our common stock on the date of grant;

      o upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and we will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

      o we will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.


         On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.


         If the shares acquired upon exercise of a non-incentive stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under the Code, Section 83(b), to elect to be taxed on the receipt of shares, and we will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.


         Stock appreciation rights


         Upon the grant of a stock appreciation right, the participant recognizes no taxable income and we receive no deduction. The participant recognizes ordinary income and we receive a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.


         Restricted stock


         A participant who receives restricted stock will recognize no income on the grant of the restricted stock and we will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. A participant's shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16(b) of the Exchange Act. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.


         A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

         On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.


         Whether or not the participant makes an election under Section 83(b), we generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in its taxable year in which the income is included in the participant's gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.


         Dividends paid on restricted stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by us subject to the reasonableness limitation. If, however, the participant makes a
Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by us.


         Deferred stock


         A participant who receives an award of deferred stock will recognize no income on the grant of the award. However, he or she will recognize ordinary compensation income on the transfer of the deferred stock, or the later lapse of a substantial risk of forfeiture to which the deferred stock is subject, if the participant does not make a Section 83(b) election, in accordance with the same rules as discussed above under the caption "Restricted stock."


         Other stock-based awards


         The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.


                      INFORMATION ABOUT THE ORIGIN PARTIES


Business of Origin


         General



         State Harvest Holdings Limited (referred to as Origin), is a British Virgin Islands holding company was established on October 6, 2004. On December 25, 2004, it entered into stock consignment agreements for the control of the Origin Operating Companies, other than Origin Biotechnology of which it owns 100% of the outstanding stock. Through the control of the four Origin Operating Companies, it will conduct operations in the field of hybrid crop seed development, production and distribution through its subsidiaries, which are Beijing Origin Seed Limited ("Origin Seed"), Changchun Origin Seed Technology Development Limited, Henan Origin Cotton Technology Development Limited and Beijing Origin State Harvest Biotechnology Limited ("Origin Biotechnology"), the technology-intellectual property holding and licensing company. All of the Origin Operating Companies are organized under the laws of the PRC.

         The first Origin Operating Company formed was Origin Seed, which was founded in Beijing in 1997 and began operations in 1998. The initial operations consisted of licensing existing proprietary hybrid corn seeds for development and production and initial commercial distribution of its first hybrid corn seed, YuYu 22. Although Origin has continued to license hybrid seeds from others, it is increasingly relying on its own proprietary hybrid seed varieties which it began to develop in 1998. In 2003, it began commercial distribution of OS 19, the first of Origin's products to be entirely internally developed.



         The Chinese Crop Seed Market



         The Chinese agricultural sector is primarily made up of small land holdings. Typically, farms are family owned and tend to be small, on average just 0.2 hectors (about 0.5 acres). Origin estimates that there are approximately 200,000,000 peasant family farms in China. The Chinese farms are currently providing the majority of the food that is consumed in China. Increasingly, corn is becoming an important crop in China because it has a number of uses, including as livestock feed and a source of fuel in the nature of ethanol.


         Origin believes that the Chinese agricultural seed industry can be characterized as fragmented, generally served by small, local seed suppliers. These seed companies typically developed as part of the local county governmental structure, designed to provide service and support to local farmers prior to China's more recent drive toward modernization and a market economy. They are, in a true sense, extensions of the government bureaucracy. As a result, these local seed suppliers tend to be small, inefficient, resistant to or lacking the resources to pursue innovation and technology and, since they are government run, not very profitable. Their products tend to be based on those varieties of crops that have been grown in their respective locales for years, or even decades. Rarely is there much upgrading of the quality of the seeds and varietals by these local seed suppliers.


         Improved seed products have been generally available in China through large multinational suppliers, the largest being Pioneer International, Monsanto and Sygenta, and each having established operations in China some time ago. However, management has observed that these large companies tend to operate in a manner typical of western-style agribusiness, where customers are large corporations themselves with extensive in-house technical staffs to select seeds and develop cultivation methods that maximize yields. Success for them depends on making sales to a relative few accounts that do not require a high level of technical support. Management believes that the traditional Western agribusiness model does not work well in China, where small family farms continue to predominate. As a result, it does not appear that the multinational seed companies have penetrated the Chinese market to any appreciable extent.


         Origin was founded with a business strategy that would meet what it believes to be the needs of Chinese farmers. That business strategy consisted of the following elements:



         (i) Reliance on proprietary seed products, initially licensed and increasingly internally developed, to deliver superior value to customers and establish barriers to competition;


         (ii) Devising a process for obtaining regulatory approvals for new crop seeds (a Chinese legal requirement) that has proven efficient and effective;



         (iii) Establishing a broad network of farmers in several regions to participate in the seed development process and to produce crop seeds for commercial distribution once approval is received;


         (iv) Creating an effective distribution system using a relatively small network of primary distributors, only one in each county with exclusive territories, with which it can deal directly and efficiently which, in turn, develop their own secondary distribution network to reach out directly to the family farmers. This distribution network is not only a means for securing and fulfilling orders, but it acts as a conduit for Origin's marketing and technical support activities.

         (v) Origin relies on a number of marketing activities to retain existing customers and attract new ones. These marketing activities include:



                  - a demonstration program that provides technical assistance to customers regarding the correct seed choice and proper cultivation methods;



                  - television advertising and a newsletter published three times per year that reaches nearly 2 million seed customers and provides them with information on the benefits of Origin's products and the techniques for maximizing yields;



                  - a database of over 1 million customers that Origin uses to keep repeat sales at a high level, an important component of revenue growth.



         (vi) Origin delivers customer service and technical support to assist customers throughout the growing season for its products. Customers can contact Origin through a dedicated call center that handles up to 6,000 calls per day. Field service representatives are dispatched within 48 hours of a customer's request for help.


         This business model and strategy has proven effective. Origin has increased its annual revenues by an annual average of more than 30% over the three year period of fiscal 2002 through fiscal 2004. Management believes that it will increase revenues for fiscal 2005. This estimate is based on the fact that Origin receives orders with deposits well in advance of the next year's growing season, which enables it to calculate demand and make estimates of its sales volume and revenue. Generally, Origin seed products carry a premium price. Several factors enable Origin to obtain the higher price, including what it believes to be superior quality of the seeds, which superiority is based on higher crop yield factors and disease and drought resistance of its seeds. Origin seeds currently provide dealers a higher profit margin, therefore, management finds that they tend to more actively promote Origin products in the market place.



Origin Represents a Consolidation Opportunity in a Fragmented Market



         Origin believes that the global hybrid seed market is largely controlled by Monsanto, Pioneer International and Sygenta; however, there does not appear to be a market leader in China at this time. The Chinese seed market has many suppliers. Management believes that eight companies control less than 25% of the market. Management believes that most of the seed companies, especially the small and government-affiliated ones, are generally, poorly run and have no motivation to expand geographically. Management also believes that their product is generally neither uniform nor up to international standards. Origin believes that, in the future, it is likely that these companies will discontinue seed production and become distributors for the larger, better capitalized and quality oriented seed companies, like Origin.



Intellectual Property Base



         Origin has a growing portfolio of its own seed hybrids and varieties, some of which are subject to Chinese patents. Origin considers its proprietary products and patents to be important to its business. The basis for a patent on a seed is the use of DNA fingerprinting. The presence of a DNA fingerprint enables identification of the seed and can be used to determine if others are infringing on the patent. Origin also uses additional measures of identification, including holographic coding of each bag of seed, to limit infringement and support enforcement of its rights. Farmers can call the technical support line to verify the code, ensuring the seed is a genuine Origin product. Operators note each time a code is verified, negating the possibility of a counterfeiter repeatedly using the same number. Origin receives as many as 6,000 phone calls per day for technical assistance and code verification. The patented seeds are as follows:

Patent               Name of Patent             Patent Number       Proprietor of Patent        Effective Period
------               --------------             -------------       --------------------        ----------------
Design Patent        Packing bag                ZL 993 14865.4      Beijing Origin Seed         November 1, 1999
to
                                                                    Limited                     October 31, 2009

Invention Patent     A method of producing      ZL 02146510.X       Beijing Origin Seed         October 18, 2002
to
                     hybrid corn seed                               Limited                     October 17, 2022


                                                                    Henan Agriculture
                                                                    University

         In addition, the Origin Operating Companies have seven trademarks that have been registered in the PRC, which registrations cover periods expiring between 2009 through 2015. These trademarks include names and artwork and are used in connection with all their seed products and packaging.


         Origin launched its first proprietary product in 2003 after six years of research and development. In 2004, Origin delivered four new proprietary corn seeds and one cottonseed products. With its research, breeding system and management, Origin is planning to introduce approximately 40 new proprietary products into the government testing and approval cycle in the calendar years 2005 through 2008. The testing and approval process takes three full years. Currently, Origin has seven products in the third and last year of the testing and approval cycle, 16 products in the second and 23 products in the first.


         In addition to the development of its own proprietary seeds, Origin licenses the distribution of seeds developed by independent research and development institutions which have no commercialization ability or distribution channels of their own. Currently, Origin licenses 14 varieties of corn and two varieties of cotton seed. Under the typical license agreement, one of the Origin Operating Companies will license a designated product for exclusive production and marketing within China. The license fees vary in their method of determination, but generally they are a percentage of revenues from the sale of the variety or is a flat fee arrangement. No agreement requires payment in excess of 1% of the revenues of Origin. Beijing Origin has these types of agreements with Hubei Province Shiyan Agricultural Sciences Institute, China Academy of Sciences Microbiology Institute and Corn Research Institution of Li County in Hebei Province. Only one corn seed product, YuYu 22, is licensed on a non-exclusive basis. The YuYu 22 variety is licensed from Henan Agricultural University for an indefinite term. The university has granted the right to produce, distribute and propagate the variety. The university also will provide technical materials and instructions, supervise seed quality and evaluate growing areas. It will also pursue the PRC New Plant Variety Notification for YuYu 22. Beijing Origin pays a technology license fee of 20RMB for each mu (unit of area equivalent to .164 of an acre) of seed production area per year. Beijing Origin is responsible for all the propagation costs, maintaining quality standards, and safeguarding the variety reputation and rights of the university. As the Origin Operating Companies develop more of their own seeds and as they are approved, the number of seeds that they license from others has been declining. Origin expects that this decline in licensing from others will continue. Origin does not consider that it is dependant on any single licensed seed product.


         In the future, Origin will pursue licensing of its own proprietary seeds. One of the goals of the reorganization and establishment of Origin Biotechnology is to hold all the intellectual property assets of the Origin Operating Companies. To date, Origin has not engaged in any meaningful licensing arrangements of its seeds for the production and sale by others.


         Origin has also sought and achieved court protection of its branded seeds. In an action commenced in the Nanzhou courts, in July 2004 against 12 seed companies which sold one of its corn seed products without license, the first tribunal level ordered a cease and desist of infringement of the company seed product and awarded damages in the amount of RMB 4,700,000 (US$567,873). The case was appealed by the defendants on the issue of the damages only, which appeal was dismissed. This case is unique in China and has demonstrated support for protecting seed production and ownership rights under the Regulations of the PRC on the Protection of New Varieties of Plants which protects the right of an owner of a plant variety to produce and sell the varieties and propagating material.

         Genetically modified (GM) seeds have not enjoyed a large share of Chinese crop seed market to date. The timing and rate of acceptance of GM seeds in China are not yet clear. However, Origin believes that the advantages of GM seeds potentially makes them a significant component of the Chinese crop seed market. As a result, it has begun its own biotech research program to develop GM seeds, giving it the future capability to enter the market as acceptance of those products grows.


Origin's Commercial Product Development.


         Origin believes that it maintains a strict seed quality control system. It was the first Chinese seed company to gain ISO9001-2000 certification. To continue its position as a quality producer, the company budgets approximately 5% of its gross income resources based on the prior year results on research and development. Because of the increase in gross revenues, the actual amount spend has generally been 3%. Origin has spent 6,773,621RMB (US$818,416), 5,287964RMB and 5,371,954RMB in each of the years ended December 31, 2004, 2003, and 2002, respectively.


         Also, Origin established its own stable of seed production bases in Gansu and Inner Mongolia by providing seed-producing farmers with technical training and field quality control practices. Origin believes that it has significant processing capability and uses advanced equipment for efficiency and maintaining a high quality of hybrid seeds. By employing these practices, Origin believes that it has achieved a product quality on par with that of its foreign counterparts that is consistently well received by its customers.


         Origin has close relationships with some of the top academic research institutions in China, including the Chinese Academy of Science, China Agricultural Academy of Science, Beijing Agricultural Academy of Science, Henan Agricultural University and Liaoning Agricultural Academy. Origin has cooperated with these institutions through contractual research, partnering relationships and by joint-licensing various varieties of their hybrid seeds. One of Origin's subsidiaries is 2.04% owned by Henan Agricultural University.


         These relationships were important to Origin in its early stages to help it get started in the crop seed business as they made available to Origin already developed and approved seeds that Origin could then put into production and distribution. As Origin has developed its internal capabilities to perform research and develop hybrid and genetically modified seeds, the importance of these relationships has diminished significantly, but they remain helpful to Origin continuing its efforts to expand its product offering and its market share.


         The development of the science of genetics has permitted the creation of new species of corn, rice and cotton, rather than just new varieties. Genetically modified (GM) corn, soybean and cotton have been widely used in the United States and many other countries to guard against insect damage and to increase yields. The future potential for GM corn and rice in China exists. Since receiving Chinese government approval, cotton modified to guard against borer damage is now widely planted. Because the Chinese market has widely accepted GM cotton and the Ministry of Agriculture is beginning to promote GM rice seed as well, Origin believes that GM products will eventually be fully promoted and accepted in the Chinese market.

         In response to these developments, Origin initiated its own biotech program in 2000, and it is cooperating with the Chinese Academy of Science, China Agricultural University, China Agricultural Academy of Science and Beijing Agricultural Academy of Science on gene research. Origin's strategy is to ensure that its technology will be ready when the market is ready.


         Once approval for distribution of a new seed is obtained, the producer must turn to commercial development of the seed variety. Origin does this by distributing the seed to its network of more than 60,000 farmers, each of whom plants the hybrid to produce seeds for commercial distribution the following season. This network of local farmers who produce Origin's seeds is an important element of Origin's strategy to produce an increasing number of products with consistent quality.


         Origin depends on this network of farmers to grow and develop its seeds for commercial distribution. A problem in this network could disrupt the introduction of a new product or the continued availability of an existing one. However, Origin has taken several measures to reduce those risks and to convert its commercial product development network into a reliable source of its products. Those measures include obtaining the cooperation of local government officials in converting land to crop seed production and offering the farmers who produce the seeds attractive returns relative to those they would receive from growing crops for sale or consumption.



National Marketing and Distribution



         Origin has its own sales organization consisting of 142 persons that oversee all aspects of the distribution and retail sale network and promote the company sales to the expanding distribution chain.


         Origin has established a stable, nationwide distribution network with over 1,200 first-level distributors and over 20,000 second-level distributors and some retailers. The distributors in turn sell to the retailers and retailers sell to the farmers. This distribution network covers almost all the provinces of the PRC, excluding only Qinghai and Tibet. The top five provinces in terms of sales volume are Jilin, Sichuan, Liaoning, Chongqin and Hunan, representing 42.51% of Origin's 2003 annual sales volume.


         The terms of the Origin distributor agreement provide for territorial exclusivity, usually on a county-wide basis. To enforce exclusivity and monitor product locations, Origin assigns a code to each distributor and marks all packaging sent to the distributor with this code. Vigilant monitoring of territory integrity and enforcement of contractual penalties, which may include termination of distribution rights, provides stability and profitability within the distribution network, ensuring quality services and product availability. Origin believes that it enjoys a very positive reputation for its implementation and enforcement of this exclusive distribution system. Distributors buy Origin seeds at a wholesale price established by Origin, and are required to make full payment prior to delivery. Distributors which place orders and make deposits on an order in the period August - October for sales to be made the following year are generally offered a discount. At the end of the annual sales season, Origin sets a final sales price that often is below the suggested retail price. Normally, Origin will defer recognition of revenue from deposits until services have been rendered, the price is fixed or determinable, collectibility is reasonably assured and the right of return is expired. In the seed industry in the PRC, the selling price will be determined around April or May for seeds sold during the several months prior to that time. Advance deposit orders account for between 70% and 80% of Origin's sales. The term of a typical distributor agreement varies depending on negotiations and the nature of the distributor and its prospective territory. There usually is an initial payment for the distribution right which is applied in whole or in part to future orders, depending upon compliance with the terms of the agreement. The agreement also delineates pricing adherence requirements and permissibly discounting sales, territory, ordering and supply obligations, returns market support and other regular business terms and dispute resolution agreements. No one distributor accounts for more than 1% of sales.

         On an annual basis, Origin's sales team assists distributors in writing monthly sales plans. These sales plans are then submitted to Origin via facsimile 30 days prior to required seed delivery dates. Every year during the harvest season, Origin organizes corn production demonstrations in cooperation with local villages and seed distributors, to which are invited farmers and others in the seed distribution chain. At these demonstrations, Origin teams show their hybrid corn, explain planting techniques, discuss industry best practices and disseminate promotional materials. These marketing and production demonstrations help create new demand, not only in each village where demonstrations are held, but also in nearby villages, for both the current season and for succeeding years.


         The technical service department of Origin has a 24-hour toll-free number available for farmers and distributors, through which they can obtain solutions to specific technical problems and issues of seed piracy. If on-site help is required, a Technical Assistant will arrive on location within 48 hours of a call. Origin also enlists the help of its distributors to provide help and advice to the farmer. Origin believes that its focus on customer service and technical support have helped it to build brand identity and loyalty, contributing to its total sales growth over the last several years.



         Using local TV and radio broadcasts, Origin promotes its brand to over 70% of its geographic market, reaching over fourteen million individual farmer households. Additionally, Origin publishes a seasonal newspaper, "Origin News," with a distribution to about twenty million farmers in which it addresses technical issues, shares success stories and further promotes the Origin brand. Origin News is the de facto source of product and technical information for the Chinese peasant farmer. Origin maintains a database of over 1,000,000 farmers that tracks buying habits and contact information.


         Product and technical service brochures are provided throughout the distribution network and prove a valuable tool in promoting the sale of the corn seed product and the recognition of the Origin brand. The Origin slogan, "When buying seed, quality is paramount -- trust Origin," appears on all promotional material, helping to build the brand in all the local markets.


Future Strategy:  Entering the Cottonseed and Rice Seed Markets



         Origin believes that the PRC is the largest producer and consumer of cotton in the world and demand appears to be growing in the PRC. In China, rice is planted mainly for human consumption, and the demand for rice seed is substantial in China. Since the business models for corn, cotton and rice production are very similar, and they share similar sales channels, part of Origin's strategic plan is to participate in the cotton and rice seed business.


         Since its inception in 1998, Origin has been working to develop its own hybrid cottonseed. Currently, it has two cotton products in government testing programs. After its success with corn seed sales in the Southwest of China (a primary agricultural area for rice), Origin decided to enter the rice business by taking advantage of its existing sales channels and corporate brand image. To facilitate a quick start to this program, Origin plans to license a hybrid rice seed from a partner research institute for resale by the end of this year.



Government Regulation



         Participation in the crop seed business is a highly regulated activity in the PRC. For a company to enter the seed business, it must obtain two special licenses. One is issued at the provincial level, entitling the holder to engage in seed production in that province. This license specifies the types of seeds which may be produced. The second is a license to distribute seeds. As described below, the level of the licensee's registered capital determines if the distribution license is issued at the national or provincial level:

      o To obtain a national distribution license, the licensee must have registered capital of at least RMB 30 million (approximately $3,750,000);

      o To obtain a provincial license to distribute hybrid seeds, the licensee requires registered capital of not less than RMB 5 million (approximately $645,000); and


      o To obtain a provincial license to distribute non-hybrid seed varieties, the licensee requires registered capital of not less than RMB 1 million (approximately $125,000).


         A separate license is required to import and export seeds. To obtain this license, the applicant must have minimum registered capital of RMB 10 million (approximately $1,250,000).



         Origin has a national distribution license, which entitles it to sell approved seeds in any province in the PRC.



         In addition to the license(s) needed to engage in the seed production and distribution business, each seed must undergo a stringent regulatory review before it may be sold in China. A seed production company cannot receive a license to engage in seed production, regardless of the level of its registered capital, until it has secured rights to an approved seed product.


         The testing of seeds for approval can be conducted at the provincial level or the national level. However, seeds that have been approved at the provincial level can only be distributed in the province in which the approval was issued. An approval at the national level means the approved seed can be distributed nationwide.


         The procedure for provincial examination and approval requires the applicant to:


      o     Submit the application to provincial government;

      o Go through two cycles of monitored growth in at least five different locations in the province. Seeds submitted for testing are planted together with control seeds, which is typically the most popular seed with farmers in the testing locations. Only seeds that have and increased yield of 8% or higher versus the control seeds and that rank in the top 6 among all seeds then being tested are cleared to proceed to the second year of testing, during which the results of the initial test season must be confirmed;

      o Go through one successful cycle of trial production, also in at least five different locations; and

      o Granting of the provincial examination certificate and public announcement.



         The procedure for national examination and approval requires the applicant to:


      o     Submit the application to the Ministry of Agriculture;

      o Go through two cycles of monitored production in at least five different locations. Only seeds that have 8% or higher yield compared to control seeds and that also rank in the top 6 among all seeds being tested in that cycle can proceed to the second year of testing; and

      o Go through one successful cycle of trial production in at least five different locations.



         Seeds developed outside of China must also follow the above procedures before they can be distributed in China.

         The ability to process an application for approval is an important element of success, especially in view of the long timeframe associated with obtaining approval after the seed has been developed. Failures and delays in getting the approvals on a timely basis can seriously disrupt the planning that is critical to begin commercial production. A minimum of six years - three to obtain approval and three to develop the first crop of seed for commercial distribution - is required to bring a seed to market after it has been developed. Because of its extensive network of seed-producing farmers, Origin is able to bring a new product to market consistently in the minimum time. Other seed companies often take an additional season or more to bring an approved product to market. This loss of an entire growing season can be a significant disadvantage.


         Origin has been able to successfully process 12 applications for approval through the required agencies, including one in 2003, four in 2004 and seven in 2005. While no approval is assured until granted, Origin believes that it can expect to have a high number of successful product approvals for its upcoming products, and thus ensure that it will have a product base that will enable it to continue to expand its market presence.



Competition



         Origin faces competition at several different levels, ranging from several other private Chinese companies, local seed companies that are often extensions of the local government, and large multinational hybrid and genetically modified seed producers. Origin believes that it can compete effectively with each of these and believes that it can continue to do so into the future. Each of these groups of competitors is discussed in turn, below.


         Other Large Chinese Seed Companies. Origin believes there are eight seed companies that control about 25% of the corn seed market. Of the other seed suppliers, most have a market share that probably is measured in fractions of a percent. The majority of the largest crop seed companies have been in existence for considerably longer periods of time than Origin. Many of them have greater financial resources than Origin. Some of these larger entities are state owned enterprises where the incentives are different and the business agility is not as great. Origin competes within this group on the basis of its consistent product quality, brand identity, customer and technical support, enforcement of its intellectual property rights, and a pipeline of proprietary products.



         Local Seed Companies. The local seed companies in China are the legacy of the centrally planned agricultural economy that was predominant in China until recently. Most of these are, or were, affiliated with county governments, which played a role in determining what crops would be grown and by whom. As was often the case with planned economies, these extensions of the bureaucracy had no profit motive, and no incentive to improve efficiencies, increase sales or innovate with new products. Market expansion was limited by the tight geographic boundaries within which they were designed to operate.



         The majority of these local companies lack the scale and the resources to compete with Origin in a number of ways. They lack access to the improved, proprietary hybrids that are the core of Origin's business. For the most part they do not have effective marketing, advertising, technical support or customer service operations. The majority of Origin's recent growth has come from acquiring customers from these operations. Origin believes that the existing trend will continue, and that eventually some of these smaller, local distributors can be integrated into Origin's distribution network.


         Multinational Seed Companies. At the opposite end of the competitive spectrum from the local seed companies are the large multinational companies, of which Pioneer International, Monsanto and Sygenta are just two. These concerns present a formidable competitive threat from the standpoint of their financial resources and the high quality of their seed products. However, the unique aspects of the Chinese crop seed market, which distinguish it from the market in western countries, have proven a significant barrier to entry for these very large companies, even though they have come to the market through joint ventures formed with existing Chinese seed companies.

         The principal difference between the Chinese and Western markets is the sheer number of customers which these companies need to reach in China that in turn produces a low average sale. Success in China depends on effectively marketing to a very large number of small customers, which is entirely different from selling to large agricultural customers that dominate the markets in North America and Europe. Relatively few Chinese companies have achieved any degree of success in doing so, and the international competitors, despite several years of trying, have not succeeded to any meaningful degree.


         Another important consideration limiting the competitiveness of these multinationals is their heavy reliance on genetically modified organisms to produce their crops. Origin's market research indicates that most of the superior products that the multinationals have to offer are genetically modified. To date, a cotton seed is the only genetically modified seed product to have received approval in China. By contrast, Origin relies primarily upon standard hybridizing to produce its improved seed varieties. However, Origin recognizes the potential that genetically modified crop seeds will gain acceptance in China and for that reason it has begun a biotech seed development program that relies on genetic modifications to improve the quality of seeds and their yields, positioning Origin to compete in that portion of the market..


         Should genetically modified seeds begin to gain broader acceptance in the market, the large biotech companies, who currently make the majority of those seeds, would become more serious competitors. However, they will also continue to face numerous obstacles in competing with Origin, including the significant lead time associated with obtaining approval of a new seed and the need to establish effective sales, marketing and distribution networks to manage the large volume of small purchases that is characteristic of the Chinese market.



Employees



         As of December 31, 2004, Origin and the Origin Operating Companies had approximately 400 full-time employees. Origin and the Origin Operating Companies expect to employ additional personnel as they expand their operations. Origin believes that its employee relations are good.



         Origin currently has 32 research and development specialists, 142 sales people, 59 administrative staff, and 183 technicians in its production plants.


Facilities



         The Origin Operating Companies own or lease manufacturing facilities, laboratories, seed production and other agricultural facilities, office space, warehouses, research stations and breeding centers in Beijing and Gansu, Henan, Helongjiang, Liaoning, Jilin, Hainan and Sichuan Provinces. The leased facilities are rented at regular commercial rates, and management believes other facilities are available at competitive rates should it be required to change locations or add facilities.

         The Origin headquarters are located in Beijing, where it leases office space and land for research and development center.


         Origin owns three seed conditioning plants located in Linze (in northwest China), Changchun (in northeast China) and Zhengzhou (in central China), and leases one seed conditioning plant located in Chengdu (in southwest China). At these properties are seed processing equipment, bleachers, warehouses and other production facilities.


         Origin also leases land as maize breeding stations in Harbin, Tieling (northwest China), Beijing, Zhengzhou), Chengdu, and Hainan island.


         Origin is planning on building additional facilities in Beijing and in two other locations for the Linze branch office and for Changchun Origin.


         Together, the owned, leased and proposed facilities are adequate to conduct the business operations of Origin.



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Overview


Business



         Origin develops and supplies crop seeds to the PRC agricultural market. Its initial focus was on hybrid corn seed production and sales, but it has expanded its activities to include the development and sale of hybrid cotton seeds and rice seeds as well.


         Origin achieved net income of RMB 65.46 million (US$ 7,9 million) in 2004 and RMB28.95 million (US$3.49 million) in 2003, and RMB 26.56 million (US$3.2 million) in 2002. For 2004, Origin generated RMB 301.52 million (US$36.43 million) in total revenues, compared to RMB 191.65 million (US$23.16 million) and RMB 98.72 million (US$11.93 million) for 2003 and 2002, respectively, representing an increase of 57.33% and 94.14%, respectively. During 2004, approximately 97.67% of Origin's product revenues came from sales of its corn hybrid seeds. The remaining approximately 1.6% of revenues were derived from the sale of cotton seeds, and 0.73 % of revenues came from rice seed . The rice seed business is expected to become a growth point in Origin's business in the near term.


         Origin's ability to continue growing sales will depend upon a number of factors, including its need of sufficient funds to expand market share and to develop and to offer new superior quality products and after sales service, which historically has been the principal driver of increased sales, its continued ability to obtain new customers who will re-order on a predictable basis, its ability to continue expansion of its product line to include rice seeds, and the decreasing competitiveness of the local seed companies that formerly dominated the seed market in the PRC.


         Origin was incorporated under the laws of the British Virgin Islands on October 6, 2004. On December 1, 2004, Origin established Beijing Origin State Harvest Biotechnology Limited ("BioTech"), a wholly foreign owned enterprise under the laws of PRC.


         To comply with ownership requirements under PRC law which restrict direct wholly foreign ownership of companies in the seed industry in the PRC, Origin have entered into a series of stock consignment agreements with three affiliated Chinese entities Beijing Origin, Henan Cotton and Changchun Origin and all the stockholders of Beijing Origin, together holding 97.96% of the total equity shares of Beijing Origin (except for the Henan Agriculture University who holds 2.04% of the Beijing Origin's shares); all stockholders of the Henan Origin Cotton together holding 97.96% of the total equity shares of the Henan Cotton (except for Mr. Gu Dengbin, who holds 2.04% of the Henan Cotton's shares), and all stockholders holding 100% of the equity shares of the Changchun Origin. Origin conducts substantially all of its business through Beijing Origin, Henan Cotton and Changchun Origin.

         Through the stock consignment agreements with these aforesaid stockholders of Chinese affiliates, Origin has the power to vote all shares of all these stockholders on all matters and otherwise control the three companies. During the consignment period which is three years from the signing of this Agreement and is extended automatically until a written termination agreement is signed by the parties, Origin is entitled to exercise and enjoy any and all property rights, other than title, in relation to the consigned shares which include, but are not limited to, the profits, interests, dividends, bonus, and after liquidation, the residue assets. If Origin is permitted to acquire title under PRC law, the consigned shares will be transferred to Origin with no additional compensation to be paid by Origin to any consigning stockholder. Beijing Origin, Henan Cotton and Changchun Origin (collectively "the Variable Interest Entities") also entered into technical service agreements with BioTech. Under these agreements, BioTech shall provide, with its own technical research resources and team, technical services for the production and distribution of agricultural seeds during the period of this agreement. In return, the Variable Interest Entities are required to pay BioTech service fees calculated according to the weight of corn, rice and cotton seeds sold by the Variable Interest Entities.


         Under the requirements of FIN 46 (Revised) "Consolidation of Variable Interest Entities" ("FIN 46 (R)"), Origin is deemed to be the sole beneficiary of the Variable Interest Entities: Beijing Origin, Henan Cotton and Changchun Origin. Accordingly, Origin's consolidated financial statements are prepared by including the consolidated financial statements of Beijing Origin and its subsidiaries through December 24, 2004, and subsequently the Company's consolidated financial statements includes Origin and its subsidiary and Beijing Origin and its subsidiaries, Henan Cotton and Changchun Origin.



Critical Accounting Policies.


         The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses and related disclosure of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.


         Critical accounting policies are those that reflect significant judgments or uncertainties, and potentially result in materially different results under different assumptions and conditions. We have described below what we believe are our most critical accounting policies that involve a high degree of judgment and the methods of their application. For a description of all of the company's significant accounting policies, see Note 2 to Origin's consolidated financial statements.


         Revenue Recognition



         Origin derives revenue primarily from the sale of various branded conventional seeds and branded seeds with biotechnology traits. Origin recognizes revenue when pervasive evidence of an arrangement exists, services have been rendered , the price is fixed and determinable, collectibility is reasonably assured and the right of return has expired. Accordingly, Origin defers revenue until all sale return privileges lapse which generally occurs within 15 days of delivery at which time the selling price has been finalized with the customer. Amounts billed in excess of revenue recognized are recorded as deferred revenue.



         Impairment of long-lived assets


         Origin reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, Origin measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the asset and eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss, equal to the excess of the carrying amount over the fair market value of the asset is recognized.

         Acquired intangible assets, net



         Acquired intangible assets consist primarily of purchased technology rights and are stated at cost less accumulated amortization. Amortization is calculated on a straight-line basis over the estimated useful lives of these assets of 6 to 10 years and records in cost of revenues.


         Government subsidies


         Origin receives government subsidies in the form funds for research and development activities and subsidies which reduce the cost of land use rights.



Results of Operations


     Year Ended December 31, 2004 Compared to Year Ended December 31, 2003.



         Total net revenue increased by 57.33% from 2003 to 2004, to RMB 301.52 million (US$36.43 million) in 2004, as compared to RMB 191.65 million (US$23.16 million) in 2003. This increase was due to an increase in the quantity of corn seed sold together with a higher selling price. The expansion of sales in the Southwest and Northeast regions of China caused a substantial increase in sales quantity. The volume of corn seed was increased by 12.15 million kilograms, which grew from 26.3 million kilograms in 2003 to 38.45 million kilograms in 2004. In addition, the expansion in net revenue was due to the change in product sales mix. In 2003, the corn seed product brand YuYu 22 was the principal product. However, its unit selling price was relatively lower than the other corn seeds sold by Origin. In 2004, the corn seed product brand, Linao 1, had a relatively higher unit selling price brand and was the most popular product sold. In addition, there were 140,000 kilograms in rice seed sales valued at (RMB2.22 million (US$0.27 million), resulting from Origin developing, planting , and selling rice seeds beginning in 2004.


         The cost of seeds sold increased by 49.53% to RMB 178.31 million (US$
21.54 million) in 2004 from RMB 118.98 million (US$14.38 million) in 2003. This increase was primarily the result of the increase in the quantity of corn seed sold. Nevertheless, the increase in cost of sales is less than the increase in net revenue. This was mainly caused by the increase in selling price which outweigh the increase in cost of sales. In 2004, cost of corn seeds sold was RMB 173.79million (US$20.99 million). The average cost of corn seed sold per unit increased by 1.5% in 2004 compared to 2003, of which in 2004, an increase in technology usage fees and the shipping costs were the key causes. On the other hand, there was saving in other material costs such as seed coatings. The technology usage fees, paid based on quantity sold were RMB13.39 million (US$1.62 million ) and, RMB 6.52 million (US$0.79 million) in 2004 and in 2003 respectively. The increase of technology usage fee is more than the increase of cost of sales, which is mainly due to the amount sold of product YuYu 22, which had a lower charge for technology usage fee, and the decrease in sales quantity from 48.42% in 2003 to 18.7% in 2004. Shipping and handling costs increased by 70% to RMB8.09 million in 2004 from RMB4.75 million in 2003 because of the increase in sales together with the increase in gas prices and strict limits on loads per trucks.


         As a percentage of total net revenues, overall gross margin was 40.86% in the year ended December 31, 2004, as compared with 37.92% in the year ended December 31, 2003. This increase in gross margins were primarily the result of change in product sales mix, an increase in the selling price and effective cost controls.

         Operating expenses increased to RMB51.31 million (US$6.20 million) from RMB 37.55 million (US$4.54 million) in 2003. The increase was due to substantial increases in selling and marketing expenses and general and administrative expenses and, to a lesser extent, an increase in research and development expenses.


         Selling and marketing expenses increased by 53.19% to RMB 20.39 million (US$2.46 million) in 2004 from RMB 13.31 million (US$1.61 million) in 2003. Of the RMB 20.39 million (US$2.46 million) in 2004, approximately RMB3.15 million (US$0.38 million) was used for advertising, RMB 3.06(US$0.37 million) million was used for materials to educate our customers about the basics of planting our seed products, RMB 9.17 million (US$1.11 million) was spent for transportation and traveling, RMB 3.44 million (US$0.42 million) for salary and benefits, and RMB 1.42 million (US$0.17 million) on telecommunication. The increase in selling and marketing expenses was primarily due to an increase in advertising by RMB1.35 million (US$0.16 million), an increase in materials to educate our customers by RMB1.85 million (US$0.22 million), an increase in transportation and traveling expenses by RMB 3.04 million (US$0.37 million) and an increase in salary and benefits expenses by RMB 0.79 million (US$0.09 million), related to increased sales, set up three new marketing departments in Changchun, Baoding and Shenyang, and the increase in incentive bonuses for its marketing staff.


         General and administrative expenses increased by 27.44% to RMB 24.15 million (US$2.92 million) in 2004 from RMB 18.95 million (US$2.29 million) in 2003 primarily due to the increase in general personnel expenses by RMB3.67 million (US$0.44 million), increase in expenses associated with running motor vehicles and traveling expenses by RMB0.56 million (US$0.07 million) and an increase in general office supplies by RMB0.42 million (US$0.05million). All these were associated with the increase in the scale of our operation.


         Research and development expense increased by 27.98% to RMB6.77 million (US$0.82 million) in 2004 from RMB 5.29 million (US$0.64 million) in 2003. The increase was due primarily to the hiring of additional staff in developing own breeding program and the set up of two research stations in Chendu and Changchun.

         Income from operations increased by 104.69%, from RMB 35.12 million (US$4.24 million) in 2003 to RMB 71.89 million (US$8.69 million) in 2004. This increase in income from operations was primarily attributable to the large growth in overall revenues and the level of the costs for sales Origin maintained.


         Interest expense increased by 72% to RMB 0.83 million (US$0.1 million) in 2004 from RMB 0.48 million (US$0.06 million) in 2003. The increase in interest expense was primarily attributable to the amount of loans increased from RMB35million (US$4.23 million) in 2003 to RMB41 million (US$4.95 million) in 2004, and the average interest rate increased from 5.04% to 5.33%.


         Equity in earnings of associated company increased to RMB1.92 million (US$0.23 million) in 2004 from zero in 2003 due to the acquisition of 30% interest in Shijiazhuang Li Yu Technology Development Co., Ltd.


         Other income decreased by 86.89% to RMB0.15 million (US$0.02 million) in 2004 from RMB 1.14 million (US$0.14 million) in 2003 as reduction in subsidy from government.


         Income taxes decreased 1.4% to RMB7.7 million (US$0.93 million) in 2004 from RMB7.81 million (US$0.94 million) in 2003. Though Origin recorded a substantial increase in income before taxation, there was still a decrease in taxation due to the shifting of operations to our PRC subsidiary and branch which were either exempted or enjoyed the tax cut from the enterprise income tax in 2004.

         Net income increased 126.10% to RMB 65.46 million (US$7.91 million) in 2004, compared to approximately RMB 28.95 million (US$3.49 million) in 2003. This significant increase in profits was primarily the result of an increase in sales, both in terms of volume and average selling price per kilogram of seed, with a lower growth rate in the associated costs to produce the income as compared with fiscal year 2003.



     Year Ended December 31, 2003 Compared to Year Ended December 31, 2002.



         Total net revenues increased by 94.14% from 2002 to 2003, being approximately RMB 191.65 million (US$23.15 million) in 2003, as compared to approximately RMB 98.72 million (US$11.93 million) in 2002. This increase was the result of an increase in corn seed sales of 15.8 million kilograms from
10.50 million kilograms to 26.30 million kilograms, mainly due to the exploitation of the northeast market and further development of the market in the Yellow River, Huai River and southwest regions. Increase in sales in these areas is about 5.95 million kilograms, 2.6million kilograms, and 6.86million kilograms respectively in 2003 as compared with 1.2million kilograms, 6.0 million kilograms, and 3.4 million kilograms respectively in 2002.


         Cost of seeds sold increased 158.61% to RMB 118.98 million (US$14.38 million ) in 2003, as compared to RMB 46 million (US$5.56 million) in 2002. The increase of the cost of seed is mainly due to the increase of quantity of corn seed sold. The average cost of corn seed sold per unit was increased by 3% in 2003 compared to 2002. Of which in 2003, increase in technology usage fee , the shipping cost and manufacturing cost were the key drivers. Technology usage fees, paid based on quantity sold, were RMB6.52 million (US$0.79 million) and, RMB1.75 million (US$0.21 million) in 2003 and in 2002 respectively. The increase of technology usage fee is more than the increase of cost of sales, which is mainly due to the product YuYu 22, which had a lower charge for technology usage fee, decreased in sales quantity from 55.07% in 2002 to 48.42% in 2003. Shipping and handling cost increased by 141.50% to RMB4.75 million in 2003 from RMB1.97 million in 2002 because of more use of trucks to transport seeds which was more expensive than use of train and long distance between planting station in Gansu to the manufacturing plant in northeast market. Manufacturing cost increased by 212% to RMB9.04 million (US$1.09 million) in 2003 from RMB2.9 million (US$0.35 million) in 2002. The increase of manufacturing cost is more than the increase of the quantity of seed sold was mainly due to an increase of RMB0.6 million (US$0.07) for workers' salaries.


         As a percentage of total net revenues, overall gross margins were 37.92% in 2003, as compared with 53.40% in 2002. This decrease in gross margins was primarily the result of higher salaries, increasing manufacturing costs, a slightly higher price per unit of purchased seeds, and an increase in shipping fees associated with entering the northeast market. Another important factor was management's decision to decrease the price of its leading product, YuYu 22, as part of a strategy to increase the sales volumes of other products that are complementary to it.


         Selling and marketing expenses increased by 105.40% to RMB 13.31 million (US$1.61 million) in 2003 from RMB 6.48 million (US$0.78 million) in 2002. For the RMB13.3 1 million in 2003, approximately RMB 1.8 million (US$ 0.22) was expended for advertising, RMB 1.2 million (US$ 0.14 million) was expended for materials to educate customers about the basics of plant our seed production, RMB 6.13 million (US$ 0.74 million) was spent for transportation and traveling, RMB1.48 million (US$ 0.19 million) was spent for telecommunications, RMB2.64 million (US$0.32 million) for salary and benefits. The increase of selling and marketing expenses was primarily due to an increase of adverting by RMB1.06 million (US$0.13 million), an increase in materials to educate customer by RMB0.27 million (US$0.03 million) for promoting new seed productions. And due to increase of sales volume, the transportation and traveling expenses increased RMB3.4 million (US$0.41million), telecommunication cost increased RMB1.05 million (US$0.13). In 2003, Origin set up two new sales branch in Tieling and Cheng du, which cause the increase of salary by RMB1.09 million (US$0.13million).

         General and administrative expenses increased 96.57% to RMB 18.95 million (US$2.29 million) in 2003 from RMB9.64 million (US$1.16 million) in 2002, primarily due to the increase in general personnel expenses by RMB 4.27 million (US$ 0.52 million), office supplies & electricity cost increased by RMB
2.13 million (US$ 0.26 million), depreciation and amortization expenses increased by RMB1.37 million (US$0.16 million). These increase was primarily due to increase of the operation scales and the establishment of two new sales branches in Tieling and Chengdu.


         Research and development expense was RMB 5.28 million (US$ 0.64) and RMB 5.37 (US$0.65) for 2003 and 2002 respectively, which consist primarily of salaries, welfare& benefits, depreciation & amortization, office supplies and electricity cost , lease fee for research. In order to maintain the leadership of seed technology, Origin maintain a high expense to research and development department. Income from operations increased by 104.69%, from RMB 35.12 million (US$4.24 million) in 2003 to RMB 71.89 million (US$8.69 million) in 2004. This increase in income from operations was primarily attributable to the large growth in overall revenues and the level of the costs for sales Origin maintained.


         Income from operations increased by 12.49%, from RMB 31.22 million (US$3.77 million) in 2002 to RMB 35.12 million (US$4.24 million) in 2003. This increase in income from operations was less than the increase of revenue, mainly due to the decrease of gross margin, increase of operating expenses.


         Other income decreased by 99.12% to RMB1.14 million (US$0.14 million) in 2003 from RMB2.27 million (US$0.27 million) in 2002 as a reduction of RMB1.50 million (US$0.18million) from license income.


         Income taxes increased 423.48% to RMB7.8 million (US$0.94 million) in 2003 from RMB1.49 million (US$0.18 million) in 2002. This increase was due to the increase of effective tax from 5% in 2002 to 21% in 2003.


         Net income increased by 9% to RMB 28.95 million (US$3.49 million) in 2003 from RMB 26.56 million (US$3.21 million) in 2002. This increase of Net income was less than the increase of Revenue, mainly due to the decrease of gross margin, increase of operating expenses.



         Liquidity and Capital Resources



         The following table sets forth Origin's cash flows with respect to operating activities, investing activities and financing activities for the periods indicated:

                                                               Year ended December 31,
                                     ----------------------------------------------------------------------------
                                       2002 (RMB)         2003 (RMB)          2004 (RMB)              2004
                                     ----------------   ----------------    ----------------    -----------------
                                                                                                  (US Dollars)
Net cash (used in) provided by
operating activities                    55,976,315        (14,961,297)         42,744,534             5,164,566

Net cash used in investing
activities                             (24,585,920)       (32,961,133)        (27,200,560)           (3,286,480)

Net cash provided by financing
activities                              10,000,000         18,445,872          4,082,765                493,296

Net increase(decrease) in cash and
cash equivalents                       41,390,395         (29,476,558)         19,626,739             2,371,382

Cash and cash equivalents,
beginning of year                      37,307,578          78,697,973          49,221,415             5,947,129

Cash and cash equivalents, end of
year                                    78,697,973         49,221,415          68,848,154             8,318,511

         Origin financed its operations through cash generated from our operating activities and short term borrowings.


         Origin's net cash provided by operating activities in 2004 was RMB42.74million (US$5.16 million). This was primarily attributable to our net income of RMB65.4 million (US$7.9 million), as adjusted for an add-back of RMB5.2 million (US$0.6 million) in depreciation and amortization as a non-cash item, a RMB8.2 million (US$0.9 million) increase in accounts payable, a RMB47 million (US$5.6 million) increase in amounts due to growers and a RMB 5.2 million (US$0.63 million) increase in advances from customers which was offset by a RMB64.9 million (US$7.8 million) increase in inventories and a RMB 27 million (US$3.2 million) decrease in advances from deferred revenues. Our net cash used in operating activities in 2003 was RMB14.9 million (US$1.8million). This was primarily attributable to our net income of RMB28.9 million (US$3.49 million), as adjusted for an add-back of RMB3.2 million (US$0.38 million) in depreciation and amortization as a non-cash item, a RMB5.3 million (US$0.64 million) decrease in accounts receivable and a RMB16 million (US$1.9 million) increase in advances from customers which was offset by a RMB 55.9 million (US$6.7 million) increase in inventories, a RMB7 million (US$0.8 million) decrease in due to growers and a RMB 9 million (US$1.1 million) decrease in deferred revenues. Our net cash provided by operating activities in 2002 was RMB55.9 million (US$6.7 million). This was primarily attributable to our net income of RMB26.5 million (US$3.2 million), as adjusted for a RMB 35.7 million (US$4.3 million) increase in due to growers and a RMB69.9 million (US$8.4 million) increase in deferred revenues which was offset by a RMB76.7 million (US$9.2 million) increase in inventory.


         Net accounts receivable decreased from RMB5 million (US$0.6 million) as of December 31, 2002 to zero as of December 31, 2003 and remained nil as of December 31, 2004. This decrease was primarily due to the full settlement of accounts receivable and the cancellation of credit sale policy in 2003.


         Inventories increased from RMB114.9 million (US$13.88 million) as of December 31, 2002 to RMB170 million (US$20 million) as of December 31, 2003 and to RMB235.8 million (US$28.5 million) as of December 31, 2004. This increase was primarily due to the increase in inventory level so as to meet customer requirements and our scheduled production. Consistent with the nature of the seed industry, we generally produce in one growing season and then sell the seed inventories in the following season. It will take two years time so that the hybrid seeds are ready to be sold to the peasants. Any unfavorable weather may affect the output. As the finished goods can be kept for 3 years, we revised upward the safety level and trading level for keeping the inventories in 2003. In 2004, we started to deliver earlier to the farmers in the southwest region because sales have grown more rapidly in that region than originally anticipated.


         Due to growers fluctuated from RMB42.5 million (US$5.1 million) as of December 31, 2002 to RMB35 million (US$4.2 million) as of December 31, 2003 and to RMB 83 million (US$10 million) as of December 31, 2004. The fluctuation was primarily due to schedule of payment to farmers in 2003 and 2004 and an increase of 10 million kilogram seeds in 2004. The payment to growers is normally by installments, 45% when purchased the seeds, about 50% would be paid before the Chinese New Year. The date of Chinese New Year in 2003, 2004 and 2005 were February 1, January 22, and February 9 respectively. The last 5% would be paid several months later.

         Deferred revenues decreased from RMB74.7 million (US$9 million) as of December 31, 2002 to RMB65 million (US$7.8 million) as of December 31, 2003 and to RMB37.9 million (US$4.5 million) as of December 31, 2004. This decrease was primarily due to a boom in the seed market, because of which, many farmers had to prepay the full amount before they could get the seeds. The significant decrease in 2004 was caused by significant growth in sales of corn in the Southwestern region of China, where the sales season in most parts of the region ends much earlier than that of the company's other sales regions. Normally, we defer the recognition of revenue until services have been rendered, the price is fixed or determinable, collectibility is reasonably assured and the right of return has expired.


         Net cash used in investment activities was RMB 27 million (US$3 million) in 2004 of which RMB15 million (US$1.8 million) was used in purchase of plant and equipment, RMB8 million (US$0.9 million) in the acquisition of 8% interest in Chuang Shi Ji Zhuan Ji Yin Technology Co., Ltd. and RMB 3 million (US$0.36 million) in the acquisition of technology usage agreements. Net cash used in investing activities was RMB32.9 million (US$3.97 million) in 2003 of which RMB26.9 million (US$3.2 million) was used in purchase of plant and equipment and RMB 5.9 million (US$0.7 million) in the acquisition of land use rights. Net cash used in investing activities was RMB24.5 million (US$2.9 million) in 2002 of which RMB20 million (US$2.4 million) was used in purchase of plant and equipment and RMB 4.5 million (US$0.5 million) in the acquisition of land use rights. The increase was primarily attributable to the amount of capital expenditure used for the construction of new headquarters offices in Beijing and for set up the manufacturing plant in Shenyang which amounted to RMB15 millions (US$1.8 million). We spent RMB32 million (US$3.8 million) capital expenditure in 2003 for setting up the new manufacturing plants in Changchun and Chengdu.


         Net cash provided by financing activities was RMB 4 million (US$0.48 million) in 2004, RMB 18 million (US$2.1 million) in 2003 and RMB 10 million (US$1.2 million) in 2002. The primary source of fund was short-term borrowings from the banks. All short-term borrowings were fully settled when due.


         To date, Origin has funded its operations through revenues derived from operations and short-term borrowings. Due to the cyclical nature of the cash flow inherent in Origin's business, with the majority of revenues received just prior to the start of the planting season, the loans are bridge financing arrangements and use the company's bank credit facilities to cover operating expenses during low-revenue portions of the year.



         The nature of Origin's business involves cycles in expenses and revenues that are not always in phase. Most often in the third calendar quarter of each year, Origin can face costs that are in excess of its revenue sources during that period. Whether that occurs, and to what extent it occurs, depends on the amount of deposits received from customers compared with the advanced payments made to its seed producing farmers and the final payment for seed procurement. The exact timing of these payments is determined by the Chinese lunar calendar. As a result, in some years its cash needs are greater than in others. This aspect of the business is the reason it has customarily relied upon short term bridge loans to cover its expenses pending receipt of revenues from farmers at the time of seed purchases.


         Origin, on a consolidated basis, has had access to sufficient financing in the past to manage these cash flow cycles. As discussed above, it has consistently repaid its short-term borrowings at or before maturity. Its strengthening balance sheet has enabled Origin to secure this financing the past two fiscal years without the need for the third party guarantees needed initially, and the average rate of interest that it has had to pay has steadily declined over the past several years.

         Origin believes that its cash and cash equivalents balance, together with its access to financing sources, will continue to be sufficient to meet the working capital needs associated with its current operations on an ongoing basis, although that cannot be assured. Also, it is possible that Origin's cash flow requirements could increase as a result of a number of factors, including unfavorable timing of cash flow events, the decision to increase investment in marketing and development activities or the use of cash for the acquisition of one or more of its competitors to accelerate its rate of growth.



Contractual Obligations and Commercial Commitments


         Origin has various contractual obligations that will affect its liquidity. The following table sets forth the contractual obligations of Origin as of December 31, 2004:


                                                           Payment Due by Period
                   ----------------------------------------------------------------------------------------------------
                                    Within 1
                       Total          Year            2006           2007           2008         2009    Thereafter
                    ------------   ------------    -----------    ------------    ---------    --------- ------------
                        RMB            RMB            RMB             RMB           RMB          RMB        RMB
                    ------------   ------------    -----------    ------------    ---------    ---------  ------------
Operating lease     13,078,930      1,252,087       1,138,594      1,152,956       438,761      418,541   8,677,991
commitments
                    ------------   ------------    -----------    ------------    ---------    ---------  ------------

Other contractual   23,558,444     23,558,444              --              --            --          --          --
obligations
                    ------------   ------------    -----------    ------------    ---------    ---------  ------------

Total contractual   36,637,374     24,810,531       1,138,594      1,152,956       438,761      418,541    8,677,991
obligations
                    ------------   ------------    -----------    ------------    ---------    ---------  ------------

Equivalent US$      4,426,675       2,997,708         137,570        139,305        53,013       50,570
                    ------------   ------------    -----------    ------------    ---------    ---------  ------------


         Other contractual commitments compose of capital commitment for the purchase of plant and equipment of RMB17,958,444 (US$2,169,811) and share purchase commitment of RMB5,600,000 (US$676,616).


         Capital commitments for the purchase of plant and equipment, as of December 31, 2004 are as follows:

                                                                RMB                          US$
                                                      ------------------------    ---------------------------
Plant and building construction                                 16,255,074                      1,964,003
Land use rights                                                  1,200,000                        144,989
Equipment                                                          503,370                         60,819
                                                      ------------------------    ---------------------------

         Total                                                  17,958,444                      2,169,811
                                                      ========================    ===========================


         Beijing Origin signed a contract on December 28, 2004 to purchase 7% of the total outstanding shares of Chuang Shi Ji Zhuan Ji Yin Technology Co., Ltd. for a total purchase price of RMB 5,600,000 (US$676,614). Origin will pay the amount upon obtaining the necessary government approvals in 2005.

Operating lease


         The Company leases certain office premises under non-cancelable leases. Rent expense under operating leases for the years ended December 31, 2004, 2003, and 2002 were RMB 2,867,698 (US$346,487), RMB 2,015,914 (US$243,571), and RMB
1,434,648 (US$173,340), respectively.



Off-Balance Sheet Arrangements


         Except as described above under "-Indebtedness", we have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties.


         Quantitative and Qualitative Disclosures about Market Risk. Origin is exposed to various market risks, including: widespread drought, pestilence or other natural disasters, could damage seed production, in which event, Origin will suffer a loss of production and will suffer the consequential losses of revenues, and there is no agriculture insurance in China to cover loss of seed crops. Origin has attempted to manage this risk by obligating itself to pay the farmers who produce its seeds only for the quantity of seeds that they produce and setting up seed storage system in 2003. However, a significant portion of Origin's expenses are in the nature of fixed overhead, and in the event of a widespread failure of the seed crop, Origin would likely sustain substantial operating losses. In addition, there is a high risk for seed storage ,due to difficulty in management of moisture, temperature, humidity of storage condition, any failure of which may result in damage of seeds in store and operating losses; seasonal nature associates with seed market. Sales season of main products of Origin last from October to June 31 next year, which results in cycle changes of cash flow and operating activities. Repeal of privileges granted by government to seed industry, such as tax exemption , reduction and subsidies could adversely affect Origin's earnings; changes in foreign currency exchange rates, all of Origin's product sales , assets and liabilities are denominated in RMB and therefore it is exposed to foreign currency exchange risk. For example, if Origin decides to convert Renminbi into US dollars for the purpose of declaring dividends on the ordinary shares for other business purposes and the US dollars appreciates against the Renminbi, the US dollar equivalent of the earnings from the subsidiaries and variable interest entities in China would be reduced. Origin has also not entered into financial instruments to manage and reduce the impact of changes in foreign currency exchange rates, although Origin may enter into such transactions in the future; Origin's exposure to changes in interest rates relates primarily to the interest income generated by the cash deposits in banks and interest expense arising fro the short-term borrowings. Origin has not used derivative financial instruments to hedge interest rate risk. Origin has not been exposed nor do they anticipate being exposed to material risks due to changes in interest rates. The future interest income may fluctuate in line with changes in interest rates. However, the risk associated with fluctuating interest rates is principally confined to the cash deposits in banks and, therefore, the exposure to interest rate risk is minimal.

                            INFORMATION ABOUT CHARDAN


Business of Chardan


         General


         Chardan was formed on December 5, 2003, to serve as a vehicle to effect a stock purchase, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business with operations in the Peoples Republic of China and believed to have significant growth potential. Prior to executing the stock purchase agreement with the Origin Parties, Chardan's efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.


         Offering Proceeds Held in Trust


         Chardan consummated its initial public offering on March 22, 2004. The net proceeds of the offering, after payment of underwriting discounts and expenses, were approximately $21,242,000. Of that amount, $20,527,500 was placed in the trust account and invested in government securities. The remaining proceeds have been used by Chardan in its pursuit of a business combination. The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of Chardan. The trust account contained approximately $__________ as of ______________, 2005, the record date. If the stock purchase with the Origin Parties is consummated, the trust account will be released to Chardan, less:

      o amounts paid to stockholders of Chardan who do not approve the stock purchase and elect to convert their shares of common stock into their pro-rata share of the trust account; and

      o     the $9,750,000 ($10,000,000, less the $250,000 holdback) being paid to Origin and the Origin Stockholders in the stock purchase.


         Fair Market Value of Target Business


         Pursuant to Chardan's certificate of incorporation, the initial target business that Chardan acquires must have a fair market value equal to at least 80% of Chardan's net assets at the time of such acquisition. Chardan's board of directors determined that this test was clearly met in connection with its acquisition of Origin.


         Stockholder Approval of Business Combination


         Chardan will proceed with the acquisition of Origin only if a majority of all of the outstanding shares of Chardan is voted in favor of the stock purchase and redomestication merger proposals. The stockholders existing prior to the initial public offering have agreed to vote their common stock on these proposals in accordance with the vote of the majority offering. If the holders of 20% or more of Chardan's common stock vote against the stock purchase proposal and demand that Chardan convert their shares into, their pro rata share of the trust account, then Chardan will not consummate the stock purchase. In this case, Chardan would be able to present another potential business combination to its stockholders, subject to the time limitations set forth below.

         Liquidation if no business combination



         If Chardan does not complete a business combination by September 22, 2005, or by March 22, 2006 if the extension criteria described below have been satisfied, Chardan will be dissolved and will distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Chardan's existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the initial public offering. There will be no distribution from the trust account with respect to Chardan's warrants.



         If Chardan were to expend all of the net proceeds of the initial public offering, other than the proceeds deposited in the trust account, the per-share liquidation price as of ______________, 2005 would be $________, or $_______
less than the per-unit offering price of $6.00 in Chardan's initial public offering. The proceeds deposited in the trust account could, however, become subject to the claims of Chardan's creditors and there is no assurance that the actual per-share liquidation price will not be less than $_______, due to those claims. If Chardan liquidates prior to the consummation of a business combination, Richard D. Propper, MD, chairman of the board, Jiangnan Huang, chief executive officer and director, Zhang Li, Chief Financial Officer and director, and Kerry S. Propper, executive vice president and director, will be personally liable to pay debts and obligations to vendors and certain other entities that are owed money by, or hold a claim against Chardan, in an amount in excess of the net proceeds of Chardan's initial public offering not held in the trust account. There is no assurance, however, that they would be able to satisfy those obligations.



         If Chardan enters into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to September 22, 2005, but is unable to complete the business combination by September 22, 2005, then Chardan will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If Chardan is unable to do so by March 22, 2006, upon notice from Chardan, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to the transfer agent for distribution to the stockholders holding shares acquired through the initial public offering.


         The stockholders holding shares of Chardan common stock issued in the initial public offering will be entitled to receive funds from the trust account only in the event of Chardan's liquidation or if the stockholders seek to convert their respective shares into cash and the stock purchase is actually completed. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.



         Facilities



         Chardan maintains executive offices at 625 Broadway, Suite 1111, San Diego, California 92101. The cost for this space is included in a $7,500 per-month fee that Chardan Ventures, an affiliate of R. Richard D. Propper, Jiangnan Huang and Zhang Li, charge Chardan for general and administrative services. Chardan believes, based on rents and fees for similar services in the San Diego area, that the fees charged by Chardan Ventures are at least as favorable as Chardan could have obtained from an unaffiliated person. Chardan considers its current office space adequate for current operations.



         Employees


         Chardan has four directors, three of whom also serve as officers. These individuals are not obligated to contribute any specific number of hours to Chardan's business per week, and they intend to devote only as much time as they deem necessary to Chardan's affairs. Chardan has no paid employees.

         Periodic Reporting and Audited Financial Statements



         Chardan has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, Chardan's annual reports will contain financial statements audited and reported on by Chardan's independent accountants. Chardan has filed with the Securities and Exchange Commission a Form 10-KSB covering the fiscal year ended December 31, 2004 and a Form 10-QSB covering the fiscal quarter ended March 31, 2005.



Legal Proceedings


         There are no legal proceedings pending against Chardan.


Plan of Operations



         The following discussion should be read in conjunction with Chardan's Financial Statements and related notes thereto included elsewhere in this proxy statement/prospectus.


         Chardan was formed on December 5, 2003 to serve as a vehicle to effect a stock purchase, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified business with operations in the PRC that Chardan believes has significant growth potential.



         Chardan consummated its initial public offering on March 22, 2004.



         The net loss of $667,699 for the year ended December 31, 2004 consisted primarily of $224,198 of travel and entertainment expenses, $232,304 of consulting expenses, $91,567 for directors and officers liability insurance, $71,371 for a monthly administrative services agreement, $174,999 for professional fees, $13,964 for transfer agent fees and other formation expenses, operating costs of $1,608 and franchise taxes of $24,171, offset by interest income on the trust account investments, excluding deferred interest, in the amount of $166,483. Of the consulting expenses, $125,000 relates to an agreement Chardan entered into with Best of the Best during the quarter ended June 30, 2004, to assist in Chardan's search for prospective target companies in China. The consulting firm has also performed due diligence on prospective target businesses and assisted Chardan in structuring and consummating a business combination with Origin. In the event Chardan acquires Origin, we are obligated to pay the consulting firm an additional $125,000.



         Chardan has also employed a financial public relations firm for a period of one year, commencing in December 2004. Chardan agreed to an initial retainer of $24,000 for the first two months of services to be paid $20,000 on signing and the balance of $4,000 payable upon closing of the proposed business combination. For the remaining 10 months, Chardan will pay $10,000 per month, plus reasonable and necessary out-of-pocket expenses. The monthly payment will accrue until the closing of the proposed business combination. The agreement is renewed automatically for successive one year periods unless notice of termination is given 30 days in advance of the renewal date.



         $20,527,500 of the net proceeds of the initial public offering are in trust, with the remaining net proceeds of approximately $714,500 to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The amount of net proceeds to be available for these purposes was determined through discussion with the underwriters of the initial public offering and based on the experience of other companies engaged in similar business endeavors.


         Chardan has incurred expenses in excess of the net proceeds not held in the trust account from its initial public offering. The reason for this is in part due to unanticipated additional expenses, including the costs associated with a transaction that was not pursued, greater costs in the due diligence process, and unanticipated additional travel between the United States and China. All of the net proceeds of its initial public offering not held in trust will be used to identify and evaluate prospective acquisition candidates, select the target business, and structure, negotiate and consummate the business combination.

         Chardan intends to utilize its cash, including the funds held in the trust account, capital stock, debt or a combination of the foregoing to effect a business combination. To the extent that its capital stock or debt securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other available cash will be used to finance the operations of the target business. At March 31, 2005, we had cash outside of the trust account of $19,974, and total liabilities of $421,291, leaving Chardan with working capital of $20,442,666 or ($401,317), excluding investments held in trust. If Chardan is unable to consummate its proposed business combination with Origin discussed above in Item 1, it does not believe it will have sufficient available funds outside of the trust account to operate through March 22, 2006. Accordingly, Chardan intends to seek alternative funds through borrowings, including from its officers and directors who have indicated their willingness to lend the necessary sums.



         Chardan is obligated to pay to Chardan Ventures LLC a monthly fee of $7,500 for general and administrative services. In addition, in December 2003 and January 2004, Kerry Propper, Chardan's executive vice president, advanced an aggregate of $70,000 to us, on a non-interest bearing basis, for payment of offering expenses on Chardan's behalf. These amounts were repaid in March 2004 out of proceeds of its initial public offering.



         Chardan is obligated, commencing April 1, 2004, to pay to Chardan Ventures, an affiliate of Dr. Richard D. Propper, its chairman of the board, Jiangnan Huang, a director and chief executive officer and Zhang Li, a director and chief financial officer, a monthly fee of $7,500 for general and administrative services.



Off-Balance Sheet Arrangements.



         There were no off-balance sheet arrangements during the period from December 5, 2003 (inception) through December 31, 2004 or in the quarter ended March 31, 2005, that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to Chardan.

                                    PRO FORMA


         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


         The following unaudited pro forma condensed consolidated balance sheet combines the consolidated historical balance sheet of State Harvest Holdings Limited, a BVI company, and the Origin Operating Companies (together, "Origin") and the historical balance sheet of Chardan Capital Acquisition Corp. ("Chardan") as of December 31, 2004.


         The following unaudited pro forma condensed consolidated statements of operations combine the historical statements of operations of Origin and Chardan for the year ended December 31, 2004, giving effect to the transaction described in the Stock Purchase Agreement, dated December 20, 2004 (the "Transaction"), as if it had occurred on January 1, 2004.


         The unaudited pro forma condensed consolidated balance sheet at December 31, 2004 and the statement of operations for the year then ended has been prepared using two different levels of approval of the Transaction by the Chardan stockholders, as follows:

      o Assuming Maximum Approval: This presentation assumes that 100% of Chardan stockholders approve the Transaction; and

      o Assuming Minimal Approval: This presentation assumes that only 80.1% of Chardan stockholders approve the Transaction.


         We are providing this information to aid you in your analysis of the financial aspects of the Transaction. The unaudited pro forma condensed consolidated financial statements described above should be read in conjunction with the historical financial statements of Origin and Chardan and the related notes thereto. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transaction taken place on the dates noted, or the future financial position or operating results of the combined company.


         The unaudited pro forma condensed consolidated financial statements were prepared treating the Transaction as a recapitalization of Origin. Since Chardan is not an operating company, the Transaction is treated as the issuance of shares of Origin for the net tangible assets (consisting principally of cash) of Chardan. Therefore, no goodwill has been recorded in the Transaction.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            ASSUMING MAXIMUM APPROVAL
                                DECEMBER 31, 2004

                                                                                     Pro Forma               Pro forma
                                                        Origin         Chardan      Adjustments              Combined
                                                   -----------------------------------------------        ----------------
                      ASSETS
Current Assets:
     Cash and cash equivalents                       $ 8,318,511     $    99,231   $ 20,735,328     (a)     $19,403,070
                                                                                     (9,750,000)    (b)
     Investments held in trust                                        20,735,328    (20,735,328)    (a)
     Due from related parties                             94,792                                                 94,792
     Advances to suppliers                               198,594                                                198,594
     Inventories                                      28,492,922                                             28,492,922
     Income tax receivable                               909,996                                                909,996
     Prepaid expenses and other current assets         1,240,803          49,532                              1,290,335
                                                   -----------------------------------------------        ----------------
        Total Current Assets                          39,255,618      20,884,091     (9,750,000)             50,389,709

Land use rights, net                                   1,365,553                                              1,365,553
Plant and equipment, net                               7,974,611                                              7,974,611
Equity investment                                      1,241,419                                              1,241,419
Acquired intangible assets, net                          347,062                                                347,062
Deferred income tax assets                                50,623                                                 50,623
Other assets                                              74,252                                                 74,252

                                                   -----------------------------------------------        ----------------
     Total assets                                    $50,309,138     $20,884,091   $ (9,750,000)            $61,443,229
                                                   ===============================================        ================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Short term borrowings                           $ 4,953,785                                            $ 4,953,785
     Accounts payable                                  2,747,727        $243,357                              2,991,084
     Due to growers                                   10,071,516                                             10,071,516
     Due to officers and related parties                 170,753                       $250,000     (b)         420,753
     Advances from customers                           9,506,856                                              9,506,856
     Deferred revenue                                  4,581,714                                              4,581,714
     Deferred interest                                                    41,545        (41,545)   (c1)             --
     Income tax payable                                  139,187                                                139,187
     Other payables and accrued expenses                 813,694                                                813,694
                                                   -----------------------------------------------        ----------------
        Total Current Liabilities                     32,985,232         284,902        208,455              33,478,589

Other long-term liabilities                              346,982                                                346,982
                                                                                                          ----------------
                                                   -----------------------------------------------        ----------------
        Total Liabilities                             33,332,214         284,902        208,455              33,825,571
                                                   -----------------------------------------------        ----------------

Common stock subject to redemption                                     4,103,450     (4,103,450)   (c1)          --
                                                   -----------------------------------------------        ----------------

Minority Interests                                       427,004                                                427,004
                                                   -----------------------------------------------        ----------------

Shareholders' equity (deficiency):
     Common stock                                         10,000             490        (10,000)    (d)           1,510
                                                                                          1,020     (d)
     Additional paid-in capital                       12,082,402      17,163,483      4,103,450    (c1)      22,731,626
                                                                                    (12,082,402)    (d)
                                                                                      1,464,693  (b)(d)(e)
     Retained earnings (accumulated deficit)           4,457,518        (668,234)        41,545    (c1)       4,457,518
                                                                                        626,689     (e)
                                                   -----------------------------------------------        ----------------

Total stockholders' equity                            16,549,920      16,495,739     (5,855,005)            27,190,654
                                                   -----------------------------------------------        ----------------

Total liabilities and stockholders' equity           $50,309,138     $20,884,091   $ (9,750,000)            $61,443,229
                                                   ===============================================        ================


            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            ASSUMING MINIMUM APPROVAL
                                DECEMBER 31, 2004

                                                                                          Pro Forma               Pro forma
                                                            Origin         Chardan       Adjustments              Combined
                                                       ------------------------------------------------        ----------------

                                ASSETS
      Current Assets:
           Cash and cash equivalents                     $ 8,318,511   $      99,231   $    20,735,328   (a)   $    15,258,075
                                                                                            (9,750,000)  (b)
                                                                                            (4,144,995) (c2)
                                                                                                         (a)
           Investments held in trust                                   20,735,328          (20,735,328)               --
           Due from related parties                           94,792                                                    94,792
           Advances to suppliers                             198,594                                                   198,594
           Inventories                                    28,492,922                                                28,492,922
           Income tax receivable                             909,996                                                   909,996
           Prepaid expenses and other current assets       1,240,803          49,532                                 1,290,335
                                                       ------------------------------------------------        ----------------
              Total Current Assets                        39,255,618      20,884,091       (13,894,995)             46,244,714

      Land use rights, net                                 1,365,553                                                 1,365,553
      Plant and equipment, net                             7,974,611                                                 7,974,611
      Equity investment                                    1,241,419                                                 1,241,419
      Acquired intangible assets, net                        347,062                                                   347,062
      Deferred income tax assets                              50,623                                                    50,623
      Other assets                                            74,252                                                    74,252

                                                       ------------------------------------------------        ----------------
      Total assets                                       $50,309,138   $  20,884,091   $ (13,894,995)          $    57,298,234
                                                       ================================================        ================

      LIABILITIES AND SHAREHOLDERS'  EQUITY
      Current Liabilities:
           Short term borrowings                         $ 4,953,785                                           $     4,953,785
           Accounts payable                                2,747,727        $243,357                                 2,991,084
           Due to growers                                 10,071,516                                                10,071,516
           Due to officers and related parties               170,753                          $250,000   (b)           420,753
           Advances from customers                         9,506,856                                                 9,506,856
           Deferred revenue                                4,581,714                                                 4,581,714
           Deferred interest                                                  41,545           (41,545) (c2)          --
           Income tax payable                                139,187                                                   139,187
           Other payables and accrued expenses               813,694                                                   813,694
                                                       ------------------------------------------------        ----------------
              Total Current Liabilities                   32,985,232         284,902           208,455              33,478,589

      Other long-term liabilities                            346,982                                                   346,982
                                                                                                               ----------------
                                                       ------------------------------------------------
              Total Liabilities                           33,332,214         284,902           208,455              33,825,571
                                                       ------------------------------------------------        ----------------

      Common stock subject to redemption                                   4,103,450        (4,103,450) (c2)          --
                                                       ------------------------------------------------        ----------------

      Minority Interests                                     427,004                                                   427,004
                                                       ------------------------------------------------        ----------------

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Continued)
                            ASSUMING MINIMUM APPROVAL
                                DECEMBER 31, 2004

                                                                                         Pro Forma                Pro forma
                                                           Origin         Chardan       Adjustments               Combined
                                                      -------------------------------------------------        ----------------
      Shareholders' equity (deficiency):
           Common stock                                      10,000              490          (10,000)   (d)            1,510
                                                                                                1,020    (d)
           Additional paid-in capital                    12,082,402       17,163,483      (12,082,042)   (d)       18,586,631
                                                                                            1,422,788 (b)(d)(e)
           Retained earnings (accumulated deficit)        4,457,518         (668,234)         668,234    (e)        4,457,518

                                                      -------------------------------------------------        ----------------


      Total stockholders' equity                         16,549,920       16,495,739      (10,000,000)             23,045,659


                                                      -------------------------------------------------        ----------------


      Total liabilities and stockholders' equity      $  50,309,138   $   20,884,091   $  (13,894,995)           $ 57,298,234


                                                      =================================================        ================

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            ASSUMING MAXIMUM APPROVAL
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                                              Pro Forma             Pro forma
                                                               Origin          Chardan       Adjustments             Combined
                                                          --------------------------------------------------     -----------------

        Revenues                                            $  36,430,799                                          $  36,430,799
        Cost of revenues                                       21,544,457                                             21,544,457
                                                          ------------------                                     -----------------
        Gross Profit                                           14,886,342                                             14,886,342
                                                          ------------------                                     -----------------
        Operating expenses
           Selling and marketing expenses                       2,463,576                                              2,463,576
           General and administrative expenses                  2,917,851         $834,182                             3,752,033
           Research and development expenses                      818,416                                                818,416
                                                          ----------------------------------                     -----------------
        Total operating expenses                                6,199,843          834,182                             7,034,025
                                                          ----------------------------------                     -----------------
        Income from operations                                  8,686,499         (834,182)                            7,852,317
        Interest expense                                         (100,425)                                              (100,425)
        Interest income                                            44,948          166,483         $41,545  (c1)         252,976

        Equity in earnings of associated company                  232,538                                        232,538
        Other income                                               18,017                                                 18,017
                                                          --------------------------------------------------     -----------------
        Income before income taxes and minority

           Interests                                            8,881,577         (667,699)         41,545       8,255,423
        Income taxes                                              930,162                                                930,162
                                                          --------------------------------------------------     -----------------
        Income before minority interests                        7,951,415         (667,699)         41,545
                                                                                                                 7,325,261
        Minority interests                                        (42,339)                                               (42,339)

                                                          --------------------------------------------------     -----------------
        Net income (loss)                                   $   7,909,076    $    (667,699)  $     (41,545)        $   7,282,922
                                                          ==================================================     =================

        Pro Forma Net income per share (f)                                                                         $        0.51
                                                                                                                 =================

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            ASSUMING MINIMUM APPROVAL
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                                                Pro Forma            Pro forma
                                                                 Origin         Chardan        Adjustments            Combined
                                                            --------------------------------------------------    -----------------
         Revenues                                             $  36,430,799                                         $  36,430,799
         Cost of revenues                                        21,544,457                                            21,544,457
                                                            -----------------                                     -----------------
         Gross Profit                                            14,886,342                                            14,886,342
                                                            -----------------                                     -----------------
         Operating expenses
            Selling and marketing expenses                        2,463,576                                             2,463,576
            General and administrative expenses                   2,917,851        $834,182                             3,752,033
            Research and development expenses                       818,416                                               818,416
                                                            ---------------------------------                     -----------------
         Total operating expenses                                 6,199,843         834,182                             7,034,025
                                                            ---------------------------------                     -----------------
         Income from operations                                   8,686,499        (834,182)                            7,852,317
         Interest expense                                          (100,425)                                             (100,425)
         Interest income                                             44,948         166,483                               211,431

         Equity in earnings of associated company                   232,538                                               232,538
         Other income                                                18,017                                                18,017
                                                            --------------------------------------------------    -----------------
         Income before income taxes and minority
            Interests                                             8,881,577        (667,699)        --                   8,213,878
         Income taxes                                               930,162                                               930,162
                                                            --------------------------------------------------    -----------------
         Income before minority interests                         7,951,415        (667,699)        --                   7,283,716
         Minority interests                                         (42,339)                                              (42,339)

                                                            --------------------------------------------------    -----------------
         Net income (loss)                                    $   7,909,076   $    (667,699)  $       --             $   7,241,377
                                                            ==================================================    =================

         Pro Forma Net income per share (f)                                                                         $        0.53
                                                                                                                  =================


                          UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                              PRO FORMA ADJUSTMENTS

(a)   to record the release of funds held in trust by Chardan

(b) to record the payment of the $10,000,000 initial cash payment, net of $250,000 hold back to secure indemnification obligations

(c1) assuming maximum approval, to reclassify common stock held in trust to permanent equity and to record related deferred interest as income


(c2) assuming minimum approval, to record refund of funds to dissenting stockholders

(d) to record the issuance of 10,000,000 shares of Chardan common stock for all the shares of Origin


(e) to eliminate the accumulated deficit (as adjusted when assuming maximum approval) of Chardan as Origin will be the continuing entity for accounting purposes

(f) Pro forma net income per share was calculated by dividing pro forma net income by the weighted average number of shares outstanding as follows:


------------------------------------------- -------------------------------------------------------------------------

                                                                  Year ended December 31, 2004
------------------------------------------- -------------------------------------------------------------------------
                                                 Assuming Maximum Approval            Assuming Minimum Approval
                                                          (100%)                                (80%)
                                                          ------                                -----
------------------------------------------- ------------------------------------ ------------------------------------
Shares issued to the shareholders of                    10,000,000                           10,000,000
Origin in the Transaction
------------------------------------------- ------------------------------------ ------------------------------------

Shares issued to Best of the Best in                      200,000                              200,000
connection with the Transaction
------------------------------------------- ------------------------------------ ------------------------------------

Chardan weighted average shares                          4,039,000                            3,409,364
                                                         ---------                            ---------
------------------------------------------- ------------------------------------ ------------------------------------

                                                        14,239,000                           13,609,364
                                                        ==========                           ==========
------------------------------------------- ------------------------------------ ------------------------------------


Options and warrants have not been considered since the related exercise prices are in excess of the market prices during the periods.

                            DIRECTORS AND MANAGEMENT

Directors and Management Following the Stock Purchase

         At the effective time of the stock purchase, the board of directors and executive officers of Agritech will be as follows:


         Name                       Age              Position
         -----                      ----             ---------

         Gengchen Han               49               Chairman of the Board and Chief Executive Officer
         Yasheng Yang               41               Director and President, Treasurer and Chief Operating
                                                     Officer
         Liang Yuan                 47               Director and Executive Vice Chairman
         Bailiang Zhang             63               Director
         Da Fang Huang              63               Director
         Kerry S. Propper           30               Director
         Steven Urbach              29               Director
         Michael D. Chermak         45               Director
         Remo Richli                42               Director


         Gengchen Han will be the Chairman and Chief Executive Officer of Agritech and will be the chief executive officer of each of the Origin Operating Companies and Origin. Mr. Han is currently Executive Chairman of Origin Seed and its affiliated companies, a position that he has held since founding the business in 1997. Dr. Han has more than 20 years of experience in research and development of hybrid seed products, particularly corn seed. From 1982 until 1984, Dr Han was a lecturer at the Henan Agriculture University. From 1984 to 1987, Dr. Han studied at Iowa State University and received his PhD degree in Plan Breeding and Cytogenics. From 1989 until 1990 he was with the International Maize and Wheat Improvement Center (CIMMYT) in Mexico. He then went to Pioneer Hi-bred International from 1990 to 1996; his positions there having included Regional Technical Coordinator for Asia/Pacific and Regional Supervisor for China Business.


         Yasheng Yang will be a director and the president, treasurer and chief operating officer of Agritech and will be an executive officer of each of the Origin Operating Companies and Origin. He has been the President and Chief Operating Officer of Origin Seed in its affiliated companies since 1998, principally responsible for advertising and marketing. Prior to joining Origin Seed, from 1995 to 1997, he worked in the Fujian government as an officer, where he specialized in technology, medical and educational areas.


         Liang Yuan will be a director and the executive vice chairman of Agritech and will be an executive officer of the Origin Operating Companies and Origin. Mr. Yang has been the chairman of Origin Seed and its affiliated companies since 1997, principally responsible for infrastructure and public relations. Prior to joining Origin Seed, Mr. Yuan was at the Fujian Economic Research Institute from 1985 to 1997, where he was in charge of the research and development of the regional economy in Fujian province.

         Bailiang Zhang will be a director of Agritech. Mr. Zhang served a president of Henan Agriculture University from 1994 to 2003, and occupied other positions in the University since 1985. As a result of his work in the field of agriculture, he has received numerous honors, including acting as a representative to the National People's Congress, and the 51 Labor Medal, one of the highest awards given to Chinese citizens in recognition of significant contributions to the welfare of the country.

         Da Fang Huang will be a director of Agritech. Mr. Huang has been the director and CAAS Professor of the Biotechnology Research Institute located in Beijing, PRC since 1995. From 1993 to 1995, Mr. Huang was the Deputy Director and CAAS Professor of the Institute of Plant Protection. From 1986 to 1988 and in 1992, Mr. Huang was a visiting scientist at Cornell University and the Boyce Thompson Institute. From 1960 to 1965, Mr. Huang was working at the Beijing Agricultural University in the Department of Plant Pathology.


         Kerry S. Propper will be a continuing director of Agritech, the successor to Chardan. He was a founder and has been the executive vice president and a director of Chardan since its inception in December 2003. Mr. Propper is the chief executive officer and a director of each of Chardan China Acquisition Corp. II and Chardan China Acquisition Corp. III, blank check companies organized to locate and consummate business combinations in the PRC. Mr. Propper is also a principal and CEO of Chardan Capital Markets, LLC, a broker dealer, which he founded with Steven Urbach in February 2003. Mr. Propper has been the owner and chief executive officer of The Gramercy Group LLC, a New York based broker/dealer, since July 2003. From February 1999 until March 2003 Mr. Propper was a founder, owner and managing director of Windsor Capital Advisors, LLC, an investment advisory and investment banking firm located in New York. Mr. Propper also founded The Private Capital Group LLC, a small private investment firm specializing in loans and convertible preferred debt and equity offerings for small public companies, in May 2000 and was affiliated with it until December 2003. From July 1997 until February 1999, Mr. Proper served as a senior trader of Aegis Capital Corp, a broker dealer and member firm of the NASD. Mr. Propper is also currently serving as a board member of Source Atlantic, Inc., a Boston based health care technology company.

         Steven Urbach will be a director of Agritech. He is currently a principal in and President and Chief Financial Officer of Chardan Capital Markets, LLC, which he founded with Kerry Propper in February 2003. From February 1999 to February 2003, Mr. Urbach was a Senior Trader at Windsor Capital Advisors, LLC, a firm specializing in making markets in Nasdaq securities. From September 1997 until February 2000, Mr. Urbach worked at Chase Manhattan Bank as an analyst and portfolio manager.


         Michael D. Chermak will be a continuing director of Agritech. He is currently the Chairman and Chief Executive Officer of Retail Pilot, the parent of ShopGuard USA, a private company located in San Diego, California, which he joined in 2004. ShopGuard markets tracking and security devices to the retail industry. From August 2003 to June 2004, Mr. Chermak was the Chief Executive Officer Carttronics, LLC, which made and marketed devices that prevent unauthorized removal of shopping carts from retailers' premises. From June 2001 to July 2002, Mr. Chermak was the chief executive officer of First Opinion Corp. which develops software used to assist healthcare providers in making differential diagnoses of patients. From mid-1999 through July 2000, Mr. Chermak was a principal of eByz, LLC, a software development company that he co-founded. eByz was focused on supply chain simplification and automation software products.

         Remo Richli will be a director of Agritech. Mr. Richli has been engaged since 2001 in corporate finance activities through his firm, Richli Consulting, located in Switzerland and Los Angeles, California. From 1999 to 2001, Mr. Richli was a financial expert at RP Associates, a firm of finance and accounting task consultants. During his time with RP Associates, Mr. Richli was also the Chief Financial Officer of one of its clients. From 1993 to 1999, Mr. Richli had another consulting firm engaged in corporate finance consultancy for mid-sized companies in financial distress and acted as the Chief Executive Officer of client companies on a consulting basis. From 1991 to 1993, Mr. Richli worked with the Department of Finance of the City of Luzern, Switzerland.

Meetings and Committees of the Board of Directors of Chardan

         During the fiscal year ended December 31, 2004, Chardan's board of directors held four meetings. Although Chardan does not have any formal policy regarding director attendance at annual stockholder meetings, Chardan attempts to schedule its annual meetings so that all of its directors can attend. In addition, Chardan expects its directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Independence of Directors


         In anticipation of being listed on the Nasdaq National Market, Agritech will elect to follow the rules of Nasdaq in determining whether a director is independent. The board of directors of Agritech also will consult with the Company's counsel to ensure that the board's determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an "independent director" generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment. Consistent with these considerations, the board of directors of Agritech has affirmatively determined that, upon the appointment to the board of directors of Agritech on the closing of the stock purchase, Messrs. Da Fang Huang, Bailiang Zhang, Steven Urbach, Michael D. Chermak and Remo Richli will be the independent directors of Agritech for the ensuing year. The other directors are not independent.


         Chardan currently does not have an independent board of directors and is not required to have one.

Audit Committee


         In anticipation of being listed on the Nasdaq National Market, Agritech will establish an audit committee to be effective at the consummation of the stock purchase the members will be: Remo Richli (chairman), Steven Urbach and Michael Chermak. As required by Nasdaq listing standards, Chardan's audit committee is comprised of at least three independent directors who are also "financially literate." The listing standards define "financially literate" as being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. Messrs. Richli, Urbach and Chermak are financially literate. The board of directors believes that each audit committee member has an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of such principles in connection with the company's financial statements, including estimates, accruals and reserves, experience in analyzing or evaluating financial statements of similar breadth and complexity as the company's financial statements, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions.


         Audit Committee Financial Expert

         The board of directors believes that Mr. Remo Richli, a director of Agritech, will qualify as an "audit committee financial expert" within the meaning of all applicable rules. The board of directors believes that Mr. Richli has financial expertise from his degrees in business, his activities as a chief executive officer and chief financial officer of various companies, and his consulting activities in the areas of accounting, corporate finance, capital raising and corporate financial analysis.

         Current Chardan Board of Directors

         In March 2005, the board of directors of Chardan established an audit committee. The sole member of the committee is Mr. Michael Chermak, who is an "independent director" and who is considered "financially literate," as such terms are defined by Nasdaq. In March 2005 the board of directors adopted an audit committee charter. Pursuant to the terms of the charter, the audit committee's responsibilities include, among other things:

      o annually reviewing and reassessing the adequacy of the committee's formal charter;

      o reviewing our annual audited financial statements with our management and our independent auditors and the adequacy of our internal accounting controls;

      o reviewing analyses prepared by management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

      o     the engagement of the independent auditor;

      o     reviewing the independence of the independent auditors;

      o reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or our management;

      o the appointment of the independent auditor to the board of directors, which firm is ultimately accountable to the audit committee and the board of directors;

      o approving professional services provided by the independent auditors, including the range of audit and non-audit fees; and

      o reviewing all related party transactions on an ongoing basis for potential conflict of interest situations.

         The audit committee will pre-approve the services to be provided by its independent auditors going forward. The audit committee also reviews and recommends to the board of directors whether or not to approve transactions between the company and an officer or director outside the ordinary course.

         Meetings and Attendance

         As the Chardan audit committee was not formed until March 2005, it did not meet in the year ended December 31,2004.

         Independent Auditors' Fees

         Goldstein Golub Kessler LLP ("GGK") has a continuing relationship with American Express Tax and Business Services Inc. ("TBS") from which it leases auditing staff who are full time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, GGK has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

         Other services, which do not include Financial Information System Design and Implementation fees, have been provided by TBS.

         Audit Fees

         During the fiscal year ended December 31, 2004, Chardan paid, or expect to pay, Chardan's principal accountant $20,000 for the services they performed in connection with the initial public offering, including the financial statements included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2004, $2,000 in connection with the 2003 Form 10-KSB, $15,000 in connection with the review of the Quarterly Reports on Form 10-QSB, and approximately $12,000 in connection with the December 31, 2004 audit and Form 10-KSB.

         Audit-Related Fees

         During 2004, Chardan's principal accountant did not render assurance and related services reasonably related to the performance of the audit or review of financial statements.

         Tax Fees

         During 2004, Chardan paid TBS approximately $1,900 for tax compliance.

         All Other Fees

         During 2004, there were no fees billed for products and services provided by the principal accountant to Chardan other than those set forth above.

         Audit Committee Pre-Approval Policies and Procedures

         In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before the company engages its independent accountant to render audit or permitted non-audit services, the engagement will be approved by the audit committee.

         Audit Committee Report

         As the audit committee of Chardan was not be formed until March 2005, it has not yet met in respect of the end of a fiscal year or prepared a committee report.

Code of Ethics

         In anticipation of the stock purchase, the board of directors of Agritech will adopt a code of ethics that applies to Agritech's directors, officers and employees as well as those of its subsidiaries. A copy of the form of Agritech's code of ethics has been filed as an annex to this proxy statement. Requests for copies of Agritech's code of ethics should be sent in writing to Chardan China Acquisition Corp., 625 Broadway, Suite 111, San Diego, California 92101, Attention: Secretary.

         Chardan has not yet adopted a formal code of ethics statement because the board of directors evaluated the business of the company and the number of employees and determined that since the business is largely limited to maintaining its cash investments while its searches for a target company and consummates an acquisition and the only persons acting for Chardan are the five directors who are also the officers, general rules of fiduciary duty and federal and state securities laws are adequate ethical guidelines.

Stock Option Committee Information

         Upon consummation of the stock purchase, the board of directors of Agritech will establish a stock option committee with Steven Urbach and Remo Richli as its members. The purpose of the stock option committee will be to administer the company's stock option plans, including authority to make and modify awards under such plans. Initially, the plan will be the Chardan 2005 Performance Equity Plan, as assumed by Agritech. Since the plan has not yet been approved, the stock option committee has not had any meetings and no options or other awards have been granted under the plan.

Nominating Committee Information


         In anticipation of being listed on the Nasdaq National Market, Agritech will form a nominating committee in connection with the consummation of the stock purchase. The members will be Steven Urbach, Remo Richli and Michael D. Chermak, each an independent director under Nasdaq listing standards. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on Agritech's board of directors. The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others. A copy of the form of nominating committee charter is attached as an annex to this proxy statement.

         Chardan does not have any restrictions on stockholder nominations under its certificate of incorporation or by-laws. The only restrictions are those applicable generally under Delaware corporate law and the federal proxy rules. Prior to the consummation of the stock purchase agreement, Chardan has not had a nominating committee or a formal means by which stockholders can nominate a director for election. Currently the entire board of directors decides on nominees, on the recommendation of one or more members of the board. None of the members of the board of directors are "independent." Currently, the board of directors will consider suggestions from individual stockholders, subject to evaluation of the person's merits. Stockholders may communicate nominee suggestions directly to any of the board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, the board of directors believes that persons should be actively engaged in business endeavors, have a financial background, and be familiar with acquisition strategies and money management.

         Because the management and directors of Chardan are the same persons, the board of directors has determined not to adopt a formal methodology for communications from stockholders on the belief that any communication would be brought to the boards' attention by virtue of the co-extensive employment.


Director Compensation


         Agritech intends to pay its non-employee directors a per diem for each board meeting that they attend, reimburse their expenses incurred in attending meetings and award options to purchase shares of common stock to be issued on election, exercisable at the market price of the common stock on the date of issuance, vesting immediately and exercisable for five years. The options will be issued under the stock option plan approved by the board of directors and stockholders pursuant to this proxy statement and the underlying common stock will be registered for issuance upon exercise. The amounts of compensation and numbers of shares subject to options have not been determined.

         Chardan's directors do not currently receive any cash compensation for their service as members of the board of directors.

Executive Compensation


         Each of Dr. Gengchen Han and Messrs. Liang Yuan and Yasheng Yang will enter into employment agreements with Origin, effective as of the effective time of the redomestication merger. Dr. Han will be employed as the chairman and chief executive officer, Mr. Yuan will be the executive vice chairman and Mr. Yang will be president and chief operating officer. The agreements will provide for an annual salary of $250,000 and a discretionary cash bonus based on growth in the combined company's per-share value, achievement of growth and business targets, satisfaction of company capital requirements and other criteria, as the compensation committee determines. The executives will be entitled to insurance benefits, five weeks vacation, a car and reimbursement of business expenses and, if necessary, relocation expenses. The agreements will be terminable by Origin for death, disability and cause. The executive may terminate for good reason, which includes Origin's breach, the executive not being a member of the board of directors, and change of control. In the event of termination for good reason, the executive will receive two years compensation and benefits. The agreements contain provisions for the protection of confidential information and a three-year-after employment non-competition period within China. In the purchase agreement, there is an additional non-competition agreement applicable to these persons for the greater of five years after consummation or two years after employment that includes Hong Kong and Taiwan, in addition to China.


         Origin's Executive Officers

         The following sets forth summary information concerning the compensation paid by Origin to Gengchen Han, Liang Yuan and Yasheng Yang during the last three fiscal years.

         Management Compensation Summary

                                             Annual Compensation
                                             -------------------

         Name                    Year            Salary ($)          Bonus ($)
         ----                    ----            ---------           ---------

         Gengchen Han            2002               50,051                   0
                                 2003               52,920              66,672
                                 2004                   --                  --

         Liang Yuan              2002               21,140                   0
                                 2003               18,663              50,004
                                 2004                   --                  --

         Yasheng Yang            2002               33,739                   0
                                 2003               36,612              55,576
                                 2004                   --                  --

         Since its formation, neither Origin nor any of the Origin Operating Companies has granted any pension plans, stock options or stock appreciation rights, any awards under long-term incentive plans, or any other non-cash compensation.

         Chardan Executive Officers


         No executive officer of Chardan has received any cash or non-cash compensation for services rendered to Chardan. Each executive officer has agreed not to take any compensation prior to the consummation of a business combination.

         Commencing April 1, 2004 and ending upon the acquisition of a target business, Chardan has paid and will continue to pay an administrative services fee totaling $7,500 per month to Chardan Ventures for providing Chardan with office space and certain office and secretarial services. Other than this $7,500 per month in fees, no compensation of any kind, including finders and consulting fees, has been or will be paid to any of the Chardan stockholders existing prior to its initial public offering, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, Chardan stockholders existing prior to its initial public offering have been and will continue to be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

Executive Compensation Determination

         It is the intention of Agritech to determine executive compensation by a decision of the majority of the independent directors, at a meeting at which the chief executive officer will not be present. In the future, the board may establish a committee. At this time, Agritech does not believe a separate committee is necessary because the senior executives of the company are employed under written compensation agreements and the Stock Purchase Agreement provides for equity-based incentive compensation, all of which agreements were negotiated by the Chardan board of directors in arms-length negotiations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Chardan

         Prior to Chardan's initial public offering, Chardan issued shares of common stock to a number of parties at a price of $0.033 per share. Subsequent to issuance, the Company authorized a 1.166666:1 forward split of its stock, reducing the effective price per share to $0.029. These shares will be held in escrow until March 2007. The parties to whom the stock was issued and the amount of stock issued to them, as well as their relationship to the Company, are set forth below. The number of shares shown are the number of shares held after the split referred to above:

                             Number
Name                        of Shares          Relationship to Us
----                        ---------          ------------------


Dr. Richard D. Propper         244,125       Chairman of the Board


Jiangnan Huang                 134,167       Director, Chief Executive Officer
Zhang Li                       134,167       Director, Chief Financial Officer
Kerry S. Propper               177,042       Director, Executive Vice President
Daniel P. Beharry               83,417       Shareholder
Steven Urbach                   72,917       Shareholder
Anthony D. Errico, Jr.          23,333       Shareholder
Michael Urbach                   5,832       Shareholder

         The holders of these shares are entitled to make up to two demands that Chardan register these shares pursuant to a registration rights agreement dated March 4, 2004. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. The combined company will bear the expenses incurred in connection with the filing of any such registration statements.


         Chardan Ventures, an affiliate of Dr. Richard D. Propper, Chardan's Chairman, and Jiangnan Huang and Zhang Li, both officers and directors of Chardan has agreed that commencing April 1, 2004 and ending upon the acquisition of a target business, it will make available to Chardan a small amount of office space and certain office and secretarial services, as Chardan may require from time to time. Chardan has agreed to pay Chardan Ventures a total of $7,500 per month for these services. As of January 31, 2005, Chardan has paid or accrued for payment to Chardan Ventures a total of $75,000.

         Chardan has and will continue to reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on its behalf, such as identifying and investigating possible target businesses and business combinations.

         Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to Chardan officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of the above listed Chardan stockholders.


         After completion of the stock purchase, Dr. Propper will continue to serve in the capacity of Vice President, Corporate Development, without compensation, and Chardan Capital, LLC, an affiliate of Dr. Propper, Mr. Beharry, Mr. Zhang and Mr. Huang, will provide a variety of ongoing services to Origin over the next two years at a cost to Origin of $30,000 per month. The services will be on a non-exclusive basis and will include advice and help in meeting US public reporting requirements and accounting standards, Sarbanes-Oxley compliance, corporate structuring and development, stockholder relations, corporate finance and operational capitalization and such other similar services as requested and agreed to by Chardan Capital, LLC.


         All ongoing and future transactions between Chardan and any of its officers and directors or their respective affiliates, will be on terms believed by Chardan to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of Chardan board who do not have an interest in the transaction.


         Dr. Richard Propper is the father of Mr. Kerry Propper.

         Origin has lent the following amounts to some of its executive officers who are also some of the Origin Stockholders, on a non-interest bearing basis, without a specified due date:

                                            RMB                 US$
                                            2003               2004
                                            ----               ----

         Yang Yasheng                      300,000             $39,174

         Zhao Yuping                       200,000             $24,573

         Han Gengchen                                           $3,512

         Yuan Liang                                             $2,633

         Zhang Weidong                                            $319

         Chen WieQiang                      ______                $200
                                                             ---------

                                           500,000             $70,411
                                           =======             =======

         Henan Agricultural University owes Origin $24,381. During fiscal year 2004, Origin paid to Henan Agricultural University $253,736 for technology usage fees for the exclusive right to use certain seed technologies. Henan Agricultural University is a minority stockholder of Beijing Origin. Origin paid Shijiazhuang Li Yu Technology Development Co., Ltd. in fiscal $995,945 in usage fees for the exclusive right to use certain seed technologies and owes $170,753 as of December 31, 2004. Shijiazhuang Li Yu Technology Development Co., Ltd. was previously owned by Yang YaSheng until September 2004 when it became owned by Origin and accounted by the equity method of investment.

                       BENEFICIAL OWNERSHIP OF SECURITIES

Beneficial Owners of More Than 5% of Chardan Common Stock


         Based upon filings made with the Securities and Exchange Commission under Section 13(d) of the Exchange Act on or before June 15, 2005, Chardan is aware of the following beneficial owners of more than 5% of any class of its voting securities.


                                                                  Approximate
                                                                 Percentage of
Name and Address                    Shares of Chardan             Outstanding
of Beneficial Owner(1)                 Common Stock              Common Stock

Richard D. Propper, M.D.(2)                   244,125                5.0%

Sapling LLC(3)                                480,000                9.8%

Barry Rubenstein(4)                           250,000                5.1%

Jack Silver(5)                                250,000                5.1%

First New York Securities LLC(6)              94,950                 1.9%

Judy Finger(6)                                222,325                4.5%

Douglas Topkes(6)                             222,325                4.5%

Haystack Capital L.P.(6)                      116,200                2.4%

Joseph L. Dowling, III(7)                     330,000                6.7%

Jeffrey L. Feinberg(8)                        389,900                7.9%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

(2) The business address of Dr. Propper is 625 Broadway, Suite 1111, San Diego, California 92101. Does not include 271,250 shares of common stock issuable upon exercise of warrants that are not currently exercisable and will not become exercisable within the next 60 days.

(3) The business address of Sapling, LLC is 535 Fifth Avenue, 31st Floor, New York, New York 10017. Fir Tree Value Master Fund, LP, a Cayman Islands exempted limited partnership, is the sole member of Sapling, LLC and Fir Tree, Inc., a New York corporation, is the manager of Sapling, LLC. The information is derived from a Schedule 13G filed by such entity with the Securities and Exchange Commission on December 23, 2004.

(4) The business address of Woodland Partners, Barry Rubenstein and Marilyn Rubenstein is 68 Wheatley Road, Brookville, New York 11545. Mr. Rubenstein has sole power to vote and dispose of 130,000 shares of common stock and shared voting and dispositive authority for 70,000 shares of common stock with his spouse, Marilyn Rubenstein, held through Woodland Partners of which they are general partners. The amounts reported above do not include 120,000 shares underlying warrants held by Woodland Partners and 160,000 shares underlying warrants held by Barry Rubenstein Rollover IRA Account, none of which are currently exercisable and which will not become exercisable within the next 60 days. The information is derived from a Schedule 13G filed by the above persons with the SEC on February 8, 2005.

(5) The business address of Jack Silver is c/o Sherleigh Associates LLC (d/b/a Star Capital), 660 Madison Avenue, New York, New York 10021. Does not include 500,000 shares of common stock issuable upon exercise of warrants held by Mr. Mr. Silver which are not currently exercisable and which will not become exercisable within the next 60 days. The foregoing information was derived from a Schedule 13G filed with the SEC on March 26, 2004.


(6) The business address of First New York Securities L.L.C., Ms. Judy Finger, Mr. Douglas Topkes and Haystack Capital L.P. is 850 Third Avenue, 17th Floor, New York, New York 10022. Ms. Finder and Mr. Topkes are employed by and trade securities for the proprietary account of First New York Securities and are managing members of Haystack Capital L.L.C., which is the general partner of Haystack Capital L.P., a hedge fund. First New York Securities LLC has sole power to vote and dispose of 94,950 shares and Haystack Capital LP has sole power to vote and dispose of 116,200 shares. Each of Judy Finger and Douglas Topkis have shared power to vote 174,850 shares and each of Judy Finger and Douglas Topkis have shared power to dispose of 222,325 shares. The amounts reported above do not include 168,000 shares underlying warrants which are not currently exercisable and which will not become exercisable within the next 60 days. The information is derived from a Schedule 13G filed by the above persons with the SEC on February 8, 2005.


(7) The business address of Joseph L. Dowling, III is 540 Madison Avenue, 38th Floor, New York, New York 10022. By virtue of the status as the sole managing member of the entities that control the investment decisions of Narragansett I, L.P., the owner of 102,300 shares, and Narragansett Offshore, Ltd., the owner of 227,700 shares. Mr. Dowling may be deemed to be the beneficial owner of shares owned by Narragansett I and Narragansett Offshore and may be deemed to have sole power to vote or direct the vote of and sole power to dispose or direct the disposition of such securities. The information is derived from a
         Schedule 13G filed by the above persons with the SEC on February 8, 2005.

(8) The securities reported as held by Mr. Feinberg represent shares of common stock and are held by (i) a separately managed account managed by Jeffrey L. Feinberg, and (ii) JLF Partners I, L.P., JLF Partners II, L.P. and JLF Offshore Fund, Ltd., to which JLF Asset Management, L.L.C. serves as the management company and/or investment manager. Jeffrey L. Feinberg is the managing member of JLF Asset Management, L.L.C. The address is 2775 Via de la Valle, Suite 204, Del Mar, California 92014. The information is derived from a Schedule 13G filed by the above persons with the SEC on March 23, 2005.

         None of the above stockholders has any voting rights that are different from the voting rights of any other stockholders.

Security Ownership of Officers and Directors of Chardan

         The following table sets forth information with respect to the beneficial ownership of Chardan common shares, as of __________________, by:

      o     each director and executive officer; and

      o     all directors and officers as a group.

                                                                                         Approximate
                                                                                        Percentage of
                                                  Shares of Chardan                      Outstanding
Name(1)                                              Common Stock                      Common Stock(2)
--------                                             ------------                      ---------------
Richard D. Propper, M.D.                                    244,125                         5.0%
Chairman of the Board
Kerry Propper                                               177,042                         3.6%
Executive Vice President and Director
Jiangnan Huang                                              134,167                         2.7%
Chief Executive Officer and Director
Zhang Li                                                    134,167                         2.7%
Chief Financial Officer and Director
Michael D. Chermak
Director                                                      -0-                            -0-
Directors and officers as a group (five
persons)                                                    689,501                         14.1%

(1) Unless otherwise indicated, the business address of each of the individuals is c/o 625 Broadway, Suite 1111, San Diego, CA 92101.

(2) Beneficial ownership and percentage has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.


         Dr. Richard Propper, Kerry Propper, Jiangnan Huang and Zhang Li may be deemed to be our "parents" and "promoters," as these terms are defined under the Federal Securities laws.

                     PRICE RANGE OF SECURITIES AND DIVIDENDS

Chardan


         The shares of Chardan common stock, warrants and units are currently traded on the Over-the-Counter Bulletin Board under the symbols "CAQC," "CACQW" and "CACQU," respectively. The closing price for each share of common stock, warrant and unit of Chardan on ____________, 2005, was $______, $_____ and
$_____, respectively. Chardan units commenced public trading on March 16, 2004 and common stock and warrants commenced public trading on March 22, 2004.


         The table below sets forth, for the calendar quarters indicated, the high and low bid prices of the Chardan common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The over-the-counter market quotations reported below reflect inter-dealer prices, without markup, markdown or commissions and may not represent actual transactions.

                                                               Over-the-Counter Bulletin Board
                                         -----------------------------------------------------------------------------
                                                 Chardan
                                               Common Stock             Chardan Warrants            Chardan Units
                                         -------------------------    ----------------------    ----------------------
                                            High           Low          High         Low          High         Low
2004 First Quarter                           N/A           N/A          N/A          N/A          $6.25        $5.99
2004 Second Quarter                         $5.00         $4.65         $1.05        $0.64        $6.95        $6.03
2004 Third Quarter                          $4.94         $4.75         $0.85        $0.61        $6.80        $5.70
2004 Fourth Quarter                         $6.65         $4.85         $2.03        $0.62       $10.60        $6.00
2005 Fiscal Quarter                         $8.12         $6.20         $3.21        $1.60       $14.35        $9.30

         Holders of Chardan common stock, warrants and units should obtain current market quotations for their securities. The market price of Chardan common stock, warrants and units could vary at any time before the stock purchase.


         In connection with the stock purchase, application has been made and provisionally approved for the quotation of the combined company's common stock, warrants and units on the Nasdaq National Market under the symbol "SEED," "SEEDW" and "SEEDU," respectively, subject to official notice of issuance. If the securities are not listed on the Nasdaq, they will continue to be traded on the over-the-counter bulletin board.


Holders


         As of __________________ __, 2005, there was one holder of record of the units, eleven holders of record of the common stock and two holders of record of the warrants. Chardan believes the beneficial holders of the units, common stock and warrants to be in excess of 400 persons each.


Dividends

         Chardan has not paid any dividends on its common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of the then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

                      DESCRIPTION OF THE COMBINED COMPANY'S
                     SECURITIES FOLLOWING THE STOCK PURCHASE

         The following description of the material terms of the capital stock and warrants of the combined company following the stock purchase includes a summary of specified provisions of the certificate of incorporation and by-laws of Agritech that will be in effect upon completion of the stock purchase and the merger. This description is subject to the relevant provisions of the Corporation Law of the British Virgin Islands and is qualified by reference to Agritech's certificate of incorporation and by-laws, copies of which are attached to this proxy statement/prospectus and are incorporated in this proxy statement/prospectus by reference.

General


         The combined company has no authorized share capital, but it will be authorized to issue 61,000,000 shares of all classes of capital stock, of which 60,000,000 will be ordinary shares, no par value and 1,000,000 will be preference shares of, no par value. The capital of Agritech will be stated in United States dollars.

Ordinary Shares

         The holders of the combined company's ordinary shares are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to the preferences and rights, if any, applicable to the shares of preference stock, the holders of the ordinary shares are entitled to receive dividends if and when declared by the board of directors. Subject to the prior rights of the holders, if any, of the preference shares, the holders of the ordinary shares are entitled to share ratably in any distribution of the assets of the combined company upon liquidation, dissolution or winding-up, after satisfaction of all debts and other liabilities.

Preference Stock

         Shares of preference stock may be issued from time to time in one or more series and the board of directors of Agritech, without approval of the stockholders, is authorized to designate series of preference stock and to fix the rights, privileges, restrictions and conditions to be attached to each such series of shares of preference stock. The issuance of shares of preference stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of the combined company's shares of common stock.

         As of the date of this proxy statement/prospectus, there are no outstanding shares of preference stock of any series.


Anti-takeover Effect of Unissued Shares of Capital Stock

         Common Stock. After the stock purchase and redomestication merger, Agritech will have outstanding approximately 15,100,000 shares of common stock, assuming that none of the public stockholders elects to exercise the conversion rights. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances the combined company could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with the combined company's board of directors in opposing a hostile takeover bid.

         Preference Stock. The memorandum and articles will grant the board of directors the authority, without any further vote or action by the combined company's stockholders, to issue preference stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preference stock could reduce the combined company's attractiveness as a target for an unsolicited takeover bid since the combined company could, for example, issue shares of preference stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.


Warrants

         As of _____________, 2005, there were 8,050,000 warrants outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

      o     the completion of the stock purchase; or

      o     March 16, 2005.

         The warrants will expire at 5:00 p.m., New York City time on March 16, 2008. Chardan may call the warrants for redemption with EarlyBirdCapital's prior consent:

      o     in whole and not in part;

      o at a price of $.01 per warrant at any time after the warrants become exercisable;

      o upon not less than 30 days' prior written notice of redemption to each warrantholder; and

      o if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrantholders.

         The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Chardan.

         The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, stock purchase or consolidation of the company. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

         The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

         The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him, Chardan will pay to the warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrantholder, an amount for such fractional share in cash based on the market value of the common stock on the last trading day prior to the exercise date.

Purchase Option

         Chardan has issued to the representative of the underwriters of its initial public offering an option to purchase up to a total of 350,000 units at a per-unit price of $9.90, commencing on the later of the consummation of the stock purchase or March 16, 2005. The option expires on March 16, 2009. The units issuable upon exercise of this option are the same as the publicly traded units, consisting of one share of common stock and two warrants, except that the warrants are exercisable at $6.40. The option contains demand and piggy-back registration rights for period of five and seven years, respectively, and the combined company will bear the expenses of the registration of the securities for the holders of the option. The exercise price and number of units are subject to adjustment in certain circumstances, including a stock dividend, recapitalization reorganization, merger or consolidation.

Registration Rights Agreements

         Chardan has entered into a registration rights agreement providing for the registration of the shares of common stock issued prior to the initial public offering and included in the purchase option. The warrants, to be exercisable, must also continue to have the common stock underlying the warrants registered on an effective registration statement.

Transfer Agent and Registrar


         The transfer agent and registrar for the shares of Chardan common stock, warrants and units is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, (212) 509-4000.


                              STOCKHOLDER PROPOSALS

         If the stock purchase is not consummated, the Chardan 2005 annual meeting of stockholders will be held on or about October 1, 2005 unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2005 annual meeting, you need to provide it to us by no later than August 2, 2005. You should direct any proposals to our secretary at Chardan's principal office in San Diego, CA. If you want to present a matter of business to be considered at the year 2005 annual meeting, under Chardan by-laws you must give timely notice of the matter, in writing, to our secretary. To be timely, the notice has to be given between July 2, 2005 and August 2, 2005.

                                  LEGAL MATTERS

         Maples & Calder, Road Town, Tortola, British Virgin Islands, will pass upon the validity of the securities issued in connection with the redomestication merger and certain other legal matters related to this joint proxy statement/prospectus.

                                     EXPERTS

         The consolidated financial statements of State Harvest Holdings Limited as of December 31, 2002, 2003 and 2004, included in this joint proxy statement/prospectus and the related financial statement schedules included elsewhere in the registration statement of which this joint proxy statement/prospectus forms a part, have been audited by Deloitte Touche Tohmatsu CPA Ltd., independent registered public accountants, as stated in their report appearing herein and elsewhere in the registration statement of which this joint proxy statement/prospectus forms a part, and have been so included in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.


         The financial statements of Chardan at December 31, 2004 and December 31, 2003 and for the period from December 5, 2003 (inception) to December 31, 2004, the year ended December 31, 2004 and the period from December 5, 2003 (inception) to December 31, 2003 included in this joint proxy statement/prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this joint proxy statement/prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.


                      DELIVERY OF DOCUMENTS TO STOCKHOLDERS

         Pursuant to the rules of the Securities and Exchange Commission, Agritech and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Agritech's annual report to stockholders and Agritech's proxy statement. Upon written or oral request, Agritech will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Agritech deliver shingle copies of such documents in the future. Stockholders may notify Agritech of their requests by calling or writing Agritech at its principal executive offices at Origin Agritech Limited, 625 Broadway, Suite 1111, San Diego, California 92101.

                       WHERE YOU CAN FIND MORE INFORMATION

         Chardan files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

         You may read and copy reports, proxy statements and other information filed by Chardan with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

         You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

         Chardan files its reports, proxy statements and other information electronically with the Securities and Exchange Commission. You may access information on Chardan at the Securities and Exchange Commission web site containing reports, proxy statements and other information at:
http://www.sec.gov.


         After the stock purchase, if the securities of Chardan are listed on the Nasdaq Stock Market, unless you notify Chardan of your desire not to receive these reports, the combined company will furnish to you all periodic reports that it files with the Securities and Exchange Commission, including audited annual consolidated financial statements and unaudited quarterly consolidated financial statements, as well as proxy statements and related materials for annual and special meetings of stockholders. In addition, you will be able to request Chardan's Annual Report on Form 10-KSB.

         Information and statements contained in this proxy statement/prospectus, or any annex to this proxy statement/prospectus incorporated by reference in this proxy statement/prospectus, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus or incorporated in this proxy statement/prospectus by reference.

         All information contained in this proxy statement/prospectus or incorporated in this proxy statement/prospectus by reference relating to Chardan has been supplied by Chardan, and all such information relating to the Origin Parties has been supplied by the Origin Parties. Information provided by either of us does not constitute any representation, estimate or projection of the other.

         If you would like additional copies of this proxy statement/prospectus, or if you have questions about the stock purchase, you should contact:

         c/o Origin Agritech Limited
         Chardan China Acquisition Corporation
         625 Broadway, Suite 1111
         San Diego, CA  92101

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF
DIRECTORS AND SHAREHOLDERS OF
STATE HARVEST HOLDINGS LIMITED


We have audited the accompanying consolidated balance sheets of State Harvest Holdings Limited and its subsidiaries (the "Company") as of December 31, 2002, 2003 and 2004 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years ended December 31, 2004, all expressed in Renminbi. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002, 2003 and 2004 and the results of its operations and its cash flows for each of the three years ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

Our audits also comprehended the translation of Renminbi amounts into United States Dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 2. Such United States Dollar amounts are presented solely for the convenience of the readers.



Deloitte Touche Tohmatsu CPA Ltd.
Beijing, China
May 4, 2005

                                          STATE HARVEST HOLDINGS LIMITED

                                            CONSOLIDATED BALANCE SHEETS

                                                                                  At December 31,
                                                    ---------------------------------------------------------------------
                                                        2002               2003                2004              2004
                                                        ----               ----                ----              ----
Assets                                                   RMB                RMB                 RMB               US$

Current assets:
  Cash and cash equivalents......................     78,697,973          49,221,415          68,848,154       $8,318,511
  Accounts receivable, net of allowance of
   RMB50,850, nil, nil for
    2002, 2003 and 2004respectively..............      5,274,006                -                      -                -
  Due from related parties.......................        420,000             520,000             784,547           94,792
  Advances to suppliers..........................      1,810,529           7,371,122           1,643,666          198,594
  Inventories....................................    114,903,721         170,887,988         235,821,671       28,492,922
  Income tax receivable..........................      9,795,564           1,449,676           7,531,581          909,996
  Prepaid expenses and other current assets......      7,038,563           8,504,254          10,269,502        1,240,803
                                                       ---------           ---------           ---------         --------

Total current assets.............................    217,940,356         237,954,455         324,899,121       39,255,618
Land use rights, net.............................      5,177,677          10,988,736          11,301,997        1,365,553
Plant and equipment, net.........................     31,652,831          55,400,693          66,001,864        7,974,611
Long-term investment.............................           -                   -             10,274,604        1,241,419
Acquired intangible assets, net..................        570,319             237,956           2,872,463          347,062
Deferred income tax assets.......................      1,573,084           2,142,148             418,981           50,623
Other assets.....................................        473,261             532,771             614,550           74,252
                                                       ---------           ---------           ---------         --------

Total assets.....................................    257,387,528         307,256,759         416,383,580      $50,309,138
                                                       =========           =========           =========         ========


Liabilities and stockholders' equity


Current liabilities:
  Short-term borrowings..........................     15,000,000          35,000,000          41,000,000       $4,953,785
  Accounts payable...............................     12,069,243          14,474,266          22,741,562        2,747,727
  Due to growers.................................     42,552,299          35,411,109          83,356,902       10,071,516
  Due to related parties.........................           -                   -              1,413,234          170,753
  Advances from customers........................     57,285,612          73,419,263          78,683,497        9,506,856
  Deferred revenues..............................     74,764,068          65,295,950          37,920,553        4,581,714
  Income tax payable.............................           -                   -              1,151,985          139,187
  Other payables and accrued expenses............      3,487,187           4,167,510           6,734,536          813,694
                                                       ---------           ---------           ---------         --------

Total current liabilities........................    205,158,409         227,768,098         273,002,269       32,985,232
                                                       ---------           ---------           ---------         --------

Other long-term liabilities .....................      2,871,801           2,871,801           2,871,801          346,982

Minority interests...............................      3,271,218           3,183,679           3,534,095          427,004
Commitments and contingencies (Note 16)
Shareholders' equity:
  Common shares (nil for 2002, RMB 1 par value;
  100,000,000 shares authorized, issued and outstanding
  at in 2003; US$ 1 par value; 10,000 shares
  authorized, issued and outstanding at in 2004).           -            100,000,000              82,765           10,000
  Additional paid-in capital.....................      3,671,500                -            100,000,000       12,082,402
  Retained earnings (accumulated deficit)........     42,414,600         (26,566,819)         36,892,650        4,457,518
                                                       ---------           ---------           ---------         --------


Total stockholders' equity.......................     46,086,100          73,433,181         136,975,415       16,549,920


                                                       ---------           ---------           ---------         --------


Total liabilities and stockholders' equity.......    257,387,528         307,256,759         416,383,580      $50,309,138


                                                       =========           =========           =========         ========


The accompanying notes are an integral part of these consolidated financial statements.

                                          STATE HARVEST HOLDINGS LIMITED

                                       CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                              Year Ended December 31,
                                               --------------------------------------------------------------------------
                                                        2002               2003                2004              2004
                                                        ----               ----                ----              ----
                                                         RMB                RMB                 RMB               US$
Revenues.....................................         98,717,316         191,645,454         301,519,504      $36,430,799
Cost of revenues.............................        (46,006,510)       (118,976,611)       (178,312,702)     (21,544,457)
                                                       ---------           ---------           ---------         --------

Gross profit.................................         52,710,806          72,668,843         123,206,802       14,886,342
                                                       ---------           ---------           ---------         --------

Operating expenses:
  Selling and marketing......................         (6,480,427)        (13,310,899)        (20,389,786)      (2,463,576)
  General and administrative.................         (9,641,490)        (18,947,787)        (24,149,592)      (2,917,851)
  Research and development...................         (5,371,954)         (5,287,964)         (6,773,621)        (818,416)
                                                       ---------           ---------           ---------         --------

Total operating expenses.....................        (21,493,871)        (37,546,650)        (51,312,999)      (6,199,843)
                                                       ---------           ---------           ---------         --------

Income from operations.......................         31,216,935          35,122,193          71,893,802        8,686,499
Interest expense.............................           (416,934)           (483,314)           (831,166)        (100,425)
Equity in earning of associated company......                  -                   -           1,924,604          232,538
Interest income..............................            440,254             845,448             372,010           44,948
Other income.................................          2,265,862           1,137,140             149,119           18,017
Provision for litigation.....................         (2,871,801)               -                      -                -
                                                       ---------           ---------           ---------         --------

Income before income taxes and minority
  interests..................................         30,634,316          36,621,467          73,508,369        8,881,577
Income taxes.................................         (1,498,312)         (7,807,797)         (7,698,484)        (930,162)
                                                       ---------           ---------           ---------         --------

Income before minority interests.............         29,136,004          28,813,670          65,809,885       $7,951,415
Minority interests...........................         (2,574,818)            137,539            (350,416)         (42,339)
                                                       ---------           ---------           ---------         --------

Net income...................................         26,561,186          28,951,209          65,459,469        7,909,076
                                                       =========           =========           =========         ========


Net Income per share:
  Basic and diluted..........................           RMB   -           RMB   1.10           RMB  0.67       US$   0.08

                                                       ---------           ---------           ---------         --------

Shares used in computation:
  Basic and diluted..........................                  -          26,301,370          98,356,329       98,356,329
                                                       ---------           ---------           ---------         --------



The accompanying notes are an integral part of these consolidated financial statements.

                         STATE HARVEST HOLDINGS LIMITED

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                                                Retained
                                                         Common shares           Additional     earnings            Total
                                                 ----------------------------      paid-in   (accumulated       stockholders'
                                                    Shares          Amount         capital      deficit)           equity

                                                    ------          ------         -------      --------           ------
                                                                     (RMB)          (RMB)         (RMB)          (RMB)
Balance as of January 1, 2001..................           -              -         3,671,500     7,925,167     11,596,667
Net income.....................................           -              -              -        8,115,010      8,115,010
                                                     ---------      ---------       --------      --------      ---------

Balance as of December 31, 2001................           -              -         3,671,500    16,040,177     19,711,677

Capital contribution to minority interest......           -              -              -         (186,763)      (186,763)
Net income.....................................           -              -              -       26,561,186     26,561,186
                                                     ---------      ---------       --------      --------      ---------

Balance as of December 31, 2002................           -              -         3,671,500    42,414,600     46,086,100

Net income.....................................           -              -              -       28,951,209     28,951,209
Capital restructuring..........................    100,000,000    100,000,000     (3,671,500)  (96,328,500)          -
Cash dividend..................................           -              -              -       (1,604,128)    (1,604,128)
                                                     ---------      ---------       --------      --------      ---------

Balance as of December 31, 2003................    100,000,000    100,000,000           -      (26,566,819)    73,433,181
Net income.....................................           -              -              -       65,459,469     65,459,469
Capital contribution...........................         10,000         82,765           -             -            82,765
Capital restructuring..........................   (100,000,000)  (100,000,000)   100,000,000          -              -
Cash dividend..................................           -              -              -       (2,000,000)    (2,000,000)
                                                     ---------      ---------       --------      --------      ---------

Balance as of December 31, 2004................         10,000         82,765    100,000,000    36,892,650    136,975,415
                                                     =========      =========       ========      ========      =========

In USD.........................................         10,000       $ 10,000    $12,082,402     $ 4,457,518 $ 16,549,920
                                                     =========      =========       ========      ========      =========

The accompanying notes are an integral part of these consolidated financial statements.

                                          STATE HARVEST HOLDINGS LIMITED
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              Year Ended December 31,
                                                        -----------------------------------------------------------------
                                                              2002              2003              2004             2004
                                                              ----              ----              ----             ----
Operating activities:                                          RMB               RMB               RMB              US$
  Net income.........................................        26,561,186       28,951,209         65,459,469      $7,909,076
  Adjustments to reconcile net income to net
      cash (used in) provided by operating activities:
    Depreciation and amortization....................         1,555,976        3,260,788          5,225,135         631,322
    Loss on disposal of plant and equipment..........              -             473,787             76,486           9,241
    Bad debt provision...............................            30,228          (50,850)                 -               -
    Minority interests...............................         2,574,818         (137,539)           350,416          42,339
    Equity in earnings of associated company.........              -                -            (1,924,604)       (232,538)
    Changes in operating assets and liabilities:
      Accounts receivable............................        (5,272,000)       5,324,856                  -               -
      Due from related parties.......................          (400,000)        (100,000)          (264,547)        (31,964)
      Advances to suppliers..........................           963,469       (5,560,593)         5,727,456         692,014
      Inventories....................................       (76,787,563)     (55,984,267)       (64,933,683)     (7,845,549)
      Income tax receivable..........................        (9,062,281)       8,345,888         (6,081,905)       (734,840)
      Prepaid expenses and other current assets......        (3,476,476)      (1,465,691)        (1,765,248)       (213,284)
      Deferred tax assets............................        (1,161,113)        (569,064)         1,723,167         208,200
      Other assets...................................          (367,396)         (59,510)           (81,779)         (9,881)
      Accounts payable...............................        11,061,592        2,405,023          8,267,296         998,888
      Due to growers.................................        35,777,069       (7,141,190)        47,945,793       5,793,003
      Due to related parties.........................              -                -             1,413,234         170,753
      Advances from customers .......................         2,883,343       16,133,651          5,264,234         636,046
      Deferred revenues..............................        69,979,599       (9,468,118)       (27,375,397)     (3,307,606)
      Income tax payable.............................              -                -             1,151,985         139,187
      Other payables and accrued expenses............        (1,755,937)         680,323          2,567,026         310,159
      Other long-term liabilities....................         2,871,801             -                  -              -
                                                              ---------        ---------          ---------        --------

Net cash (used in) provided by operating activities..        55,976,315      (14,961,297)        42,744,534       5,164,566
                                                              ---------        ---------          ---------        --------

Investing activities:
  Purchase of plant and equipment....................       (20,011,477)     (26,995,374)       (15,469,658)     (1,869,106)
  Purchase of land use rights........................        (4,574,443)      (5,956,759)          (535,810)        (64,739)
  Acquisition of cost method investment..............              -                -            (8,320,000)     (1,005,256)
  Acquisition of equity method investment............              -                -               (30,000)         (3,625)
  Purchase of intangible assets......................              -              (9,000)        (3,100,000)       (374,554)
  Proceeds on disposal of plant and equipment........              -                -               254,908          30,800
                                                              ---------        ---------          ---------        --------

Net cash used in investing activities................       (24,585,920)     (32,961,133)       (27,200,560)     (3,286,480)
                                                              ---------        ---------          ---------        --------

Financing activities:
  Proceeds from short-term borrowings................        15,000,000       35,000,000         41,000,000       4,953,785
  Repayment of short-term borrowings.................        (5,000,000)     (15,000,000)       (35,000,000)     (4,228,841)
  Dividend paid......................................              -          (1,604,128)        (2,000,000)       (241,648)
  Issuance of Share capital..........................              -                -                82,765          10,000


  Contribution from minority stockholders............              -              50,000               -               -


                                                              ---------        ---------          ---------        --------

Net cash (used in) provided by financing activities..        10,000,000       18,445,872          4,082,765         493,296
                                                              ---------        ---------          ---------        --------

Net increase (decrease) in cash and cash equivalents.        41,390,395      (29,476,558)        19,626,739       2,371,382
Cash and cash equivalents, beginning of year.........        37,307,578       78,697,973         49,221,415       5,947,129
                                                              ---------        ---------          ---------        --------

Cash and cash equivalents, end of year...............        78,697,973       49,221,415         68,848,154      $8,318,511
                                                              =========        =========          =========        ========

Supplemental disclosure of cash flow information:
  Income taxes paid..................................         9,821,705        2,355,531         10,905,237      $1,131,144
                                                              =========        =========          =========        ========

  Interest paid......................................           416,934          483,314            831,166        $100,425
                                                              =========        =========          =========        ========

The accompanying notes are an integral part of these consolidated financial statements.

                         STATE HARVEST HOLDINGS LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004


1.       ORGANIZATION AND PRINCIPAL ACTIVITIES

         Beijing Origin Seed Technology Inc. ("Beijing Origin") was established on December 26, 1997 as a private limited liability company in the People's Republic of China ("PRC") with an initial operating period of twenty years.

         On September 26, 2003, under PRC law, Beijing Origin was converted from a private limited liability company to a joint stock company in order to issue common shares. The registered capital, together with the reserves, were converted into common shares.

         Beijing Origin has six branches located in Lin Ze of Gan Su Province; Zheng Zhou of He Nan Province; Cheng Du of Si Chuan Province; Tie Ling and Shen Yang of Liao Ning Province; Bao Ding of He Bei Province, respectively. Beijing Origin is the majority stockholder of two subsidiaries with 90% and 99% shareholding, respectively, (1) He Nan Origin Cotton Technology Limited ("He Nan Cotton"), (2) Chang Chun Origin Seed Technology Development Limited ("Chang Chun Origin"). Beijing Origin and its subsidiaries were engaged in the research, development, and distribution of hybridized corn seed and other agriculture seed.

         State Harvest Holdings Limited ("State Harvest") was incorporated under the laws of the British Virgin Islands on October 6, 2004. On December 1, 2004, State Harvest established Beijing Origin State Harvest Biotechnology Limited ("BioTech"), a wholly foreign owned enterprise under the laws of PRC with an operating period of 20 years.

         PRC regulations restrict direct wholly foreign ownership of seed industry in the PRC. In order to comply with these regulations while allowing foreign indirect participation, State Harvest conducts substantially all of its business through its variable interest entity Beijing Origin, including Beijing Origin subsidiaries: He Nan Cotton and Chang Chun Origin.

         Beijing Origin entered into Technical Service Agreements with BioTech. Under these agreements, BioTech shall provide, with its own technical research resource and team, technical services for the production and distribution of agricultural seeds during the period of this agreement. In return, Beijing Origin is required to pay BioTech a service fee calculated according to the weight of corn, rice and cotton seeds sold by the Beijing Origin.

         In addition, State Harvest has been assigned 97.96% voting rights by the stockholders of Beijing Origin through a Consignment Agreement which includes the following terms: (1) the shares of Beijing Origin cannot be transferred without the approval of State Harvest; (2) State Harvest has the right to appoint all directors and senior management personnel of Beijing Origin and (3) the stockholder rights including voting rights require the transfer of the shares of Beijing Origin to State Harvest or any party designated by the Company within three years upon the removal of the PRC legal restriction.

                         STATE HARVEST HOLDINGS LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         Through the consignment agreement described above, State Harvest is deemed the sole beneficiary of Beijing Origin resulting in Beijing Origin being deemed a subsidiary of State Harvest under the requirements of FIN 46 (Revised) "Consolidation of Variable Interest Entities" ("FIN 46 (R)"). The agreements described above provided for effective control of Beijing Origin and its subsidiaries, He Nan Cotton and Chang Chun Origin to be transferred to State Harvest at December 25, 2004. Neither State Harvest nor BioTech had any operating activity prior to entering into the consignment agreement with Beijing Origin. In substance, State Harvest has substantially the same stockholders of Beijing Origin. This transaction has been accounted for as a reorganization of entities under common control. Accordingly, State Harvest's consolidated financial statements are prepared by including the consolidated financial statements of Beijing Origin and its subsidiaries through December 24, 2004, and subsequently the Company's consolidated financial statements includes State Harvest and its subsidiary and Beijing Origin and its subsidiaries.

         Basis of presentation

         The consolidated financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

         Basis of consolidation

         The consolidated financial statements include the financial statements of State Harvest, its majority owned subsidiary and its Variable Interest Entities, Beijing Origin and its majority-owned subsidiary. All significant inter-company transactions and balances are eliminated in consolidation.

         Investments in operating companies in which the Company has the ability exercise significant influence, which is normally indicated by a 20% to 50% interest, are accounted for under the equity method. The Company's share of these companies' earnings or losses are included in the consolidated statement of operations.

         Convenience translation into United States dollars

         The consolidated financial statements are presented in Renminbi ("RMB"). The translation of RMB amounts into United States dollars has been made for the convenience of the reader and has been made at the exchange rate quoted by the People's Bank of China on December 31, 2004 of RMB 8.2765 to US$1.00. Such translation amounts should not be construed as representations that the RMB amounts could be readily converted into United States dollars at that rate or any other rate.

                         STATE HARVEST HOLDINGS LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued


         Use of estimates

         The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. Significant accounting estimates reflected in the Company's consolidated financial statements include revenue recognition, inventory valuation, allowance for doubtful accounts, useful lives of plant and equipment and intangible assets, and the valuation allowance for deferred income taxes. Actual results could differ from those estimates.

         Cash and cash equivalents

         Cash and cash equivalents consist of cash on hand and highly liquid investments which are unrestricted as to withdrawal or use, and which have maturities of three months or less when purchased.

         Concentrations of credit risk

         Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions and only invests in high quality credit instruments. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

         Inventories

         Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work in process are valued at weighted-average actual cost. Weighted-average actual cost includes packaging costs and manufacturing overhead costs.

         Land use rights, net

         Land use rights are recorded at cost less accumulated amortization. Amortization is provided over the term of the land use right agreement on a straight-line basis for 50 years.

                         STATE HARVEST HOLDINGS LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued


         Plant and equipment, net

         Plant and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

         Leasehold improvements                       Shorter of the useful lives or the lease term
         Plant and building                                                             20-40 years
         Machinery and equipment                                                        10-15 years
         Furniture and office equipment                                                     5 years
         Motor vehicles                                                                     5 years

         The Company constructs certain of its plant and facilities. In addition to costs under construction contracts, external costs directly related to the construction of such facilities, including duty and tariff, and equipment installation and shipping costs, are capitalized. Depreciation is recorded at the time assets are placed in service.

         Acquired intangible assets, net

         Acquired intangible assets consist primarily of purchased technology rights and are stated at cost less accumulated amortization. Amortization is calculated on a straight-line basis over the estimated useful lives of these assets of 6 to 10 years and recorded in cost of revenues.

         Impairment of long-lived assets

         The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the asset and eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss, equal to the excess of the carrying amount over the fair market value of the asset, is recognized.

         Due to growers

         The Company purchases seeds from the growers throughout the operating cycle. The majority of the seeds are purchased from the growers from the end of November through the following February.

         Advances from customers

         Beginning in 2003, due to the high demand for the Company's products, the Company requires all customers to pay cash in full prior to delivery of the seeds. Advances from customers represent cash received from customers in advance of fulfilling a customer's purchase order. Revenues related to such transactions are recognized when the seeds are delivered and all other revenue recognition criteria are met.

                         STATE HARVEST HOLDINGS LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued


         Revenue recognition

         The Company derives its revenue primarily from the sale of various branded conventional seeds and branded seeds with biotechnology traits.

         Revenue is recognized when pervasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable, collectibility is reasonably assured and the right of return has expired. Accordingly, the Company defers revenue until all sale return privileges lapse generally occurs within 15 days of delivery, at which time the selling price has been finalized with the customer.

         Amounts billed in excess of revenue recognized are recorded as deferred revenue.

         Government subsidies

         The Company receives government subsidies in the form of funds for research and development activities and subsidies which reduce the cost of land use rights.


         (a) The Company received RMB610,000, RMB1,137,139 and RMB 70,960, to fund research and development activities for the years ended December 31, 2002, 2003 and 2004, respectively.


         (b) The Company received a government incentive of RMB 5,005,148 and RMB3,719,940 for the year ended December 31, 2003 and 2004, respectively, in the form of a reduction in the cost of land use rights.

         Research and development costs

         Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed as incurred.

         Advertising costs

         Advertising costs are expensed as incurred. Advertising expenses were RMB817,689, RMB1,806,363 and RMB3,153,745, for the years ended December 31, 2002, 2003 and 2004, respectively, and included as part of selling and marketing expenses.

                         STATE HARVEST HOLDINGS LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued


         Income taxes

         Deferred income taxes are recognized for the future tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

         Fair value of financial instruments

         The carrying amounts of financial instruments, consisting primarily of cash and cash equivalents, accounts receivables, accounts payable, accrued liabilities, advances from and payables to growers, short-term borrowings, and income taxes payable, approximate their fair values due to the short-term maturity of these instruments.


         Shipping and Handling costs

         The Company includes shipping and handling costs as either cost of goods sold or selling and administrative expenses depending on the nature of the expenses. The shipping and handling costs included as part of cost sold in the statement of operations for the years ended 2002, 2003 and 2004 was RMB1,968,015, RMB4,752,863 and RMB8,089,211,
         respectively. The shipping and handling costs included as part of selling and marketing expenses in the statement of operations for the years ended 2002, 2003 and 2004 was RMB1,405,049, RMB3,981,134 and
         RMB6,321,683, respectively.


         Recently issued accounting standards


         In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." The Statement establishes standards for how an issuer classifies and measures certain financial instruments. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Statement requires that certain financial instruments that, under previous guidance, issuers could account for as equity be classified as liabilities (or assets in some circumstances) in statement of positions or consolidated balance sheets, as appropriate. The financial instruments within the scope of this Statement are: (i) mandatory redeemable shares that an issuer is obligated to buy back in exchange for cash or other assets; (ii) financial instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets; and (iii) financial instruments that embody an obligation that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares (excluding certain financial instruments indexed partly to the issuer's equity shares and partly but not predominantly, to something else). This Statement does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The Statement also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatory redeemable. The adoption of SFAS No. 150 did not have a material impact on the company's financial position, cash flows or results of operations.

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued


         In January 2003, the FASB issued Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities." FIN 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," and provides guidance on the identification of entities for which control is achieved through means other than voting rights ("variable interest entities" or "VIEs") and how to determine when and which business enterprise should consolidate the VIEs. This new model for consolidation applies to an entity in which either: (1) the equity investors (if any) lack one or more characteristics deemed essential to a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. FIN 46 was applicable for periods ending December 15, 2003. In December 2003, the FASB issued FIN 46 (revised), "Consolidation of Variable Interest Entities" ("FIN 46-R"), which provides for the deferral of implementation date to the end of the first reporting period after December 15, 2004, unless the group has a special purpose entity, in which case the provision must be applied for fiscal years ending December 31, 2004. The company has adopted the provisions of FIN 46 (revised) since December 25, 2004.

         In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB No. 104 revises or rescinds portions of the interpretative guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. It also rescinds the Revenue Recognition in Financial Statements Frequently Asked Questions and Answers document issued in conjunction with Topic 13. Selected portions of that document have been incorporated into Topic 13. The adoption of SAB No. 104 in December 2003 did not have an impact on the company's financial position, cash flows or results of operations.


3.       RELATED PARTY BALANCES AND TRANSACTIONS


         Details of amounts due from and to related parties as of December 31, 2002, 2003 and 2004 are as follows:


         (1) Amounts due from stockholders, recorded in due from related parties on the consolidated balance sheet, as of December 31, 2002, 2003 and 2004 are as follow:


                                                        December 31,
                                     ----------------------------------------------------
                 Name of             2002            2003            2004            2004
                 --------            ----            ----            ----            ----
                 Shareholders
                 ------------
                                     RMB             RMB             RMB             US$
                 Yang Ya Sheng       -               300,000         324,226        39,174
                 Zhao Yu Ping        200,000         200,000         203,377        24,573
                 Han Geng Chen       -               -                29,067         3,512
                 Yuan Liang          -               -                21,792         2,633
                 Zhang Wei Dong      -               -                 2,640           319
                 Chen Wei Qiang                      -                     -         1,655
                                                     -------         -------       -------
                                                     200,000         500,000       582,757
                                                     =======         =======       =======

              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

3.       RELATED PARTY BALANCES AND TRANSACTIONS - continued

         Amounts due from stockholders are non-interest bearing, unsecured, and have no specific terms of repayment.


      (2) Amounts due from related parties as of December 31, 2002, 2003 and 2004 are as follow:

                 Name of          Shareholder
                 related party    interested                     December 31,
                 -------------    ----------       ------------------------------------------------
                                                   2002          2003           2004           2004
                                                   ----          ----           ----           ----
                                                   RMB           RMB            RMB            US$
                 Li Xian Corn     *
                   Research                         220,000        20,000              -              -
                 Center

                 He Nan
                 Agriculture
                   University     ***                     -             -        201,790         24,381
                                                   --------      --------       --------        -------
                                                    220,000        20,000        201,790         24,381
                                                   ========      ========       ========        =======

      (3) Amounts due to related parties as of December 31, 2002, 2003 and 2004 are as follows:

                 Name of            Shareholder
                 related party      interested                    December 31,
                 -------------      ----------                    ------------
                                                    2002          2003           2004           2004
                                                    ----          ----           ----           ----
                                                    RMB           RMB            RMB            US$
                 Shijiazhuang Li
                 Yu
                   Technology       **
                   Development
                   Co., Ltd.                               -             -       1,413,234       170,753
                                                    --------      --------       --------        -------
                                                           -             -       1,413,234       170,753
                                                    --------      --------       --------        -------

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

3.       RELATED PARTY BALANCES AND TRANSACTIONS - continued


      (4) Transactions with related parties for the years ended December 31, 2002, 2003 and 2004 are follows:

                 Name of            Shareholder
                 related party      interested                    December 31,
                 -------------      ----------                    ------------
                                                    2002          2003           2004           2004
                                                    ----          ----           ----           ----
                                                    RMB           RMB            RMB            US$
                 Li Xian Corn       *
                   Research Center                  1,443,754     4,495,617             -              -

                 Shijiazhuang Li
                 Yu
                   Technology
                   Development      **
                   Co., Ltd.                               -             -       8,242,939       995,945

                 He Nan             ***
                 Agriculture
                   University                        371,000       687,502       1,104,098       253,736
                                                    --------      --------       --------        -------
                                                    1,814,754     5,183,119      9,347,037      1,249,681
                                                    --------      --------       --------        -------


         The above balances relate to technology usage fees, which are calculated based on revenue recognized and are paid to certain related party research centers for the exclusive right to use certain seed technologies.


      * Li Xian Corn Research Center was previously owned by one of the Company's principal stockholders, Yang Ya Sheng.


      ** Shijiazhuang Li Yu Technology Development Co., Ltd. was previously owned by one of the Company's principal stockholders, Yang Ya Sheng, and from September 2004 onwards, it became the company's equity method investment.

      *** He Nan Agriculture University is one of the stockholders of Beijing Origin.


4.       INVENTORIES

         Inventories consist of:

                                          As of
                                          December 31,
                          2002            2003             2004            2004
                          ----            ----             ----            ----
                          RMB             RMB              RMB             US$
        Work in
        progress and
        supplies          58,517,975      98,469,190       131,457,368     15,883,207
        Finished goods    56,385,746      72,418,798       104,364,303     12,609,715
                          ----------      ----------       ----------      ---------
                          114,903,721     170,887,988      235,821,671     28,492,922
                          ----------      ----------       ----------      ---------

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

4.       INVENTORIES - continued


As of December 31, 2002, 2003 and 2004, goods delivered to customers, recorded in finished goods, are RMB46,364,546, RMB43,128,641, RMB 20,801,848 , respectively. Amounts will be relieved from inventory and recorded in cost of sales when the related revenue is recognized.

5.       PREPAID EXPENSES AND OTHER CURRENT ASSETS

         Prepaid expenses and other current assets consist of:

                                              As of December 31,
                          2002             2003            2004            2004
                          ----             ----            ----            ----
                          RMB              RMB             RMB              US$
        Employee
        travel
        allowance         3,048,877        4,174,814       3,108,682        375,604
        Deposit for
        land use rights   2,781,200               -        1,200,000        144,989
        Deposit for
        technology
        usage fee         -                3,100,000       1,000,000        120,824
        Professional
        fee               -                       -        4,544,699        549,109
        Other prepaid
        expenses          1,208,486        1,229,440         416,121          50,277
                          ---------        ---------       ---------       ---------
                          7,038,563        8,504,254      10,269,502       1,240,803
                          ---------        ---------       ---------       ---------

6.    LAND USE RIGHTS, NET

      Land use rights, net consist of:

                                        As of December 31,
                        2002            2003            2004          2004
                        ----            ----            ----          ----
                        RMB             RMB             RMB           US$
     Land use rights    5,293,882       11,250,641      11,786,451    1,424,086
     Less:
     accumulated
     amortization       116,205          261,905         484,454        58,533
                        ---------       ---------       ---------     --------
     Land use
     rights, net       5,177,677       10,988,736      11,301,997    1,365,553
                        ---------       ---------       ---------     --------

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

7.    PLANT AND EQUIPMENT, NET

      Plant and equipment, net consist of:

                                                         As of December 31,
                                        ----------------------------------------------------
                                           2002          2003          2004          2004
                                        ----------    ----------    ----------    ----------
                                           RMB           RMB           RMB            US$
      Plant and building ...........    16,606,445    28,117,697    30,814,063     3,723,079
      Machinery and equipment ......    10,015,765    17,414,532    19,225,819     2,322,941
      Furniture and office equipment     3,032,484     4,675,017     5,549,586       670,518
      Motor vehicles ...............     5,372,341     6,944,417     8,923,270     1,078,145
      Leasehold improvements .......        55,398        55,398       127,899        15,453
                                        ----------    ----------    ----------    ----------

      Total ........................    35,082,433    57,207,061    64,640,587     7,810,136
                                        ----------    ----------    ----------    ----------

      Less: accumulated depreciation
               and amortization ....     3,450,118     6,223,843    10,760,936     1,300,180
                                        ----------    ----------    ----------    ----------

      Construction in progress .....        20,516     4,417,475    12,122,213     1,464,655
                                        ----------    ----------    ----------    ----------

      Plant and equipment, net .....    31,652,831    55,400,693    66,001,864     7,974,611
                                        ==========    ==========    ==========    ==========

      Construction in progress relates to various projects where the Company constructs certain of its plant and equipment.

8.    LONG-TERM INVESTMENTS

                                                         As of December 31,
                                        ----------------------------------------------------
                                           2002          2003          2004          2004
                                        ----------    ----------    ----------    ----------
                                           RMB           RMB           RMB            US$
      Equity method investment .....            --            --     1,954,604       236,163

      Cost method investment .......            --            --     8,320,000     1,005,256
                                        ----------    ----------    ----------    ----------
      Total ........................            --            --    10,274,604     1,241,419
                                        ==========    ==========    ==========    ==========

      Equity method investment

      In 2004, the Company purchased a 30% equity interest in Shijiazhuang Li Yu Technology Development Co., Ltd. ("Li Yu") from one of its principal stockholders, Yang Ya Sheng, for RMB30,000. Li Yu operates as a research and development center specializing in corn seed. The Company accounts for its ownership in Li Yu under the equity method of accounting.

      As of December 31,2004, the Company recorded the pro rata shares of interest in Li Yu of RMB1,924,604.

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

8.       LONG-TERM INVESTMENTS - continued

         Cost method investment

         In 2004, the Company entered into two agreements to acquire 8% in aggregate of the outstanding shares of Chuang Shi Ji Zhuan Ji Yin Technology Co., Ltd. ("Chuang Shi Ji") at a consideration of RMB8,320,000. Chuang Shi Ji operates as a research and development center specializing in cotton seed. The Company and Chuang Shi Ji completed this transaction on October 8, 2004 upon obtaining the necessary government approvals. The Company accounts for its ownership in Chuang Shi Ji at cost.

9.       ACQUISITIONS

         On February 28, 2002, the Company contributed additional capital of RMB5,850,000 to its majority owned subsidiary, He Nan Origin Seed Cotton Technology Development Co., Ltd. ("He Nan"), a privately held seed research and development. Prior to the capital contribution, the Company held a 51% equity interest, which it previously acquired for approximately RMB520,772. Under the terms of the capital contribution contract, the Company now owns 90% of He Nan and the minority interest was diluted to 10%. The capital contributed in excess of the fair value of the net assets of He Nan Cotton was recorded as a reduction of the company's retained earnings.

10.   ACQUIRED INTANGIBLE ASSETS, NET

      Acquired intangible assets consist of the following:

                                                         As of December 31,
                                          ---------------------------------------------------
                                            2002          2003          2004          2004
                                          ---------     ---------     ---------     ---------
                                             RMB           RMB           RMB            US$
      Technology usage agreements ...       991,559       991,559     4,091,559       494,359
      Others ........................            --         9,000         9,000         1,087
                                          ---------     ---------     ---------     ---------

                                            991,559     1,000,559     4,100,559       495,446
      Accumulated amortization ......       421,240       762,603     1,228,096       148,384
                                          ---------     ---------     ---------     ---------

      Acquired intangible assets, net       570,319       237,956     2,872,463       347,062
                                          =========     =========     =========     =========

      Amortization expense for the years ended December 31, 2002, 2003 and 2004 were RMB206,328, RMB341,363 and RMB 465,493, respectively.

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

10.      ACQUIRED INTANGIBLE ASSETS, NET - continued

         Amortization expense on these intangible assets for each of the next five years is as follows:

                                                               RMB

         Year ending December 31,
           2005........................................        772,524
           2006........................................        652,461
           2007........................................        626,753
           2008........................................        626,753
           2009........................................        349,188
                                                              --------

         Total.........................................      3,027,679
                                                              ========

         The Group enters into technology usage agreements with strategic partners. The Group pays up-front fees for the exclusive rights to certain seed technologies. Amounts are then amortized over the usage period of 6-10 years into cost of sales.

11.   SHORT-TERM BORROWINGS

                                                       As of December 31,
                                    -------------------------------------------------------
                                       2002           2003           2004           2004
                                    ----------     ----------     ----------      ---------
                                        RMB            RMB           RMB             US$

      Short-term borrowings.....    15,000,000     35,000,000     41,000,000      4,953,785
                                    ==========     ==========     ==========     ==========

         At December 31, 2004, short-term borrowings were comprised of two loans of RMB 20,000,000 and RMB 21,000,000 repayable on April 22, 2005 and May 30, 2005, and bore interest at 5.31% per annum. Short-term loan of RMB 20,000,000 was guaranteed by a third party, the third party guarantee was secured by the Company's land use rights certification, and the company's Zhongguancun Life Science Park land development contract. Short-term loan of RMB 21,000,000 was guaranteed and secured by the Company's Zhongguancun Life Science Park land use right certification.

         At December 31, 2003, short-term borrowings were comprised of four loans of RMB10,000,000, RMB10,000,000, RMB5,000,000 and RMB10,000,000,
         repayable on March 30, 2004, March 2, 2004, February 1, 2004 and March 28, 2004, respectively, bore interest at 5.04% , 5.04%, 5.04%, and 5.29% per annum, respectively and were repaid in 2004. Short-term borrowings of RMB20,000,000 were guaranteed by a third party. The third party guarantee was secured by the Company's land use rights certification and the Company's Zhongguancun Life Science Park land development contract.

         At December 31, 2002, short-term borrowings were comprised of one loan of RMB15,000,000, repayable on March 28, 2003, bore interest at 5.04% per annum and were repaid in 2003. The loan was guaranteed by a third party. The third party guarantee was secured by the Company's land use rights certification and certain personal assets of the Company's stockholder's.

         The costs of the above third party guarantees were not significant.

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

11.   SHORT-TERM BORROWINGS - continued

      Interest expense and weighted average interest rate for the years ended December 31, 2002, 2003 and 2004 were RMB416,934 and 5.5%, RMB483,314 and 5.2% and RMB 831,166 and 5.3%, respectively.

12.   OTHER PAYABLES AND ACCRUED EXPENSES

      Other payables and accrued expenses consist of:

                                                               As of December 31,
                                           ---------------------------------------------------
                                              2002          2003          2004          2004
                                           ---------     ---------     ---------     ---------
                                              RMB           RMB           RMB           US$
      Other payables ..................    2,101,366     1,981,097     2,325,164       280,936
      Accrued welfare benefits ........    1,333,060     2,054,223     4,022,614       486,028
      Other taxes payable .............       48,561       132,190       359,312        43,414
      Other accrued expenses ..........        4,200            --        27,446         3,316
                                           ---------     ---------     ---------     ---------

                                           3,487,187     4,167,510     6,734,536       813,694
                                           =========     =========     =========     =========

13.   SHAREHOLDERS' EQUITY

      On October 6, 2004, Yuan Liang, the stockholder of Beijing Origin established the holding company named State Harvest in the British Virgin Islands with US$1. In November 2004, State Harvest issued 9,999 shares at US$1 each.

      Through contractual agreements described in Note 1, State Harvest is deemed the sole beneficiary of the Variable Interest Entities. Accordingly, the share capital of Beijing Origin is reclassified as additional paid-in capital.

14.   INCOME TAXES

      State Harvest is a tax-exempted company incorporated in the British Virgin Islands. The subsidiary and the Variable Interest Entities incorporated in the PRC and governed by the PRC laws.

      The applicable tax rate of the PRC Enterprise Income Tax ("EIT") to Beijing Origin is 33%(30% of state income tax plus 3% local income tax). However, preferential tax treatment of Beijing Origin as "high technology" company has been agreed with the relevant tax authorities. Beijing Origin is entitled to a preferential tax rate of 15%. Pursuant to the document of
      (1998) Hai Di Shui Suo Zi 3205 and (2001) Hai Di Shui Qi Mian Zi (1306), Beijing Origin is entitled to a three-year exemption from income taxes commencing in 1998, followed by a 50% reduction in tax rates for the succeeding three years.

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

14.   INCOME TAXES - continued

      In respect of other companies in the Company, according to the document Gan Di Shui Suo Jian Mian Zi (2001) No. 107, Zhang Shi Di Shui Zheng Jian Mian Zi (2002) No. 2 and (2003) No. 1 of Carry through the Advantage Tax Treatment of West Development Strategy, Lin Ze Branch is entitled to a preferential tax rate of 15%.

      According to the document Cheng Guo Shui Shen (2004) 11, Cheng Du Branch is entitled to a preferential tax rate of 15% as "high technology" company, and was exempted from EIT for 2003 and 2004.

      According to the document Chang Guo Shui (Gao Xin) Zi (2004) 001, Chuang Chun Origin is entitled to a preferential tax rate of 15% as "high technology" company, and was exempted from EIT for 2004 and 2005.

      According to the document Yu Di Shui Suo Jian Mian (2003) No. 75, He Nan Cotton is entitled to a preferential tax rate of 15% as "high technology" company, and was exempted from EIT for 2002.

      Bao Ding Branch, Shen Yang Branch, He Nan Branch and Tie Ling Branch are subject to income tax at a statutory rate of 33%.

      The provision for income taxes consists of the following:

                                              Year ended December 31,
                              ---------------------------------------------------------
                                2002            2003            2004           2004
                              ----------      ----------      ----------     ----------
                                  RMB            RMB             RMB            US$
      Current ...........      2,659,425       8,376,861       5,975,317        721,962
      Deferred ..........     (1,161,113)       (569,064)      1,723,167        208,200
                              ----------      ----------      ----------     ----------

                               1,498,312       7,807,797       7,698,484        930,162
                              ==========      ==========      ==========     ==========

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

14.   INCOME TAXES - continued

      The principal components of the deferred income tax assets are as follows:

                                                                   As of December 31,
                                                 ----------------------------------------------------------
                                                    2002            2003            2004            2004
                                                 ----------      ----------      ----------      ----------
                                                    RMB              RMB             RMB             US$
      Noncurrent deferred tax assets:
        Net operating loss
          carry forward ....................      1,571,920       2,288,779       4,325,150         522,582
        Others .............................        157,833         261,116         418,981          50,623
                                                 ----------      ----------      ----------      ----------

      Noncurrent deferred tax assets .......      1,729,753       2,549,895       4,744,131         573,205
        Valuation allowances ...............       (156,669)       (407,747)     (4,325,150)       (522,582)
                                                 ----------      ----------      ----------      ----------

      Net noncurrent deferred
        tax assets .........................      1,573,084       2,142,148         418,981          50,623
                                                 ==========      ==========      ==========      ==========

         The Company did not have any timing differences relating to deferred tax liabilities as of December 31, 2002, 2003 and 2004.

         A significant portion of the deferred tax assets recognized relate to net operating loss and credit carry forwards. The Company operates through multiple branches and subsidiaries and the valuation allowance is considered on each individual basis. Where a valuation allowance was not recorded, the Company believes that there was sufficient positive evidence to support its conclusion not to record a valuation allowance as it expects to generate sufficient taxable income in the future.

         The valuation allowance in 2002 and 2003 has increased as it relates to the net operating losses of Beijing Branch, He Nan Branch and Bao Ding Branch of Beijing Origin. There is significant increase in valuation allowance from 2003 and 2004 as Beijing Origin entered into a technical service arrangement with BioTech in December 2004 which the Company believes will not generate future taxable income to recognize the income tax benefit.

         A reconciliation between total income tax expense and the amount computed by applying the statutory income tax rate to income before taxes is as follows:

                                                        Year ended December 31,
                                                       ------------------------
                                                       2002      2003      2004
                                                       ----      ----      ----
                                                         %         %         %

      Statutory rate                                     33        33        33
      Effect of preferential tax treatment              (32)      (19)      (31)
      Permanent book-tax difference                       3         6         4
      Change in valuation allowance                       1         1         5
                                                        ---       ---       ---

      Effective income tax rate                           5        21        11
                                                        ===       ===       ===

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

15.      EMPLOYEE BENEFIT PLANS AND PROFIT APPROPRIATION

         Full time employees of the Company in the PRC participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The total provisions for such employee benefits were RMB554,707, RMB858,109 and RMB 1,576,903 for the years ended December 31, 2002, 2003 and 2004, respectively.

         Pursuant to the laws applicable to the PRC, State Harvest's PRC subsidiary and the Variable Interest Entities must make appropriations from after-tax profit to non-distributable reserves funds including:
         (i) the statutory surplus reserve and; (ii) the statutory public welfare fund. Subject to certain cumulative limits, the general reserve fund requires annual appropriations of 10% for the statutory surplus reserve and 5% for the statutory public welfare fund of after-tax profit (as determined under PRC GAAP at each year-end). These reserve funds can only be used for specific purposes of enterprise expansion and staff welfare and bonus and are not distributable as cash dividends. Appropriations to these reserves by the Company's PRC subsidiary and the Variable Interest Entities were RMB4,461,877, RMB7,211,767 and RMB 9,800,234 for the years ended December 31, 2002, 2003 and 2004, respectively.

16.      COMMITMENTS AND CONTINGENCIES

      (a)   Capital commitments

            Capital commitments for the purchase of plant and equipment, as of December 31, 2004, are as follows:

                                                               RMB
                                                               ---

            Plant and building construction.............    16,255,074
            Land use right..............................     1,200,000
            Equipment...................................       503,370
                                                            ----------

                                                            17,958,444
                                                            ==========

            The equipment is scheduled to be delivered at the Company's facility by than September 30, 2005. The Company expects to have the facility construction completed no later than 2005.

                         STATE HARVEST HOLDINGS LIMITED
            NOTES TO THE CONOLIDATED FINANCIAL STATEMENTS - continued
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

16.   COMMITMENTS AND CONTINGENCIES- continued

      (b)   Share purchase agreement

      On December 28, 2004, the Company entered an agreement to acquire 7% of the outstanding shares of Chuang Shi Ji in exchange for RMB5,600,000. The company will pay the amount upon obtaining the necessary government approvals in 2005.

      (c)   Operating lease

      The Company leases certain office premises under non-cancelable leases. Rent expense under operating leases for the years ended December 31, 2002, 2003 and 2004 were RMB1,434,648, RMB2,015,914 and RMB 2,867,698, respectively.

      Future minimum lease payments under non-cancelable operating leases agreements were as follows:

            Year ended December 31,

            2005..........................................      1,252,087
            2006..........................................      1,138,594
            2007..........................................      1,152,956
            2008..........................................        438,761
            2009..........................................        418,541
            Thereafter....................................      8,677,991
                                                               ----------

                                                               13,078,930
                                                               ----------

      (d)   Litigation

            In December 2000, the Company signed an agreement to be a guarantor on a loan given to Lin Ze Xian Seed Company by Agriculture Bank of China Lin Ze Branch. Upon Linze Xian Seed Company's announcement of bankruptcy, the Company was required to repay the outstanding loan. On December 28, 2001, the Company was ordered by the Linze People's Court to pay RMB2,871,801 to Agricultural Bank of China Lin Ze Branch in fulfillment of the guarantee obligation. The civil judgment of the Zhangye Intermediate People's Court suspended this decision pending final outcome of Lin Ze Seed Company's bankruptcy hearings. In 2002, the final judgment was made by the court, accordingly, the Company expensed RMB2,871,801 as other expense in the statement of operations in 2002.

                         STATE HARVEST HOLDINGS LIMITED
            NOTES TO THE CONOLIDATED FINANCIAL STATEMENTS - continued
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

17.   SEGMENT AND GEOGRAPHIC INFORMATION

      The Company is engaged in the development and distribution of biogenetically altered seeds. In accordance with SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," State Harvest's chief operating decision maker, the Chief Executive Officer, receives and reviews consolidated results of operations when making decisions about allocating resources and assessing performance of the Company. The Company believes it operates in one segment, and all financial segment information required by SFAS No. 131 can be found in the consolidated financial statements.

      All of the Company's sales and all of the Company's long-lived assets are located in the PRC.

      The Company had no customers which accounted for 10% or more of the Company's revenue for any of the years presented in the consolidated financial statements.

18.   REORGANIZATION

      On December 20, 2004, Chardan China Acquisition Corp. ("CCAC") entered into a Stock Purchase Agreement ("Purchase Agreement") with the State Harvest, and all the stockholders of the State Harvest ("the Company stockholders") for CCAC's acquisition of the State Harvest. For the acquisition, CCAC formed its own wholly-owned subsidiary under the laws of the British Virgin Islands, under the name Origin Agritech Limited ("Agritech"), and at the time of the closing, CCAC will merge with and into Agritech for the purpose of redomestication out of the United States to secure future tax benefits. This redomestication merger will be achieved by a one-for-one exchange of all the outstanding common stock of CCAC for common stock of Agritech and the assumption of all the rights and obligations of CCAC by Agritech, including assumption of the outstanding warrants of CCAC on the same terms as they currently exist. Then, Agritech immediately will acquire all the common stock of the State Harvest by the issuance of shares and payment of cash consideration, making it a wholly owned subsidiary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Chardan China Acquisition Corp.

We have audited the accompanying balance sheets of Chardan China Acquisition Corp. (a corporation in the development stage) as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity and cash flows for the period from December 5, 2003 (inception) to December 31, 2004, the year ended December 31, 2004 and the period from December 5, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chardan China Acquisition Corp. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the period from December 5, 2003 (inception) to December 31, 2004, the year ended December 31, 2004 and the period from December 5, 2003 (inception) to December 31, 2003 in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 10, 2005, except for Notes 4 and 5, as to which the date is June 16, 2005

                         CHARDAN CHINA ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                  BALANCE SHEET

                                                                       December 31,
                                                               ----------------------------
                                                                   2004            2003
                                                               ------------    ------------
Assets Current assets:
     Cash                                                      $     99,231    $     59,988
     Investments held in trust                                   20,735,328              --
     Prepaid expenses                                                49,532              --
                                                               ------------    ------------
                                                                 20,884,091          59,988
         Total current assets
Deferred offering costs                                                  --          25,000
                                                               ------------    ------------

Total assets                                                   $ 20,884,091    $     84,988
                                                               ============    ============

Liabilities and Stockholders' Equity
Current liabilities:
     Notes payable, stockholder                                $         --    $     60,000
     Accrued expenses                                               243,357             523
     Deferred interest                                               41,545              --
                                                               ------------    ------------
         Total current liabilities                                  284,902          60,523
                                                               ------------    ------------

Common stock, subject to possible redemption,
       804,598 shares at redemption value                         4,103,450              --
                                                               ------------    ------------

Commitment

Stockholders' equity
     Preferred stock, $.0001 par value, Authorized 1,000,000
         shares; none issued
     Common stock, $.0001 par value
     Authorized 20,000,000 shares Issued and outstanding
         4,900,000 shares (which includes 804,598 subject to
         possible redemption) and 875,000 shares in 2004 and
         2003, respectively                                             490              87
     Additional paid-in capital                                  17,163,483          24,913
     Deficit accumulated during development stage                  (668,234)           (535)
                                                               ------------    ------------

         Stockholders' equity                                    16,495,739          24,465
                                                               ------------    ------------

Total liabilities and stockholders' equity                     $ 20,884,091    $     84,988
                                                               ============    ============

                        See notes to financial statements

                         CHARDAN CHINA ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                             STATEMENT OF OPERATIONS

                                         For the Period
                                         from December 5,                   For the Period from
                                          2003 (inception)    Year Ended     December 5, 2003
                                           to December 31,    December 31,    (inception) to
                                               2004              2004        December 31, 2003
                                            -----------       -----------       -----------
Operating Expenses:
     Consulting fees                        $   232,304       $   232,304       $        --
     Insurance                                   91,567            91,567                --
     Other operating costs                        2,143             1,608               535
     Professional fees                          174,999           174,999                --
     Rent and office support                     71,371            71,371                --
     State franchise taxes                       24,171            24,171                --
     Transfer agent fees                         13,964            13,964                --
     Travel                                     224,198           224,198                --
                                            -----------       -----------       -----------
         Operating loss                        (834,717)         (834,182)             (535)

Interest income on trust account                166,483           166,483                --
                                            -----------       -----------       -----------

Net loss                                    $  (668,234)      $  (667,699)      $      (535)
                                            ===========       ===========       ===========

Per share data:

Basic and diluted loss per share                              $     (0.17)      $     (0.00)
                                                              ===========       ===========

Basic and diluted weighted average common
    shares outstanding                                          4,039,000           875,000
                                                              ===========       ===========

                        See notes to financial statements

                         CHARDAN CHINA ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                        YEAR ENDED DECEMBER 31, 2004 AND
      FOR THE PERIOD FROM DECEMBER 5, 2003 (INCEPTION) TO DECEMBER 31, 2004

                                                       Common Stock                             Deficit
                                                ---------------------------                   accumulated
                                                                               Additional      during the         Total
                                                                                Paid-In        development    Stockholders'
                                                   Shares         Amount        Capital          stage           Equity
                                                ------------   ------------   ------------    ------------    ------------
    Sale of 875,000 shares of common stock to        875,000             87         24,913              --          25,000
    initial stockholders as of December 5,
    2003 (244,125 at $.141 per share and
    630,875 at $.001 per share
    Net loss for the period                               --             --             --            (535)           (535)
                                                ------------   ------------   ------------    ------------    ------------
    Balance, December 31, 2003                       875,000             87         24,913            (535)         24,465
Sale of 4,025,000 units, net of underwriters'
    discount and offering expenses (includes
    804,598 shares subject to possible
    redemption)                                    4,025,000            403     21,241,920              --      21,242,323
Proceeds subject to possible redemption of
804,598 shares                                            --             --     (4,103,450)             --      (4,103,450)
Proceeds from issuance of an underwriter's
option                                                    --             --            100              --             100
Net loss for the period                                   --             --             --        (667,699)       (667,699)
                                                ------------   ------------   ------------    ------------    ------------
Balance, December 31, 2004                         4,900,000   $        490   $ 17,163,483    $   (668,234)   $ 16,495,739
                                                ============   ============   ============    ============    ============

                       See notes of financial statements.

                         CHARDAN CHINA ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                             STATEMENT OF CASH FLOWS

                                               For the Period                        For the Period
                                               from December 5,                     from December 5,
                                               2003 (inception)     Year Ended      2003 (inception)
                                                to December 31,    December 31,      to December 31,
                                                   2004                2004               2003
                                                ------------       ------------       ------------
Cash Flows from Operating Activities:
     Net loss                                   $   (668,234)      $   (667,699)      $       (535)
                                                ------------       ------------       ------------

     Adjustments to reconcile net loss to net
cash used in operating activities
        Accrued interest on Treasury Bills          (194,390)          (194,390)                --
        Increase in prepaid assets                   (49,532)           (49,532)                --
        Increase in deferred interest                 41,545             41,545                 --
        Increase in accrued expenses                 243,357            242,834                523
                                                ------------       ------------       ------------
        Total adjustments                             40,980             40,457                523
                                                ------------       ------------       ------------

Net Cash Used in Operating Activities               (627,254)          (627,242)               (12)
                                                ------------       ------------       ------------
Cash Flows from Investing Activities
        Purchase of Treasury Bills               (61,847,938)       (61,847,938)                --
        Maturity of Treasury Bills                41,307,000         41,307,000                 --
                                                ------------       ------------       ------------
Net Cash Used in Investing Activities            (20,540,938)       (20,540,938)                --
                                                ------------       ------------       ------------

Cash Flows from Financing Activities
Proceeds from issuance of common stock            24,175,000         24,150,000             25,000
Proceeds from issuance of underwriters option            100                100                 --
Proceeds from notes payable, stockholders             70,000             10,000             60,000
Repayment of notes payable, stockholders             (70,000)           (70,000)                --
Payment of stock issuance costs                   (2,907,677)        (2,882,677)           (25,000)
                                                ------------       ------------       ------------

Net cash Provided by Financing Activities         21,267,423         21,207,423             60,000
                                                ------------       ------------       ------------
     NET INCREASE IN CASH                             99,231             39,243             59,988
     CASH -- BEGINNING                                    --             59,988                 --
                                                ------------       ------------       ------------
     CASH -- END                                $     99,231       $     99,231       $     59,988
                                                ============       ============       ============

                        See notes to financial statements

                         CHARDAN CHINA ACQUISITION CORP.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Business and Organization

         Chardan China Acquisitions Corp. (Chardan) was incorporated in Delaware on December 5, 2003 as a blank check company whose objective is to acquire an operating business that has its primary operating facilities in the Peoples Republic of China.

         In March 2004, Chardan completed an initial public offering (the Offering) in which it raised net proceeds of approximately $21,242,000. Immediately following the Offering, $20,527,500 of the net proceeds were placed in an interest bearing trust account until the earlier of the consummation of a business combination or the liquidation of the Company. The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination prior to September 22, 2005, or March 22, 2006 if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants contained in the Units sold (Note 3).

         In April 2004, Chardan commenced its efforts to locate a company with which to effect a business combination (Note 5).

         After signing a definitive agreement for the acquisition of a target business, such transaction will be submitted for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders prior to the Offering, vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 875,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to the Business Combination. After consummation of the Business Combination, all of these voting safeguards will no longer be applicable. With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his shares. The per share conversion price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per-share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (19.99% of the amount originally held in the Trust Fund) has been classified as common stock subject to possible conversion in the accompanying balance sheet and 19.99% of the related interest earned on the investments held in the Trust Fund has been recorded as deferred interest.

                         CHARDAN CHINA ACQUISITION CORP.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents

         For financial statement purposes, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash in bank deposit accounts in the United States of America which, at times, may exceed applicable insurance limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Investments Held in Trust

         Investments held in trust are invested in United States government securities (Treasury Bills) with a maturity of 180 days or less which are accounted for as a trading security and recorded at market value which approximates amortized cost. The amount held in the Trust Fund, including money market funds of approximately $1,800, was approximately $20,734,000 at December 31, 2004. The excess of market value over cost, exclusive of the deferred interest described below, is included in interest income in the accompanying Statement of Operations.

         Deferred Interest

         Deferred interest consists of 19.99% of the interest earned on the investments held in trust.

         Income Taxes

         The Company accounts for income taxes using the asset and liability method, as prescribed by Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Statutory taxes not based on income are included in general and administrative expenses.

                         CHARDAN CHINA ACQUISITION CORP.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Initial Public Offering

         On March 22, 2004, the Company sold 4,025,000 units ("Units") in an initial public offering, which included all of the 525,000 Units subject to the underwriters' over-allotment option. Each Unit consisted of one share of the Company's common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5 commencing the later of the completion of a Business Combination with a target business or one year from the effective date of the Offering and expiring five years from the date of the prospectus. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with the Offering, the Company issued, for $100, an option to the representative of the underwriters to purchase 350,000 Units at an exercise price of $9.90 per Unit. In addition, the warrants underlying such Units are exercisable at $6.40 per share.

         As of December 31, 2004, 9,100,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and underwriters' unit purchase option.

         Deferred Offering Costs

         Deferred offering costs consisted principally of legal and underwriting fees incurred through December 31, 2003 that were related to the proposed offering and that were charged to capital upon the receipt of the capital raised.

         Reverse Stock Split

         In February 2004, the Company's Board of Directors authorized a 1.1666666-to-one forward stock split of its common stock. All references in the accompanying financial statements to the numbers of shares have been retroactively restated to reflect the stock split.

         Income (Loss) Per Common Share

         Basic and diluted loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding after giving effect to the stock split. Diluted earnings per share gives effect to dilutive options, warrants and other potential common stock outstanding during the period. Potential common stock, amounting 9,100,000 shares, has not been included in the computation of diluted loss per share, as the effect would be antidilutive.

         Recent Pronouncements

         Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

                         CHARDAN CHINA ACQUISITION CORP.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

2.       INCOME TAXES

         As of December 31, 2004 and 2003 the Company had approximately $668,000 and $535 of net operating loss carry forwards which expire in tax years beginning in 2023. The availability to offset income taxes in future years may be restricted if the Company undergoes an ownership change, which may occur as a result of any Business Combination.

         The tax effect of temporary differences that give rise to the Company's deferred tax assets and liabilities are as follows as of December 31, 2004:

                                               2004       2003
                                             --------   --------

         Net operating loss carry forwards   $227,000   $    182
         Less:  Valuation allowance           227,000        182
                                             --------   --------
         Net deferred income tax asset       $     --   $     --
                                             ========   ========

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income and tax planning in making these assessments.

3.       RELATED PARTY TRANSACTIONS

         Commencing on March 16, 2004 and ending upon the acquisition of a target business, the Company incurs an administrative fee of $7,500 per month from Chardan Ventures, LLC, a company managed and owned 50% by the Company's Chairman of the Board. The fee includes the provision of office space and certain office and secretarial services.

         In December 2003 and January 2004, an officer of Chardan advanced $60,000 and $10,000, respectively, for payment of offering expenses. The advances were evidenced by unsecured non-interest bearing promissory notes payable on the earlier of December 29, 2004 or the consummation of the Company's initial pubic offering. The loans were repaid following the successful completion of the initial public offering.

4.       COMMITMENTS AND CONTINGENCIES

         During the quarter ended June 30, 2004, the Company entered into an agreement with a consulting firm to assist in the search to identify prospective target businesses for the Business Combination. As part of the agreement, the consulting firm received $125,000 and agreed to perform due diligence on such prospective target businesses as well as assist in structuring and consummating the business combination. Under the agreement, as amended, in the event a business combination is ultimately approved by Chardan's stockholders and consummated, the Company is obligated to issue 200,000 shares of the Company's common stock to the consulting firm and to pay the consulting firm an additional $125,000.

                         CHARDAN CHINA ACQUISITION CORP.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

4.       COMMITMENTS AND CONTINGENCIES (continued)

         In December 2004, Chardan entered into a consulting agreement with The Equity Group Inc. (Equity) to provide financial public relations and investor relations services to Chardan. The terms of the agreement provide for an initial retainer of $24,000, covering the first two months of the agreement, to be paid $20,000 upon signing with the balance of $4,000 payable upon closing of the target acquisition (Note
         5). Thereafter, the agreement requires monthly payments of $10,000 plus reasonable and necessary out-of-pocket expenses. The monthly retainer for month three until the closing of the target acquisition accrues but is not payable until said closing. The contract remains in effect for successive one year periods, subject to termination by either party on any yearly anniversary date upon 30 days written notice. Additional services provided by Equity are to be billed separately at mutually agreed upon fees.

         As of December 31, 2004, the minimum non-cancelable commitment under the agreement is $114,000.

5.       PURCHASE AGREEMENT FOR PROPOSED BUSINESS COMBINATION

         On December 20, 2004, the Company entered into a Stock Purchase Agreement with State Harvest Holdings Limited, a British Virgin Islands corporation ("Origin"), and all the stockholders of Origin ("Origin stockholders"). The Stock Purchase Agreement was subsequently amended through June 16, 2005.

         Origin is a British Virgin Islands holding company formed for the purpose of owning, as of the closing, four Chinese companies engaged in the production, sale and licensing of agricultural corn, cotton and rice seeds. The three operating companies are Beijing Origin Seed Limited, Chang Chun Origin Seed Technical Development Limited and He Nan Origin Cotton Technology Development Limited, and the technology - intellectual property holding and licensing company is Beijing Origin State Harvest Biotechnology Limited. At the closing, the Origin stockholders and their designees, subject to adjustments and certain holdbacks, will be paid an aggregate of $10,000,000 in cash and issued an aggregate of 10,000,000 shares of common stock for all the outstanding common stock of Origin. Of the cash portion of the purchase price, $250,000 will be held back for one year to secure certain indemnification obligations of the Origin stockholders. As additional purchase price, the Origin stockholders and their designees will receive up to an aggregate of $15,000,000 and up to an aggregate of 6,000,000 additional shares of common stock in the event certain conditions are met.

         Origin was founded in December 1997, with headquarters in Beijing. Origin specializes in the research, development, production, sale and distribution of agricultural crop seeds with a primary concentration is on hybrid corn seed. They have over four hundred employees and four subsidiaries, one of which is a technology holding corporation to old and manage its intellectual property. Origin operates through several branches in locations in Beijing, Hebei, Gansu, He Nan, Liaoning, Jilin, and Sichuan with plans to expand to additional production facilities, sales offices and research stations throughout China's main corn, cotton, and rice agricultural belts.

         If approved, it is anticipated that the transaction will be consummated in the second quarter of 2005.

                         CHARDAN CHINA ACQUISITION CORP.
                     (CORPORATION IN THE DEVELOPMENT STAGE)
                                  BALANCE SHEET

                                     ASSETS

                                                                      March 31,
                                                                         2005        December 31,
                                                                      (Unaudited)        2004
                                                                     ------------    ------------
CURRENT ASSETS

   Cash                                                              $     19,974    $     99,231

   Investment held in trust                                            20,843,983      20,735,328

   Prepaid expenses                                                            --          49,532
                                                                     ------------    ------------

      Total Current Assets                                             20,863,957      20,884,091
                                                                     ------------    ------------

        TOTAL ASSETS                                                 $ 20,863,957    $ 20,884,091
                                                                     ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accrued expenses                                                  $    358,211    $    243,357

   Deferred interest                                                       63,080          41,545
                                                                     ------------    ------------

      Total Current Liabilities                                           421,291         284,902
                                                                     ------------    ------------

Common stock, subject to possible redemption, 804,598 shares at
   redemption value                                                     4,103,450       4,103,450

COMMITMENT

STOCKHOLDERS' EQUITY

   Preferred stock, $.0001 par value, authorized 1,000,000 shares;
   none issued

   Common stock, $.0001 par value, authorized 20,000 shares

   Issued and outstanding 4,900,000 shares (which includes 804,598
   subject to possible redemption)                                            490             490

Additional paid-in capital                                             17,163,483      17,163,483

Deficit accumulated during development stage                             (824,757)       (668,234)
                                                                     ------------    ------------

   Total Stockholders' Equity                                          16,339,216      16,495,739
                                                                     ------------    ------------

   Total Liabilities and Stockholders' Equity                        $ 20,863,957    $ 20,884,091
                                                                     ============    ============

                   See notes to unaudited financial statement

                         CHARDAN CHINA ACQUISITION CORP.
                     (CORPORATION IN THE DEVELOPMENT STAGE)
                      STATEMENTS OF OPERATIONS (UNAUDITED)

                                       For the Period from
                                          December 5, 2003    Three months       Three months
                                          (inception) to          ended              ended
                                           March 31, 2005     March 31, 2005     March 31, 2004
                                          ----------------   ----------------   ----------------
Operating Expenses:
  Consulting fees                         $        287,026   $         54,722   $             --
  Insurance                                        120,595             29,028              4,455
  Other operating costs                             17,851             15,708              2,066
  Professional fees                                272,553             97,554              3,032
  Rent and office support                           93,871             22,500              3,871
  State franchise taxes                             30,271              6,100                 --
  Transfer agent fees                               19,438              5,474                 --
  Travel                                           236,756             12,558              7,908
                                          ----------------   ----------------   ----------------

     Operating loss                              1,078,361            243,644             21,332

Interest income on trust fund                      253,604             87,121              3,723
                                          ----------------   ----------------   ----------------

     Net loss                             $        824,757   $        156,523   $         17,609
                                          ================   ================   ================

     Per share data:

     Basic and diluted loss per share                        $           0.03               0.01
                                                             ================   ================

     Basic and diluted weighted-average
     common shares outstanding                                      4,900,000          1,317,308
                                                             ================   ================

                   See notes to unaudited financial statement

                         CHARDAN CHINA ACQUISITION CORP.
                     (CORPORATION IN THE DEVELOPMENT STAGE)
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                      Deficit
                                                                                     Accumulated                        Total
                                                                                     Additional        During        Stockholders'
                                                         Shares         Amount    Paid-in Capital Development Stage    Equity
                                                      ------------   ------------   ------------    ------------    ------------
Sale of 875,000 shares of common stock to initial
   stockholders as of December 5, 2003 (244,125 at
   $1.41 per share and 630,875 at $.0001 per share)        875,000   $         87   $     24,913    $         --    $     25,000

Net loss for the period                                         --             --             --            (535)           (535)
                                                      ------------   ------------   ------------    ------------    ------------

Balance of December 31, 2003                               875,000             87         24,913            (535)         24,465

Sales of 4,025,000 units, net of underwriters'
   discount and offering expenses (includes 804,598
   shares subject to possible redemption)                4,025,000            403     21,241,920              --      21,242,323

Proceeds subject to possible redemption of 804,598
   shares                                                       --             --     (4,103,450)             --      (4,103,450)

Proceeds from issuance of an underwriters' option               --             --            100              --             100

Net loss for the period                                         --             --             --        (667,699)       (667,699)
                                                      ------------   ------------   ------------    ------------    ------------

Balance at December 31, 2004                             4,900,000            490     17,163,483        (668,234)     16,495,739
                                                      ------------   ------------   ------------    ------------    ------------

Net loss for the period (unaudited)                             --             --             --        (156,523)       (156,523)
                                                      ------------   ------------   ------------    ------------    ------------

Balance at March 31, 2005                                4,900,000   $        490   $ 17,163,483    $   (824,757)   $ 16,339,216
                                                      ============   ============   ============    ============    ============

                   See notes to unaudited financial statement

                         CHARDAN CHINA ACQUISITION CORP.
                     (CORPORATION IN THE DEVELOPMENT STAGE)
                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                  For the Period
                                                      from
                                               December 5, 2003      Three months       Three months
                                                (inception) to           ended             ended
                                                March 31, 2005      March 31, 2005      March 31, 2004
                                               ----------------    ----------------    ----------------
Cash Flows from Operating Activities
  Net loss                                     $       (824,757)   $       (156,523)   $        (17,609)
  Adjustments to reconcile net loss to net
    cash used in operating activities
     Accrued interest on Treasury Bill                  (40,298)            (40,298)                 --
     Increase in deferred interest                       63,080              21,535                 930
     (Increase) decrease in prepaid assets                   --              49,532            (122,394)
     Increase in accrued expenses                       358,211             114,854               7,107
     Increase due to officers and directors                  --                  --               7,908
        Total adjustments                               380,993             145,623            (106,449)

  Net Cash Used in Operating Activities                (443,764)            (10,900)           (124,058)
                                               ----------------    ----------------    ----------------

Cash Flows from Investing Activities
  Maturity of Treasury Bills                        103,416,534          62,303,924                  --
  Purchase of Treasury Bills                       (124,220,219)        (62,372,281)        (20,532,153)
  Net Cash Used in Investing Activities             (20,803,685)            (68,357)        (20,532,153)

Cash Flows from Financing Activities
  Proceeds from public offering                      24,175,000                  --          24,150,000
  Proceeds from issuance of option                          100                  --                 100
  Payment of costs of public offering                (2,907,677)                 --          (2,795,657)
  Proceeds from notes payable stockholders               70,000                  --              10,000
  Repayment of notes payable, stockholders              (70,000)                 --             (70,000)

   Net Cash Provided by Financing Activities         21,267,423                  --          21,294,443

     NET INCREASE (DECREASE) IN CASH                     19,974             (79,257)            638,232

     CASH AT BEGINNING OF PERIOD                             --              99,231              59,988

     CASH AT END OF PERIOD                     $         19,974    $         19,974    $        698,220
                                               ----------------    ----------------    ----------------

                   See notes to unaudited financial statement

                         CHARDAN CHINA ACQUISITION CORP.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation

         The financial statements at March 31, 2005 and for the periods ended March 31, 2005 and March 31, 2004 are unaudited. In the opinion of management, all adjustments (consisting of normal accruals) have been made that are necessary to present fairly the financial position of Chardan China Acquisition Corp. (the "Company") as of March 31, 2005 and the results of its operations and its cash flow for the three months ended March 31, 2005 and March 31, 2004 and from December 5, 2003 (inception) to March 31, 2005. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for a full year.

         The statements and related notes have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the financial statements that were included in the Company's Annual Report on Form 10-KSB for the periods ended December 31, 2004 and 2003.

         Business and Organization

         The Company was incorporated in Delaware on December 5, 2003 as a blank check company whose objective is to acquire an operating business that has its primary operating facilities in the People's Republic of China.

         In March 2004, Chardan completed an initial public offering (the Offering) in which it raised net proceeds of approximately $21,242,000. Immediately following the Offering, $20,527,500 of the net proceeds were placed in an interest bearing trust account until the earlier of the consummation of a business combination or the liquidation of the Company. The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination prior to September 22, 2005, or March 22, 2006 if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants contained in the Units sold.

         In April 2004, Chardan commenced its efforts to locate a company with which to effect a business combination (Note 5).

                         CHARDAN CHINA ACQUISITION CORP.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Business and Organization (Continued)

         After signing a definitive agreement for the acquisition of a target business, such transaction will be submitted for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders prior to the Offering, vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 875,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to the Business Combination. After consummation of the Business Combination, all of these voting safeguards will no longer be applicable. With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his shares. The per share conversion price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per-share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (19.99% of the amount originally held in the Trust Fund) has been classified as common stock subject to possible conversion in the accompanying balance sheet and 19.99% of the related interest earned on the investments held in the Trust Fund has been recorded as deferred interest.

         Investments Held in Trust

         Investments held in trust are invested in United States government securities (Treasury Bills) with a maturity of 180 days or less which are accounted for as a trading security and recorded at market value which approximates amortized cost. The amount held in the Trust Fund, including money market funds of approximately $2,750, was approximately $20,844,000 at March 31, 2004. The excess of market value over cost, exclusive of the deferred interest described below, is included in interest income in the accompanying Statement of Operations.

         Deferred Interest

         Deferred interest consists of 19.99% of the interest earned on the investments held in trust.

                         CHARDAN CHINA ACQUISITION CORP.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Income Taxes

         The Company accounts for income taxes using the asset and liability method, as prescribed by Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Statutory taxes not based on income are included in general and administrative expenses.

         Initial Public Offering

         On March 22, 2004, the Company sold 4,025,000 units ("Units") in an initial public offering, which included all of the 525,000 Units subject to the underwriters' over-allotment option. Each Unit consisted of one share of the Company's common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5 commencing the later of the completion of a Business Combination with a target business or one year from the effective date of the Offering and expiring five years from the date of the prospectus. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with the Offering, the Company issued, for $100, an option to the representative of the underwriters to purchase 350,000 Units at an exercise price of $9.90 per Unit. In addition, the warrants underlying such Units are exercisable at $6.40 per share.

         As of March 31, 2005, 9,100,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and underwriters' unit purchase option.

         Reverse Stock Split

         In February 2004, the Company's Board of Directors authorized a
         1.1666666 to one forward stock split of its common stock. All references in the accompanying financial statements to the numbers of shares have been retroactively restated to reflect the stock split.

         Income (Loss) Per Common Share

         Basic and diluted loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding after giving effect to the stock split.

                         CHARDAN CHINA ACQUISITION CORP.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

2.       INCOME TAXES

         As of March 31, 2005 the Company had approximately $819,000 of net operating loss carryforwards which expire in tax years beginning in 2023. The availability to offset income taxes in future years may be restricted if the Company undergoes an ownership change, which may occur as a result of any Business Combination.

         The tax effect of temporary differences that give rise to the Company's deferred tax assets and liabilities are as follows as of March 31, 2005:

         Net operating loss carryforwards           $       278,500
         Less:  Valuation allowance                         278,500

                                                    -----------------
         Net deferred income tax asset              $      -
                                                    =================

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income and tax planning in making these assessments.

3.       RELATED PARTY TRANSACTIONS

         Commencing on March 16, 2004 and ending upon the acquisition of a target business, the Company incurs an administrative fee of $7,500 per month from Chardan Ventures, LLC, a company managed and owned 50% by the Company's Chairman of the Board. The fee includes the provision of office space and certain office and secretarial services.

         In December 2003 and January 2004, an officer of Chardan advanced $60,000 and $10,000, respectively, for payment of offering expenses. The advances were evidenced by unsecured non-interest bearing promissory notes payable on the earlier of December 29, 2004 or the consummation of the Company's initial pubic offering. The loans were repaid following the successful completion of the initial public offering.

4.       COMMITMENTS AND CONTINGENCIES

         During the quarter ended June 30, 2004, the Company entered into an agreement with a consulting firm to assist in the search to identify prospective target businesses for the Business Combination. As part of the agreement, the consulting firm received $125,000 and agreed to perform due diligence on such prospective target businesses as well as assist in structuring and consummating the business combination. In the event a business combination is ultimately approved by Chardan's stockholders and consummated, the Company is obligated to pay the consulting firm an additional $125,000.

                         CHARDAN CHINA ACQUISITION CORP.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

4.       COMMITMENTS AND CONTINGENCIES (Continued)

         In December 2004, Chardan entered into a consulting agreement with The Equity Group Inc. (Equity) to provide financial public relations and investor relations services to Chardan. The terms of the agreement provide for an initial retainer of $24,000, covering the first two months of the agreement, to be paid $20,000 upon signing with the balance of $4,000 payable upon closing of the target acquisition (Note
         5). Thereafter, the agreement requires monthly payments of $10,000 plus reasonable and necessary out-of-pocket expenses. The monthly retainer for month three until the closing of the target acquisition accrues but is not payable until said closing. The contract remains in effect for successive one year periods, subject to termination by either party on any yearly anniversary date upon 30 days' written notice. Additional services provided by Equity are to be billed separately at mutually agreed upon fees.

         As of March 31, 2005, the minimum non-cancelable commitment under the agreement is $114,000.

5.       PURCHASE AGREEMENT FOR PROPOSED BUSINESS COMBINATION

         On December 20, 2004, the Company entered into a Stock Purchase Agreement with State Harvest Holdings Limited, a British Virgin Islands corporation ("Origin"), and all the stockholders of Origin ("Origin stockholders"). Origin is a British Virgin Islands holding company formed for the purpose of owning, as of the closing, four Chinese companies engaged in the production, sale and licensing of agricultural corn, cotton and rice seeds. The three operating companies are Beijing Origin Seed Limited, Changchun Origin Seed Technical Development Limited and Henan Origin Cotton Technology Development Limited, and the technology - intellectual property holding and licensing company is Beijing Origin State Harvest Biotechnology Limited. At the closing, the Origin stockholders and their designees, subject to adjustments and certain holdbacks, will be paid an aggregate of $10,000,000 in cash and will be issued an aggregate of 10,000,000 shares of common stock for all the outstanding common stock of Origin. Of the cash portion of the purchase price, $250,000 will be held back for one year to secure certain indemnification obligations of the Origin stockholders. As additional purchase price, the Origin stockholders and their designees will receive up to an aggregate of $15,000,000 and up to an aggregate of 6,000,000 additional shares of common stock in the event certain conditions are met.

         Origin was founded in December 1997, with headquarters in Beijing. Origin specializes in the research, development, production, sale and distribution of agricultural crop seeds with a primary concentration on hybrid corn seed. They have over four hundred employees and four subsidiaries, one of which is a technology holding corporation to hold and manage its intellectual property. Origin operates through several branches in locations in Beijing, Hebei, Gansu, Henan, Liaoning, Jilin, and Sichuan with plans to expand to additional production facilities, sales offices and research stations throughout China's main corn, cotton, and rice agricultural belts.

         If approved, it is anticipated that the transaction will be consummated in the second or third quarter of 2005.

                       [Outside Back Cover of Prospectus]


         Until [____________ 90 days after effective date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                                                         Annex A


                            STOCK PURCHASE AGREEMENT

                                      AMONG

                        CHARDAN CHINA ACQUISITION CORP.,
             DR. RICHARD D. PROPPER, KERRY PROPPER, JIANGNAN HUANG,
                      LI ZHANG, DAN BEHARRY, STEVEN URBACH,
                         STATE HARVEST HOLDINGS LIMITED,
                DR.HAN GENGCHEN, MR.YANG YASHENG, MR.YUAN LIANG,
               MS.ZHAO YUPING, MR.ZHANG WEIDONG, MR.CHEN WEICHENG,
               MS. BO LUXIA, MR. HUANG XILIN, and Mr. HUO QINGTAO





                            ------------------------

                            Dated: December 20, 2004

                            ------------------------

                                TABLE OF CONTENTS


                                                                                            Page
                                                                                            ----
ARTICLE I         THE ORIGIN STOCK PURCHASE...................................................2
   SECTION 1.01   Purchase and Sale...........................................................2
   SECTION 1.02   Purchase Price..............................................................2
   SECTION 1.03   Earn-Out Agreement..........................................................4
   SECTION 1.04   Allocation of Purchase Price................................................5
ARTICLE II        THE CLOSING.................................................................5
   SECTION 2.01   The Closing.................................................................5
   SECTION 2.02   Deliveries..................................................................5
   SECTION 2.03   Additional Agreements.......................................................6
   SECTION 2.04   Further Assurances..........................................................7
ARTICLE III       REPRESENTATIONS AND WARRANTIES..............................................7
                  OF ORIGIN AND THE ORIGIN STOCKHOLDERS.......................................7
   SECTION 3.01   The Origin Stock............................................................7
   SECTION 3.02   Organization of Origin......................................................7
   SECTION 3.03   Authority and Corporate Action; No Conflict.................................8
   SECTION 3.04   Brokers....................................................................11
   SECTION 3.05   Disclosure.................................................................11
   SECTION 3.06   Survival of Representations and Warranties.................................11
ARTICLE IV        REPRESENTATION AND WARRANTS OF THE ORIGIN
                  SUBSIDIARIES...............................................................12
   SECTION 4.01   The Origin Subsidiary Stock................................................12
   SECTION 4.02   Organization of the Origin Subsidiaries....................................12
   SECTION 4.03   Authority and Corporate Action; No Conflict................................13
   SECTION 4.04   Consents and Approvals.....................................................14
   SECTION 4.05   Financial Statements.......................................................14
   SECTION 4.06   No Undisclosed Liabilities.................................................14
   SECTION 4.07   Real Property..............................................................15
   SECTION 4.08   Certain Personal Property..................................................15
   SECTION 4.09   Non-Real Estate Leases.....................................................15
   SECTION 4.10   Accounts Receivable........................................................15
   SECTION 4.11   Inventory..................................................................16
   SECTION 4.12   Contracts, Obligations and Commitments.....................................16
   SECTION 4.13   Licenses, Permits, Etc.....................................................17
   SECTION 4.14   Intellectual Property Rights...............................................18
   SECTION 4.15   Title to and Condition of Assets...........................................20
   SECTION 4.16   Taxes, Tax Returns and Audits..............................................22
   SECTION 4.17   Absence of Certain Changes.................................................23
   SECTION 4.18   Employee Plans; Labor Matters..............................................25
   SECTION 4.19   Compliance with Law........................................................25
   SECTION 4.20   No Illegal or Improper Transactions........................................25
   SECTION 4.21   Related Transactions.......................................................26
   SECTION 4.22   Records....................................................................26
   SECTION 4.23   Insurance..................................................................26

   SECTION 4.24   Litigation.................................................................26
   SECTION 4.25   Settled Litigation.........................................................27
   SECTION 4.26   Brokers....................................................................27
   SECTION 4.27   Disclosure.................................................................27
   SECTION 4.28   Survival of Representations and Warranties.................................27
ARTICLE V         REPRESENTATIONS AND WARRANTIES OF CCAC.....................................27
   SECTION 5.01   Organization...............................................................28
   SECTION 5.02   Capitalization.............................................................28
   SECTION 5.03   Authority and Corporate Action; No Conflict................................29
   SECTION 5.04   Consents and Approvals.....................................................30
   SECTION 5.05   Valid Issuance of Chardan Sub Stock........................................30
   SECTION 5.06   Financial Statements.......................................................30
   SECTION 5.07   SEC Reports................................................................31
   SECTION 5.08   Trust Fund.................................................................31
   SECTION 5.09   No Undisclosed Liabilities.................................................32
   SECTION 5.10   Absence of Certain Changes.................................................32
   SECTION 5.11   Compliance with Law........................................................33
   SECTION 5.12   Litigation.................................................................33
   SECTION 5.13   Brokers....................................................................33
   SECTION 5.14   Survival of Representations and Warranties.................................34
   SECTION 5.15   Records....................................................................34
   SECTION 5.16   Disclosure.................................................................34
ARTICLE VI        COVENANTS OF ORIGIN, THE ORIGIN SUBSIDIARIES...............................34
   SECTION 6.01   Conduct of the Business....................................................34
   SECTION 6.02   Access to Information......................................................36
   SECTION 6.03   Insurance..................................................................36
   SECTION 6.04   Protection of Confidential Information; Non-Competition....................36
   SECTION 6.05   Post-Closing Assurances....................................................39
   SECTION 6.06   No Other Negotiations......................................................39
   SECTION 6.07   No Securities Transactions.................................................39
   SECTION 6.08   Fulfillment of Conditions..................................................40
   SECTION 6.09   Disclosure of Certain Matters..............................................40
   SECTION 6.10   Regulatory and Other Authorizations; Notices and Consents..................40
   SECTION 6.11   Use of Intellectual Property...............................................41
   SECTION 6.12   Related Tax................................................................41
   SECTION 6.13   Origin Acquisition.........................................................41
   SECTION 6.14   Origin Merger Reorganization...............................................41
   SECTION 6.15   Origin Proxy Information...................................................42
   SECTION 6.16   Interim Financial Information..............................................42
ARTICLE VII       COVENANTS OF CCAC..........................................................42
   SECTION 7.01   Conduct of the Business....................................................42
   SECTION 7.02   Stockholder Meeting........................................................44
   SECTION 7.03   Fulfillment of Conditions..................................................45
   SECTION 7.04   Disclosure of Certain Matters..............................................45
   SECTION 7.05   Chardan Sub Incorporation..................................................45
   SECTION 7.06   Post-Closing Assurances....................................................45
   SECTION 7.07   Regulatory and Other Authorizations; Notices and Consents..................46
   SECTION 7.08   Books and Records..........................................................46

ARTICLE VIII      ADDITIONAL COVENANTS OF THE PARTIES........................................47
   SECTION 8.01   Other Information..........................................................47
   SECTION 8.02   Mail Received After Closing................................................47
   SECTION 8.03   Further Action.............................................................47
   SECTION 8.04   Schedules..................................................................48
   SECTION 8.05   Execution of Agreements....................................................48
   SECTION 8.06   Confidentiality............................................................48
   SECTION 8.07   Public Announcements.......................................................48
   SECTION 8.08   Board of CCAC - Chardan Sub................................................49
   SECTION 8.09   Nominations of Directors...................................................50
   SECTION 8.10   CCAC or Chardan Sub........................................................50
ARTICLE IX        CONDITIONS TO CLOSING......................................................50
   SECTION 9.01   Conditions to Each Party's Obligations.....................................50
   SECTION 9.02   Conditions to Obligations of Origin, the Origin Subsidiaries
                  and the Origin Stockholders................................................51
   SECTION 9.03   Conditions to Obligations of CCAC..........................................53
ARTICLE X         INDEMNIFICATION............................................................57
   SECTION 10.01  Indemnification by Origin Stockholders.....................................57
   SECTION 10.02  Indemnification by CCAC....................................................57
   SECTION 10.03  Notice, Etc................................................................58
   SECTION 10.04  Limitations................................................................59
   SECTION 10.05  Adjustment to Purchase Price; Setoff.......................................59
   SECTION 10.06  Claims on behalf or in right of CCAC and Chardan Sub.......................60
ARTICLE XI        TERMINATION AND ABANDONMENT................................................60
   SECTION 11.01  Methods of Termination.....................................................60
   SECTION 11.02  Effect of Termination......................................................62
   SECTION 11.03  No Claim Against Trust Fund................................................63
ARTICLE XII       DEFINITIONS................................................................64
   SECTION 12.01  Certain Defined Terms......................................................64
ARTICLE XIII      GENERAL PROVISIONS.........................................................67
   SECTION 13.01  Expenses...................................................................67
   SECTION 13.02  Notices....................................................................68
   SECTION 13.03  Amendment..................................................................68
   SECTION 13.04  Waiver.....................................................................69
   SECTION 13.05  Headings...................................................................69
   SECTION 13.06  Severability...............................................................69
   SECTION 13.07  Entire Agreement...........................................................69
   SECTION 13.08  Benefit....................................................................69
   SECTION 13.09  Governing Law..............................................................69
   SECTION 13.10  Counterparts...............................................................70


                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT, dated December 20, 2004, among CHARDAN CHINA ACQUISITION CORP., a Delaware corporation ("CCAC"), KERRY PROPPER, an individual, DR. RICHARD D. PROPPER, an individual, JIANGNAN HUANG, an individual, LI ZHANG, an individual, DAN BEHARRY, an individual, STEVEN URBACH, an individual, STATE HARVEST HOLDINGS LIMITED, a British Virgin Islands corporation ("Origin"), and D.HAN GENGCHEN, an individual, MR.YANG YASHENG, an individual, MR.YUAN LIANG, an individual, MS.ZHAO YUPING, an individual, MR.ZHANG WEIDONG, an individual, MR.CHEN WEICHENG, an individual, MS. BO LUXIA, an individual, Mr. HUANG XILIN, an individual, and MR. HUO QINGTAO, an individual.

      Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in Article XII hereof.

      WHEREAS, Origin, through the companies listed on Schedule A hereto ("Origin Subsidiaries"), which include the manner and ownership amounts of such companies by Origin, owns and operates in the Peoples Republic of China ("PRC") the Business, as hereinafter defined; and

      WHEREAS, the Origin Stockholders listed on Schedule B hereto ("Origin Stockholders") are the direct and beneficial owners of all of the outstanding capital stock of Origin (including by means of nominee arrangements, trust, stock power or similar arrangement) (together all stock and other rights or arrangements are referred to as the "Origin Stock"); and

      WHEREAS, subject to the terms and conditions of this Agreement, CCAC will form a wholly owned subsidiary pursuant to the corporate laws of the British Virgin Islands ("Chardan Sub") and consummate a plan of merger ("Plan of Merger") pursuant to which CCAC will be merged with and into Chardan Sub (the "Chardan Merger") at the Closing (as defined in Article II); and


      WHEREAS, subject to the terms and conditions of this Agreement, Origin, either directly or through operational contracts and stock consignment agreement, owns all of the shares of capital stock of the Origin Subsidiaries, other than the 2.04% of each of Beijing Origin Seed Limited Incorporated and Henan Origin Cotton Technical Limited Company held by Henan Agricultural University and Mr. Gu Dengbin, respectively ("Origin Subsidiary Stock") and through such ownership and contractual arrangements have full right and title to use and benefit from the assets of the Origin Subsidiaries; and

      WHEREAS, subject to the terms and conditions of this Agreement, Chardan Sub at the Closing, shall acquire by an issuance of its capital stock and payment of cash, all of the Origin Stock from the Origin Stockholders ("Origin Stock Purchase").


      IT IS AGREED:

                                   ARTICLE I
                            THE ORIGIN STOCK PURCHASE

      SECTION 1.01 Purchase and Sale. Upon the terms and subject to the conditions hereof, at the Closing, the Origin Stockholders shall sell, transfer, assign and convey to Chardan Sub, and Chardan Sub shall purchase from the Origin Stockholders, all of the right, title and interest of the Origin Stockholders in and to the Origin Stock representing all of the issued and outstanding Origin Stock.

      SECTION 1.02 Purchase Price.

      (a) Subject to adjustment and the holdbacks as hereinafter set forth, the aggregate purchase price ("Purchase Price") to be paid by Chardan Sub to Origin Stockholders or its designees for the Origin Stock shall be the following:

            (i)   $25,000,000 as set forth in Section 1.02 (b) below;

            (ii) certificates representing, in the aggregate, 10,200,000 shares of Chardan Sub's common stock, par value $0.0001 per share ("Chardan Sub Stock"), which will represents no less than 65% of the total outstanding equity capital of the succeeding listing corporation after the Chardan Merger is accomplished, to be delivered to the Origin Stockholders and their designees;

      (b)   Payments.

      (i) Initial Payment. At the Closing, the sum of $10,000,000 (the "Initial Payment"), less the Holdback Amount, will be paid by wire transfer of immediately available United States dollars to Origin Stockholders or their designees as specified in a written notice given to CCAC or Chardan Sub, no later than two business days prior to the Closing, for the purpose of the acquisition of the Origin Stock.

      (ii) Additional Payments. In the event that any of the following events occur any year after the Closing Date and ending the fiscal year ending December 31, 2008 (or June 30, 2009 if the fiscal year of the combined entity is changed), Chardan Sub shall promptly pay in aggregate to the Origin Stockholders or their designees, as an addition to the Purchase Price, the amounts set forth below in cash by wire transfer to the accounts of the Origin Stockholders as specified on Schedule 1.02(a) in respect of the Origin Stock ownership:

(a) If Chardan Sub receives at least $40,000,000 in gross proceeds in additional financing ("Financing Adjustment") as a result of (1) the call of CCAC's presently outstanding public warrants (which such warrants will be assumed by Chardan Sub at the Closing), (2) Chardan Sub's successful completion of a secondary offering, or (3) the private investment into Chardan Sub by a strategic investor, then the Origin Stockholders or their designees shall be entitled to receive an additional $15,000,000; or

(b) If Origin generates a net positive cash flow of not less than $2,000,000 in any fiscal year ending December 31, or June 30, beginning December 31, 2005 or June 30, 2006, respectively depending on the fiscal year ("Earnings Adjustment"), the Origin Stockholders shall be entitled to receive 75% of the net positive cash flow of such fiscal year up to $7,500,000 per year until a total of $15,000,000 has been received; provided that the board of directors of the surviving corporation, solely on the basis of a proposal by Dr. Han, as a director, may reduce the amount to be paid in any one year.

      (iii) In the event that both an Earnings Adjustment and a Financing Adjustment occurs, the maximum amount to be paid to the Origin Stockholders shall be $15,000,000. For purposes of example only, if Earnings Adjustments have occurred such that the Origin Stockholders are entitled to receive $5,000,000 (in one or more installments) and a Financing Adjustment subsequently occurs, only the balance of $10,000,000 shall be paid to the Origin Stockholders as a result of a Financing Adjustment for a total of $15,000,000.

      (iv) If any amount is to be paid on either a Financing Adjustment or Earnings Adjustment, then such amount will be paid to the Origin Stockholders pursuant to the original payment instructions received from Origin's Shareholders prior to the Closing as set forth on Schedule C.

(c) Holdback. The sum of $250,000 ("Holdback Amount") to be withheld from the Initial Payment, representing a portion of the cash portion of the Purchase Price will be retained by Chardan Sub for a period of 12 months. The Holdback Amount will be security for the indemnification obligations of the Origin Stockholders set forth in Article X. Subject to this section and Article X, on the 12 month anniversary of the Closing, or the first business day thereafter, Chardan Sub shall deliver the Holdback Amount pro rata to the Origin Stockholders (or their designees) in the same proportions as the Initial Payment was allocated among them. Chardan Sub may withhold from the Holdback Amount the equivalent of any amount then in dispute related to the Origin Stockholders indemnification obligations arising pursuant to Article X or for which Chardan Sub has notified the Origin Stockholders of an indemnification Claim. Any withheld Holdback Amount, to the extent not applied in satisfaction of an indemnification Claim, will be paid by Chardan Sub promptly on resolution of the dispute or Claim. Nothing in this section shall be construed as limiting the liability of the Origin Stockholders for indemnification claims or any other claim by Chardan, Chardan Sub or any other rightful claimant, and the Holdback Amount shall not be considered liquidated damages for any breach of this Agreement or any other matter related hereto.

      SECTION 1.03 Earn-Out Agreement. So long as CCAC, following the Closing, on a consolidated basis, achieves or exceeds the after tax profits (excluding any after tax operating profits from any acquisition by Origin that was for the issuance of securities that has a dilutive effect on the holders of common stock of CCAC, or Chardan Sub after the Closing, and before the expenses of the transaction contemplated by this Agreement and the expenses of director and employee options in each of the fiscal years) calculated for the period of July 1 to the succeeding June 30, ending on June 30 in each of 2006, 2007, 2008 and 2009 as set forth below, the Origin Stockholders shall receive after the Closing the number of shares of Chardan Sub Stock set forth below. Such additional shares shall be issued within 90 days after June 30.

              Number of Shares of Consolidated Company to be earned
                By each shareholder in the 12-month period ending
--------------------------------------------------------------------------------
Name                          June 30, 2006      June 30, 2007      June 30, 2008      June 30, 2009
------------------------   ----------------   ----------------   ----------------   ----------------

A Plus Resources Limited            270,000            270,000            270,000            270,000

HAN Gengchen                        431,976            431,976            431,976            431,976

YUAN Liang                          431,976            431,976            431,976            431,976

YANG Yasheng                        252,027            252,027            252,027            252,027

ZHANG Weidong                        39,237             39,237             39,237             39,237

CHEN Weicheng                        24,600             24,600             24,600             24,600

BO Luxia                             20,739             20,739             20,739             20,739

ZHAO Yuping                          15,619             15,619             15,619             15,619

HUANG Xilin                           6,913              6,913              6,913              6,913

HUO Qingtao                           6,913              6,913              6,913              6,913
                           ----------------   ----------------   ----------------   ----------------

         Total             1,500,000 shares   1,500,000 shares   1,500,000 shares   1,500,000 shares


                  After Tax Profit Targets for 12 Months Ending
--------------------------------------------------------------------------------


  June 30, 2006     June 30, 2007      June 30, 2008        June 30, 2009

  $11,000,000       $16,000,000        $21,000,000          $29,000,000

      SECTION 1.04 Allocation of Purchase Price. All payments of the Purchase Price shall be made in proportion as requested by the Origin Stockholders as set forth on Schedule C.

                                   ARTICLE II

                                   THE CLOSING
                                   -----------

      SECTION 2.01 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Origin Stock Purchase and the transactions contemplated by this Agreement shall take place at a closing ("Closing") to be held at 10:00 a.m., local time, on the fourth business day after the date on which the last of the conditions to Closing set forth in Article IX is fulfilled, at the offices of Graubard Miller, 600 Third Avenue, New York, New York 10016, or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

      SECTION 2.02 Deliveries.

      (a)   Origin Stockholders. At the Closing, each Origin Stockholder will
            (i) assign and transfer to Chardan Sub all of such Origin Stockholder's right, title and interest in and to his, her or its respective portion of the Origin Stock by delivering to Chardan Sub the certificates representing such Origin Stock, duly endorsed for transfer and free and clear of all liens and (ii) deliver to Chardan Sub the certificates, opinions and other agreements contemplated by
            Article IX hereof and the other provisions of this Agreement.

      (b) Chardan Sub. At the Closing, Chardan Sub shall deliver to the Origin Stockholders (i) the cash and shares of Chardan Sub Stock representing the Purchase Price to which each of the Origin Stockholders is entitled pursuant to Sections 1.02 and (ii) the certificates, opinions and other agreements and instruments contemplated by Article IX hereof and the other provisions of this Agreement.

      SECTION 2.03 Additional Agreements. At the Closing, the following agreements will have been executed and delivered (collectively, the "Transaction Documents"), the effectiveness of each of which is subject to the Closing:

      (a) a Merger Agreement between CCAC and Chardan Sub in a form to be attached as Schedule D hereto;

      (b) the Stock Consignment Agreements in the forms attached hereto as Schedules E, F and G between Origin and the following parties:

            (1) all shareholders of Beijing Origin Seed Limited ("Beijing Origin") holding 97.96% of the total equity shares of Beijing Origin, except for the Henan Agriculture University who is holding 2.04% of the Beijing Origin's shares;

            (2) all shareholders holding 100% of the equity shares of the Changchun Origin Seed Technical Development Limited ("Changchun Company"); and

            (3) all shareholders of the Henan Origin Cotton Technology Development Limited ("Henan Company") holding 97.96% of the total equity shares of the Henan Company, except for Mr. Gu Dengbin, who is holding 2.04% of the Henan Company shares; and

      (c) the Technology Service Agreements between Beijing Origin State Harvest Biotechnology Limited ("Biotechnology Company") and each of Changchun Company, Henan Company and Beijing Origin in the form of Schedule H attached hereto.

      SECTION 2.04 Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement and the other Transaction Documents to which it is a party.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                      OF ORIGIN AND THE ORIGIN STOCKHOLDERS
                      -------------------------------------

      Except for the representations and warranties set forth in Sections 3.7 through 3.12, which are made solely by the Origin Stockholders, severally and not jointly, to CCAC, Origin and the Origin Stockholders, jointly and severally, represent and warrant to CCAC and Chardan Sub (as of the Closing) as follows:

      SECTION 3.01 The Origin Stock.

      (a) Ownership. The Origin Stockholders are the registered and beneficial owners of all of the shares of Origin Stock in the amounts set forth in Schedule 3.01(a), free and clear of all Liens, except as set forth in Schedule 3.01(a), which shares constitute all of the outstanding shares of capital stock of Origin. There are no options, warrants or other contractual rights outstanding which give any Person the right to acquire shares of Origin Stock owned by the Origin Stockholders, whether or not such rights are presently exercisable.

      (b) Capitalization. The authorized capital stock of Origin is set forth in Schedule 3.01(b). All of the outstanding shares of Origin Stock are validly issued, fully paid and non-assessable. There are no options, warrants or other contractual rights outstanding which give any Person the right to require the issuance of any capital stock of Origin, whether or not such rights are presently exercisable.

      SECTION 3.02 Organization of Origin. Origin is an international business company duly organized, validly existing and in good standing under the law of the British Virgin Islands. Origin is duly qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions in which the property owned, leased or operated by Origin or the nature of the business which it conducts requires qualification (which jurisdictions are listed in Schedule 3.02), or if not so qualified, such failure or failures, singly or in the aggregate, would not have a material adverse effect on the Business, assets, operations, financial condition, liquidity or prospects of Origin and the Origin Subsidiaries, separately and as a whole ("Origin Material Adverse Effect"). Origin has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently contemplated to be conducted.

SECTION 3.03      Authority and Corporate Action; No Conflict.
                  -------------------------------------------

      (a) Origin and each of the Origin Stockholders has all necessary power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the Origin Stock Purchase and other transactions contemplated hereby and thereby. All action, corporate and otherwise, necessary to be taken by Origin to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements and instruments delivered by Origin and the Origin Stockholders in connection with the Origin Stock Purchase has been duly and validly taken. This Agreement and the Transaction Documents to which Origin and each Origin Stockholder is a party has been duly executed and delivered by Origin and each Origin Stockholder and constitutes the valid, binding, and enforceable obligation of Origin and each Origin Stockholder, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy of the United States, BVI and PRC.

      (b) Neither the execution and delivery of this Agreement or any of the other Transaction Documents contemplated hereby by Origin or each Origin Stockholder nor the consummation of the transactions contemplated hereby or thereby will (i) except as set forth in Schedule 3.03, conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under, (A) the Memorandum and Articles of Association of Origin or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Origin or an Origin Stockholder is a party or by which it (or any of its properties or assets) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of Origin or an Origin Stockholder; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which Origin or an Origin Stockholder is a party; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to Origin or an Origin Stockholder.

      (c) Consents and Approvals. Other than as set forth on Schedule 3.04, the execution and delivery of this Agreement and the Transaction Documents by Origin and each Origin Stockholder does not, and the performance of this Agreement and the Transaction Documents by it will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent it from performing any of its material obligations under this Agreement and the Transaction Documents and would not have an Origin Material Adverse Effect.

      (d) Licenses, Permits, Etc. To the best of the knowledge of each Origin Stockholder, Origin possesses or will possess prior to the Closing all Permits necessary, in all material respects, to own and operate the Business through the Origin Subsidiaries, which necessary Permits are described or are as set forth on Schedule 3.05 hereto. True, complete and correct copies of Permits issued to Origin have previously been delivered to CCAC. To the best of the knowledge of Origin and each Origin Stockholder, Origin is not in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder. Neither the execution and delivery of this Agreement, the Transaction Documents or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor, to the best of the knowledge of Origin and each Origin Stockholder, compliance by Origin with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Business.

      (e) Taxes, Tax Returns and Audits. Except as specifically set forth in
Schedule 3.09, (a) Origin has filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all returns and reports pertaining to all Taxes that are or were required to be filed by Origin with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects, (b) all Taxes that are due from or may be asserted against Origin (including deferred Taxes) in respect of or attributable to all periods ending on or before the Closing Date have been or will be fully paid, deposited or adequately provided for on the books and financial statements of Origin or are being contested in good faith by appropriate proceedings, (c) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (a) which might be determined adversely to Origin and which could have an Origin Material Adverse Effect, (d) Origin has not given or requested to give waivers or extensions of any statute of limitations with respect to the payment of Taxes, and (e) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority or as to which sufficient reserves have not been established on the books and financial statements of Origin are in force as of the date hereof.

      (f) Acquisition Entirely for Own Account. The Chardan Sub Stock to be acquired by each Origin Stockholder will be acquired for investment for such Origin Stockholder's own account and not with a view to the resale or distribution of any part thereof.

      (g) Disclosure of Information. Each Origin Stockholder acknowledges that all of the SEC Reports (defined in Section 5.06) were fully available to it, and it has reviewed and understands them. Each Origin Stockholder acknowledges that it has received all the information that it has required relating to CCAC and the acquisition of the Chardan Sub Stock. Each Origin Stockholder further represents that it has had an opportunity to ask questions and receive answers from CCAC regarding the terms and conditions of its acquisition of the Chardan Sub Stock.

      (h) Accredited Investor. Each Origin Stockholder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

      (i) Restricted Securities. Each Origin Stockholder understands that it will acquire constitutes "restricted securities" from Chardan Sub under the United States federal securities laws and that under such laws and applicable regulations such securities may only be sold in the United States pursuant to an effective registration statement or an available exemption from registration.

      (j) Legends. It is understood that the certificates evidencing the Chardan

Sub Stock shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."

      SECTION 3.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Origin, any Origin Subsidiary or any Origin Stockholder.

      SECTION 3.05 Disclosure. No representation or warranty by Origin or any Origin Stockholder contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to CCAC pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

      SECTION 3.06 Survival of Representations and Warranties. The representations and warranties of Origin and each Origin Stockholder set forth in this Agreement shall survive the Closing for a period of four years, except that the representations and warranties set forth in Sections 3.01, 3.02 and
3.03 shall survive without limitation as to time and the representations and warranties set forth in Section 3.06 shall survive until the expiration of the statute of limitations with respect to each respective Tax.

                                   ARTICLE IV
             REPRESENTATION AND WARRANTS OF THE ORIGIN SUBSIDIARIES
             ------------------------------------------------------

      Origin and the Origin Stockholders, jointly and severally, represent and warrant to CCAC and Chardan Sub as of the Closing, as follows:

      SECTION 4.01 The Origin Subsidiary Stock.

      (a) Ownership. Origin, either directly or through the Stock Consignment Agreements and/or the Technology Service Agreement set forth in Section 2.03 is the actual controller of the shares of the Origin Subsidiary Stock, free and clear of all Lien which, except for 2.04% of each of Beijing Origin and Henan Company owned by other parties, shares constitute all of the outstanding shares of capital stock of the Origin Subsidiaries. Except as indicated in the preceding sentence, there are no consignment, operational contracts and/or equity transfer arrangements, options, warrants or other contractual rights (oral or written), trusts or other arrangements of any nature which give any Person (other than Origin) the right to acquire or control any capital stock of the Origin Subsidiaries, whether or not such rights are presently exercisable. Except as indicated in the preceding sentence, there are no operational contracts and/or equity transfer arrangements, options, warrants or other contractual rights (oral or written), trusts or other arrangements of any nature which give any Person (other than Origin) the right to any asset, income, dividend, distribution, property interest or direct or beneficial interest in any, or from any, of the Origin Subsidiaries.

      (b) Capitalization. The authorized capital stock of each Origin Subsidiary is set forth on Schedule A. Except for Beijing Origin State Harvest Biotechnology Limited, the capital of which will be paid in the amount of $1,000,000 at closing by CCAC or Chardan Sub but for which the capital is committed, all of the outstanding shares of capital stock of each Origin Subsidiary are validly issued, fully paid and non-assessable.

      SECTION 4.02 Organization of the Origin Subsidiaries. Each Origin Subsidiary is a corporate entity duly organized, validly existing and in good standing under the law of its jurisdiction of incorporation as set forth on
Schedule 4.02. Each Origin Subsidiary is duly qualified to do business in each of the jurisdictions in which the property owned, leased or operated by such Origin Subsidiary or the nature of the business which it conducts requires qualification (which jurisdictions are listed in Schedule 4.02), or if not so qualified, such failure or failures, in the aggregate, would not have an Origin Material Adverse Effect. No Origin Subsidiary owns, directly or indirectly, any capital stock or any other securities of any issuer or any equity interest in any other entity and is not a party to any agreement to acquire any such securities or interest, except as set forth on Schedule 4.02. Each Origin Subsidiary has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently contemplated to be conducted.

      SECTION 4.03 Authority and Corporate Action; No Conflict.
                   --------------------------------------------

      (a) Each Origin Subsidiary has all necessary power and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. All action, corporate and otherwise, necessary to be taken by each Origin Subsidiary to authorize the execution, delivery and performance of the Transaction Documents in connection with the Origin Stock Purchase has been duly and validly taken. The Transaction Documents have been duly executed and delivered by each Origin Subsidiary party to such agreements and constitute the valid, binding, and enforceable obligation of each of them, enforceable in accordance with their terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) as enforceability of any indemnification provision may be limited by the law and public policy of the PRC.

      (b) Neither the execution nor delivery of the Transaction Documents or any of the other documents contemplated thereby by any Origin Subsidiary nor the consummation of the transactions contemplated thereby will (i) except as set forth in Schedule 4.03, conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under,
(A) the charter documents of any Origin Subsidiary or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which any Origin Subsidiary is a party or by which any of them (or any of the properties or assets of Origin) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of such Origin Subsidiary; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which any Origin Subsidiary is a party, or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to any Origin Subsidiary.

      SECTION 4.04 Consents and Approvals. Except as listed and described on
Schedule 4.04, the execution and delivery of the Transaction Documents by each Origin Subsidiary do not, and the performance of the Transaction Documents by each of them will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent any of them from performing any of their material obligations under the Transaction Documents and would not cause an Origin Material Adverse Effect.

      SECTION 4.05 Financial Statements. Prior to the execution of this Agreement, Origin has delivered to CCAC consolidated balance sheets as at December 31, 2001, 2002 and 2003, and related consolidated statements of income and source and application of funds for the three years ended December 31, 2003, audited by Origin's Accountants, and the notes, comments, schedules, and supplemental data therein (collectively, the "2003 Financial Statements") and an interim consolidated balance sheet as of September 30, 2004, and related consolidated statements of income and source and application of funds for the nine months then ended, reviewed by Origin's accountants (collectively, the "September Financial Statements"). The 2003 Financial Statements and September Financial Statements will be prepared in accordance with PRC GAAP reconciled to US GAAP or prepared in accordance with US GAAP throughout the periods indicated and fairly present the consolidated financial condition of Origin at their respective dates and the consolidated results of the operations of Origin for the periods covered thereby in accordance with PRC GAAP reconciled to US GAAP or in accordance with US GAAP. The 2003 Financial Statements and September Financial Statements are included in Schedule 4.05 to this Agreement.

      SECTION 4.06 No Undisclosed Liabilities. No Origin Subsidiary has any liabilities, whether known or unknown, absolute, accrued, contingent or otherwise, except (a) as and to the extent reflected or reserved against on the September Financial Statements, and (b) those since September 30, 2004, incurred in the ordinary course of business and consistent with prior practice. The September Financial Statements and Schedule 4.06 together contain an accurate and complete list and description and all liabilities of the Origin Subsidiaries whether or not reflected or reserved against on the September Financial Statements which individually exceeds US $75,000 or, if related liabilities, exceed $75,000 (or the equivalent of US $75,000).

      SECTION 4.07 Real Property. The September Financial Statements and
Schedule 4.07 together contain an accurate and complete list and description of all real estate owned by each Origin Subsidiary as well as any other real estate that is in the possession of or leased by each Origin Subsidiary and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"), and lists and accurately describes any leases under which any such Real Property is possessed (the "Real Estate Leases"). No Origin Subsidiary is in default under any of the Real Estate Leases, and no Origin Subsidiary is aware of any default by any of the lessors thereunder.

      SECTION 4.08 Certain Personal Property. The September Financial Statements and Schedule 4.08 together contain an accurate and complete list and description of the material fixed assets of each Origin Subsidiary specifying the location of all material items of tangible personal property of each Origin Subsidiary that were included in its respective September Financial Statements.

      SECTION 4.09 Non-Real Estate Leases. The September Financial Statements and Schedule 4.09 together contain an accurate and complete list and description of all assets and property (other than Real Property and Real Estate Leases) that are used as of the date of this Agreement in the operation of the Business and that are possessed by any Origin Subsidiary under an existing lease. All of such leases are referred to herein as the "Non-Real Estate Leases." No Origin Subsidiary is in default under any of the Non-Real Estate Leases, and no Origin Subsidiary is aware of any default by any of the lessors hereunder.

      SECTION 4.10 Accounts Receivable. The accounts receivable of each Origin Subsidiary reflected on the September Financial Statements and created after September 30, 2004, are bona fide accounts receivable, created in the ordinary course of business and subject to historical rates of uncollected liabilities, as reserved against on the Origin financial statements, are good and collectible within periods of time normally prevailing in the industry at the aggregate recorded amounts thereof.

      SECTION 4.11 Inventory. The inventory of each Origin Subsidiary consists of items of quality and quantity useable or saleable in the ordinary course of business at regular sales prices, subject to (a) changes in price levels as a result of economic and market conditions and (b) reserves reflected in the respective September Financial Statements for spoiled and discontinued items.
Schedule 4.11 sets forth an estimate of the inventory of each Origin Subsidiary as of the date of this Agreement, but it is understood that any material or intentional inaccuracy in the Schedule 4.11 estimates will not be a breach of this representation and warranty.

      SECTION 4.12 Contracts, Obligations and Commitments. Except as set forth in the September Financial Statements and on Schedule 4.12 together, other than the Real Estate Leases and the Non-Real Estate Leases, no Origin Subsidiary has any existing contract, obligation or commitment (written or oral) of any nature (other than obligations involving payments of less than $150,000 individually or $150,000 in the aggregate), including without limitation the following:

            (a) Employment, bonus, severance or consulting agreements, retirement, stock bonus, stock option, or similar plans;

            (b) Loans or other agreements, notes, indentures or instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the assets of Origin or such Origin Subsidiary or any agreement or instrument evidencing any guaranty by Origin or such Origin Subsidiary of payment or performance by any other Person;

            (c) Agreements of any kind relating to employment matters such as labor agreements or agreements providing for benefits under any plan;

            (d) Any contract or series of contracts with the same Person for the furnishing or purchase of equipment, goods or services, except for purchase and sales orders in the ordinary course of business;

            (e) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which the Origin Subsidiary is a party or by which it is bound;

            (f) Agreements which limit the freedom of any Origin Subsidiary to compete in any line of business or in any geographic area or with any Person;

            (g) Agreements providing for disposition of the assets, businesses or a direct or indirect ownership interest in Origin or any Origin Subsidiary;

            (h) Any contract, commitment or arrangement not made in the ordinary course of business of such Origin Subsidiary; or

            (i) Agreements with any Governmental Authority.


Except as set forth on Schedule 4.12, each Contract to which any Origin Subsidiary is a party is a valid and binding obligation of such Origin Subsidiary and, to the best of the knowledge of each Origin Subsidiary and the Origin Stockholders, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect (except for any Contracts which by their terms expire after the date hereof or are terminated after the date hereof in accordance with the terms thereof, provided, however, that no Origin Subsidiary will terminate any Contract after the date hereof without the prior written consent of CCAC, which consent shall not be unreasonably withheld or delayed), and no Origin Subsidiary has breached any material provision of, nor is in default in any material respect under the terms of any of the Contracts.

      SECTION 4.13 Licenses, Permits, Etc. Schedule 4.13 contains an accurate and complete list and description of all material Permits used in or necessary for the ownership and operation of the Business, and true, complete and accurate copies of all Permits previously have been delivered to CCAC. Each Origin Subsidiary possesses all Permits necessary, in all material respects, to own and operate its portion of the Business. All such Permits are in full force and effect and each Origin Subsidiary and the officers, directors and employees of such Origin Subsidiary have complied and each Origin Subsidiary will comply, and each Origin Subsidiary shall cause its respective officers, directors and employees to comply, in all material respects with all terms of such Permits and will take any and all actions necessary to ensure that all such Permits remain in full force and effect and that the terms of such Permits are not violated through the Closing Date. No Origin Subsidiary is in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder. Neither the execution and delivery of this Agreement, the Transaction Documents or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor compliance by any Origin Subsidiary with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Business.

      SECTION 4.14 Intellectual Property Rights.

      (a) Intellectual Property. Schedule 4.14(a) contains an accurate and complete list and description of all Intellectual Property used by each Origin Subsidiary in connection with the Business, specifying as to each (i) the nature of such right, (ii) the ownership thereof, (iii) the Governmental Authority that has issued or recorded a registration or certificate or similar document with respect thereto or with which an application for such a registration, certificate or similar document is pending and (iv) any applicable registration, certificate or application number. Each Origin Subsidiary has provided CCAC with complete and accurate copies of all registered Intellectual Property of such Origin Subsidiary relating to the Business.

      (b) Other Intellectual Property Rights. Schedule 4.14(b) includes an accurate and complete list and description of all material inventions and trade secrets that each Origin Subsidiary has formally documented and that are owned, used, controlled, authorized for use or held by, or licensed to, such Origin Subsidiary that relate to or are necessary to the Business, including as conducted at or prior to Closing or as proposed to be conducted by each Origin Subsidiary, together with a designation of the ownership thereof.

      (c) Software. Schedule 4.14(c) includes an accurate and complete list and description of all Software used by each Origin Subsidiary in connection with the Business, including as conducted at or prior to Closing or as proposed to be conducted by each Origin Subsidiary, together with a designation of ownership.

      (d) Out-Bound Licenses. Schedule 4.14(d) includes an accurate and complete list and description of all licenses, sublicenses, and other Contracts pursuant to which (i) any Person is authorized to use any Intellectual Property rights used in connection with the Business or (ii) any right of any Origin Subsidiary in, or such Origin Subsidiary's use of, any Intellectual Property right used in connection with the Business is otherwise materially affected.

      (e) In-Bound Licenses. Schedule 4.14(e) includes an accurate and complete list and description of all licenses, sublicenses, and other Contracts pursuant to which each Origin Subsidiary is authorized to use, or can be authorized to use (through, for example, the grant of a sublicense), any Intellectual Property owned by any other Person (including any rights enjoyed by any Origin Subsidiary by reason of its relationship with one of its affiliates) in connection with the Business.

      (f) Ownership. As of the date hereof, each Origin Subsidiary owns, and at the Closing Date, will own all right, title and interest in and to all Intellectual Property rights used in connection with the Business, and those Intellectual Property rights were developed and created solely by employees of such Origin Subsidiary acting within the scope of their employment or by third parties (all of which employees and third parties have validly and irrevocably assigned all of their rights therein to such Origin Subsidiary) and each Origin Subsidiary is duly and validly licensed to use all other Intellectual Property used in connection with the Business, free and clear of royalties (except as otherwise set forth in Schedule 4.14(g)). No Origin Subsidiary has assigned or transferred ownership of, agreed to so assign or transfer ownership of, or granted any exclusive license of or exclusive right to use, any Intellectual Property used in connection with the Business.

      (g) Royalties. Except for licenses listed and accurately and completely described on the September Financial Statements or Schedule 4.14(g) as royalty-bearing, there are (and will be upon Closing) no royalties, honoraria, fees, or other payments payable by any Origin Subsidiary to any Person by reason of the ownership, use, license, sale, or disposition of any Intellectual Property used in connection with the Business.

      (h) Infringement. The Intellectual Property used in connection with the Business by each Origin Subsidiary does not infringe or misappropriate any Intellectual Property rights of any Person under the laws of any jurisdiction.

To the best of its knowledge, no notice, claim or other communication (in writing or otherwise) has been received from any Person: (A) asserting any ownership interest in any material Intellectual Property used in connection with the Business; (B) of any actual, alleged, possible or potential infringement, misappropriation or unauthorized use or disclosure of any Intellectual Property used in connection with the Business, defamation of any Person, or violation of any other right of any Person (including any right to privacy or publicity) by any Origin Subsidiary or relating to the Intellectual Property used in connection with the Business; or (C) suggesting or inviting any Origin Subsidiary to take a license or otherwise obtain the right to use any Intellectual Property in connection with the Business. To the best of its knowledge, no Person is infringing, misappropriating, using or disclosing in an unauthorized manner any Intellectual Property used in connection with the Business owned by, exclusively licensed to, held by or for the benefit of, or otherwise controlled by such Origin Subsidiary.

      (i) Proceedings. Except as set forth on Schedule 4.14(i), there are no current or, to the best of its knowledge, threatened Proceedings (including but not limited to any interference, reexamination, cancellation, or opposition proceedings) arising out of a right or claimed right of any person before any Governmental Authority anywhere in the world related to any Intellectual Property used in connection with the Business owned by, exclusively licensed to, held by or for the benefit of, or otherwise controlled by any Origin Subsidiary.

      SECTION 4.15 Title to and Condition of Assets.
                   ---------------------------------

      (a) Each Origin Subsidiary has good and marketable title to all the properties and assets owned by it. Except as set forth in the September Financial Statements and Schedule 4.15 together, none of such properties and assets is subject to any Lien, option to purchase or lease, easement, restriction, covenant, condition or imperfection of title or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise.

      (b) To the best of its knowledge, except as set forth in Schedule 4.15, all buildings, structures, improvements, fixtures, facilities, equipment, all components of all buildings, structures and other improvements included within the Real Property, including but not limited to the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein conform in all material respects to all applicable Laws of every Governmental Authority having jurisdiction over any of the Real Property, and every instrumentality or agency thereof. There are no unsatisfied requests for any repairs, restorations or improvements to the Real Property from any Person, including without limitation any Governmental Authority, except such requests of employees as have been denied in the exercise of prudent business and operational practices. There are no outstanding contracts made by any Origin Subsidiary for any improvements to the Real Property which have not been fully paid for. No person, other than each Origin Subsidiary, owns any equipment or other tangible assets or properties situated on the Real Property or necessary to the operation of the Business, except for leased items disclosed in Schedule 4.09 hereto.

      (c) To the best of its knowledge, the use and operation of the Real Property is in full compliance in all material respects with all Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property and, effective as of the Closing, each Origin Subsidiary shall have the right under all Laws to continue the use and operation of the Real Property in the conduct of the Business. No Origin Subsidiary has received any notice of any violation (or claimed violation) of or investigation regarding any Laws.

      (d) To the best its knowledge, none of the buildings, structures and other improvements located on the Real Property, the appurtenances thereto or the equipment therein or the operation or maintenance thereof violates any restrictive covenant or encroaches on any property owned by others or any easement, right of way or other encumbrance or restriction affecting or burdening such Real Property in any manner which would have an Origin Material Adverse Effect on the condition (financial or otherwise), assets, operations or results of operations of such Origin Subsidiary, nor does any building or structure of any third party encroach upon the Real Property or any easement or right of way benefiting the Real Property. To the best its knowledge, the Real Property and its continued use, occupancy and operation as used, occupied and operated in the conduct of the Business does not constitute a nonconforming use under any Law.

      (e) No Origin Subsidiary has received written notice of, or otherwise had knowledge of, any condemnation, fire, health, safety, building, environmental, hazardous substances, pollution control, zoning or other land use regulatory proceedings, either instituted or planned to be instituted, which would have an effect on the ownership, use and operation of any portion of the Real Property for its intended purpose or the value of any material portion of the Real Property, nor has any Origin Subsidiary received written notice of any special assessment proceedings affecting any of the Real Property.

      (f) To the best of its knowledge, all water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any applicable law are installed to the property lines of the Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities to permit full compliance with the requirement of all Laws. To the best its knowledge, no fact or condition exists which could result in the termination or reduction of the current access from the Real Property to existing roads or to sewer or other utility services presently serving the Real Property.

      (g) All Permits, certificates, easements and rights of way, including proof of dedication, required from all governmental entities having jurisdiction over the Real Property for the use and operation of the Real Property in the conduct of the Business and to ensure vehicular and pedestrian ingress to and egress from the Real Property have been obtained.

      (h) No Origin Subsidiary has received written notice and has any knowledge of any pending or threatened condemnation proceeding affecting the Real Property or any part thereof or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

      (i) No portion of the Real Property has suffered any material damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition.

      (j) There are no encroachments or other facts or conditions affecting the Real Property that would be revealed by an accurate survey thereof which would, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as used, occupied and operated in the conduct of the Business.

      SECTION 4.16 Taxes, Tax Returns and Audits. Except as specifically set forth in the September Financial Statements or Schedule 4.16, (a) each Origin Subsidiary has filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all returns and reports pertaining to all Taxes that are or were required to be filed by such Origin Subsidiary with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects, (b) all Taxes that are due from or may be asserted against each Origin Subsidiary (including deferred Taxes) in respect of or attributable to all periods ending on or before the Closing Date have been or will be fully paid, deposited or adequately provided for on the books and financial statements of each Origin Subsidiary or are being contested in good faith by appropriate proceedings, (c) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (a) which might be determined adversely to any Origin Subsidiary and which could have an Origin Material adverse effect, (d) no Origin Subsidiary has given or requested to give waivers or extensions of any statute of limitations with respect to the payment of Taxes and (e) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority or as to which sufficient reserves have not been established on the books and financial statements of each Origin Subsidiary are in force as of the date hereof.
Schedule 4.16 sets forth all accurate and complete list of each taxing authority to which the Origin Subsidiaries are required or may be required to file notices, returns or payments, with a brief description of the tax or exemption applicable to the Origin Subsidiary.

      SECTION 4.17 Absence of Certain Changes. Except as set forth on Schedule
4.17 or agreed by CCAC in advance and incurred in ordinary business in compliance with past practice, no Origin Subsidiary has, since September 30, 2004:

      (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

      (b) borrowed or agreed to borrow any funds exceeding $200,000 (or other currency equivalent) except current bank borrowings not in excess of the amount thereof shown on the September Financial Statements;

      (c) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due exceeding $200,000 (or other currency equivalent), except current liabilities for trade obligations incurred in the ordinary course of business and consistent with prior practice;

      (d) discharged or satisfied any encumbrance exceeding $200,000 (or other currency equivalent) other than those then required to be discharged or satisfied, or paid any obligation or liability other than current liabilities shown on the September Financial Statements and liabilities incurred since September 30, 2004 in the ordinary course of business and consistent with prior practice;

      (e) sold, transferred, leased to others or otherwise disposed of any assets exceeding $100,000 (or other currency equivalent), except for inventories sold in the ordinary course of business and assets no longer used or useful in the conduct of its business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

      (f) received any notice of termination of any Contract, Lease or other agreement, or suffered any damage, destruction or loss exceeding $100,000 (or other currency equivalent) (whether or not covered by insurance) which, in any case or in the aggregate, has had, or might reasonably be expected to have, an Origin Material Adverse Effect;

      (g) had any material change in its relations with its employees or agents, clients or insurance carriers which has had or might reasonably be expected to have an Origin Material Adverse Effect;

      (h) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property or modified any existing rights with respect thereto;

      (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any shareholder of any Origin Subsidiary or any affiliate of any shareholder of any Origin Subsidiary, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock, or made or agreed to make any payment to any shareholder of any Origin Subsidiary or any affiliate of any shareholder of any Origin Subsidiary, whether on account of debt, management fees or otherwise;

      (j) suffered any other material adverse effect in its assets, liabilities, financial condition, results of operations or business; or

      (k) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses
(f), (g) or (j)).

      SECTION 4.18 Employee Plans; Labor Matters. The September Financial Statements and Schedule 4.18 together contain an accurate and complete list and description of all employee benefits, including without limitation pension, medical insurance, work related injury insurance, birth and nursery insurance, unemployment insurance and educational benefits, which the Origin Subsidiaries are obligated to pay, including amounts and recipients of such payments. Except as disclosed in the September Financial Statements or Schedule 4.18, each Origin Subsidiary has complied with all applicable Laws relating to employment benefits, including, without limitation, pension, medical insurance, work-related injury insurance, birth and nursery insurance, unemployment insurance and educational benefits. All contributions or payments required to be made by each Origin Subsidiary with respect to employee benefits have been made on or before their due dates. Except as disclosed in the September Financial Statements or Schedule 4.18, all such contributions and payments required to be made by any employees of any Origin Subsidiary with respect to the employee benefits have been fully deducted and paid to the relevant Governmental Authorities on or before their due dates, and no such deductions have been challenged or disallowed by any Governmental Authority or any employee of any Origin Subsidiary.

      SECTION 4.19 Compliance with Law. To the best of its knowledge, the Business has been conducted, and is now being conducted, by each Origin Subsidiary in compliance in all material respects with all applicable Laws. No Origin Subsidiary and no officers, directors and employees of any Origin Subsidiary (i) is, and during the past five years was, in violation of, or not in compliance with, in any material respect all such applicable Laws with respect to the conduct of the Business; and (ii) has received any notice from any Governmental Authority, and to the best of its knowledge, no Action is threatened which alleges that such Origin Subsidiary has violated, or not complied with, any of the above.

      SECTION 4.20 No Illegal or Improper Transactions. No Origin Subsidiary nor any other officer, director, employee, agent or affiliate of any Origin Subsidiary has offered, paid or agreed to pay to any Person or entity (including any governmental official) or solicited, received or agreed to receive from any such Person or entity, directly or indirectly, in any manner which is in violation of any applicable policy of such Origin Subsidiary, ordinance, regulation or law, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for such Origin Subsidiary, (ii) facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty.

      SECTION 4.21 Related Transactions. Except as set forth in the September Financial Statements or Schedule 4.21, and except for compensation to employees for services rendered, no Origin Subsidiary and no other current or former director, officer, employee or shareholder or any associate (as defined in the rules promulgated under the Exchange Act) of any Origin Subsidiary is presently, or during the last three fiscal years has been, (a) a party to any transaction with any Origin Subsidiary (including, but not limited to, any Contract providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such associate), or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor, supplier or customer of any Origin Subsidiary nor does any such Person receive income from any source other than such Origin Subsidiary which relates to the business of, or should properly accrue to, such Origin Subsidiary.

      SECTION 4.22 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of each Origin Subsidiary are complete and correct in all material respects, and there have been no material transactions involving any Origin Subsidiary which are required to be set forth therein and which have not been so set forth.

      SECTION 4.23 Insurance. The September Financial Statements and Schedule
4.23 together set forth a complete list and complete and accurate description of all insurance policies maintained by each Origin Subsidiary which are in force as of the date hereof and the amounts of coverage thereunder. During the past three years, no Origin Subsidiary has been refused insurance in connection with the Business, nor has any claim in excess of $10,000 been made in respect of any such agreements or policies, except as set forth in the September Financial Statements and Schedule 4.23 hereto. Such insurance is adequate to protect each Origin Subsidiary and its financial condition against the risks involved in the conduct of the Business.

      SECTION 4.24 Litigation. Except as set forth in Schedule 4.24, there are no Actions by any Governmental Authority or Person by or against any Origin Subsidiary, nor to the best of its knowledge, any threatened Action by any Governmental Authority or Person against any Origin Subsidiary. No Origin Subsidiary or any of their respective property is subject to any Action by a Governmental Authority or Person which would cause an Origin Material Adverse Effect.

      SECTION 4.25 Settled Litigation. Schedule 4.25 sets forth a description of all threatened, withdrawn, settled or litigated claims against the Origin Subsidiaries during the last three years.

      SECTION 4.26 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Origin Subsidiary or Origin Stockholder.

      SECTION 4.27 Disclosure. No representation or warranty by any Origin Subsidiary or Origin Stockholder contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to CCAC pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

      SECTION 4.28 Survival of Representations and Warranties. The representations and warranties of each Origin Subsidiary set forth in this Agreement shall survive the Closing for a period of four years, except that the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 shall survive without limitation as to time and the representations and warranties set forth in Section 4.16 shall survive until the expiration of the statute of limitations with respect to each respective Tax.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF CCAC
                     --------------------------------------

      CCAC represents and warrants to Origin, each Origin Subsidiary and each Origin Stockholder as follows: SECTION 5.01 Organization. CCAC is a corporation duly organized, validly existing and in good standing under the law of Delaware and Chardan Sub will be organized under the laws of the BVI, respectively.

      SECTION 5.02 Capitalization.

      (a)   Capitalization.

            (i) The authorized capital stock of CCAC includes 20,000,000 shares of common stock and 1,000,000 shares of preferred stock of which 4,906,000 shares of common stock are issued and outstanding and no shares of preferred stock are issued and outstanding. There are 8,050,000 warrants outstanding to purchase up to 8,050,000 shares of common stock at a current exercise price of $5.00 per share (the number and price subject to adjustment), expiring March 22, 2009 and 350,000 warrants exercisable at $9.90 to purchase 350,000 shares of common stock and 700,000 underlying warrants, each exercisable for one share at $6.40 per underlying warrant. Except as set forth on Schedule 5.02(a), there are no other options, warrants or rights (other than as contemplated by this Agreement) to acquire any capital stock of CCAC.

            (ii) The authorized capital stock of Chardan Sub will include 20,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which 100 shares of common stock will be issued and outstanding solely to CCAC and no shares of preferred stock will be issued and outstanding. There will be no options, warrants or rights (other than as contemplated by this Agreement) to acquire any capital stock of Chardan Sub.

            (iii) Upon the merger of CCAC with and into Chardan Sub, for the purpose of re-domestication into the BVI, (i) there will be issued 4,906,000 shares of common stock to the current shareholders of CCAC, and the existing 100 shares of Chardan Sub Stock issued and outstanding shares of Chardan Sub Stock will be extinguished as a contribution to capital and
      (ii) there will be assumed the obligation to issue up to 9,100,000 shares of common stock upon exercise of the currently outstanding CCAC warrants and options set forth herein and on Schedule 5.02(a).

            (iv) Upon the acquisition of Origin as contemplated by this Agreement, there will be issued the shares of Chardan Sub Stock as set forth elsewhere in this Agreement.

      (b) Ownership. CCAC will be the registered and sole beneficial owner of all the currently issued and outstanding shares of Chardan Sub Stock, aggregating 100 shares.

      (c) Disputes. There are no disputes, arbitrations or litigation proceedings involving CCAC with respect to the common stock and outstanding warrants, options and other rights relating to the capital stock of CCAC.

      (d) Issuances. Except for the issuance of common stock, warrants and options as set forth in the SEC Reports of Chardan and the Registration Statement on Form SB-2, SEC Registration Statement No. 333-111970, there have not been any issuances of capital securities or options, warrants or rights to acquire the capital securities of CCAC.

      SECTION 5.03 Authority and Corporate Action; No Conflict.
                   --------------------------------------------

      (a) CCAC has all necessary corporate power and authority to enter this Agreement and, subject to the requirement to obtain stockholder approval, to consummate the transactions contemplated hereby. Except for the actions required to redomesticate CCAC in the British Virgin Islands, all board of directors action necessary to be taken by CCAC to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements delivered in connection with this transaction has been duly and validly taken. This Agreement has been duly executed and delivered by CCAC and constitutes the valid, binding, and enforceable obligation of CCAC, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy and (iii) as enforceability may be limited by the absence of stockholder approval.

      (b) Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby by CCAC nor (assuming receipt of stockholder approval) the consummation of the transactions contemplated hereby or thereby will (i) conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under, (A) the Certificate of Incorporation or By-Laws of CCAC or (B) any law, statute, regulation, order, judgment or decree or any instrument contract or other agreement to which CCAC is a party or by which CCAC (or any of the properties or assets of CCAC) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of CCAC; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which CCAC is a party; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to CCAC.

      SECTION 5.04 Consents and Approvals. Other than the requirement to obtain stockholder approval, satisfy the redomestication and merger requirements of Delaware and the British Virgin Islands or as set forth on Schedule 5.04, the execution and delivery of this Agreement and the Transaction Documents by CCAC does not, and the performance of this Agreement and the Transaction Documents by each will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent it from performing any of its material obligations under this Agreement and the Transaction Documents.

      SECTION 5.05 Valid Issuance of Chardan Sub Stock. At the Closing, the shares of Chardan Sub Stock to be issued to the Origin Stockholders hereunder will be duly and validly authorized and, when issued and delivered in accordance with the terms hereof for the consideration provided for herein, will be validly issued and will constitute legally binding obligations of Chardan Sub in accordance with their terms and will have been issued in compliance with all applicable federal and state securities laws.

      SECTION 5.06 Financial Statements.

      (a) The audited consolidated financial statements and the unaudited consolidated financial statements of CCAC included in CCAC's Annual Report on Form 10-KSB and its Quarterly Reports on Form 10-QSB that are referred to in
Section 5.06 fairly present in conformity with GAAP applied on a consistent basis the financial position and assets and liabilities of CCAC as of the dates thereof and CCAC's results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statement, to normal, recurring year-end adjustments which were not or are not expected to be material in amount). The balance sheet of CCAC as of September 30, 2004 that is included in such financial statements is referred to herein as "CCAC's Balance Sheet."

      (b) Attached hereto as Schedule 5.06(b) is an unaudited, unreviewed balance sheet prepared by management of CCAC as of a date within seven days prior to the date of this Agreement of CCAC, prepared in accordance with GAAP, applied on a consistent basis with prior practice of CCAC.

      SECTION 5.07 SEC Reports.

      (a) CCAC has delivered to Origin or there have been available by public means (i) CCAC's Annual Report on Form 10-KSB for the period ended December 31, 2003, (ii) CCAC's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004 and June 30, 2004 and September 30,2004 (iii) CCAC's prospectus, dated March 16, 2004, relating to its initial public offering of securities, and (iv) all other reports filed by CCAC under the Exchange Act (all of such materials, together with any amendments thereto and documents incorporated by reference therein, are referred to herein as the "SEC Reports").

      (b) As of its filing date or, if applicable, its effective date, each SEC Report complied in all material respects with the requirements of the Laws applicable to CCAC for such SEC Report, including the Securities Act and the Exchange Act.

      (c) Each SEC Report as of its filing date and the prospectus referred to in clause (iii) of Section 5.07(a), as of its effective date, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. CCAC has filed all reports under the Exchange Act that were required to be filed as of the date hereof and will have filed all such reports required to have been filed through the Closing Date and has otherwise materially complied with all requirements of the Securities Act and the Exchange Act.

      SECTION 5.08 Trust Fund. As of the date hereof and at the Closing Date, CCAC has and will have no less than $20,527,500 invested in Government Securities in a trust account with JPMorgan Chase NY Bank, administered by Continental Stock Transfer & Trust Company, less such amounts, if any, as CCAC is required to pay to stockholders who elect to have their shares redeemed in accordance with the provisions of CCAC's Certificate of Incorporation.

      SECTION 5.09 No Undisclosed Liabilities. CCAC does not have any liabilities, debts or cash contingencies, pledges in any form, obligations, undertakings or arrangements, whether known or unknown, absolute, accrued, contingent or otherwise, except (a) as and to the extent reflected or reserved against on CCAC's Balance Sheet; and (b) those incurred since September 30, 2004 in the ordinary course of business and consistent with prior practice.

      SECTION 5.10 Absence of Certain Changes. Except as set forth on Schedule
5.10 or as contemplated by this Agreement and those incurred in ordinary business consistent with past practice, CCAC has not, since September 30, 2004:

      (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

      (b) been removed from trading on the OTC-BB because of a breach or violation of any applicable laws, or received notice by any security supervisory agencies warning or punishing CCAC due to a violation of exchange market rules or receive notice of termination or suspension in trading on the OTC-BB, except for suspensions for trading in normal situations;

      (c) borrowed or agreed to borrow any funds exceeding $200,000, except current bank borrowings not in excess of the amount thereof shown on the Balance Sheet;

      (d) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due exceeding $200,000, except current liabilities for trade obligations incurred in the ordinary course of business and consistent with prior practice;

      (e) discharged or satisfied any encumbrance exceeding $200,000 other than those then required to be discharged or satisfied, or paid any obligation or liability other than current liabilities shown on the Balance Sheet and liabilities incurred since September 30, 2004 in the ordinary course of business and consistent with prior practice;

      (f) sold, transferred, leased to others or otherwise disposed of any assets exceeding $100,000, except for inventories sold in the ordinary course of business and assets no longer used or useful in the conduct of its business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

      (g) received any notice of termination of any Contract, Lease or other agreement, or suffered any damage, destruction or loss exceeding $100,000 (whether or not covered by insurance) which, in any case or in the aggregate, has had, or might reasonably be expected to have, an CCAC Material Adverse Effect;

      (h) had any material change in its relations with its employees or agents, clients or insurance carriers which has had or might reasonably be expected to have an CCAC Material Adverse Effect;

      (i) suffered any other serious material adverse effect in its assets, liabilities, financial condition, results of operations or business; or

      (j) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses
(f), (g) or (i)).

      SECTION 5.11 Compliance with Law. The business of CCAC has been conducted, and is now being conducted, in compliance in all material respects with all applicable Laws. CCAC and its officers, directors and employees (i) are not, and during the periods of CCAC's existence were not, in violation of, or not in compliance with, in any material respect all such applicable Laws with respect to the conduct of the businesses of CCAC; and (ii) have not received any notice from any Governmental Authority, and to the best of the knowledge of CCAC none is threatened, alleging that CCAC has violated, or not complied with, any of the above.

      SECTION 5.12 Litigation. There are no actions, suits, arbitrations or other proceedings pending or, to the best of the knowledge of CCAC, threatened against CCAC at law or in equity before any Governmental Authority. Neither CCAC nor any of their property is subject to any order, judgment, injunction or decree that would have a material adverse effect on the business or financial condition of CCAC.

      SECTION 5.13 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of CCAC.

      SECTION 5.14 Survival of Representations and Warranties. The representations and warranties of CCAC set forth in this Agreement shall survive the Closing for a period of four years, except that the representations in
Section 5.02 shall survive without limitation as to time.

      SECTION 5.15 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of CCAC are complete and correct in all material respects, and there have been no material transactions involving CCAC which are required to be set forth therein and which have not been so set forth.

      SECTION 5.16 Disclosure. No representation or warranty by CCAC contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to Origin Stockholders or any Origin Subsidiaries pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                                   ARTICLE VI

                  COVENANTS OF ORIGIN, THE ORIGIN SUBSIDIARIES
                           AND THE ORIGIN STOCKHOLDERS
                           ---------------------------

      SECTION 6.01 Conduct of the Business. Origin, each Origin Subsidiary and each Origin Stockholder covenants and agrees that, from the date hereof through the Closing Date, except as otherwise set forth in this Agreement or with the prior written consent of CCAC, they shall, and shall use their best efforts to cause Origin each Origin Subsidiary to:

      (a) conduct the Business only in the ordinary course and in a manner consistent with the current practice of the Business, except as required to reorganize for the purpose of satisfying Section 6.14 hereof, to preserve substantially intact the business organization of each Origin Subsidiary, to keep available the services of the current employees of each Origin Subsidiary, to preserve the current relationships of each Origin Subsidiary with customers and other persons with which each Origin Subsidiary has significant business relations and to comply with all Laws;

      (b) except as required to reorganize for the purpose of satisfying Section
6.14 hereof, not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the Origin Stock or Origin Subsidiary Stock, or enter into any discussions or negotiations with any other party to do so;

      (c) except as required to reorganize for the purpose of satisfying Section
6.14 hereof, not pledge, sell, lease, transfer, dispose of or otherwise encumber any property or assets of any Origin Subsidiary, other than consistent with past practices and in the ordinary course of business of each Origin Subsidiary or enter into any discussions or negotiations with any other party to do so;

      (d) except as required to reorganize for the purpose of satisfying Section
6.14 hereof, not issue any shares of capital stock of Origin or any Origin Subsidiary or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of Origin or any Origin Subsidiary or any options therefor or any securities convertible into or exchangeable for capital stock of Origin or any Origin Subsidiary or enter into any agreements in respect of the ownership or control of such capital stock;

      (e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of capital stock of Origin or any Origin Subsidiary or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of any Origin Subsidiary;

      (f) not make, agree to make or announce any general wage or salary increase or enter into any employment contract or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any officer or employee of any Origin Subsidiary or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

      (g) not to amend the Memorandum and Articles of Association (or other organizational documents) of Origin or any Origin Subsidiary;

      (h) except as required to reorganize for the purpose of satisfying Section 6.14, not to merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person;

      (i) not to make any payments outside the ordinary course of business; and

      (j) not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice.

      SECTION 6.02 Access to Information.

      (a) Between the date of this Agreement and the Closing Date, Origin, each Origin Subsidiary and each Origin Stockholder will (i) permit CCAC and its Representatives reasonable access to all of the books, records, reports and other related materials, offices and other facilities and properties of Origin, each Origin Subsidiary and the Business; (ii) permit CCAC and its Representatives to make such inspections thereof as CCAC may reasonably request; and (iii) furnish CCAC and its Representatives with such financial and operating data (including without limitation the work papers of Origin's Accountants) and other information with respect to Origin and each Origin Subsidiary and the Business as CCAC may from time to time reasonably request.

      (b) Between the date of this Agreement and the Closing Date, CCAC shall be permitted to meet with and interview all employees of each Origin Subsidiary.

      SECTION 6.03 Insurance. Through the Closing Date, Origin and each Origin Stockholder shall cause Origin and each Origin Subsidiary to maintain insurance policies providing insurance coverage for the Business and the assets of Origin and each Origin Subsidiary of the kinds, in the amounts and against the risks as are commercially reasonable for the businesses and risks covered.

      SECTION 6.04 Protection of Confidential Information; Non-Competition.
                   --------------------------------------------------------

      (a) Confidential Information. Each Origin Stockholder acknowledges that:

            (i) As a result of their stock ownership of and employment by the Origin Subsidiaries, they have obtained secret and confidential information concerning the Business including, without limitation, financial information, trade secrets and "know-how," customers, and certain methodologies ("Confidential Information").

            (ii) The Origin Subsidiaries will suffer substantial damage which will be difficult to compute if they should divulge Confidential Information or enter a business competitive with that of the Origin Subsidiaries.

            (iii) The provisions of this Section are reasonable and necessary for the protection of the Business.

      (b) Maintain Confidentiality. Each Origin Stockholder agrees to not at any time after the date hereof divulge to any person or entity any Confidential Information obtained or learned as a result of stock ownership of Origin or any Origin Subsidiary and employment by Origin or any Origin Subsidiary except (i) with the express written consent of CCAC on or before the Closing Date and of Chardan Sub's Board of Directors thereafter; (ii) to the extent that any such information is in the public domain other than as a result of a breach of any obligations hereunder; or (iii) where required to be disclosed by court order, subpoena or other government process. If any Origin Stockholder shall be required to make disclosure pursuant to the provisions of clause (iii) of the preceding sentence, it will promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, notify, by personal delivery or by electronic means, confirmed by mail, Origin or the relevant Origin Subsidiary and, at Origin or the relevant Origin Subsidiary's expense, shall: (i) take all reasonably necessary steps required by Origin or the relevant Origin Subsidiary to defend against the enforcement of such subpoena, court order or other government process, and (ii) permit Origin or the relevant Origin Subsidiary to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

      (c) Records. At the Closing, each Origin Stockholder will promptly deliver to Origin and each Origin Subsidiary all original memoranda, notes, records, reports, manuals, formula and other documents relating to the Business and all property associated therewith, which they then possess or have under their control; provided, however, that they shall be entitled to retain copies of such documents reasonably necessary to document their financial relationship with Origin and Origin Subsidiary.

      (d) Non-Compete. During the Non-Competition Period, no Origin Stockholder, without the prior written permission of Origin, shall, anywhere in the PRC, Hong Kong and Taiwan, directly or indirectly, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any business which is a "Competitive Business" (as defined below); (ii) engage in any Competitive Business for his own account; (iii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by Origin, any Origin Subsidiary or any other Origin Stockholder in the six-month period prior to the date that all relationships of such person terminates with Origin, any Origin Subsidiary or other Origin Stockholder; or
(v) solicit, interfere with, or endeavor to entice away from Origin, any Origin Subsidiary or any Origin Stockholder, for the benefit of a Competitive Business, any of its customers or other persons with whom Origin, any Origin Subsidiary or any Origin Stockholder has a business relationship. However, nothing in this Agreement shall preclude them from investing their personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in their beneficially owning, at any time, more than 1% of the publicly-traded equity securities of such Competitive Business.

      (e) Injunctive Relief. If any Origin Stockholder breaches, or threatens to breach, any of the provisions of Sections 6.04 (b), (c) or (d), Origin and each Origin Subsidiary shall have the right and remedy to have the provisions of this
Section 6.04 specifically enforced by any Governmental Authority, it being acknowledged and agreed by each Origin Stockholder that any such breach or threatened breach will cause irreparable injury to Origin and the Origin Subsidiaries and that money damages will not provide an adequate remedy.

      (f) Modification of Scope. If any provision of Sections 6.04 (b), (c) or
(d) is held to be unenforceable because of the scope, duration or area of its applicability, the Governmental Authority making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

      (g) Competitive Business. As used in this Agreement,

            (i) "Competitive Business" means any business which operates in any aspect of the Business; and

            (ii) "Non-Competition Period" means the period beginning on the Closing Date and ending on the later of five years from the Closing Date or two years after the date all relationships between an Origin Stockholder and Origin or an Origin Subsidiary have been terminated, including relationships as a consultant or employee.

      SECTION 6.05 Post-Closing Assurances. Origin and each Origin Subsidiary from time to time after the Closing, at CCAC's request, will take such other actions and execute and deliver such other documents, certifications and further assurances as CCAC may reasonably require in order to manage and operate Origin and the Origin Subsidiaries and the Business, including but not limited to executing such certificates as may be reasonably requested by CCAC's Accountants in connection with any audit of the financial statements of Origin and any Origin Subsidiary for any period through the Closing Date.

      SECTION 6.06 No Other Negotiations. Until the earlier of the Closing or the termination of this Agreement, neither any Origin Stockholder nor Origin nor any Origin Subsidiary shall (a) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward, or (c) enter into any agreement or understanding providing for any acquisition of any capital stock of Origin, any Origin Subsidiary or of any part of their respective assets or the Business (in whole or in part), nor shall any Origin Stockholder or Origin Subsidiary provide any information to any Person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition. Origin, each Origin Stockholder and each Origin Subsidiary shall immediately notify CCAC of any such inquiries or proposals or requests for information for such purpose.

      SECTION 6.07 No Securities Transactions. No Origin Stockholder nor any of their affiliates, directly or indirectly, shall engage in any transactions involving the securities of CCAC prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Each Origin Subsidiary shall use its best efforts to require each of its officers, directors, employees, agents and Representatives to comply with the foregoing requirement.

      SECTION 6.08 Fulfillment of Conditions. Each Origin Stockholder and each Origin Subsidiary shall use their best efforts to fulfill the conditions specified in Article IX to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their best efforts to conduct the Business in such manner that on the Closing Date the representations and warranties of Origin, each Origin Subsidiary and each Origin Stockholder contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

      SECTION 6.09 Disclosure of Certain Matters. From the date hereof through the Closing Date, Origin, each Origin Subsidiary and each Origin Stockholder shall give CCAC prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of Origin, each Origin Subsidiary and each Origin Stockholder contained herein to be inaccurate or otherwise misleading, (c) gives Origin, each Origin Subsidiary and each Origin Stockholder any reason to believe that any of the conditions set forth in Article IX will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of any Origin Subsidiary or (e) would require any amendment or supplement to the Proxy Statement.

      SECTION 6.10 Regulatory and Other Authorizations; Notices and Consents.
                   ----------------------------------------------------------

      (a) Origin, each Origin Subsidiary and each Origin Stockholder shall use their commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with CCAC in promptly seeking to obtain all such authorizations, consents, orders and approvals.

      (b) Origin, each Origin Subsidiary and each Origin Stockholder shall give promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as CCAC may in its reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

      (c) CCAC shall cooperate and use all reasonable efforts to assist Origin, each Origin Subsidiary and each Origin Stockholder in giving such notices and obtaining such consents and estoppel certificates; provided, however, that CCAC shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which CCAC in its sole discretion may deem adverse to the interests of CCAC, the Origin Subsidiaries or the Business.

      SECTION 6.11 Use of Intellectual Property. Each Origin Stockholder acknowledges that from and after the Closing, all the Intellectual Property of any kind related to or used in connection with the Business shall be owned by Origin or an Origin Subsidiary, that no Origin Stockholder nor any of their affiliates shall have any rights in the Intellectual Property and that no Origin Stockholder nor any of their affiliates will contest the ownership or validity of any rights of Chardan Sub, Origin or any Origin Subsidiary in or to the Intellectual Property.

      SECTION 6.12 Related Tax. Each Origin Stockholder covenants and agrees to pay any tax and duties assessed on the part of such Origin Stockholder in connection with, or as a result of the issuance of the Chardan Sub Stock and other consideration received pursuant to this Agreement required by any Governmental Authority.

      SECTION 6.13 Origin Acquisition. Origin, each Origin Subsidiary and each Origin Stockholder shall do all things necessary in order to effectuate and consummate the Origin Acquisition.

      SECTION 6.14 Origin Merger Reorganization. Prior to the Closing, Origin and the Origin Subsidiaries will be prepared to be reorganized such that at the Closing there will be a parent holding corporation formed under British Virgin Islands law with the wholly and beneficially owned or controlled companies as set forth on Schedule A.

      SECTION 6.15 Origin Proxy Information. As a condition to CCAC calling and holding the Stockholder Meeting (as hereinafter defined), Origin, the Origin Subsidiaries and the Origin Stockholders will furnish to CCAC such information as is reasonably required by CCAC for the preparation of the Proxy Statement (as hereinafter defined) in accordance with the requirements of the Commission (as hereinafter defined), including full and accurate descriptions of the Business, material agreements affecting the Business, Origin and the Origin Subsidiaries and the reorganization of Origin and the Origin Subsidiaries, the Origin Stockholders and the audited consolidated financial statements of Origin and the Origin Subsidiaries for each of the three years ended December 31, 2003, which financial statements will include a balance sheet, statement of operations and statement of cash flows, prepared in accordance with either PRC GAAP reconciled to US GAAP or entirely in US GAAP, together with footnotes and interim consolidated quarterly financial statements for the quarter ended September 30, 2004, as required by the rules and regulations of the Commission for combination proxy statement disclosure (collectively, "Origin Proxy Information"). The Origin Proxy Information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Origin Proxy Information not misleading.

      SECTION 6.16 Interim Financial Information. From the date of this Agreement until the Closing, Origin and the Origin Subsidiaries shall provide to CCAC a copy of (i) the monthly internal management report of financial information concerning Origin and the Origin Subsidiaries on an individual and consolidated basis, and (ii) a monthly pro forma balance sheet and income statement on an individual and consolidated basis for Origin and the Origin Subsidiaries. The above interim financial information shall be delivered to CCAC within twenty-five (25) days after each monthly anniversary of the date of this Agreement. Origin and the Origin Subsidiaries will prepare the above financial information in good faith in accordance with PRC GAAP.

                                  ARTICLE VII
                                COVENANTS OF CCAC
                                -----------------

      SECTION 7.01 Conduct of the Business. CCAC covenants and agrees that, from the date hereof through the Closing Date, except (i) in the context of an unsolicited, bona fide written proposal for a superior transaction or consummation of a superior transaction, (ii) as otherwise set forth in this Agreement or (iii) with the prior written consent of Origin, it shall:

      (a) conduct its business only in the ordinary course and in a manner consistent with the current practice of their business, except as required to reorganize for the purpose of redomestication, to preserve substantially intact the business organization of each CCAC and Chardan Sub (when established), to preserve the current relationships of CCAC and Chardan Sub with customers and other persons with which they have has significant business relations and to comply with all Laws;

      (b) except as required to reorganize for the purpose of redomestication, not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the capital securities of CCAC or Chardan Sub (when established);

      (c) except as required to reorganize for the purpose of redomestication, not pledge, sell, lease, transfer, dispose of or otherwise encumber any property or assets of CCAC and Chardan Sub (when established), other than consistent with past practices and in the ordinary course of business of CCAC and Chardan Sub (when established);

      (d) except as required to reorganize for the purpose of redomestication, not issue any shares of capital stock of CCAC and Chardan Sub (when established) or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of CCAC and Chardan Sub (when established) or any options therefor or any securities convertible into or exchangeable for capital stock of CCAC and Chardan Sub (when established) or enter into any agreements in respect of the ownership or control of such capital stock;

      (e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of capital stock of CCAC and Chardan Sub (when established) or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of CCAC and Chardan Sub (when established);

      (f) not make, agree to make or announce any general wage or salary increase or enter into any employment contract or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any officer or employee of CCAC and Chardan Sub (when established) or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

      (g) except as required to reorganize for the purpose of redomestication, not to amend the Certificate of Incorporation or By-laws or Memorandum and Articles of Association (or other organizational documents) of CCAC and Chardan Sub (when established);

      (h) except as required to reorganize for the purpose of redomestication, not to merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person;

(i) not to make any payments outside the ordinary course of business; and

(j) not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice.

      SECTION 7.02 Stockholder Meeting. CCAC shall cause a meeting of its stockholders (the "Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement as required by CCAC's certificate of incorporation. The directors of CCAC shall recommend to its stockholders that they vote in favor of the adoption of such matter. In connection with such meeting, CCAC (a) will file with the Securities and Exchange Commission ("Commission") as promptly as practicable a proxy statement meeting the requirements of the Exchange Act ("Proxy Statement") and all other proxy materials for such meeting, (b) upon receipt of approval from the Commission, will mail to its stockholders the Proxy Statement and other proxy materials, (c) will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby, and (d) will otherwise comply with all legal requirements applicable to such meeting. As a condition to the filing and distribution to the CCAC stockholders of the Proxy Statement, CCAC will have received the Origin Proxy Information.

      SECTION 7.03 Fulfillment of Conditions. From the date hereof to the Closing Date, CCAC shall use its best efforts to fulfill the conditions specified in Article IX to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby, and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the business of CCAC in such manner that on the Closing Date the representations and warranties of CCAC contained herein shall be accurate as though then made).

      SECTION 7.04 Disclosure of Certain Matters. From the date hereof through the Closing Date, CCAC shall give Origin, the Origin Subsidiaries and the Origin Stockholders prompt written notice of any event or development that occurs that
(a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of CCAC contained herein to be inaccurate or otherwise misleading, (c) gives CCAC any reason to believe that any of the conditions set forth in Article IX will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of CCAC, or (e) would require any amendment or supplement to the Proxy Statement.

      SECTION 7.05 Chardan Sub Incorporation. CCAC will cause Chardan Sub to be incorporated and duly organized, to adopt the Plan of Merger, to effectuate the Chardan Merger, to issue the Chardan Sub Stock and to do all other things as are necessary for it to do as a constituent corporation to the Chardan Merger. The Board of Directors of Chardan Sub following the Closing shall consist of seven directors, five of whom shall be appointed by the Origin Stockholders and two of whom shall be appointed by CCAC.

      SECTION 7.06 Post-Closing Assurances. CCAC and Chardan Sub from time to time after the Closing, at Origin or Origin Stockholders' request, will take such other actions and execute and deliver such other documents, certifications and further assurances as Origin or Origin Stockholders may reasonably require in order to manage and operate CCAC and Chardan Sub and the Business, including but not limited to executing such certificates as may be reasonably requested by Origin or Origin Stockholders' Accountants in connection with any audit of the financial statements of CCAC and Chardan Sub for any period through the Closing Date.

      SECTION 7.07 Regulatory and Other Authorizations; Notices and Consents.
                   ----------------------------------------------------------

      (a) CCAC and Chardan Sub (when established) shall use their commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with Origin, Origin Subsidiary or Origin Stockholders in promptly seeking to obtain all such authorizations, consents, orders and approvals.

      (b) CCAC and Chardan Sub (when established) shall give promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as Origin, Origin Subsidiary or Origin Stockholders may in their reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

      SECTION 7.08 Books and Records.

      (a) On and after the Closing Date, CCAC will cause Chardan Sub (when established) to permit the Origin Stockholders and their Representatives, during normal business hours, to have access to and to examine and make copies of all books and records of the Origin Subsidiaries which are delivered to CCAC pursuant to this Agreement and which relate to the Business or the Origin Subsidiaries or to events occurring prior to the Closing Date or to transactions or events occurring subsequent to the Closing Date which arise out of transactions or events occurring prior to the Closing Date to the extent reasonably necessary to the Origin Stockholders in connection with preparation of any Tax returns, Tax audits, government or regulatory investigations, lawsuits or any other matter in which the Origin Stockholders are a party to the proceeding or in which they have a reasonable business interest.

      (b) CCAC will cause Chardan Sub to preserve and keep all books and records with respect to the Origin Subsidiaries and the Business for a period of at least seven years from the Closing Date. After such seven year period, before Chardan Sub (when established) shall dispose of any such books and records, at least 90 days' prior written notice to such effect shall be given by Chardan Sub to the Origin Stockholders and the Origin Stockholders shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such books or records as they may select.

                                  ARTICLE VIII
                       ADDITIONAL COVENANTS OF THE PARTIES
                       -----------------------------------

      SECTION 8.01 Other Information. If in order to properly prepare documents required to be filed with any Governmental Authority or financial statements of the Origin Subsidiaries, it is necessary that either Party be furnished with additional information relating to such Origin Subsidiaries or the Business, and such information is in the possession of the other Party, such Party agrees to use its best efforts to furnish such information in a timely manner to such other Party, at the cost and expense of the Party being furnished such information.

      SECTION 8.02 Mail Received After Closing.

      (a) If Chardan Sub or any Origin Subsidiary receives after the Closing any mail or other communications addressed to any Origin Stockholder, Chardan Sub may open such mail or other communications and deal with the contents thereof in its discretion to the extent that such mail or other communications and the contents thereof relate to the Origin Subsidiaries. Chardan Sub will deliver promptly or cause to be delivered to the Origin Stockholders all other mail addressed to them and the contents thereof which does not relate to the Origin Subsidiaries or the Business.

      (b) If any Origin Stockholder receives after the Closing Date mail or other communications addressed to them which relate to Origin or the Origin Subsidiaries, they shall promptly deliver or cause to be delivered all such mail and the contents thereof to Chardan Sub and Origin.

      SECTION 8.03 Further Action. Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

      SECTION 8.04 Schedules. The Parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Section 8.02(a), the representations and warranties of the Parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement.

      SECTION 8.05 Execution of Agreements. On or before the Closing Date, CCAC, Origin, each Origin Subsidiary and each Origin Stockholder shall execute and deliver each Transaction Document which it is a party to.

      SECTION 8.06 Confidentiality. Origin, each Origin Subsidiary and each Origin Stockholder, on the one hand, and CCAC and, on and after the Closing Date, Chardan Sub, on the other hand, shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other Party furnished it by such other Party or its Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party or (c) later lawfully acquired from other sources, which source is not the agent of the other Party, by the Party to which it was furnished), and each Party shall not release or disclose such information to any other person, except its Representatives in connection with this Agreement. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

      SECTION 8.07 Public Announcements. From the date of this Agreement until Closing or termination, CCAC, Origin, each Origin Subsidiary and each Origin Stockholder shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and none of the foregoing shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of CCAC (in the case of Origin, each Origin Subsidiary and each Origin Stockholder) or Origin (in the case of CCAC), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

      SECTION 8.08 Board of CCAC - Chardan Sub.

      (a) The board of directors of CCAC or Chardan Sub after the Closing (whichever is the public company) will consist of 9 persons. The Proxy Statement will present the following persons as nominees for election as directors for a period of one year after the Closing, or until their successor is elected and take office: Kerry Propper, one additional member of the CCAC team, and 5 members from Origin. In addition, the membership of the board of directors will comply with the requirements in Article X hereof for the existence of the Independent Committee.

      (b) For a period of three years after the Closing, each non-employee director of CCAC or Chardan Sub after the Closing will receive options to purchase shares of common stock issued on his election, exercisable at the market price of the common stock on the date of issuance, vesting immediately and exercisable for five years in such number as to be determined in good faith negotiations between CCAC and Origin prior to the Closing. The options will be issued under a stock option plan approved by the board of directors and stockholder and the underlying common stock will be registered for issuance upon exercise. The non-employee directors will be reimbursed their expenses and paid such amount as to be determined in good faith negotiations between CCAC and Origin prior to the Closing for attendance at each meeting of the board and committee on which they serve.

      SECTION 8.09 Nominations of Directors. Origin, the Origin Stockholders, CCAC and Chardan Sub (after the Closing) agree that for a period of three years after the Closing, they and any persons over which they have influence, shall use their best efforts to nominate Kerry Propper and one additional person for election as directors of CCAC and Chardan Sub after the Closing, subject to any obligations imposed by law, rule or regulation on any nominating committee.

      SECTION 8.10 CCAC or Chardan Sub. After the Closing, CCAC or Chardan Sub shall be responsible for payment of the $1,000,000 capital contribution for Beijing Origin State Harvest Biotechnology Limited, and to the extent such capital is paid by Dr. Han to take such action as to fully reimburse him for any advances of the capital contribution.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING
                              ---------------------

      SECTION 9.01 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions.

      (a) Approval by CCAC's Stockholders. This Agreement and the transactions contemplated hereby shall have been approved by a majority-in-interest of the common stockholders of CCAC in accordance with CCAC's certificate of incorporation and the aggregate number of shares of CCAC's Common Stock held by stockholders of CCAC (other than the Initial Stockholders) who exercise their right to convert the shares of common stock of CCAC owned by them into cash in accordance with CCAC's certificate of incorporation shall not constitute 20% or more of the number of shares of CCAC's Common Stock outstanding as of the date of this Agreement and owned by Persons other than the Initial Stockholders.

      (b) Litigation. No order, stay, judgment or decree shall have been issued by any Governmental Authority preventing, restraining or prohibiting in whole or in part, the consummation of the transactions contemplated hereby or instrumental to the consummation of the transactions contemplated hereby, and no action or proceeding by any governmental authority shall be pending or threatened (including by suggestion through investigation) by any person, firm, corporation, entity or Governmental Authority, which questions, or seeks to enjoin, modify, amend or prohibit (a) the reorganization of Origin and Origin Subsidiaries, (b) the ownership of Origin and the Origin Subsidiaries, (c) the purchase and sale and issuance of the Chardan Sub Stock, (d) the Plan of Merger,
(e) the Chardan Merger, (f) the Stockholders Meeting and use of the Proxy Statement by CCAC, or (g) the conduct or ownership (direct or indirect or beneficial) in any material respect the Business as a whole or any material portion of the Business conducted or to be conducted by an Origin Subsidiary or Origin Stockholder.

      (c) Transaction Documents. Each of the Transaction Documents shall have been executed and delivered to each Party.

      SECTION 9.02 Conditions to Obligations of Origin, the Origin Subsidiaries and the Origin Stockholders. The obligations of Origin, each Origin Subsidiary and each Origin Stockholder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

      (a) Deliveries. Chardan Sub shall have delivered the Chardan Sub Stock and made the payments specified in Section 2.02 and the Origin Stockholders shall have received confirmations of the payment of the cash portion thereof and such other documents, certificates and instruments as may be reasonably requested by Origin, the Origin Subsidiaries and Origin Stockholders.

      (b) Representations and Warranties; Covenants. Without supplementation after the date of this Agreement, the representations and warranties of CCAC contained in this Agreement shall be with respect to those representations and warranties qualified by any materiality standard, true and correct as of the Closing, and with respect to all the other representations and warranties, true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be materially complied with by CCAC on or before the Closing shall have been materially complied with, and CCAC shall have delivered a certificate signed by a duly authorized officer thereof to such effect.

      (c) Legal Opinion. Origin, the Origin Subsidiaries and the Origin Stockholders shall have received from Graubard Miller, counsel to CCAC, a legal opinion addressed to Origin, the Origin Subsidiaries and the Origin Stockholders and dated the Closing Date.

      (d) Chardan Sub. The Chardan Sub will be an existing company under the laws of the British Virgin Islands with the name Origin Agritech Limited.

      (e) Consents. CCAC and Chardan Sub shall have obtained and delivered to Origin, the Origin Subsidiaries and the Origin Stockholders consents of all third parties, as appropriately required for the consummation of the transactions contemplated by this Agreement.

      (f) Performance of Agreements. All covenants, agreements and obligations required by the terms of this Agreement to be performed by CCAC at or prior to the Closing shall have been duly and properly performed or fulfilled in all material respects.

      (g) No Adverse Changes. At the Closing, there shall have been no material adverse change in the assets, liabilities or financial condition of CCAC and Chardan Sub from that shown in the CCAC Balance Sheet and related statements of income. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of Origin, would have had a material adverse effect on the operations, financial condition or prospects of CCAC and Chardan Sub.

      (h) Supplemental Disclosure. If CCAC or Chardan Sub shall have supplemented or amended any schedule pursuant to their obligations set forth in
Section 8.04 in any material respect, Origin, the Origin Subsidiaries and the Origin Stockholders shall give notice to CCAC that as a result of information provided to Origin, the Origin Subsidiaries and the Origin Stockholders in connection with any or all of such amendments or supplements, Origin, the Origin Subsidiaries and the Origin Stockholders have determined not to proceed with the consummation of the transactions contemplated hereby.

      (i) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by CCAC and Chardan Sub in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by CCAC and Chardan Sub, as appropriate, as of the Closing, shall have been delivered to Origin, the Origin Subsidiaries and the Origin Stockholders.

      (j) Employment and Option Agreements. Origin will have entered into, effective as of the Closing, the employment agreements provided for in Section 9.03(k) of this Agreement.

      (k) Trustee Notice. CCAC (or Chardan Sub), simultaneously with the Closing, will deliver to the trustee of the trust account of CCAC (or Chardan
Sub) instructions to disburse the funds therein to Origin or its designees and to CCAC.

      (l) Resignations. Effective as of the Closing, the directors of CCAC who are not continuing directors and the officers of CCAC (or as the case may be, Chardan Sub) will have resigned and that they have no claim for employment compensation in any form from CCAC.

      SECTION 9.03 Conditions to Obligations of CCAC. The obligations of CCAC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

      (a) Deliveries. The Origin Stockholders shall have delivered the Origin Stock and the Stock Consignment and Technology Service Agreements listed below and confirmations of receipt of payments specified in Section 2.02, and Chardan Sub shall have received the same and such other documents, certificates and instruments as may be reasonably requested by CCAC and the Chardan Sub;

            (i) The table below lists the parties to the stock consignment agreement and the ratio of the stock consigned under the agreements.

    Parties to the Agreement                            Ratio of Stock
-----------------------------------------------            Consigned
                                                      Under this Agreement
                                                  --------------------------------------
Mr. Han Gengchen State  Harvest Holding Limited   34.4% of Beijing Origin shares
Mr. Yang Yasheng State  Harvest Holding Limited   28.675% of Beijing Origin shares
Mr. Yuan Liang State    Harvest Holding Limited   25.8% of Beijing Origin shares Ms.
Zhao Yuping State       Harvest Holding Limited   3.995% of Beijing Origin shares Mr.
Zhang Weidong State     Harvest Holding Limited   3.13% of Beijing Origin shares Mr.
Chen Weicheng State     Harvest Holding Limited   1.96% of Beijing Origin shares
Beijing Origin State    Harvest Holding Limited   99% of Beijing Origin shares Mr.
Han Gengchen State      Harvest Holding Limited   1% of Beijing Origin shares Beijing
Origin State            Harvest Holding Limited   90% of Beijing Origin shares Ms. Zhang
Yingli State            Harvest Holding Limited   4.1% of Beijing Origin shares Mr. Yang
Yasheng State           Harvest Holding Limited   3.86% of Beijing Origin shares

(ii) The table below lists the parties to the technology service agreement.



                            Parties to the Agreement
--------------------------------------------------------------------------------


              Party A                                    Party B

    Beijing Origin Seed Limited                 Beijing Origin State Harvest
                                                  Biotechnology Limited

   Henan Origin Cotton Technology               Beijing Origin State Harvest
          Development Limited                     Biotechnology Limited

  Changchun Origin Seed Technology              Beijing Origin State Harvest
          Development Limited                     Biotechnology Limited


      (b) Representations and Warranties; Covenants. Without supplementation after the date of this Agreement, the representations and warranties of Origin, each Origin Subsidiary and each Origin Stockholder contained in this Agreement shall be with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects as of the Closing, and with respect to all the other representations and warranties, true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be materially complied with by Origin, each Origin Subsidiary and each Origin Stockholder on or before the Closing shall have been materially complied with, and CCAC shall have received a certificate of Origin, each Origin Subsidiary and each Origin Stockholder to such effect;

      (c) Legal Opinion. CCAC shall have received from Origin's assigned counsel, the Origin Subsidiaries and the Origin Stockholders, a legal opinion addressed to CCAC, dated the Closing Date;

      (d) Consents. Origin, each Origin Subsidiary and each Origin Stockholder shall have obtained and delivered to CCAC consents of all third parties required by the Contracts and Permits set forth in Schedule 9.03(e);

      (e) Regulatory Approvals. Any Governmental Authority whose approval or consent is required each shall have unconditionally approved of the transactions contemplated by this Agreement and CCAC shall have received written confirmation thereof;

      (f) Performance of Agreements. All covenants, agreements and obligations required by the terms of this Agreement to be performed by Origin, each Origin Subsidiary and each Origin Stockholder at or prior to the Closing shall have been duly and properly performed or fulfilled in all material respects;

      (g) No Adverse Change. At the Closing, there shall have been no material adverse change in the assets, liabilities, financial condition or prospects of Origin, the Origin Subsidiaries or Business from that shown or reflected in the September Financial Statements and as described in the Proxy Statement. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of CCAC, would have an Origin Material Adverse Effect;

      (h) Supplemental Disclosure. If Origin, any Origin Subsidiary or any Origin Stockholder shall have supplemented or amended any Schedule pursuant to their obligations set forth in Section 8.04 in any material respect, CCAC shall notice Origin that, as a result of information provided to CCAC in connection with any or all of such amendments or supplements, CCAC has determined not to proceed with the consummation of the transactions contemplated hereby; and

      (i) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by Origin, each Origin Subsidiary and each Origin Stockholder in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by Origin, each Origin Subsidiary and each Origin Stockholder, as appropriate, as of the Closing, shall have been delivered to CCAC.

      (j) Origin Proxy Information. The Origin Proxy Information, at the time of distribution of the Proxy Statement and at Closing, will accurately reflect the Business, Origin, the Origin Subsidiaries, and the Origin Stockholders, and the Origin Proxy Information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Origin Proxy Information not misleading.

      (k) Employment Agreements and Option Agreements. Each of Han Gengchen, Yuan Liang, Yang Yasheng, and any other "key " employees designated by Dr. Han will enter into employment agreements in form of Schedules I, J and K with Origin. These agreements generally are to provide employment terms of three years, at current compensation levels and include Intellectual Property assignment and non-competition provisions for not less than two years after termination of employment.

      (l) Minimum Assets. At the Closing, Origin and the Origin Subsidiaries will certify to CCAC that on a consolidated basis, immediately prior to closing, Origin will have not less than US $10,000,000 in cash assets and will only have short- and long-term debt arising in the ordinary course. In addition, Origin will certify that the fair market value of the consolidated Origin entities represents at least 80% of CCAC's net assets at the date of Closing.

      (m) Voting Agreements. Each of Gengchen Han, Yasheng Yang and Leong Yuen, recipients of Chardan Sub Stock, will have entered into voting agreements with Chardan Sub, to be delivered at the Closing, that provide that they will vote all the shares of Chardan Sub Stock over which they have direct or beneficial ownership and right to vote in favor of Kerry Propper and one other designee as director of CCAC or Chardan Sub after the Closing, for a period of three years after the Closing.

                                   ARTICLE X
                                 INDEMNIFICATION
                                 ---------------

      SECTION 10.01 Indemnification by Origin Stockholders. Subject to the limitations set forth in Section 10.04, each of the Origin Stockholders shall indemnify and hold harmless CCAC (or Chardan Sub after the Closing) from and against, and shall reimburse CCAC (or Chardan Sub after the Closing) for, any Damages which may be sustained, suffered or incurred by them, whether as a result of any Third Party Claim or otherwise, and which arise from or in connection with or are attributable to the breach of any of the representations or warranties or covenants of Origin, the Origin Subsidiaries or the Origin Stockholders contained in this Agreement. Indemnification pursuant to this
Section 10.01 shall be the sole remedy of CCAC (or Chardan Sub after the Closing) with respect to any breach of the representations and warranties or covenants of Origin, any Origin Subsidiary or any Origin Stockholder contained in this Agreement. This indemnity shall survive the Closing for a period of four years after the Closing Date with respect to Claims arising under the foregoing clause (i) other than Claims arising as a result of a breach of the representations and warranties in Sections 3.01, 3.02, 3.03, 4.01, 4.02, 4.03,
4.14 and 4.15, as to which it shall survive without limitation as to time, and
(ii) Claims arising as a result of a breach of the representations and warranties in Sections 3.06, 4.16, 4.18 and 4.20, as to which it shall survive for a period of six months after the expiration of the statute of limitations. Each Origin Stockholder shall give prompt written notice to CCAC (or Chardan Sub after the Closing) of any Third Party Claims or other facts and circumstances known to them which may entitle CCAC (or Chardan Sub after the Closing) to indemnification under this Section 10.01.

      SECTION 10.02 Indemnification by CCAC. Subject to the limitations set forth in Section 10.04, CCAC (and Chardan Sub after the Closing) shall indemnify and hold harmless each Origin Stockholder from and against, and shall reimburse each Origin Stockholder for, any Damages which may be sustained, suffered or incurred by such Origin Stockholder, whether as a result of Third Party Claims or otherwise, and which arise or result from or in connection with or are attributable to the breach of any of CCAC's representations or warranties or covenants contained in this Agreement. The indemnity in the foregoing clause (a) shall survive the Closing for a period of four years after the Closing Date. CCAC (or Chardan Sub after the Closing) shall give each Origin Stockholder prompt written notice of any Third Party Claims or other facts and circumstances known to it which may entitle them to indemnification under this Section 10.02.

      SECTION 10.03 Notice, Etc. A Party required to make an indemnification payment pursuant to this Agreement ("Indemnifying Party") shall have no liability with respect to Third Party Claims or otherwise with respect to any covenant, representation, warranty, agreement, undertaking or obligation under this Agreement unless the Party entitled to receive such indemnification payment ("Indemnified Party") gives notice to the Indemnifying Party specifying (i) the covenant, representation or warranty, agreement, undertaking or obligation contained herein which it asserts has been breached, (ii) in reasonable detail, the nature and dollar amount of any Claim the Indemnified Party may have against the Indemnifying Party by reason thereof under this Agreement, and (iii) whether or not the Claim is a Third Party Claim. With respect to Third Party Claims, an Indemnified Party (i) shall give the Indemnifying Party prompt notice of any Third Party Claim, (ii) prior to taking any action with respect to such Third Party Claim, shall consult with the Indemnifying Party as to the procedure to be followed in defending, settling, or compromising the Third Party Claim, (iii) shall not consent to any settlement or compromise of the Third Party Claim without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), and (iv) shall permit the Indemnifying Party, if it so elects, to assume the exclusive defense of such Third Party Claim (including, except as provided in the penultimate sentence of this Section, the compromise or settlement thereof) at its own cost and expense. If the Indemnifying Party shall elect to assume the exclusive defense of any Third Party Claim pursuant to this Agreement, it shall notify the Indemnified Party in writing of such election, and the Indemnifying Party shall not be liable hereunder for any fees or expenses of the Indemnified Party's counsel relating to such Third Party Claim after the date of delivery to the Indemnified Party of such notice of election. The Indemnifying Party will not compromise or settle any such Third Party Claim without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) if the relief provided is other than monetary damages or such relief would have a material adverse effect on the Indemnified Party. Notwithstanding the foregoing, if the Indemnifying Party elects to assume the defense with respect to any Third Party Claim, the Indemnifying Party shall have the right to compromise or settle for solely monetary damages such Third Party Claim, provided such settlement will not result in or have a material adverse effect on the Indemnified Party. Notwithstanding the foregoing, the Party which defends any Third Party Claim shall, to the extent required by any insurance policies of the Indemnified Party, share or give control thereof to any insurer with respect to such Claim.

      SECTION 10.04 Limitations.

      (a) No Origin Stockholder or Origin Stockholders shall be required to indemnify CCAC under Section 10.01 unless the aggregate of all amounts for which indemnity would otherwise be due against them exceeds $50,000, but then the Origin Stockholders will be liable for the full amount of Damages.

      (b) CCAC (or Chardan Sub after Closing) shall not be required to indemnify any Origin Stockholder under Section 10.02 unless the aggregate of all amounts for which indemnity would otherwise be due against it exceeds $50,000, but then CCAC (or Chardan Sub after Closing) will be liable for the full amount of Damages.

      (c) If a Third Party Claim subject to indemnification by any Origin Stockholder is brought against Origin or any Origin Subsidiary and Origin and/or the Origin Subsidiary prevails in the defense thereof, such Origin Stockholder shall not be required to indemnify such Origin Subsidiary or CCAC (or Chardan Sub after Closing) with respect to the costs of such defense, including attorneys' fees.

      SECTION 10.05 Adjustment to Purchase Price; Setoff.

      (a) Purchase Price. Any indemnification payments made pursuant to Sections
10.01 and 10.02 shall be deemed to be an adjustment to the Purchase Price. To the extent that any Origin Stockholder is obligated to indemnify CCAC or the Chardan Sub after Closing under the provisions of the Article X for Damages reduced to a monetary amount, CCAC or Chardan Sub after Closing shall have the right to adjust any amount due and owing or to be due and owing under any agreement with the Origin Stockholder, whether under this Agreement or any other agreement between the Origin Stockholder and any of CCAC's or Chardan Sub's affiliates, subsidiaries or controlled persons or entities. To the extent that CCAC or Chardan Sub is obligated to indemnify Origin or any Origin Stockholders after Closing under the provisions of this Article X for Damages reduced to a monetary amount, Origin or any Origin Stockholders after Closing shall have the right to decrease any amount due and owing or to be due and owing under any agreement with CCAC or Chardan Sub, whether under this Agreement or any other agreement between the Origin or Origin Stockholder and any of CCAC's or Chardan Sub's affiliates, subsidiaries or controlled persons or entities.

      (b) Holdback Amount. Notwithstanding the foregoing, CCAC, and Chardan Sub after the Closing, may apply all or a portion of the Holdback Amount to satisfy any Claim for indemnification pursuant to this Article X. CCAC, and Chardan Sub after the Closing, will hold the Holdback Amount until final resolution of the Claim or dispute. The Holdback Amount is security for the indemnification obligations of the Origin Stockholders and is not a limitation on the Damages recoverable or liquidated damages and such security does not limit any other right of set off or recovery under this Agreement or at law, whether pursuant to this Agreement or any other agreement of the Origin Stockholders.

      SECTION 10.06 Claims on behalf or in right of CCAC and Chardan Sub. Pursuant to the provisions of this Article X, if any Claim for indemnification is to be brought against the Origin Stockholders on behalf of or by right of CCAC, or Chardan Sub after the Closing, such claims will be determined by the Independent Committee of the Board of Directors. Any settlement of a Claim for indemnification brought on behalf of or by right of CCAC, or Chardan Sub after the Closing, shall be determined and approved by the Independent Committee of the Board of Directors. The Independent Committee of the Board of Directors of CCAC, or Chardan Sub after the Closing, will consist of two persons, none of which are officers or employees of CCAC, or Chardan Sub after the Closing, or any of their operating subsidiary companies or are direct or beneficial owners of 5% or more of the voting capital stock of CCAC, or Chardan Sub after the Closing. For a period of not less than four years after the Closing or until final resolution of Claims under this Section X brought by or by right of CCAC, or Chardan Sub after the Closing, the board of directors of CCAC, or Chardan Sub after the Closing, will maintain a sufficient number of directors such that it will be able to maintain the Independent Committee.

                                   ARTICLE XI
                           TERMINATION AND ABANDONMENT
                           ---------------------------

      SECTION 11.01 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

      (a) by mutual written consent of CCAC and Origin;

      (b) (i) by CCAC if Origin, any Origin Subsidiary or any Origin Stockholder amends or supplements any Origin, Origin Subsidiary or Origin Stockholder schedule hereto in accordance with Section 8.04 hereof and such amendment or supplement reflects a material adverse change in the condition (financial or other), operations or prospects of Origin or any Origin Subsidiary or the Business, as a whole or in part, after the date hereof, or (ii) by Origin if CCAC amends or supplements any CCAC Schedule hereto in accordance with Section
8.04 hereof and such amendment or supplement reflects a material adverse change in the condition (financial or other) or operations of CCAC.

      (c) by either CCAC or Origin, if the Closing has not occurred by May 31, 2005 (or such other date as may be extended from time to time by written agreement of CCAC and Origin); provided, however, that the right to terminate this Agreement under this Section 11.01(c) shall not be available to any Party that is then in breach of any of its covenants, representations or warranties in this Agreement;

      (d) by Origin, (i) if CCAC shall have breached any of its covenants in Articles VII or VIII hereof in any respect or (ii) if the representations and warranties of CCAC contained in this Agreement shall not be true and correct in all material respects, at the time made, or (iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, CCAC has not cured such breach within 10 Business Days of Origin's notice of an intent to terminate;

      (e) by CCAC, (i) if Origin, any Origin Subsidiary or any Origin Stockholder shall have breached any of the covenants in Articles VI or VIII hereof in any respect or (ii) if the representations and warranties of Origin, any Origin Subsidiary or any Origin Stockholder contained in this Agreement shall not be true and correct in all material respects, at the time made, or
(iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, Origin, such Origin Subsidiary or Origin Stockholder have not cured such breach within 10 Business Days of CCAC's notice of an intent to terminate;

      (f) by Origin, if the Board of Directors of CCAC (or any committee thereof) at the time of the signing of this Agreement shall have failed to recommend or withdrawn or modified in a manner adverse to Origin its approval or recommendation of this Agreement and any of the transactions contemplated hereby;

      (g) by CCAC if the Board of Directors of CCAC shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate this Agreement is reasonably likely to result in the Board of Directors breaching its fiduciary duties to stockholders under applicable law by reason of the pendency of an unsolicited, bona fide written proposal for a superior transaction;

      (h) by either CCAC or Origin, if, at CCAC's Stockholder Meeting (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of CCAC's common stock required under its certificate of incorporation, or 20% or more of the number of shares of CCAC's common stock outstanding as of the date of the record date of the stockholders meeting held by Persons other than the Initial Stockholders exercise their rights to convert the shares of CCAC's common stock held by them into cash in accordance with CCAC's certificate of incorporation.

      SECTION 11.02 Effect of Termination.

      (a) In the event of termination and abandonment by CCAC or by Origin, or both, pursuant to Section 11.01 hereof, written notice thereof shall forthwith be given to the other Party, and except as set forth in this Section 11.02, all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto, and each Party shall bear its own costs and expenses.

      (b) Consequence of Termination. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

            (i) each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

            (ii) all confidential information received by either Party hereto with respect to the business of the other Party, or in the case of the Origin Stockholders, of the Origin Subsidiaries, hereto shall be treated in accordance with Section 8.06 hereof, which shall survive such termination or abandonment.

      (c) Termination Recovery and Fee. If this Agreement is terminated by CCAC under Section 11.01(b)(i) or (e), then CCAC will be entitled to $1,000,000 due and payable immediately upon termination of this Agreement as liquidated damages and not as a penalty amount, and in lieu of any other right or remedy that CCAC may have against the other parties to this Agreement for such breach. If this Agreement is terminated by Origin under Section 11.01(b)(ii), (d) or (f), then Origin will be entitled to $1,000,000 due and payable from Richard Propper, Kerry Propper, Jiangnan Huang, Li Zhang, Dan Beharry and Steven Urbach (collectively, the "CCAC Initial Stockholders"), pro rata among such individuals in relation to their initial ownership in CCAC, immediately upon termination of this Agreement as liquidated damages and not as a penalty amount, and in lieu of any other right or remedy that Origin may have against the other parties to this Agreement for such breach.

      SECTION 11.03 No Claim Against Trust Fund. It is understood by Origin, the Origin Subsidiaries and the Origin Stockholders that in the event of breach of this Agreement or any of the Transactional Documents by CCAC and Chardan Sub, that they have no right to Damages, including the termination fees set forth in Sectoin11.02(c) from CCAC or Chardan Sub. In addition, Origin, the Origin Subsidiaries and the Origin Stockholders agree that they have no right to any amount held in the trust fund referred to in Section 5.07 and they will not make any claim against CCAC and Chardan Sub that would adversely affect the business, operations or prospects of CCAC and Chardan Sub or the amount of the funds held in the trust fund referred to in Section 5.07.

                                   ARTICLE XII
                                   DEFINITIONS
                                   -----------

      SECTION 12.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "Actions" means any claim, action, suit, litigation, arbitration, inquiry, proceeding or investigation by or pending before any Governmental Authority.

      "Business" means the combined and several operations and proposed combined and several operations of Origin, the Origin Subsidiaries and their respective affiliates, contract parties and nominees (or beneficial owners) as a breeder, developer, producer and marketer of top-quality seeds to customers.

      "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

      "Claim" means any claim, demand, suit, proceeding or action.

      "Company's Accountants" means Deloitte & Touche.

      "Contracts" mean any contract, agreement, arrangement, plan, lease, license or similar instrument.

      "Copyrights" shall mean all copyrights, including rights in and to works of authorship and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations and derivative works thereof.

      "Damages" means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between the Indemnified Party and a third party, which is determined (as provided in Article
X) to have been sustained, suffered or incurred by a Party or the Company and to have arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after the exhaustion of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement, if a Third Party Claim, or by the Parties, if a Direct Claim.

      "Direct Claim" means any claim other than a Third Party Claim.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means generally accepted accounting principles, consistently applied in the United States.

      "Government Securities" means any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less.

      "Governmental Authority" means any PRC or non-PRC national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

      "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.


      "Intellectual Property" means any intellectual property rights, including, without limitations, Patents, Copyrights, service marks, moral rights, Trade Secrets, Trademarks, designs and Technology, together with (a) all registrations and applications for registration therefore and (b) all rights to any of the foregoing (including (i) all rights received under any license or other arrangement with respect to the foregoing, (ii) all rights or causes of action for infringement or misappropriation (past, present or future) of any of the foregoing, (iii) all rights to apply fore or register any of the foregoing),
(iv) domain names and URL's of or relating to the Acquired Assets and variations of the domain names and URL's, (vi) Contracts which related to any of the foregoing, including invention assignment, intellectual property assignment, confidentiality, and non-competition agreements, and (vii) goodwill of any of the foregoing.

      "Initial Stockholders" means all of the shares of common stock of CCAC issued and outstanding prior to March 16, 2004 held by various Persons.

      "Laws" means all statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions, including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, environment, hazardous substances, pollution controls, employment and employment practices and access by the handicapped.

      "Lien" means any lien, claim, contingent interest, security interest, charge, restriction or encumbrance.

      "Party" means CCAC, on the one hand, and Origin, each Origin Subsidiary and each Origin Stockholder, on the other hand (collectively, "Parties").

      "Patents" means all United States and foreign patents and utility models and applications therefore and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries.

      "Permits" means all governmental registrations, licenses, permits, authorizations and approvals.

      "Person" means an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

      "PRC GAAP" means PRC Accounting Standards for Business Enterprises in effect from time to time applied consistently throughout the periods involved.

      "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

      "Representatives" of either Party means such Party's employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Software" means all software, in object, human-readable or source code, whether previously completed or now under development, including programs, applications, databases, data files, coding and other software, components or elements thereof, programmer annotations, and all versions, upgrades, updates, enhancements and error corrections of all of the foregoing.

      "Stockholder Meeting" has the meaning specified in Section 7.01.

      "Tax" or "Taxes" means all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, social security, franchise, profits, property or other taxes, tariffs, imposts, fees, stamp taxes and duties, assessments, levies or other charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any government or taxing authority with respect thereto.

      "Technology" means any know-how, confidential or proprietary information, name, data, discovery, formulae, idea, method, process, procedure, other invention, record of invention, model, research, Software, technique, technology, test information, market survey, website, or information or material of a like nature, whether patentable or unpatentable and whether or not reduced to practice.

      "Third Party Claim" means a Claim by a person, firm, corporation or government entity other than a party hereto or any affiliate of such party.


      "Trade Secrets" means all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provides advantages over competitors who do not know or use it and documentation thereof (including related papers, blueprints, drawings, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture and data processing software and compilations of information) and all claims and rights related thereto.


      "Trademarks" means any and all United States and foreign trademarks, service marks, logos, trade names, corporate names, trade dress, Internet domain names and addresses, and all goodwill associated therewith throughout the world.

                                  ARTICLE XIII
                               GENERAL PROVISIONS
                               ------------------

      SECTION 13.01 Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with the preparation of this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

      SECTION 13.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

      (a) If to Origin or to Dr. Han Gengchen, Mr. Yang Yasheng, Mr. Yuan Liang, Ms. Zhao Yuping, Mr. Zhang Weidong or Mr. Chen Weicheng:

                           State Harvest Holdings Limited
                           c/o Beijing Origin Seed Technology Inc.
                           E201 Zhongguanchen Development Building
                           12 Shangdi Xinxi, Haidan District
                           Beijing, China  100085

                           with a copy to:

                           GuanTao Law Firm
                           6/F, Tower B, Tong Tai Plaza
                           No. 33 Finance Street
                           Xicheng District
                           Beijing 10032

      (b) If to CCAC or the CCAC Initial Stockholders:

                           Chardan China Acquisition Corp.
                           625 Broadway
                           Suite 1111
                           San Diego, California 92101
                           Attention:  Dr. Richard D. Propper
                           Telecopier No.: (858) 847-9090

                           with a copy to:

                           Graubard Miller
                           600 Third Avenue
                           New York, New York  10016
                           Attention:  David Alan Miller, Esq.
                           Telecopier No.: 212-818-8181

      SECTION 13.03 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

      SECTION 13.04 Waiver. At any time prior to the Closing, either Party may
(a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

      SECTION 13.05 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 13.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 13.07 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between Origin, any Origin Subsidiary, any Origin Stockholder and CCAC with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

      SECTION 13.08 Benefit. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

      SECTION 13.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

      SECTION 13.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

                                  CHARDAN CHINA ACQUISITION CORP.


                                  By:    /s/ Richard Propper, MD
                                         ---------------------------------------
                                  Name:  Richard Propper, MD
                                  Title: Chairman



                                  /s/ Kerry Propper
                                  ----------------------------------------------
                                  Kerry Propper
                                  (Solely with respect to Section 11.02(c))



                                  /s/ Dr. Richard Propper
                                  ----------------------------------------------
                                  Kerry Propper
                                  (Solely with respect to Section 11.02(c))



                                  /s/ Jiangnan Huang
                                  ----------------------------------------------
                                  Jiangnan Huang
                                  (Solely with respect to Section 11.02(c))



                                  /s/ Li Zhang
                                  ----------------------------------------------
                                  Li Zhang
                                  (Solely with respect to Section 11.02(c))



                                  /s/ Dan Beharry
                                  ----------------------------------------------
                                  Dan Beharry
                                  (Solely with respect to Section 11.02(c))



                                  /s/ Steven Urbach
                                  ----------------------------------------------
                                  Steven Urbach
                                  (Solely with respect to Section 11.02(c))

                                  STATE HARVEST HOLDINGS LIMITED



                                  By or Designed by:/s/ Han Gengchen
                                                    ----------------------------
                                  Name:  Han Gengchen, PhD
                                  Title: CEO


                                  By or Designed by:/s/ Yang Yasheng
                                                    ----------------------------
                                  Name:  Yang Yasheng


                                  By or Designed by:/s/ Yuan Liang
                                                    ----------------------------
                                  Name:  Yuan Liang


                                  By or Designed by:/s/ Zhao Yuping
                                                    ----------------------------
                                  Name:  Zhao Yuping


                                  By or Designed by:/s/ Zhang Wiedong
                                                    ----------------------------
                                  Name:  Zhang Wiedong


                                  By or Designed by:/s/ Chen Weicheng
                                                    ----------------------------
                                  Name:  Chen Weicheng


                                  By or Designed by:/s/ Bo Luxia
                                                    ----------------------------
                                  Name:  Bo Luxia


                                  By or Designed by:/s/ Huang Xilin
                                                    ----------------------------
                                  Name:  Huang Xilin


                                  By or Designed by:/s/ Huo Qingtao
                                                    ----------------------------
                                  Name:  Huo Qingtao

                      FIRST MODIFICATION TO STOCK PURCHASE


                        AGREEMENT DATED DECEMBER 20, 2004





      First Modification Agreement to that certain Stock Purchase Agreement dated December 20, 2004 ("Agreement"), by and among Chardan China Acquisition Corp., Dr. Richard D. Propper, Mr. Kerry Propper, Mr. Jiangnan Huang, Mr. Li Zhang, Mr. Dan Beharry, Mr. Steven Urbach, State Harvest Holdings Limited, Dr. Han Gengchen, Mr. Yang Yasheng, Mr. Yuan Liang, Ms. Zhao Yuping, Mr. Zhuang Weigong, Mr. Chen Weicheng, Ms. Bo Luxia, Mr. Huang Xilin, and Mr. Huo Qingtao made as of April 18, 2005.


      The above parties hereby desire to amend and extend the termination provision set forth in Section 11.01(c) of the Agreement to change the date in that section from May 31, 2005 to August 1, 2005.


      The Agreement in all other respects is affirmed and shall continue in full force and effect.


      It is agreed by the signatories to this modification agreement that executed the Agreement as to Section 11.02(c) that they are continuing to be obligated pursuant to Section 11.02(c) as their obligations may be extended thereunder in time.


      This modification agreement may be executed in counterpart and by facsimile, all of which counterparts taken together may be considered one agreement, binding upon all the signatories thereto, whether by facsimile or original signature.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

                                  CHARDAN CHINA ACQUISITION CORP.


                                  By:/s/ Richard D. Propper
                                     -------------------------------------------
                                  Name:    Richard D. Propper, MD
                                  Title:   Chairman



                                  /s/ Kerry Propper
                                  ----------------------------------------------
                                  Kerry Propper
                                  (Solely with respect to Section 11.02(c))



                                  /s/ Dr. Richard D. Propper
                                  ----------------------------------------------
                                  Dr. Richard D.
                                  Propper (Solely
                                  with respect to
                                  Section 11.02(c))



                                  /s/ Jiangnan Huang
                                  ----------------------------------------------
                                  Jiangnan Huang
                                  (Solely with respect to Section 11.02(c))



                                  /s/ Li Zhang
                                  ----------------------------------------------
                                  Li Zhang
                                  (Solely with respect to Section 11.02(c))



                                  /s/ Dan Beharry
                                  ----------------------------------------------
                                  Dan Beharry
                                  (Solely with respect to Section 11.02(c))



                                  /s/ Steven Urbach
                                  ----------------------------------------------
                                  Steven Urbach
                                  (Solely with respect to Section 11.02(c))

                                  STATE HARVEST HOLDINGS LIMITED



                                  By or Designated by:/s/ Han Gengchen
                                                      --------------------------
                                  Name:Han Gengchen, PhD
                                  Title:CEO


                                  By or Designated by:/s/ Yang Yasheng
                                                      --------------------------
                                  Name: Yang Yasheng


                                  By or Designated by:/s/ Yuan Liang
                                                      --------------------------
                                  Name:Yuan Liang



                                  By or Designated by:/s/ Zhao Yuping
                                                      --------------------------
                                  Name: Zhao Yuping



                                  By or Designated by:/s/ Zhang Wiedong
                                                      --------------------------
                                  Name: Zhang Weidong



                                  By or Designated by:/s/ Chen Weicheng
                                                      --------------------------
                                  Name: Chen Weicheng



                                  By or Designated by:/s/ Bo Luxia
                                                      --------------------------
                                  Name:  Bo Luxia



                                  By or Designated by:/s/ Huang Xilin
                                                      --------------------------
                                  Name:  Huang Xilin



                                  By or Designated by:/s/ Huo Qingtao
                                                      --------------------------
                                  Name:  Huo Qingtao

                      SECOND MODIFICATION TO STOCK PURCHASE

                        AGREEMENT DATED DECEMBER 20, 2004


      Second Modification Agreement to that certain Stock Purchase Agreement dated December 20, 2004 ("Agreement"), by and among Chardan China Acquisition Corp., Dr. Richard D. Propper, Mr. Kerry Propper, Mr. Jiangnan Huang, Mr. Li Zhang, Mr. Dan Beharry, Mr. Steven Urbach, State Harvest Holdings Limited, Dr. Han Gengchen, Mr. Yang Yasheng, Mr. Yuan Liang, Ms. Zhao Yuping, Mr. Zhuang Weigong, Mr. Chen Weicheng, Ms. Bo Luxia, Mr. Huang Xilin, and Mr. Huo Qingtao made as of June 16, 2005.

      The Agreement is hereby modified to substitute the phrase "10,000,000 shares of Chardan Sub's common stock, no par value per share ("Chardan Sub Stock")" for "10,200,000 shares of Chardan Sub's common stock, par value $0.0001 per share ("Chardan Sub Stock")" for the purpose of reducing the stock component of the consideration under the Agreement, such change to be considered made throughout the Agreement and to correct the par value per share to no par value pursuant to the Memorandum of Association of Chardan Sub.

      Schedule C to the Agreement is amended to delete the allocation to Best of the Best Investment Limited.

      The Agreement is modified to substitute the words "follow-on offering" for the words "secondary offering" set forth in Section 1.02(b)(ii)(a)(2) of the Agreement.

      The Agreement in all other respects is affirmed and shall continue in full force and effect.

      This modification agreement may be executed in counterpart and by facsimile, all of which counterparts taken together may be considered one agreement, binding upon all the signatories thereto, whether by facsimile or original signature.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

                                  CHARDAN CHINA ACQUISITION CORP.


                                  By:/s/ Richard D. Propper
                                     -------------------------------------------
                                  Name:    Richard D. Propper, MD
                                  Title:   Chairman



                                  /s/ Kerry Propper
                                  ----------------------------------------------
                                  Kerry Propper
                                  (Solely with respect to Section 11.02(c))



                                  /s/ Dr. Richard D. Propper
                                  ----------------------------------------------
                                  Dr. Richard D.
                                  Propper (Solely
                                  with respect to
                                  Section 11.02(c))



                                  /s/ Jiangnan Huang
                                  ----------------------------------------------
                                  Jiangnan Huang
                                  (Solely with respect to Section 11.02(c))



                                  /s/ Li Zhang
                                  ----------------------------------------------
                                  Li Zhang
                                  (Solely with respect to Section 11.02(c))



                                  /s/ Dan Beharry
                                  ----------------------------------------------
                                  Dan Beharry
                                  (Solely with respect to Section 11.02(c))



                                  /s/ Steven Urbach
                                  ----------------------------------------------
                                  Steven Urbach
                                  (Solely with respect to Section 11.02(c))

                                  STATE HARVEST HOLDINGS LIMITED


                                  By or Designated by:/s/ Han Gengchen
                                                      --------------------------
                                  Name:       Han Gengchen, PhD
                                  Title:      CEO


                                  By or Designated by:/s/ Yang Yasheng
                                                      --------------------------
                                  Name: Yang Yasheng


                                  By or Designated by:/s/ Yuan Liang
                                                      --------------------------
                                  Name:Yuan Liang



                                  By or Designated by:/s/ Zhao Yuping
                                                      --------------------------
                                  Name: Zhao Yuping



                                  By or Designated by:/s/ Zhang Wiedong
                                                      --------------------------
                                  Name: Zhang Weidong



                                  By or Designated by:/s/ Chen Weicheng
                                                      --------------------------
                                  Name: Chen Weicheng



                                  By or Designated by:/s/ Bo Luxia
                                                      --------------------------
                                  Name:  Bo Luxia



                                  By or Designated by:/s/ Huang Xilin
                                                      --------------------------
                                  Name:  Huang Xilin



                                  By or Designated by:/s/ Huo Qingtao
                                                      --------------------------
                                  Name:  Huo Qingtao

                                                                         Annex B

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                    (CAP 291)

                            MEMORANDUM OF ASSOCIATION

                                       OF

                             ORIGIN AGRITECH LIMITED

      NAME

1.    The name of the Company is Origin Agritech Limited.

      REGISTERED OFFICE

2. The registered office of the Company will be situated at P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands.

      REGISTERED AGENT

3. The registered agent of the Company will be Maples Finance BVI Limited of P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands.

      GENERAL OBJECTS AND POWERS

4.    (1)   The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands.

      (2)   The Company may not:

            (a) carry on business with persons resident in the British Virgin Islands;

            (b) own an interest in real property situated in the British Virgin Islands, other than a lease referred to in paragraph
                  (e) of sub clause (3);

            (c) carry on banking or trust business unless it is licensed to do so under the Banks and Trust Companies Act, l990;

            (d) carry on business as an insurance or reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorizing it to carry on that business;

            (e) carry on the business of company management, unless it is licensed under the Company Management Act, l990;

            (f) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands.

      (3) For purposes of paragraph (a) of sub clause (2), the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if

            (a) it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

            (b) it makes or maintains professional contact with solicitors, barristers, accountants, book-keepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

            (c) it prepares or maintains books and records within the British Virgin Islands;

            (d) it holds, within the British Virgin Islands, meetings of its directors or members;

            (e) it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

            (f) it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Act or under the Companies Act; or

            (g) shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.

      (4) The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the object of the Company.

      CURRENCY

5. Shares in the Company shall be issued in the currency of the United States of America.

      AUTHORIZED CAPITAL

6. The Company shall have no authorized capital but shall be authorized to issue 61,000,000 shares.

      CLASSES, NUMBER AND PAR VALUE OF SHARES

7. The Company is authorized to issue two classes of shares as follows:

      (a) 60,000,000 shares in one series of $.0001 par value each ("Ordinary Shares"); and

      (b) 1,000,000 preference shares in one series of $.0001 par value each ("Preferred Stock").

      DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

8.    (1)   Ordinary Shares

            All Ordinary Shares shall

            (a)   have one vote each;

            (b) be subject to redemption, purchase or acquisition by the Company for fair value; and

            (c) have the same rights with regard to dividends and distributions upon liquidation of the Company.

      (2)   Preferred Stock

            The Board of Directors of the Company is authorized, subject to limitations prescribed by law and the provisions of this Clause 8, to amend the Company's Memorandum of Association to provide for the creation from time to time of one or more classes of shares of Preferred Stock, and pursuant to such amendment, to establish the number of shares and series to be included in each such class, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such class. The authority of the Board of Directors with respect to each class shall include, but not be limited to, determination of the following:

            (a) the number of shares and series constituting that class and the distinctive designation of that class;

            (b) the dividend rate on the shares of that class, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes of stock;

            (c) whether that class shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

            (d) whether that class shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

            (e) whether or not the shares of that class shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            (f) whether that class shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that class, and, if so, the terms and amounts of such sinking fund;

            (g) the right of the shares of that class to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional stock (including additional shares of such class of any other class) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding stock of the Company;

            (h) the right of the shares of that class in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes of stock; and

            (i) any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that class.

      RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

9. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

      REGISTERED SHARES

10.   Shares in the Company may be issued as registered shares only.

      AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

11. The Company may only amend its Memorandum of Association and Articles of Association by a resolution of members or by a resolution of directors.

      DEFINITIONS

12. The meanings of words in this Memorandum of Association are as defined in the Articles of Association.

We, Maples Finance BVI Limited of P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association dated this 10th day of February, 2005 in the presence of:



/s/ Aiko Stevens                                     /s/ Carl Seymour
----------------                                     ----------------
Witness:                                             Subscriber:

Aiko Stevens                                         Carl Seymour
P.O. Box 173                                         Maples Finance BVI Limited
Kingston Chambers                                    P.O. Box 173
Road Town, Tortola                                   Kingston Chambers
British Virgin Islands                               Road Town, Tortola
                                                     British Virgin Islands

COMPANY NO. 641792

                           EXTRACT FROM THE RESOLUTION
                              OF THE FIRST DIRECTOR
                                       OF
                             Origin Agritech Limited
                              HELD ON 10 June 2005

AMENDMENT TO THE COMPANY'S MEMORANDUM  OF ASSOCIATION

IT WAS RESOLVED that Clause 7 of the Company's Memorandum of Association be deleted in its entirety and the following Clause be substituted in lieu thereof:-


      "7.   CLASSES, NUMBER AND PAR VALUE OF SHARES

            The Company is authorized to issue two classes of shares as follows:

            (a) 60,000,000 shares in one series of no par value ("Ordinary Shares"); and

            (b) 1,000,000 preference shares in one series of no par value ("Preferred Stock").



CERTIFIED AS A TRUE EXTRACT



/s/ Aiko Stevens
----------------
For and on behalf of
Maples Finance BVI Limited
Registered Agent

                                                                         Annex C

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                    (CAP 291)

                             ARTICLES OF ASSOCIATION

                                       OF

                             ORIGIN AGRITECH LIMITED

                                   PRELIMINARY

1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.



Words                                                Meaning
-----                                                -------
capital                                              The sum of the
                                                     aggregate par value
                                                     of all outstanding
                                                     shares with par
                                                     value of the
                                                     Company and shares
                                                     with par value held
                                                     by the Company as
                                                     treasury shares
                                                     plus



                                                     (a)  the aggregate
                                                          of the amounts
                                                          designated as
                                                          capital of all
                                                          outstanding
                                                          shares without
                                                          par value of
                                                          the Company
                                                          and shares
                                                          without par
                                                          value held by
                                                          the Company as
                                                          treasury
                                                          shares, and



                                                     (b)  the amounts as
                                                          are from time
                                                          to time
                                                          transferred
                                                          from surplus
                                                          to capital by
                                                          a resolution
                                                          of directors.

member                                               A person who holds shares
                                                     in the Company.

person An individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons.

resolution of directors                              (a)  a resolution approved
                                                          at a duly convened
                                                          directors and
                                                          constituted meeting
                                                          of directors of the
                                                          Company or of a
                                                          committee of
                                                          directors of the
                                                          Company by the
                                                          affirmative vote of
                                                          a simple majority of
                                                          the directors present
                                                          at the meeting who
                                                          voted and did not
                                                          abstain; or

                                                     (b)  a resolution consented
                                                          to in writing by
                                                          a simple majority of
                                                          the directors or of a
                                                          simple majority of
                                                          the members of the
                                                          committee of directors
                                                          , as the case may be.

                                                     (c)  The foregoing
                                                          resolutions or
                                                          consents may include
                                                          the actions of
                                                          director alternates.

meeting of directors                                 With respect to calling
                                                     a meeting of directors, a
                                                     resolution consented to in
                                                     writing by any one director
                                                     and notified to all other
                                                     directors.

resolution of members                                A resolution   approved at
                                                     a duly convened   and
                                                     constituted  meeting of the
                                                     members  of the  Company by
                                                     the affirmative vote of


                                                      (a) a simple majority of
                                                          the votes of the
                                                          shares entitled to
                                                          vote thereon which
                                                          were present at the
                                                          meeting and were voted
                                                          and not abstained, or


                                                      (b) a simple majority of
                                                          the votes of each
                                                          class or series of
                                                          shares which were
                                                          present at the meeting
                                                          and entitled to vote
                                                          thereon as a class or
                                                          series and were voted
                                                          and not abstained and
                                                          of a simple majority
                                                          of the votes of the
                                                          remaining shares
                                                          entitled to vote
                                                          thereon which were
                                                          present at the
                                                          meeting and were
                                                          voted and not abstain.

securities                                           Shares and debt obligations
                                                     of every kind, and options,
                                                     warrants and rights to
                                                     shares, or debt
                                                     obligations.

surplus The excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company's capital.

the Act The International Business Companies Act (Cap 291) including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

the Memorandum                                       The Memorandum of
                                                     Association of the Company
                                                     as originally framed or as
                                                     from time to time amended.

the Seal                                             Any Seal which has been
                                                     duly  adopted as the Seal
                                                     of the Company.

these Articles                                       These Articles of
                                                     Association  as originally
                                                     framed or as from time to
                                                     time amended.

treasury shares Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the
                                                     Company and not cancelled.

2. "Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5. A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6. A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum, currently United States dollars.


                                REGISTERED SHARES

7. Every member holding registered shares in the Company shall be entitled to a certificate signed by a director or officer of the Company or under the Seal of the Company. The certificate shall specify the share or shares held by the member and shall

      (a) be signed by two directors or two officers of the Company, or by one director and one officer; or

      (b) be under the Seal of the company, with or without the signature of any director or officer of the company and the signature of the director(s) or officer(s) and/or the Seal may be facsimiles.

8. If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.


                 SHARES, AUTHORIZED CAPITAL, CAPITAL AND SURPLUS

9. Subject to the provisions of these Articles and any resolution of members, the unissued shares of the Company shall be at the disposal of the directors who may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

10. No share in the Company may be issued until the consideration in respect thereof is fully paid as provided in the Act, and when issued the share is for all purposes fully paid and non-assessable save that a share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in these Articles.

11. Shares in the Company may be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

12. Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

13. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

14. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

15. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

16. Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorized capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

17. The Company may purchase, redeem or otherwise acquire and hold its own shares but only out of surplus or in exchange for newly issued shares of equal value.

18.   Subject to provisions to the contrary in

            (a)   the Memorandum or these Articles;

            (b) the designations, powers, preferences, rights, qualifications, limitations and restrictions with which the shares were issued; or

            (c) the subscription agreement for the issue of the shares, the Company may not purchase, redeem or otherwise acquire its own shares without the consent of members whose shares are to be purchased, redeemed or otherwise acquired.

19. No purchase, redemption or other acquisition of shares shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

20. A determination by the directors under the preceding Regulation is not required where shares are purchased, redeemed or otherwise acquired

      (a) pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

      (b)   by virtue of a transfer of capital pursuant to Regulation 47;

      (c)   by virtue of the provisions of Section 83 of the Act; or

      (d)   pursuant to an order of the Court.

21. Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Regulation may be cancelled or held as treasury shares except to the extent that such shares are in excess of 80 percent of the issued shares of the Company in which case they shall be cancelled but they shall be available for reissue.

22. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

23. The Company may by a resolution of directors include in the computation of surplus for any purpose the unrealised appreciation of the assets of the Company, and, in the absence of fraud, the decision of the directors as to the value of the assets is conclusive, unless a question of law is involved.


                   MORTGAGES AND CHARGES OF REGISTERED SHARES


24. Members may pledge, hypothecate, mortgage or charge their registered shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid pledge, hypothecation, mortgage or charge except insofar as it may conflict with any requirements herein contained for consent to the transfer of shares.

25. In the case of the pledge, hypothecate, mortgage or charge of registered shares there may be entered in the share register of the Company at the request of the registered holder of such shares

      (a) a statement that the shares are pledged, hypothecated, mortgaged or charged;

      (b)   the name of the pledge, mortgagee or chargee; and

      (c) the date on which the aforesaid particulars are entered in the share register.

26. Where particulars of a pledge, hypothecation, mortgage or charge are registered, such particulars shall be cancelled

      (a) with the consent of the named pledgee, mortgagee or chargee or anyone authorized to act on his behalf; or

      (b) upon evidence satisfactory to the directors of the discharge of the liability secured by the pledge, hypothecation, mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

27. Whilst particulars of a pledge, hypothecation, mortgage or charge are registered, no transfer of any share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf.


                                   FORFEITURE

28. When shares issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the following provisions shall apply.

29. Written notice specifying a date for payment to be made and the shares in respect of which payment is to be made shall be served on the member who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt.

30.   The written notice specifying a date for payment shall

      (a) name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and

      (b) contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

31. Where a written notice has been issued and the requirements have not been complied with within the prescribed time, the directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates.

32. The Company is under no obligation to refund any moneys to the member whose shares have been forfeited and cancelled pursuant to these provisions. Upon forfeiture and cancellation of the shares the member is discharged from any further obligation to the Company with respect to the shares forfeited and cancelled.


                                      LIEN

33. The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Regulation.

34. In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the directors may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty-one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

35. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be regihstered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                               TRANSFER OF SHARES

36. Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate.

37. The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee's name has been entered in the share register.


                             TRANSMISSION OF SHARES

38. The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following three Regulations.

39. The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased member or of the appointment of a guardian of an incompetent member or the trustee of a bankrupt member shall be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside the British Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation as executor, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

40. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

41. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

42. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

             REDUCTION OR INCREASE IN AUTHORIZED CAPITAL OR CAPITAL

43. The Company may by a resolution of directors or a resolution of members amend the Memorandum to increase or reduce its authorized capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

44. Subject to the requirements of the Memorandum, the Company may by either a resolution of members or a resolution of directors amend the Memorandum to

      (a) increase or reduce its authorized capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing;

      (b)   increase the number of its shares having no par value;

      (c) increase its capital constituted by shares of no par value by transferring reserves or profits to the capital, with or without a distribution of shares; ( d) combine and divide all or any part of its share capital into shares of larger amount than its existing shares or combine and reduce the number of the issued no par value shares;

      (e) increase the number of its issued no par value shares without an increase of its capital; (f) subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum; (g) convert any shares having a par value into shares of no par value;
            (h) convert any shares of no par value into shares having a par value; or (i) convert any of its shares, whether issued or not, into shares of another class.


45. The Company may by a resolution of directors or a resolution of members amend the Memorandum to

      (a) divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

      (b) combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series,

         provided, however, that where shares are divided or combined under (a) or (b) of this Regulation, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

46. The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital.

47. Subject to the provisions of the two next succeeding Regulations, the capital of the Company may by resolution of directors be reduced by transferring an amount of the capital of the Company to surplus.

48. No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

49. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.


                        MEETINGS AND CONSENTS OF MEMBERS

50. Any action required or permitted to be taken by the members must be effected at a duly called meeting (as described in Regulations 52 and 53) of the members entitled to vote on such action and may not be effected by written resolution.

51. Meetings of members shall be held at such places as may be fixed from time to time by the directors.

52. An annual meeting of members for election of directors and for such other business as may come before the meeting shall be held each year at such date and time as may be determined by the directors.

53. Special meetings of members (being all meetings of members which are not annual meetings) may be called only by the directors pursuant to a resolution of directors to that effect or upon the written request of members holding more than 50 percent of the votes of the outstanding voting shares in the Company.

54. Written notice of all meetings of members, stating the time, place and purposes thereof, shall be given not fewer than seven days before the date of the proposed meeting to those persons whose names appear as members in the share register of the Company on the date of the notice and are entitled to vote at the meeting.

55. The directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

56.   A meeting of members may be called on short notice:

      (a) if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

      (b) if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver. 57. The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

58. A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

59. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

60. An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy:


(Name of Company)


I/We
    ----------------------------------------------------------------------------
being a member of the above Company with.                                 shares
                                         ---------------------------------
HEREBY APPOINT
              ------------------------------------------------------------------
of
  ------------------------------------------------------------------------------
or failing him.
               -----------------------------------------------------------------
of                                                                         to be
  -------------------------------------------------------------------------
my/our proxy to vote for me/us at the meeting of members to be held on the day of.
----------------       ---------------------------------------------------------
and at any adjournment thereof.

[Any restrictions on voting to be inserted here]



Signed this.                  day of.
            ------------------       -------------------------------------------

/s/
------------------------------
Member

61.   The following shall apply in respect of joint ownership of shares:

      (a) if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

      (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and (c) if two or more of the joint owners are present in person or by proxy they must vote as one. 62. A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

63. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

64. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

65. At any meeting of members, only such business shall be conducted as shall have been brought before such meeting:

      (a)   by or at the direction of the Chairman of the Board of Directors; or

      (b) by any member who is a holder of record at the time of the giving of the notice provided for in Regulation 54 who is entitled to vote at the meeting and who complies with the procedures set out in Regulation 66.

66. For business to be properly brought to the annual
            meeting of members by a member, the member must have given timely written notice thereof, either by personal delivery or by prepaid registered post to the Secretary of the Company (the "Secretary") at the principal executive offices of the Company. To be timely, a member's notice must be delivered not less than 60 days nor more than 90 days prior to the anniversary date of the prior year's annual meeting; provided, however, that in the event that the date of the annual meeting changed by more than 30 days from such anniversary date, in order to be timely, notice by the member must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. For the purposes of this Regulation 66, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within 30 days from original date shall be deemed, for purposes of notice, to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary for the meeting as originally scheduled. A member's notice to the Secretary shall set out as to each matter that the member wishes to be brought before the meeting of members:

            (i) a brief description of the business desired to be brought before the meeting;

            (ii) the name and address of record of the member proposing such business;

            (iii) the class and number of shares of the Company which are beneficially owned by such member;

            (iv)  any material interest of such member in such business; and

            (v) if the member intends to solicit proxies in support of such member's proposal, a representation to that effect

      (b) Notwithstanding the aforegoing, nothing in this Regulation 66 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the directors. The chairman of a meeting of members shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Regulation 66 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. However, the notice requirements set out in this Regulation 66 shall be deemed satisfied by a member if the member has notified the Company of his intention to present a proposal at a meeting of members and such member's proposal has been included in a proxy statement that has been distributed by, at the direction of, or on behalf of, the directors to solicit proxies for such meeting; provided that, if such member does not appear or send a qualified representative, as determined by the chairman of the meeting, to present such proposal at such meeting, the Company need not present such proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Company.

67. At every meeting of members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the chief executive officer shall be the chairman. In the absence of the chief executive officer, such person as shall be selected by the Board of Directors shall act as chairman of the meeting.

68. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

69. At any meeting of the members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

70. Any person other than an individual shall be regarded as one member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

71. Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

72. The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

73. Directors of the Company may attend and speak with members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

74. No business of the Company shall be conducted at a meeting of members except in accordance with the provisions of these Regulations 50 to 73.


                                    DIRECTORS

75. The initial number of directors shall be one until such time as the Company merger with its parent corporation when the number of directors shall be increased to nine. Subject to the requirements of the Memorandum, the directors may by a resolution of directors, amend this Regulation 75 to change the number of directors.

76. Subject to Regulation 75 to change the number of directors, the continuing directors may act, notwithstanding any casual vacancy in their body, so long as there remain in office not less than the prescribed minimum number of directors duly qualified to act, but if the number falls below the prescribed minimum, the remaining directors shall not act except for the purpose of filling such vacancy.

77. The shareholding qualification for directors may be fixed, and from time to time varied, by a resolution of members and unless and until so fixed no qualification shall be required. A director must be an individual.

78. The directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

                     APPOINTMENT AND RETIREMENT OF DIRECTORS

79. The first directors of the Company shall be appointed by the subscribers to the Memorandum, and thereafter, directors shall hold office until the next annual meeting of shareholders or until such director's earlier resignation, removal from office, death or incapacity.

80. Any vacancy on the Board of Directors resulting from death, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between meetings of members shall be filled only by the affirmative vote of a majority of all the directors then in office (even if less than a quorum).

81.   (a)   Nominations of persons for election to the Board of Directors shall be made only at a meeting of members and only

            (i)   by or at the direction of the directors; or

            (ii) by a member entitled to vote for the election of directors who complies with the notice procedures set out below.

      (b) Such nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a members' notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year's annual meeting; provided, however, that in the event that the date of the annual meeting changed by more than 30 days from such anniversary date, notice by the member to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. For the purposes of this Regulation, any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for the purposes of this notice to be a continuation of the original meeting and no nominations by a member of persons to be elected directors of the Company may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Each such notice shall set out

            (i) the name and address of the member who intends to make the nomination and of the persons to be nominated;

            (ii) a representation that the member is a holder of record of shares in the Company entitled to vote at such meeting and that he intends to appear in person or by a proxy at the meeting to nominate the persons specified in the notice;

            (iii) a description of all arrangements or understandings between the member and each nominee and any other person (naming such person) pursuant to which the nominations are to be made by the member;

            (iv) such other information regarding each nominee proposed by such member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission, had each nominee been nominated, or intended to be nominated, by the directors;

            (v) the consent of each nominee to serve as a director of the Company if so elected; and

            (vi) if the member intends to solicit proxies in support of such member's nominees, a representation to that effect. 82. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the aforegoing procedure detailed in Regulation 81. Only such persons as are nominated in accordance with the procedures set out in Regulation 81 shall be eligible to serve as directors of the Company. If at any meeting of members at which an election of directors ought to take place, the place of any retiring director is not filled, he shall, if willing, continue in office until the dissolution of the annual meeting of members in the next year, and so on from year to year until his place is filled, unless it shall be determined at such meeting not to fill such vacancy.

83. The appointment of a director shall take effect upon compliance with the requirements of the Act.


                    DISQUALIFICATION AND REMOVAL OF DIRECTORS

84. Subject to the provisions of the Act, a director shall cease to hold office as such only:

      (a)   if he becomes of unsound mind; or

      (b) if (unless he is not required to hold a share qualification) he has not duly qualified himself within two months of his appointment or if he ceases to hold the required number of shares to qualify him for office; or

      (c) if he is absent from meetings of the directors for six consecutive months without leave of the board of directors, provided that the directors shall have power to grant any director leave of absence for any or an indefinite period; or

      (d)   if he dies; or

      (e) one month or, with the permission of the directors earlier, after he has given notice in writing of his intention to resign; or

      (f) if he shall, pursuant to the provisions of the Act, be disqualified or cease to hold office or be prohibited from acting as director; or

      (g) if he is removed from office by a resolution signed by all the other directors; or

      (h) if he is removed from office for cause by a resolution of members. For the purposes hereof, cause means the willful and continuous failure by a director to substantially perform his duties to the Company (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by the director in gross misconduct materially and demonstrably injurious to the Company; or

      (i) if he is removed from office without cause by a resolution of the majority of the members of the Company, being for the purposes of this Regulation 84(i) only, an affirmative vote of the holders of 662/3 percent or more of the outstanding votes of the shares entitled to vote thereon.

                              REGISTER OF DIRECTORS

85. The Company may determine by resolution of directors to keep a register of directors containing:

      (a) the names and addresses of the persons who are directors of the Company;

      (b) the date on which each person whose name is entered in the register was appointed as director of the Company; and

      (c) the date on which each person named as a director ceased to be a director of the Company.

86. If the directors determine to maintain a register of directors, a copy thereof shall be kept at the registered office of the Company and the Company may determine by resolution of directors to register a copy of the register with the Registrar of Companies.


                               MANAGING DIRECTORS

87. The directors may from time to time and by resolution of directors appoint one or more of their number to be a managing director or joint managing director and may, subject to any contract between him or them and the Company, from time to time terminate his or their appointment and appoint another or others in his or their place or places.

88. A director appointed in terms of the provisions of Regulation 87 to the office of managing director of the Company may be paid, in addition to the remuneration payable in terms of Regulation 78, such remuneration not exceeding a reasonable maximum in each year in respect of such office as may be determined by a disinterested quorum of the directors.

89. The directors may from time to time, by resolution of directors, entrust and confer upon a managing director for the time being such of the powers and authorities vested in them as they think fit, save that no managing director shall have any power or authority with respect to the matters requiring a resolution of directors under the Act.


                               POWERS OF DIRECTORS

90. The business and affairs of the Company shall be managed by the directors who may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorized by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

91. The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. The resolution of directors appointing an agent may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

92. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the matters requiring a resolution of directors under the Act.

93. The directors may authorize the payment of such donations by the Company to such religious, charitable, public or other bodies, clubs, funds or associations or persons as may seem to them advisable in the interests of the Company.

94. The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

95. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

96. The Company may determine by resolution of directors to maintain at its registered office a register of mortgages, charges and other encumbrances in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance:

      (a)   the sum secured;

      (b)   the assets secured;


      (c) the name and address of the mortgagee, chargee or other encumbrancer;

      (d)   the date of creation of the mortgage, charge or other encumbrance;
            and

      (e) the date on which the particulars specified above in respect of the mortgage, charge or other encumbrance are entered in the register.

97. The Company may further determine by a resolution of directors to register a copy of the register of mortgages, charges or other encumbrances with the Registrar of Companies.

                            PROCEEDINGS OF DIRECTORS

98. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

99. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

100. A director shall be given not less than 3 days notice of meetings of directors, but a meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

101. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum shall be 2.

102. At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice-Chairman of the Board of Directors shall preside. If there is no Vice-Chairman of the Board of Directors or if the Vice-Chairman of the Board of Directors is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

103. An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a committee of directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by three quarters of the directors or three quarters of the members of the committee as the case may be, provided that a copy of the proposed resolution will have been sent to all of the directors or the members of the committee, for their consent. The consent may be in the form of counterparts, each counterpart being signed by one or more directors.

104.  The directors shall cause the following corporate records to be kept:

      (a) minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members;

      (b) copies of all resolutions consented to by directors, members, committees of directors, committees of officers and committees of members; and

      (c) such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

105. The books, records and minutes shall be kept at the registered office of the Company, its principal place of business or at such other place as the directors determine.

                                   COMMITTEES

106. The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

107. Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles, to appoint directors or fix their emoluments, or to appoint officers or agents of the Company.

108. The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.


                                    OFFICERS

109. The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chief Executive Officer or one or more Joint Chief Executive Officers, a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, a President or one or more Joint Presidents, a Chief Operating Officer and one or more Vice-Presidents, Secretaries and Treasurers and such other holders of any other executive office in the Company or officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

110. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and members, the Vice-Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice-Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

111.  The emoluments of all officers shall be fixed by resolution of directors.

112. The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.


                              CONFLICT OF INTERESTS

113. No agreement or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors.

114. A director who has an interest in any particular business to be considered at a meeting of directors or members may be counted for purposes of determining whether the meeting is duly constituted.


                                 INDEMNIFICATION

115. To the full extent permitted by the Act or any other applicable laws presently or hereafter in effect, no director of the Company shall be personally liable to the Company or its members for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. Any repeal or modification of this Regulation 115 by a resolution of members shall not adversely affect the right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

116. Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

      (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

      (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

117. The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

118. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

119. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

120. If a person to be indemnified has been successful in defence of any proceedings referred to above, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

121. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.


                                      SEAL

122. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered Office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or any other person so authorized from time to time by resolution of directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.


                                    DIVIDENDS

123. The Company may by a resolution of directors declare and pay dividends in money, shares, or other property, but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

124. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

125. The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set aside as a reserve fund upon such securities as they may select.

126. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

127. Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

128. No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the vote in electing directors.

129. A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

130. In the case of a dividend of authorized but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

131. In the case of a dividend of authorized but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

132. A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.


                               ACCOUNTS AND AUDIT

133. The Company may by resolution of members call for the directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period.

134. The Company may by resolution of members call for the accounts to be examined by auditors.

135. The first auditors of the Company and subsequent auditors shall be appointed by resolution of directors.

136. The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

137.  The remuneration of the auditors of the Company

      (a) in the case of auditors appointed by the directors, may be fixed by resolution of directors; and

      (b) subject to the foregoing, shall be fixed by resolution of members or in such manner as the Company may by resolution of members determine.

138. The auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written report whether or not

      (a) in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and

      (b) all the information and explanations required by the auditors have been obtained.

139. The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the Company or shall be served on the members.

140. Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

141. The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company at which the Company's profit and loss account and balance sheet are to be presented.


                                     NOTICES

142. Any notice, information or written statement to be given by the Company to members may be served in the case of members holding registered shares in any way by which it can reasonably be expected to reach each member or by mail addressed to each member at the address shown in the share register.

143. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

144. Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.


                        PENSION AND SUPERANNUATION FUNDS

145. The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

                      VOLUNTARY WINDING UP AND DISSOLUTION

146. The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of director.


                                  CONTINUATION

147. The Company may by resolution of members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.



We, Maples Finance BVI Limited of P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to these Articles of Association this 10th day of February 2005 in the presence of:




/s/ Aiko Stevens                                     /s/ Carl Seymour
----------------                                     ----------------
Witness:                                             Subscriber:

Aiko Stevens                                         Carl Seymour
P.O. Box 173                                         Maples Finance BVI Limited
Kingston Chambers                                    P.O. Box 173
Road Town, Tortola                                   Kingston Chambers
British Virgin Islands                               Road Town, Tortola
                                                     British Virgin Islands

                                                                         Annex D

                              Approved by Board of Directors on December 7, 2004
                                     Approved by Stockholders on _________, 2005

                         CHARDAN CHINA ACQUISITION CORP.

                          2005 Performance Equity Plan

Section 1. Purpose; Definitions.

      1.1. Purpose. The purpose of the 2005 Performance Equity Plan ("Plan") is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

      1.2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

            (a) "Agreement" means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

            (b) "Board" means the Board of Directors of the Company.

            (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (d) "Committee" means the Stock Option Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to "Committee" shall mean the Board.

            (e) "Common Stock" means the Common Stock of the Company, par value $.0001 per share.

            (f) "Company" means Chardan China Acquisition Corp., a corporation organized under the laws of the State of Delaware.

            (g) "Deferred Stock" means Common Stock to be received under an award made pursuant to Section 8, below, at the end of a specified deferral period.

            (h) "Disability" means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

            (i) "Effective Date" means the date set forth in Section 12.1, below.

            (j) "Fair Market Value", unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or
(ii) above, such price as the Committee shall determine, in good faith.

            (k) "Holder" means a person who has received an award under the Plan.

            (l) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

            (m) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

            (n) "Normal Retirement" means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as "retirement age" for any particular Holder. If no age is designated, it shall be 65.

            (o) "Other Stock-Based Award" means an award under Section 9, below, that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

            (p) "Parent" means any present or future "parent corporation" of the Company, as such term is defined in Section 424(e) of the Code.

            (q)  "Plan"  means  the  Chardan  China   Acquisition   Corp.   2005
Performance Equity Plan, as hereinafter amended from time to time.

            (r) "Repurchase Value" shall mean the Fair Market Value in the event the award to be settled under Section 2.2(h) or repurchased under Section 10.2 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) in the event the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award.

            (s) "Restricted Stock" means Common Stock received under an award made pursuant to Section 7, below, that is subject to restrictions under said
Section 7.

            (t) "SAR Value" means the excess of the Fair Market Value (on the exercise date) over the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

            (u) "Stock Appreciation Right" means the right to receive from the Company, on surrender of all or part of the related Stock Option, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date).

            (v) "Stock Option" or "Option" means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

            (w) "Stock Reload Option" means any option granted under Section 5.3 of the Plan.

            (x)   "Subsidiary"   means  any   present   or  future   "subsidiary
corporation" of the Company, as such term is defined in Section 424(f) of the Code.

            (y) "Vest" means to become exercisable or to otherwise obtain ownership rights in an award.

Section 2. Administration.

      2.1. Committee Membership. The Plan shall be administered by the Board or a Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. The Committee members, to the extent possible and deemed to be appropriate by the Board, shall be "non-employee directors" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and "outside directors" within the meaning of Section 162(m) of the Code.

      2.2. Powers of Committee. The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

            (a) to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Reload Stock Options and/or Other Stock-Based Awards may from time to time be awarded hereunder.

            (b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

            (c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

            (d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan;

            (e) to permit a Holder to elect to defer a payment under the Plan under such rules and procedures as the Committee may establish, including the payment or crediting of interest on deferred amounts denominated in cash and of dividend equivalents on deferred amounts denominated in Common Stock;

            (f) to determine the extent and circumstances under which Common Stock and other amounts payable with respect to an award hereunder shall be deferred that may be either automatic or at the election of the Holder;

            (g) to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (ii) new awards of any other type for previously granted awards of the same type, which previously granted awards are upon less favorable terms; and

            (h) to make payments and distributions with respect to awards (i.e., to "settle" awards) through cash payments in an amount equal to the Repurchase Value.

            Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards for more than 300,000 shares in the aggregate.

      2.3. Interpretation of Plan.

            (a) Committee Authority. Subject to Section 11, below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 11, below, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

            (b) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Reload Options or Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section 3. Stock Subject to Plan.

      3.1. Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 1,500,000 shares. Shares of Common Stock under the Plan ("Shares") may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Reload Stock Option or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then the number of shares available under the Plan shall be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such Stock Option.

      3.2. Adjustment Upon Changes in Capitalization, Etc. In the event of any merger, reorganization, consolidation, common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

Section 4. Eligibility.

      Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant. Notwithstanding the foregoing, an award may be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services.

Section 5. Stock Options.

      5.1. Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-Qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option.

      5.2. Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

            (a) Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company ("10% Stockholder").

            (b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, provided, however, that in no event may the exercise price per share be less than $[.02] under any Stock Option.

            (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Section 10, below. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

            (d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan's purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). Payments in the form of Common Stock shall be valued at the Fair Market Value on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Subject to the terms of the Agreement, the Committee may, in its sole discretion, at the request of the Holder, deliver upon the exercise of a Nonqualified Stock Option a combination of shares of Deferred Stock and Common Stock; provided, however, that, notwithstanding the provisions of Section 8 of the Plan, such Deferred Stock shall be fully vested and not subject to forfeiture. A Holder shall have none of the rights of a Stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option. The Committee may permit a Holder to elect to pay the Exercise Price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

            (e) Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder's lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder's guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder's "Immediate Family" (as defined below), or
(ii) to an entity in which the Holder and/or members of Holder's Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Stock Option prior to such transfer. The term "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder's household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets.

            (f) Termination by Reason of Death. If a Holder's employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

            (g) Termination by Reason of Disability. If a Holder's employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

            (h) Other Termination. Subject to the provisions of Section 13.3, below, and unless otherwise determined by the Committee and set forth in the Agreement, if such Holder's employment or retention by, or association with, the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder's employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option that has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option's term.

            (i) Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

            (j) Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

      5.3. Stock Reload Option. If a Holder tenders shares of Common Stock to pay the exercise price of a Stock Option ("Underlying Option") and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes, then the Holder may receive, at the discretion of the Committee, a new Stock Reload Option to purchase that number of shares of Common Stock equal to the number of shares tendered to pay the exercise price and the withholding taxes (but only if such tendered shares were held by the Holder for at least six months). Stock Reload Options may be any type of option permitted under the Code and will be granted subject to such terms, conditions, restrictions and limitations as may be determined by the Committee from time to time. Such Stock Reload Option shall have an exercise price equal to the Fair Market Value as of the date of exercise of the Underlying Option. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the Underlying Option to which the Reload Option is related.

Section 6. Stock Appreciation Rights.

      6.1. Grant and Exercise. The Committee may grant Stock Appreciation Rights to participants who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Nonqualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Nonqualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

      6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

            (a) Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

            (b) Termination. A Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option.

            (c) Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised.

            (d) Shares Affected Upon Plan. The granting of a Stock Appreciation Right shall not affect the number of shares of Common Stock available under for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7. Restricted Stock.

      7.1. Grant. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture ("Restriction Period"), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.

      7.2. Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

            (a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock
shall  have  been  awarded.   During  the   Restriction   Period,   certificates
representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

            (b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

            (c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, subject to Section 10, below, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested, subject to Section 10, below. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 8. Deferred Stock.

      8.1. Grant. Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period ("Deferral Period") during which, and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards.

      8.2. Terms and Conditions. Each Deferred Stock award shall be subject to the following terms and conditions:

            (a) Certificates. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 8.2 (d) below, where applicable), share certificates shall be issued and delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock award.

            (b) Rights of Holder. A person entitled to receive Deferred Stock shall not have any rights of a Stockholder by virtue of such award until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such Common Stock. The shares of Common Stock issuable upon expiration of the Deferral Period shall not be deemed outstanding by the Company until the expiration of such Deferral Period and the issuance and delivery of such Common Stock to the Holder.

            (c) Vesting; Forfeiture. Upon the expiration of the Deferral Period with respect to each award of Deferred Stock and the satisfaction of any other applicable restrictions, terms and conditions all or part of such Deferred Stock shall become vested in accordance with the terms of the Agreement, subject to
Section 10, below. Any such Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock.

            (d) Additional Deferral Period. A Holder may request to, and the Committee may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified event ("Additional Deferral Period"). Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

Section 9. Other Stock-Based Awards.

      Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 10. Accelerated Vesting and Exercisability.

      10.1. Non-Approved Transactions. If any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934, as amended ("Exchange Act")), is or becomes the "beneficial owner" (as referred in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities in one or more transactions, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective agreements respecting such Stock Options and awards.

      10.2. Approved Transactions. The Committee may, in the event of an acquisition of substantially all of the Company's assets or at least 50% of the combined voting power of the Company's then outstanding securities in one or more transactions (including by way of merger or reorganization) which has been approved by the Company's Board of Directors, (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan, or (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award or, in the event that an outstanding award does not have any Repurchase Value, then the Board of Directors may terminate the award on payment of $.01 per share that may be acquired or vest under an award.

Section 11. Amendment and Termination.

      The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder's consent, except as set forth in this Plan.

Section 12. Term of Plan.

      12.1. Effective Date. The Plan shall be effective as of December 7, 2004 subject to the approval of the Plan by the Company's stockholders within one year after the Effective Date. Notwithstanding the foregoing, if the Plan is not approved by the Company's stockholders, it will continue to be effective provided that no Incentive Stock Options will be issued under the Plan Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company's stockholders and no awards shall vest or otherwise become free of restrictions prior to such approval.

      12.2. Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period following the Effective Date.

Section 13. General Provisions.

      13.1. Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

      13.2. Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

      13.3. Employees.

            (a) Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information. If a Holder's employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) discloses to anyone outside the Company or uses any confidential information or material of the Company or any of its Subsidiaries in violation of the Company's policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Shares that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder's employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

            (b) Termination for Cause. The Committee may, if a Holder's employment with the Company or a Subsidiary is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Shares that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder's employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the

Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

            (c) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

      13.4. Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company's securities.

      13.5. Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

      13.6. Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

      13.7. Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions); provided, however, that all matters relating to or involving corporate law shall be governed by the laws of the State of Delaware.

      13.8. Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

      13.9. Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

      13.10. Applicable Laws. The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933 (the "Securities Act"), as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

      13.11. Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

      13.12. Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the Nasdaq National Market and Nasdaq SmallCap Market.

                                 Plan Amendments

                 Date Approved                                       Initials of
                      by                                               Attorney
Date Approved    Stockholders,      Sections       Description of     Effecting
  by Board       if necessary       Amended          Amendments       Amendment
  --------       ------------       -------          ----------       ---------

                                                                         Annex E

                                           Adopted by the Board of Directors and
                                             Audit Committee on __________, 2005

                             AUDIT COMMITTEE CHARTER

                                       OF

                             ORIGIN AGRITECH LIMITED

Purpose

The Audit Committee is appointed by the Board of Directors ("Board") of Origin Agritech Limited. ("Company") to assist the Board in monitoring (1) the integrity of the annual, quarterly and other financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's independent auditors and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee also shall review and approve all related-party transactions.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission ("Commission") to be included in the Company's annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members, absent a temporary vacancy. The members of the Audit Committee shall meet the independence and experience requirements of the The Nasdaq Stock Market, Inc.,
Section 10A(m)(3) of the Securities Exchange Act of 1934 ("Exchange Act") and the rules and regulations of the Commission.

The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less than quarterly. The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of or consultants to, the Audit Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit). The Audit Committee may form and delegate authority to subcommittees of the Audit Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to (i) the independent auditor for the purpose of rendering or issuing an audit report and (ii) any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee annually shall review the Audit Committee's own performance.

The Audit Committee shall:

Financial Statement and Disclosure Matters

1. Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.

2. Review and discuss with management and the independent auditor the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

3. If requested by the Audit Committee, management or the independent auditors, review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

4. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including:

      (a) any significant changes in the Company's selection or application of accounting principles;

      (b)   the Company's critical accounting policies and practices to be used;

      (c) All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

      (d) any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and

      (e) any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

5. Discuss with management the Company's earnings press releases generally, including the use of "pro forma" or "adjusted" non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types to be presentations to be made.

6.    Discuss  with  management  and the  independent  auditor the effect on the
      Company's   financial   statements  of  (i)   regulatory   and  accounting
      initiatives and (ii) off-balance sheet structures.

7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-Kand Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

10. At least annually, obtain and review a report from the independent auditor, consistent with Independence Standards Board Standard 1, regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

11. Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

12. Oversee the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

13. Be available to the independent auditors during the year for consultation purposes.

Compliance Oversight Responsibilities

14. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

15.   Review and approve all related-party transactions.

16. Inquire and discuss with management the Company's compliance with applicable laws and regulations and with the Company's Code of Ethics, in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.

17. Establish procedures (which may be incorporated in the Company's Code of Ethics, in effect at such time, if any) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

18. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

19. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                                                         Annex F

                                              Approved by the Board of Directors
                                                             _____________, 2005
                                             Adopted by the Nominating Committee
                                                             _____________, 2005

                             ORIGIN AGRITECH LIMITED

                          Nominating Committee Charter

      The Nominating Committee's responsibilities and powers as delegated by the board of directors are set forth in this charter. Whenever the Committee takes an action, it shall exercise its independent judgment on an informed basis that the action is in the best interests of the Company and its stockholders.

I.    PURPOSE

      As set forth herein, the Committee shall, among other things, discharge the responsibilities of the board of directors relating to the appropriate size, functioning and needs of the board including, but not limited to, recruitment and retention of high quality board members and committee composition and structure.

II.   MEMBERSHIP

      The Committee shall consist of at least two members of the board of directors as determined from time to time by the board. Each member shall be "independent" in accordance with the listing standards of the Nasdaq Stock Market, as amended from time to time.

      The board of directors shall elect the members of this Committee at the first board meeting practicable following the annual meeting of stockholders and may make changes from time to time pursuant to the provisions below. Unless a chair is elected by the board of directors, the members of the Committee shall designate a chair by majority vote of the full Committee membership.

      A Committee member may resign by delivering his or her written resignation to the chairman of the board of directors, or may be removed by majority vote of the board of directors by delivery to such member of written notice of removal, to take effect at a date specified therein, or upon delivery of such written notice to such member if no date is specified.

III.  MEETINGS AND COMMITTEE ACTION

      The Committee shall meet at such times as it deems necessary to fulfill its responsibilities. Meetings of the Committee shall be called by the chairman of the Committee upon such notice as is provided for in the by-laws of the company with respect to meetings of the board of directors. A majority of the members shall constitute a quorum. Actions of the Committee may be taken in person at a meeting or in writing without a meeting. Actions taken at a meeting, to be valid, shall require the approval of a majority of the members present and voting. Actions taken in writing, to be valid, shall be signed by all members of the Committee. The Committee shall report its minutes from each meeting to the board of directors.

      The chairman of the Committee shall establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Committee. At each meeting, the chairman shall appoint as secretary a person who may, but need not, be a member of the Committee. A certificate of the secretary of the Committee or minutes of a meeting of the Committee executed by the secretary setting forth the names of the members of the Committee present at the meeting or actions taken by the Committee at the meeting shall be sufficient evidence at all times as to the members of the Committee who were present, or such actions taken.

IV.   COMMITTEE AUTHORITY AND RESPONSIBLITIES

      o Developing the criteria and qualifications for membership on the board.

      o Recruiting, reviewing and nominating candidates for election to the board of directors or to fill vacancies on the board of directors.

      o     Reviewing  candidates  proposed  by  stockholders,   and  conducting
            appropriate inquiries into the background and qualifications of any such candidates.

      o Establishing subcommittees for the purpose of evaluating special or unique matters.

      o Monitoring and making recommendations regarding committee functions, contributions and composition.

      o     Evaluating, on an annual basis, the Committee's performance.

VI.   REPORTING

      The  Committee   shall  prepare  a  statement  each  year  concerning  its
compliance with this charter for inclusion in the Company's proxy statement.

                             ORIGIN AGRITECH LIMTED

                     Board of Director Candidate Guidelines

      The Nominating Committee of Origin Agritech Limited (the "Company") will identify, evaluate and recommend candidates to become members of the Board of Directors ("Board") with the goal of creating a balance of knowledge and experience. Nominations to the Board may also be submitted to the Nominating Committee by the Company's stockholders in accordance with the Company's policy, a copy of which is attached hereto. Candidates will be reviewed in the context of current composition of the Board, the operating requirements of the Company and the long-term interests of the Company's stockholders. In conducting this assessment, the Committee will consider and evaluate each director-candidate based upon its assessment of the following criteria:

o Whether the candidate is independent pursuant to the requirements of the Nasdaq Stock Market.

o Whether the candidate is accomplished in his or her field and has a reputation, both personal and professional, that is consistent with the image and reputation of the Company.

o Whether the candidate has the ability to read and understand basic financial statements. The Nominating Committee also will determine if a candidate satisfies the criteria for being an "audit committee financial expert," as defined by the Securities and Exchange Commission.

o Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise.

o Whether the candidate has knowledge of the Company and issues affecting the Company.

o     Whether the candidate is committed to enhancing stockholder value.

o Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company.

o Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility.

o Whether the candidate has, and would be willing to commit, the required hours necessary to discharge the duties of Board membership.

o Whether the candidate has any prohibitive interlocking relationships or conflicts of interest.

o Whether the candidate is able to develop a good working relationship with other Board members and contribute to the Board's working relationship with the senior management of the Company.

o Whether the candidate is able to suggest business opportunities to the Company.

                    Stockholder Recommendations for Directors

      Stockholders who wish to recommend to the Nominating Committee a candidate for election to the Board of Directors should send their letters to Origin Agritech Limited, 625 Broadway, Suite 1111, San Diego, California 92101,
Attention: Nominating Committee. The Corporate Secretary will promptly forward all such letters to the members of the Nominating Committee. Stockholders must follow certain procedures to recommend to the Nominating Committee candidates for election as directors. In general, in order to provide sufficient time to enable the Nominating Committee to evaluate candidates recommended by stockholders in connection with selecting candidates for nomination in connection with the Company's annual meeting of stockholders, the Corporate Secretary must receive the stockholder's recommendation no later than thirty
(30) days after the end of the Company's fiscal year.

      The recommendation must contain the following information about the candidate:

      o     Name;

      o     Age;

      o Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;

      o Principal occupation or employment and employment history (name and address of employer and job title) for the past 20 years (or such shorter period as the candidate has been in the workforce);

      o     Educational background;

      o Permission for the Company to conduct a background investigation, including the right to obtain education, employment and credit information;

      o     Three (3) character references and contact information;

      o The number of shares of common stock of the Company beneficially owned by the candidate;

      o The information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and

      o A signed consent of the nominee to serve as a director of the Company, if elected.

                                                                         Annex G

                                                   Adopted by Board of Directors
                                                               ___________, 2005

                             ORIGIN AGRITECH LIMITED

                                 Code of Ethics

1.    Introduction

      The Board of Directors of Origin Agritech Limited has adopted this code of ethics (the "Code"), which is applicable to all directors, officers and employees to:

      o promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      o promote the full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC, as well as in other public communications made by or on behalf of the Company;

      o promote compliance with applicable governmental laws, rules and regulations;

      o     deter wrongdoing; and

      o require prompt internal reporting of breaches of, and accountability for adherence to, this Code.

      This Code may be amended only by resolution of the Company's Board of Directors. In this Code, references to the "Company" means Origin Agritech Limited and, in appropriate context, the Company's subsidiaries.

2.    Honest, Ethical and Fair Conduct

      Each person owes a duty to the Company to act with integrity. Integrity requires, among other things, being honest, fair and candid. Deceit, dishonesty and subordination of principle are inconsistent with integrity. Service to the Company never should be subordinated to personal gain and advantage.

      Each person must:

      o Act with integrity, including being honest and candid while still maintaining the confidentiality of the Company's information where required or in the Company's interests.

      o     Observe all applicable governmental laws, rules and regulations.

      o Comply with the requirements of applicable accounting and auditing standards, as well as Company policies, in the maintenance of a high standard of accuracy and completeness in the Company's financial records and other business-related information and data.

      o     Adhere  to  a  high  standard  of  business   ethics  and  not  seek
            competitive   advantage  through  unlawful  or  unethical   business
            practices.

      o Deal fairly with the Company's customers, suppliers, competitors and employees.

      o Refrain from taking advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair-dealing practice.

      o     Protect the assets of the Company and ensure their proper use.

      o Refrain from taking for themselves personally opportunities that are discovered through the use of corporate assets or using corporate assets, information or position for general personal gain outside the scope of employment with the Company.

      o Avoid conflicts of interest wherever possible. Anything that would be a conflict for a person subject to this Code also will be a conflict if it is related to a member of his or her family or a close relative. Examples of conflict of interest situations include, but are not limited to, the following:

            o     any  significant   ownership   interest  in  any  supplier  or
                  customer;

            o any consulting or employment relationship with any customer, supplier or competitor;

            o     any  outside   business   activity   that   detracts  from  an
                  individual's ability to devote appropriate time and attention to his or her responsibilities with the Company;

            o the receipt of any money, non-nominal gifts or excessive entertainment from any company with which the Company has current or prospective business dealings;

            o being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any close relative;

            o selling anything to the Company or buying anything from the Company, except on the same terms and conditions as comparable officers or directors are permitted to so purchase or sell; and

            o any other circumstance, event, relationship or situation in which the personal interest of a person subject to this Code interferes - or even appears to interfere - with the interests of the Company as a whole.

3.    Disclosure

      The Company strives to ensure that the contents of and the disclosures in the reports and documents that the Company files with the Securities and Exchange Commission (the "SEC") and other public communications shall be full, fair, accurate, timely and understandable in accordance with applicable disclosure standards, including standards of materiality, where appropriate. Each person must;

      o not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's independent auditors, governmental regulators, self-regulating organizations and other governmental officials, as appropriate; and

      o     in relation to his or her area of  responsibility,  properly  review
            and  critically   analyze  proposed   disclosure  for  accuracy  and
            completeness.

      In addition to the foregoing, the Chief Executive Officer of Company and each subsidiary of Company, the Chief Financial Officer of Parent and each subsidiary, and each other person that typically is involved in the financial reporting of the Company must familiarize himself or herself with the disclosure requirements applicable to the Company as well as the business and financial operations of the Company.

      Each person must promptly bring to the attention of the Chairman of the Audit Committee of the Company's Board of Directors any information he or she may have concerning (a) significant deficiencies in the design or operation of internal and/or disclosure controls which could adversely affect the Company's ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

4.    Compliance

      It is the Company's obligation and policy to comply with all applicable governmental laws, rules and regulations. It is the personal responsibility of each person to, and each person must, adhere to the standards and restrictions imposed by those laws, rules and regulations, including those relating to accounting and auditing matters.

5.    Reporting and Accountability

      The Audit Committee of the Board of Directors of the Company is responsible for applying this Code to specific situations in which questions are presented to it and has the authority to interpret this Code in any particular situation. Any person who becomes aware of any existing or potential breach of this Code is required to notify the Chairman of the Audit Committee promptly. Failure to do so is itself a breach of this Code.

      Specifically, each person must:

      o Notify the Chairman of the Audit Committee promptly of any existing or potential violation of this Code.

      o Not retaliate against any other person for reports of potential violations that are made in good faith.

      The Company will follow the following procedures in investigating and enforcing this Code and in reporting on the Code:

      o The Audit Committee will take all appropriate action to investigate any breaches reported to it.

      o If the Audit Committee determines that a breach has occurred, it will inform the Board of Directors.

      o Upon being notified that a breach has occurred, the Board will take or authorize such disciplinary or preventive action as it deems appropriate, after consultation with the Audit Committee and General Counsel, up to and including dismissal or, in the event of criminal or other serious violations of law, notification of the SEC or other appropriate law enforcement authorities.

      No person following the above procedure shall, as a result of following such procedure, be subject by the Company or any officer or employee thereof to discharge, demotion suspension, threat, harassment or, in any manner, discrimination against such person in terms and conditions of employment.

6.    Waivers and Amendments

      Any waiver (defined below) or an implicit waiver (defined below) from a provision of this Code for the principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions or any amendment (as defined below) to this Code is required to be disclosed in the Company's Annual Report on Form 10-K or in a Current Report on Form 8-K filed with the SEC.

      A "waiver" means the approval by the Company's Board of Directors of a material departure from a provision of the Code. An "implicit waiver" means the Company's failure to take action within a reasonable period of time regarding a material departure from a provision of the Code that has been made known to an executive officer of the Company. An "amendment" means any amendment to this Code other than minor technical, administrative or other non-substantive amendments hereto.

      All persons should note that it is not the Company's intention to grant or to permit waivers from the requirements of this Code. The Company expects full compliance with this Code.

7.    Other Policies and Procedures

      Any other policy or procedure set out by the Company in writing or made generally known to employees, officers or directors of the Company prior to the date hereof or hereafter are separate requirements and remain in full force and effect.

8.    Inquiries

      All inquiries and questions in relation to this Code or its applicability to particular people or situations should be addressed to the Director of Administration.

                                                                         Annex H

                                                  Adopted by the Audit Committee
                                                                  ________, 2005

                             ORIGIN AGRITECH LIMITED

        Employee Complaint Procedures for Accounting and Auditing Matters

      It is possible that an employee may have a concern about the accounting, internal accounting controls or auditing matters relating to Origin Agritech Limited or its subsidiaries ("Company"). Where the concern falls within the scope of matters covered by this procedure statement, the employee is encouraged to follow the reporting procedures set forth below. These procedures have been established by the audit committee for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters.

Scope of Matters

      These procedures relate to issues within or related to the following areas, as they relate to the Company:

      1) fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement;

      2) fraud or deliberate error in the recording and maintaining of financial records;

      3)    deficiencies in or noncompliance with internal accounting controls;

      4) misrepresentation or false statement regarding a matter contained in financial records, financial reports or audit reports; or

      5)    deviation from full and fair reporting of financial condition.

Procedure

      To report a concern, you may send by email or otherwise a written statement of the particulars of the issue to Kerry Propper, Director. If you are uncomfortable with contacting M[r/s]. _______, you may send a written statement or email to the chairman of the audit committee (currently _______________, at ________________. Letters need not be signed: The Company will accept anonymous statements. Each expression of concern should provide as much specific information as possible, including names, dates, places and events that took place, the employee's perception of why the incident may be an issue of concern and what action the employee recommends to be taken.

Treatment of Statements of Concern

      Upon receipt, all statements of concern will be recorded in a company log that will track their receipt, investigation and resolution. Each statement will be evaluated by the appropriate persons at the Company to determine if it relates to accounting functions or financial statements. Concerns about non-accounting matters will be referred to the appropriate persons. Accounting concerns will be investigated by the audit committee. Each review will be conducted in a confidential manner to the fullest extent possible, consistent with the need to conduct an adequate review. The audit committee will review the company log each fiscal quarter. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the audit committee.

      The Company will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee based on the good faith reporting of his or her concerns regarding the accounting, internal accounting controls or auditing matters or financial statements of the Company.

                                                                         Annex I

               Section 262 of the Delaware General Corporation Law

      262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each
stockholder  of  each  constituent   corporation  who  has  complied  with  this
subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then, either constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

                         Chardan China Acquisition Corp.
                            625 Broadway, Suite 1111
                           San Diego, California 92101

                         SPECIAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF CHARDAN CHINA ACQUISITION CORP.

      The undersigned appoints Richard Propper and Kerry Propper, as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Chardan held of record by the undersigned on _________, 2005 at the Special Meeting of Stockholders to be held on ___________, 2005, or any postponement or adjournment thereof.

      THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE STOCK PURCHASE AGREEMENT AND THE PLAN OF MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

      THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2, 3 & 4. THE CHARDAN BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS SHOWN ON THE REVERSE SIDE.

      CHARDAN MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE CHARDAN BOARD OF DIRECTORS.

                  (Continued and to be signed on reverse side)

                  ---------------------------------------------
                          VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE
                  ---------------------------------------------

                         Chardan China Acquisition Corp.

Voting by telephone or Internet is quick, easy and immediate. As a Chardan China Acquisition Corp. shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Central Time, on _____________, 2005.

To Vote Your Proxy By Internet
------------------------------
It's fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps.
1. Read the accompanying Proxy Statement and Proxy Card.
2. Go to the Website http://www.proxyvote.com
3. Enter your 12-digit Control Number located on your Proxy Card above your name.
4. Follow the instructions provided.
YOUR VOTE IS IMPORTANT!  http://www.proxyvote.com!

To Vote Your Proxy By Phone
---------------------------
It's fast, convenient, and immediate.
Call Toll-free on a Touch-Tone Phone (1-800-454-8683)
Follow these four easy steps:
1. Read the accompanying Proxy Statement and Proxy Card.
2. Call the toll-free number (1-800-454-8683)
3.  Enter your  12-digit  Control  Number  located on your Proxy Card above your name.
4.   Follow  the   recorded   instructions.   YOUR  VOTE  IS   IMPORTANT!   Call
1-800-454-8683!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY  TELEPHONE  OR  INTERNET.

To Vote Your Proxy By Mail
--------------------------
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                                      PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2, 3 & 4. THE CHARDAN BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1.    To  adopt   the   Stock   Purchase         FOR     AGAINST   ABSTAIN
      Agreement  , dated as of  December         |_|       |_|      |_|
      20,  2004,  among  Chardan,  State
      Harvest  Holdings  Limited and its
      stockholders, and the transactions
      contemplated by the stock purchase
      agreement

      Only   if  you   voted   "AGAINST"
      Proposal  Number  1 and  you  hold
      shares  of  Chardan  common  stock
      issued  in  the  Chardan   initial
      public offering,  you may exercise
      your conversion  rights and demand
      that  Chardan  convert your shares
      of  common  stock  onto a pro rata
      portion  of the trust  account  by
      marking the  "Exercise  Conversion
      Rights" box below. If you exercise
      your conversion  rights,  then you
      will be exchanging  your shares of
      Chardan  common stock for cash and
      will no longer  own these  shares.
      You  will  only  be   entitled  to
      receive  cash for these  shares if
      the stock  purchase  is  completed
      and you  continue  to  hold  these
      shares  through the effective time
      of  the  stock  purchase  and  the
      tender of your  stock  certificate
      to the combined company.

        EXERCISE CONVERSION RIGHTS               |_|

                                                 FOR     AGAINST   ABSTAIN

2.    To approve the reincorporation             |_|       |_|      |_|
      merger for redomestication
      purposes by Chardan's merger into
      Origin Agritech Limited,
      incorporated under British Virgin
      Islands law

3.    To  approve   the   Chardan   2005         |_|       |_|      |_|
      Performance Equity Plan

4.    To approve adjournment of the              |_|       |_|      |_|
      special meeting to a later date or
      dates, if necessary, to permit
      further solicitation of proxies in
      the event there are not sufficient
      votes at the time of the special
      meeting to approve the stock
      purchase agreement and
      redomestication merger.

      MARK HERE FOR ADDRESS CHANGE AND                              |_|
      NOTE AT LEFT

      PLEASE MARK, DATE AND RETURN THIS
      PROXY PROMPTLY.

Signature_________________Signature_________________Date_____________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

                         Chardan China Acquisition Corp.
                            625 Broadway, Suite 1111

                           San Diego, California 92101

                         SPECIAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       OF CHARDAN CHINA ACQUISITION CORP.

      The undersigned appoints Richard Propper and Kerry Propper, as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Chardan held of record by the undersigned on _________, 2005 at the Special Meeting of Stockholders to be held on ___________, 2005, or any postponement or adjournment thereof.

      THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE STOCK PURCHASE AGREEMENT AND THE PLAN OF MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

      THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2, 3 & 4. THE CHARDAN BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS SHOWN ON THE REVERSE SIDE.

      CHARDAN MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE CHARDAN BOARD OF DIRECTORS.

                  (Continued and to be signed on reverse side)

                  ---------------------------------------------
                          VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE
                  ---------------------------------------------

                         Chardan China Acquisition Corp.

Voting by telephone or Internet is quick, easy and immediate. As a Chardan China Acquisition Corp. shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Central Time, on _____________, 2005.

To Vote Your Proxy By Internet
------------------------------
It's fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps.
1. Read the accompanying Proxy Statement and Proxy Card.
2. Go to the Website http://www.proxyvote.com
3. Enter your 12-digit Control Number located on your Proxy Card above your name.
4. Follow the instructions provided.
YOUR VOTE IS IMPORTANT!  http://www.proxyvote.com!

To Vote Your Proxy By Phone
---------------------------
It's fast, convenient, and immediate.
Call Toll-free on a Touch-Tone Phone (1-800-454-8683)
Follow these four easy steps:
1. Read the accompanying Proxy Statement and Proxy Card.
2. Call the toll-free number (1-800-454-8683)
3.  Enter your  12-digit  Control  Number  located on your Proxy Card above your name.
4.   Follow  the   recorded   instructions.   YOUR  VOTE  IS   IMPORTANT!   Call
1-800-454-8683!
DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY  TELEPHONE  OR  INTERNET.

To Vote Your Proxy By Mail
--------------------------
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                                      PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2, 3 & 4. THE CHARDAN BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1.    To  adopt   the   Stock   Purchase         FOR     AGAINST   ABSTAIN
      Agreement  , dated as of  December         |_|       |_|      |_|
      20,  2004,  among  Chardan,  State
      Harvest  Holdings  Limited and its
      stockholders, and the transactions
      contemplated by the stock purchase
      agreement

      Only   if  you   voted   "AGAINST"
      Proposal  Number  1 and  you  hold
      shares  of  Chardan  common  stock
      issued  in  the  Chardan   initial
      public offering,  you may exercise
      your conversion  rights and demand
      that  Chardan  convert your shares
      of  common  stock  onto a pro rata
      portion  of the trust  account  by
      marking the  "Exercise  Conversion
      Rights" box below. If you exercise
      your conversion  rights,  then you
      will be exchanging  your shares of
      Chardan  common stock for cash and
      will no longer  own these  shares.
      You  will  only  be   entitled  to
      receive  cash for these  shares if
      the stock  purchase  is  completed
      and you  continue  to  hold  these
      shares  through the effective time
      of  the  stock  purchase  and  the
      tender of your  stock  certificate
      to the combined company.

        EXERCISE CONVERSION RIGHTS               |_|

                                                 FOR     AGAINST   ABSTAIN

2.    To approve the reincorporation             |_|       |_|      |_|
      merger for redomestication
      purposes by Chardan's merger into
      Origin Agritech Limited,
      incorporated under British Virgin
      Islands law

3.    To  approve   the   Chardan   2005         |_|       |_|      |_|
      Performance Equity Plan

4.    To approve adjournment of the              |_|       |_|      |_|
      special meeting to a later date or
      dates, if necessary, to permit
      further solicitation of proxies in
      the event there are not sufficient
      votes at the time of the special
      meeting to approve the stock
      purchase agreement and
      redomestication merger.

      MARK HERE FOR ADDRESS CHANGE AND                              |_|
      NOTE AT LEFT

      PLEASE MARK, DATE AND RETURN THIS
      PROXY PROMPTLY.

Signature_________________Signature_________________Date_____________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

         Section 57 of the International Companies Ordinance of 1984 generally provides for indemnification and permits a company to obtain insurance. The Memorandum of Association of the Registrant follows the statute. The Registrant intends to obtain director and officer insurance at the consummation of the acquisition of the Origin companies.

         The following is a statement of Section 57 of the International Companies Ordinance of 1984:

         Indemnification.

         (1) Subject to subsection (2) and any limitations in its Memorandum or Articles, a company incorporated under this Ordinance may indemnify against all expenses, including legal fees, and against all judgments, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

                  (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or

                  (b) is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

         (2) Subsection (1) only applies to a person referred to in that subsection if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

         (3) The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is in the absence of fraud, sufficient for the purposes of this section, unless a question of law is involved.

         (4) The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

         (5) If a person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

         The following is a statement of Section 58 of the International Companies Ordinance of 1984:

         Insurance. A company incorporated under this Ordinance may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the company, or who at the request of the company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under subsection (1) of section 57.

Item 21. Exhibits and Financial Statement Schedules

Exhibit     Description

2.1 Stock Purchase Agreement (Included in Annex A of the proxy statement/prospectus)

2.2         Agreement and Plan of Merger between Chardan China Acquisition Corp.
            and Registrant*

3.1 Memorandum of Association of Registrant (Included in Annex B of the proxy statement/prospectus)

3.2 Articles of Association of Registrant (Included in Annex C of the proxy statement/prospectus)

4.1         Specimen Unit Certificate of Registrant*

4.2         Specimen Common Stock Certificate of Registrant*

4.3         Specimen Warrant Certificate*

4.4 Form of Unit Purchase Option (Incorporated by reference from Registration Statement 333-111970, Item 4.4)

4.5 Form of Warrant Agreement between American Stock Transfer & Trust Company and Chardan China Acquisition Corp. (Incorporated by reference from Registration Statement 333-111970, Item 4.5)

5.1         Opinion of Maples & Calder*

8.1         Tax Opinion of Graubard Miller*

10.1 Chardan/Agritech 2005 Performance Equity Plan (Included in Annex D of the proxy statement/prospectus)

10.2 Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Dr. Richard D. Propper. (Incorporated by reference from Registration Statement 333-111970, Item 10.1)

10.3 Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Kerry Jiangnan Huang. (Incorporated by reference from Registration Statement 333-111970, Item 10.2)

10.4 Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Li Zhang. (Incorporated by reference from Registration Statement 333-111970, Item 10.3)

10.5 Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Kerry Propper. (Incorporated by reference from Registration Statement 333-111970, Item 10.4)

10.6 Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Michael Urbach. (Incorporated by reference from Registration Statement 333-111970, Item 10.5)

10.7 Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Dan Beharry. (Incorporated by reference from Registration Statement 333-111970, Item 10.6)

10.8 Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Steven Urbach. (Incorporated by reference from Registration Statement 333-111970, Item 10.7)

10.9 Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Anthony D. Errico Jr. (Incorporated by reference from Registration Statement 333-111970, Item 10.8)

10.10 Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Chardan China Acquisition Corp.. (Incorporated by reference from Registration Statement 333-111970,
            Item 10.9)

10.11 Form of Stock Escrow Agreement between Chardan China Acquisition Corp., Continental Stock Transfer & Trust Company and the Initial Stockholders. (Incorporated by reference from Registration Statement 333-111970, Item 10.10)

10.12 Form of Registration Rights Agreement among Chardan China Acquisition Corp. and the Initial Stockholders. (Incorporated by reference from Registration Statement 333-111970, Item 10.13)

10.13 Letter amendment to Letter Agreements between Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and each of Dr. Richard D. Propper, Jiangnan Huang, Li Zhang, Kerry Propper, Michael Urbach, Dan Beharry, Steven Urbach and Anthony D. Errico Jr. (Incorporated by reference from Registration Statement 333-111970, Item 10.16)

10.14 Technology Service Agreement between Origin Biotechnology and Beijing Origin *

10.15       Technology Service Agreement between Origin Biotechnology and Henan
            Origin

10.16 Technology Service Agreement between Origin Biotechnology and Changchun Origin

10.17       Form of Stock Consignment Agreement*

10.18       List of Schedules to Stock Purchase Agreement*

10.19 Agreement to provide or file Schedules, Supplements and Exhibits to Stock Purchase Agreement*

10.20       Employment Agreement between State Harvest and Dr. Han Gengchen*

10.21       Employment Agreement between State Harvest and Mr. Yang Yasheng*

10.22       Employment Agreement between State Harvest and Mr. Yuan Liang*

10.23       Consulting Agreement between Chardan and Best of the Best*

10.24 Form of Voting Agreement among Registrant and Dr. Han and Messrs. Yang and Yuan*

23.1        Consent of Goldstein Golub Kessler LLP*

23.2        Consent of Deloitte Touche Tohmatsu CPA Ltd.*

23.3        Consent of Maples & Calder (included in Exhibit 5.1)*

----------

*     Filed herewith.
**    To be filed by amendment.

Item 22. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

            i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of form 20-F at the start of any delayed offering or throughout a continuous offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Section 13 or 15 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on the 5th day of July, 2005.

                                        ORIGIN AGRITECH LIMITED


                                        By: /s/ Kerry Propper
                                            ------------------------------------
                                            Kerry Propper
                                            President

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name                                                                   Date
                                       Title

/s/ Kerry Propper       President, Secretary and Treasurer          July 5, 2005
-----------------       (Principal Executive Officer and Chief
Kerry Propper           Financial Officer) (Authorized
                        Representative in the United States)